Exhibit 10.21

REPERTORIO Nº 9.497-2021.- Protocolizado Nº 376.- Jca. F/Elect.	JOURNAL No. 9,497-2021 Public Record No. 376 Jca. F/Elect.

CONTRATO DE EXPLORACIÓN MINERA Y PROMESA UNILATERAL DE CONSTITUCIÓN DE SOCIEDAD SOCIEDAD QUÍMICA Y MINERA DE CHILE S.A. Y KEY METALS CORPORATION CHILE SpA -Proyecto Fiel Rosita-	MINING EXPLORATION AGREEMENT AND UNILATERAL PROMISE TO INCORPORATE A COMPANY SOCIEDAD QUÍMICA Y MINERA DE CHILE S.A. AND KEY METALS CORPORATION CHILE SpA -Fiel Rosita Project-
EN SANTIAGO, REPUBLICA DE CHILE, a treinta de Agosto de dos mil veintiuno, ante mí MARIA SOLEDAD SANTOS MUÑOZ, Abogado, Notario Público Titular, de la Séptima Notaría de Santiago; con Oficio en calle Agustinas mil ciento sesenta y uno, entrepiso, comuna y ciudad de Santiago, comparecen:	IN SANTIAGO, REPUBLIC OF CHILE, on August 30, 2021, the following parties have appeared before me, MARÍA SOLEDAD SANTOS MUÑOZ, lawyer and Notary Public assigned to the Santiago Seventh Notary Offices, practising at 1,161, Agustinas Street, mezzanine, in the borough and city of Santiago:
SOCIEDAD QUÍMICA Y MINERA DE CHILE S.A., Rol Único Tributario número noventa y tres millones siete mil guion nueve, sociedad anónima del giro de su denominación, representada por don José Miguel Gustavo Berguño Cañas, chileno, casado, ingeniero, cédula de identidad número diez millones novecientos tres mil novecientos noventa y dos guion seis, y don Pablo Altimiras Ceardi, chileno, casado, ingeniero, cédula de identidad número trece millones seiscientos cincuenta y siete mil ochocientos sesenta y dos guion seis, todos domiciliados, para estos efectos, en calle El Trovador número cuatro mil doscientos ochenta y cinco, piso seis, comuna de Las Condes, Región Metropolitana, en adelante “SQM”, por una parte; y	SOCIEDAD QUÍMICA Y MINERA DE CHILE S.A., a company in the business indicated by its name, i.e. mining and chemicals, Chilean Taxpayer No. 93,007,000-9, herein represented by José Miguel Gustavo Berguño Cañas, a Chilean engineer, married, National Identification Card No. 10,903,992-6, and Pablo Altimiras Ceardi, a Chilean engineer, married, National Identification Card No. 13,657,862-6, all of them with legal address for the purposes hereof at 4,285, El Trovador St., 6th Floor, Las Condes borough, Metropolitan Region, party of the first part, hereinafter called “SQM”, and

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por la otra, KEY METALS CORPORATION CHILE SpA, Rol Único Tributario número setenta y siete millones trescientos noventa y tres mil ochocientos cuarenta y dos guion tres, sociedad por acciones, del giro minero, representada por don Ignacio Joaquín López Alarcón, chileno, casado, abogado, cédula de identidad número dieciséis millones diecisiete mil quinientos veinticinco guion siete, ambos domiciliados, para estos efectos, en calle Pedro de Villagra número dos mil trescientos cincuenta y uno, comuna de Vitacura, en adelante “KM”; y SQM y KM individualmente denominadas la “Parte” y conjuntamente, las “Partes”;

KEY METALS CORPORATION CHILE SpA, a joint-stock company in the mining business, Chilean Taxpayer No. 77,393,842-3, herein represented by Ignacio Joaquín López Alarcón, a Chilean lawyer, married, National Identification Card No. 16,017,525-7, both with address at 2,351, Pedro de Villagra St., Vitacura borough, Santiago, Metropolitan Region, party of the second part, hereinafter called “KM”, with either SQM or KM individually called a “Party” and both together, the “Parties”.

los comparecientes mayores de edad, quienes acreditan identidad con las cédulas antes citada y exponen que se ha acordado celebrar el siguiente contrato de exploración y promesa unilateral de constitución de sociedad, en adelante el “Contrato”:	All of the appearing individuals being of age, they have shown me the forenamed identification cards as proof of their respective identities, and have stated that the Parties have agreed on an exploration agreement and unilateral promise to incorporate a company, hereinafter called the “Agreement”, whereby they shall be bound as follows:
PRIMERO: DEFINICIONES, INTERPRETACIÓN Y VENCIMIENTO DE PLAZOS.	FIRST - DEFINITIONS, INTERPRETATION AND DEADLINES:
Uno. Uno. Definiciones. Los términos escritos con mayúscula tendrán, para efectos de este Contrato, el significado que en esta Cláusula se señala:	1.1. Definitions: For the purposes hereof, the following words or expressions with initial capitals shall have the meanings respectively provided in this clause:
/a/ “Activos”: Significa todos los Bienes Restringidos, bienes, muebles e inmuebles y derechos tangibles e intangibles destinados por KM a la ejecución del Contrato o que sean necesarios o convenientes para el adecuado desarrollo del Proyecto Minero.	/a/ “Assets” shall cover all of the Restricted Assets, and all movable and immovable, tangible or intangible property and rights allocated by KM to the implementation hereof, or necessary or convenient for properly developing the Mining Project;
/b/ “Área”: Se define en la Sección Dos. Dos.	/b/ “Area” is defined in Section 2.2;

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/c/ “Área de Instalaciones”: Se define en la letra /a/ de la Sección Dieciséis. Siete.

/d/ “Área de Interés”: Significa el área exterior de dos kilómetros contada desde el perímetro del Área.

/e/ “Aviso de Ejercicio”: Se define en la letra /a/ de la Sección Diez. Uno.

/f/ “Comunicación de Venta”: Se define en la lera /b/ de la Sección Trece. Uno.

/g/ “Condiciones”: Se define en la Sección Nueve. Uno.

/h/ “Contrato”: Significará el presente instrumento.

/i/ “Derecho a Renuncia”: Se define en la letra /a/ de la Cláusula Décimo Séptima.

/j/ “Derechos Mineros”: Se define en la Sección Dos. Uno.

/k/ “Derechos Mineros a Abandonar”: Se define en la letra /a/ de la Cláusula Décimo Séptima.

/l/ “Día Hábil”: Significa un día que no sea un sábado, domingo u otro día feriado en Chile.

/m/ “Dólar” o “Dólares”: Significa la moneda denominada dólar de los Estados Unidos de América.

/n/ “Empresa Auditora”: Se define en la Sección Ocho. Cinco. Cuatro.

/o/ “Estatutos Sociales”: Se define en la letra /b/ de la Sección Diez. Uno.

/p/ “Estudio de Factibilidad”: Significa un estudio de factibilidad o feasibility study - según la definición del Canadian Institute of Mining, Metallurgy and Petroleum /“CIM”/ contenida en el “CIM Definition Standards on Mineral Resources and Mineral Reserves” y sus modificaciones- preparado y completado en conformidad al “National Instrument 43101 - Standards of Disclosure for Mineral Projects” /“NI 43-101”/ de los Canadian Securities Administrators, y contendrá al menos una descripción detallada de las

/c/ “Facility Area” is defined in Item /a/ of Section 16.7;

/d/ “Area of Interest” shall refer to a two-kilometer area outside the Area perimeter;

/e/ “Notice of Fulfillment” is defined in Item /a/ of Section 10.1;

/f/ “Notification of Sale” is defined in Item /b/ of Section 13.1;

/g/ “Conditions” are defined in Section 9.1;

/h/ “Agreement” shall refer to this instrument;

/i/ “Right of Waiver” is defined in Item /a/ of

Clause 17;

/j/ “Mining Rights” are defined in Section 2.1.

/k/ “Mining Rights to Be Abandoned” are defined in Item /a/ of Clause 17;

/l/ “Business Day” shall refer to any day that is not a Saturday, Sunday or any other holiday in Chile;

/m/ “Dollar”, “Dollars” or “USD” shall designate to the currency of the United States of America;

/n/ “Auditors” are defined in Section 8.5.4;

/o/ “Articles of Incorporation” are defined in Item /b/ of Section 10.1;

/p/ “Feasibility Study” shall mean a feasibility study, per the definition of the Canadian Institute of Mining, Metallurgy and Petroleum, (CIM), contained in the “CIM Definition Standards on Mineral Resources and Mineral Reserves” or any amendments thereto, prepared and completed according to the National Instrument 43-101, Standards of Disclosure for Mineral Projects (NI 43-101) for Canadian Securities Administrators, and containing at least a detailed description of reserves; mining, metallurgical and process

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reservas, métodos de explotación, metalúrgica y procesamiento; estudio ambiental, ubicación de infraestructura, relaves, botaderos, pilas y otros según corresponda, costos operacionales y capital estimativo; trabajadores necesarios, relaciones con la comunidad y asuntos sociales; costos y métodos de transporte; marketing y análisis del mercado, análisis de sensibilidad, la mejor alternativa técnico-económica de desarrollo de los Derechos Mineros, y otros aspectos usualmente considerados por este tipo de estudios respecto de todos los Derechos Mineros involucrados.

/q/ “Exploración”: Significa todas las actividades tendientes o que sean necesarias para verificar la existencia, ubicación, cantidad, calidad o valor comercial de los recursos minerales metálicos en los Derechos Mineros con el propósito de buscar un yacimiento minero factible de ser explotado comercialmente.

/r/ “FCPA”: Se define en la Cláusula Vigésima.

/s/ “Fuerza Mayor o Caso Fortuito”: Se define en la Cláusula Décimo Novena.

/t/ “Gastos de Exploración”: Se define en la Sección Ocho. Dos.

/u/ “Gastos Mínimos de Exploración”: Se define en la Sección Ocho. Dos.

/v/ “Hipoteca y Prohibición SCM”: Se define en la Sección Diez. Seis.

/w/ “Informe de Exploración”: Se define en la Sección Ocho. Cinco. Uno.

/x/ “Leyes Anticorrupción”: Se define en la Cláusula Vigésima.

/y/ “Notario”: Significa el titular del oficio notarial ante quien se otorga este Contrato, o quien lo subrogue, reemplace o haga sus veces.

methods; an environmental study, the location of all infrastructure, tailings, dumps, heaps, and others as applicable; operating and estimated capital costs; needed workers, community relations and social affairs; transportation costs and methods; marketing and market analysis, sensitivity analysis, the technically and economically best option for developing the Mining Rights, and other aspects usually considered in this type of studies, with regards to all of the concerned Mining Rights;

/q/ “Exploration” shall refer to all activities aimed at, or needed for, verifying the existence, location, quantity, quality or commercial value of metallic mineral resources in the Mining rights, so as to find a commercially viable ore deposit;

/r/ “FCPA” is defined in Clause 20;

/s/ “Force Majeure or Unforeseeable Circumstances” are defined in Clause 19;

/t/ “Exploration Expenses” are defined in Section 8.2;

/u/ “Minimum Exploration Expenses” are defined in Section 8.2;

/v/ “The SCM’s Mortgage and Restriction” is defined in Section 10.6;

/w/ “Exploration Report” is defined in Section 8.5.1;

/x/ “Anticorruption Laws” are defined in Clause 20;

/y/ “Notary” shall refer to the one authenticating this Agreement, or any alternate, substitute or deputy thereof;

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/z/ “Operaciones”: Significa la Exploración, explotación y en general todas las actividades relacionadas con la extracción, manejo, procesamiento, transporte de los recursos minerales, la obtención, recuperación, producción, fundición, refinamiento y comercialización de los Productos Mineros.

/aa/ “Pacto de Socios”: Se define en la Sección Diez. Siete.

/bb/ “Pago por Inactividad”: Se define en la Sección Doce. Uno.

/cc/ “Parte” y “Partes”: Se define en la comparecencia.

/dd/ “Plazo”: Se define en la Sección Nueve. Dos.

/ee/ “Primas”: Se define en la Cláusula Sexta.

/ff/ “Productos Mineros”: Significan todos los concentrados, precipitados metales, sustancias metálicas, y en general, lo que se obtiene y/o produce a partir de los minerales metálicos de toda clase extraído de los Derechos Mineros, incluyendo material mineralizado, concentrados y soluciones que contengan dichos minerales y todas las formas en que puedan encontrarse, extraerse o producirse, como igualmente cualquier subproducto de los mismos que tenga un valor comercial.

/gg/ “Prohibición SQM”: se define en la Sección Quince. Cuatro.

/hh/ “Promesa”: Se define en la letra /b/ de la Sección Cuatro. Uno.

/ii/ “Políticas SQM”: Se define en la Cláusula Vigésima.

/jj/ “Proyecto Minero”: Significa el conjunto de Activos, Derechos Mineros, obras e instalaciones para extraer, tratar y procesar los recursos minerales, obtener, recuperar y/o producir y transportar los Productos Mineros, siendo su objeto la explotación comercial de los Derechos Mineros.

/z/ “Operations” shall cover Exploration, mining, and generally, all activities relating to extracting, handling, processing and transporting mineral resources, as well as obtaining, recovering, producing, smelting, refining and marketing the Mining Products;

/aa/ “Partnership Agreement” is defined in Section 10.7;

/bb/ “Payment for Inactivity” is defined in Section 12.1;

/cc/ “Party” and “Parties” are defined in the preamble;

/dd/ “Term” is defined in Section 9.2;

/ee/ “Instalments” are defined in Clause 6;

/ff/ “Mining Products” shall refer to any and all concentrates, metal precipitates, metallic substances, and generally, what can be obtained or produced from any kind of metallic minerals mined from the Mining Rights, including mineralized materials, concentrates and solutions containing such minerals, and any other forms in which they may be found, extracted or produced, as well as any by-products thereof having a commercial value;

/gg/ “SQM’s Restriction” is defined in Section 15.4;

/hh/ “Promise” is defined in Item /b/ of Section 4.1;

/ii/ “SQM’s Policies” are defined in Clause 20;

/jj/ “Mining Project” shall cover all of the Assets, Mining Rights, civil works and facilities for mining, treating and processing mineral resources, and obtaining, recovering or producing, and transporting, Mining Products, with the purpose of commercially exploiting the Mining Rights;

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kk/ “Regalía”: Se define en la letra /b/ de la Sección Diez. Cinco.

/ll/ “Reserva”: Se define en la Sección Dieciséis. Uno.

/mm/ “Resultados de Exploración”: Significa todos y cada uno de los documentos, información sustentatoria, planos, informes de ensayos, registro de perforaciones, testigos y cortes de perforación y sondajes, muestras de rocas obtenidas, pulpa remanente del muestreo de análisis geoquímico, trabajos, estudios y los resultados de Exploración, y demás antecedentes e información que KM tenga y que haya generado u obtenido con motivo de la Exploración que hubiere desarrollado en el Área, incluyendo a modo ejemplar y no limitativo la información indicada en la Sección Ocho. Cinco. Uno

/nn/ “SCM”: Sociedad Contractual Minera.

/oo/ “SQM”: Significará Sociedad Química y Minera de Chile S.A.

/pp/ “SERNARGEOMIN”: Significará el Servicio Nacional de Geología y Minería.

/qq/ “Sustancias No Metálicas”: Se define en la letra /c/ de la Sección Dieciséis. Uno.

/rr/ “Usufructo”: Se define en la letra /a/ de la Sección Dieciséis. Tres.

Uno. Dos. Interpretación. En este Contrato se entenderá, salvo que el contexto requiera algo distinto, lo siguiente:

/a/ los títulos sirven sólo para mayor conveniencia y no afectarán la interpretación de este Contrato;

/b/ a menos que se especifique lo contrario, las referencias a “Cláusulas”, “Secciones”. y “Anexos” constituyen referencias a las cláusulas, secciones, subsecciones y anexos de este Contrato;

/kk/ “Royalty” is defined in Item /b/ of

Section 10.5;

/ll/ “Reserve” is defined in Section 16.1;

/mm/ “Exploration Results” shall refer to each and all documents, supporting information, maps, trial reports, drilling records, core samples and cuttings, boreholes, rock samples, pulp remnants from geochemical analysis sampling, works, studies and Exploration results, and any other data or information that KM may have, produced or obtained in the context of the Exploration activities performed in the Area, including, for example and without limitation, the information stated in Section 8.5.1;

/nn/ “SCM” is the acronym in Spanish of Contract Mining Company;

/oo/ “SQM” is the acronym of Sociedad Química y Minera de Chile S.A.

/pp/ “SERNARGEOMIN” is the acronym of the Chilean Nacional Geology and Mining Agency;

/qq/ “Non-Metallic Substances” is defined in Item /c/ of Section 16.1, and

/rr/ “Usufruct” is defined in Item /a/ of Section 16.3.

1.2. Interpretation: Unless the context required otherwise, the interpretation hereof shall consider:

/a/ that all titles and headings have only been included for convenience, and shall not affect the interpretation hereof;

/b/ that, unless otherwise specified, any references to “Clauses”, “Sections” or “Appendices” shall refer to clauses, sections or subsections hereof, or appendices hereto;

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/c/ la referencia a plural tendrá el mismo significado que el singular definido precedentemente, y viceversa; y

/d/ la referencia a cualquier documento o convenio, incluyendo este Contrato, debe entenderse que incluye las referencias a tal documento o convenio, según sea modificado, complementado o sustituido de tiempo en tiempo, si tal modificación, Complemento o sustitución está específicamente autorizada por este Contrato de conformidad con sus términos, y según sea aplicable, sujeto al cumplimiento de los requisitos contenidos en aquél.

/c/ that the use of plural forms shall have the same meaning previously defined for their respective singular forms, and vice versa, and /d/ that any references to documents or agreements, including this Agreement, shall be deemed as including references to any future amendments or addenda thereto, as well as any replacements thereof, provided that such amendments, addenda o replacements were specifically authorized herein, according to the terms hereof, and as applicable, conditioned to meeting any and all requirements contained therein.

Uno. Tres. Vencimiento de plazos. En el caso que un plazo venciere un día sábado, domingo o festivo, el plazo se prorrogará hasta el Día Hábil inmediatamente siguiente.	1.3. Term Expiry Dates: Whenever a term expired on a Saturday, Sunday or holiday, it shall be extended to the next Business Day.
SEGUNDO: DERECHOS MINEROS Y ÁREA.	SECOND - MINING RIGHTS AND AREA:
Dos. Uno. Derechos Mineros. SQM declara que es dueña de las concesiones mineras de explotación que se individualizan a continuación, en adelante los “Derechos Mineros”:	2.1. Mining Rights: SQM hereby states that it owns the following mining claims for exploitation, hereinafter called the “Mining Rights”:
Dos. Uno. Uno. Conservador de Minas de Vallenar. /Uno/ Reinaldo siete I del uno al treinta, cuya sentencia constitutiva y acta de mensura se encuentran inscritas, a nombre de Sociedad Química y Minera de Chile S.A., a fojas quinientos treinta y cuatro número ciento doce del Registro de Propiedad correspondiente al año dos mil diecisiete del Conservador de Minas de Vallenar.

2.1.1. Vallenar Mine Registrar:

/1/ Reinaldo 7 I - 1 to 30, with an award judgement and surveyor’s certificate registered to Sociedad Química y Minera de Chile S.A., on Page 534, under No. 112, of the Vallenar Mine Registrar’s Real-Estate Book for 2017;

/Dos/ Otilio uno del uno al treinta, cuya sentencia constitutiva y acta de mensura se encuentran inscritas, a nombre de Sociedad Química y Minera de Chile S.A., a fojas trescientos diecinueve número cien del Registro de Propiedad correspondiente al año dos mil dieciocho del Conservador de Minas de Vallenar.	/2/ Otilio 1 - 1 to 30, with an award judgment and surveyor’s certificate registered to Sociedad Química y Minera de Chile S.A., on Page 319, under No. 100, of the Vallenar Mine Registrar’s Real-Estate Book for 2018;

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/Tres/ Otilio diez del uno al veinticinco, cuya sentencia constitutiva y acta de mensura se encuentran inscritas, a nombre de Sociedad Química y Minera de Chile S.A., a fojas ciento treinta y tres número cuarenta y siete del Registro de Propiedad correspondiente al año dos mil dieciocho del Conservador de Minas de Vallenar.

/Cuatro/ Otilio once del uno al treinta, cuya sentencia constitutiva y acta de mensura se encuentran inscritas, a nombre de Sociedad Química y Minera de Chile S.A., a fojas ciento treinta y siete vuelta número cuarenta y ocho del Registro de Propiedad correspondiente al año dos mil dieciocho del Conservador de Minas de Vallenar.

/Cinco/ Otilio catorce del uno al veinte, cuya sentencia constitutiva y acta de mensura se encuentran inscritas, a nombre de Sociedad Química y Minera de Chile S.A., a fojas cuatrocientos catorce número ciento veintiocho del Registro de Propiedad correspondiente al año dos mil dieciocho del Conservador de Minas de Vallenar.

/Seis/ Otilio quince del uno al treinta, cuya sentencia constitutiva y acta de mensura se encuentran inscritas, a nombre de Sociedad Química y Minera de Chile S.A., a fojas trescientos veintitrés vuelta número ciento uno del Registro de Propiedad correspondiente al año dos mil dieciocho del Conservador de Minas de Vallenar.

/Siete/ Otilio dieciséis del uno al treinta, cuya sentencia constitutiva y acta de mensura se encuentran inscritas, a nombre de Sociedad Química y Minera de Chile S.A., a fojas ciento cincuenta número cincuenta del Registro de Propiedad correspondiente al año dos mil dieciocho del Conservador de Minas de Vallenar.

/Ocho/ Otilio veinte del uno al veinte, cuya sentencia constitutiva y acta de mensura se

/3/ Otilio 10 - 1 to 25, with an award judgment and surveyor’s certificate registered to Sociedad Química y Minera de Chile S.A., on Page 133, under No. 47, of the Vallenar Mine Registrar’s Real-Estate Book for 2018;

/4/ Otilio 11 - 1 to 30, with an award judgment and surveyor’s certificate registered to Sociedad Química y Minera de Chile S.A., on the back of Page 137, under No. 48, of the Vallenar Mine Registrar’s Real-Estate Book for 2018;

/5/ Otilio 14 - 1 to 20, with an award judgment and surveyor’s certificate registered to Sociedad Química y Minera de Chile S.A., on Page 414, under No. 128, of the Vallenar Mine Registrar’s Real-Estate Book for 2018;

/6/ Otilio 15 - 1 to 30, with an award judgment and surveyor’s certificate registered to Sociedad Química y Minera de Chile S.A., on the back of Page 323, under No. 101, of the Vallenar Mine Registrar’s Real-Estate Book for 2018;

/7/ Otilio 16 - 1 to 30, with an award judgment and surveyor’s certificate registered to Sociedad Química y Minera de Chile S.A., on Page 150, under No. 50, of the Vallenar Mine Registrar’s Real-Estate Book for 2018;

/8/ Otilio 20 - 1 to 20, with an award judgment and surveyor’s certificate registered to

[Translation on the right]

encuentran inscritas, a nombre de Sociedad Química y Minera de Chile S.A., a fojas ciento sesenta y cinco número cincuenta y tres del Registro de Propiedad correspondiente al año dos mil dieciocho del Conservador de Minas de Vallenar.

/Nueve/ Otilio veintiuno del uno al veinte, cuya sentencia constitutiva y acta de mensura se encuentran inscritas, a nombre de Sociedad Química y Minera de Chile S.A., a fojas doscientos veintitrés vuelta número ochenta y dos del Registro de Propiedad correspondiente al año dos mil dieciocho del Conservador de Minas de Vallenar.

/Diez/ Otilio veinticuatro del uno al treinta y siete, cuya sentencia constitutiva y acta de mensura se encuentran inscritas, a nombre de Sociedad Química y Minera de Chile S.A., a fojas trescientos sesenta y cinco número ciento nueve del Registro de Propiedad correspondiente al año dos mil dieciocho del Conservador de Minas de Vallenar.

/Once/ Otilio veinticinco del uno al veinte, cuya sentencia constitutiva y acta de mensura se encuentran inscritas, a nombre de Sociedad Química y Minera de Chile S.A., a fojas ciento setenta y uno número cincuenta y cuatro del Registro de Propiedad correspondiente al año dos mil dieciocho del Conservador de Minas de Vallenar.

/Doce/ Otilio cuatro del uno al treinta, cuya sentencia constitutiva y acta de mensura se encuentran inscritas, a nombre de Sociedad Química y Minera de Chile S.A., a fojas ciento noventa y cuatro vuelta número setenta y siete del Registro de Propiedad correspondiente al año dos mil dieciocho del Conservador de Minas de Vallenar.

/Trece/ Otilio cinco del uno al treinta, cuya sentencia constitutiva y acta de mensura se encuentran inscritas, a nombre de Sociedad Química y Minera de Chile S.A., a fojas

Sociedad Química y Minera de Chile S.A., on Page 165, under No. 53, of the Vallenar Mine Registrar’s Real-Estate Book for 2018;

/9/ Otilio 21 - 1 to 20, with an award judgment and surveyor’s certificate registered to Sociedad Química y Minera de Chile S.A., on the back of Page 223, under No. 82, of the Vallenar Mine Registrar’s Real-Estate Book for 2018;

/10/ Otilio 24 - 1 to 37, with an award judgment and surveyor’s certificate registered to Sociedad Química y Minera de Chile S.A., on Page 365, under No. 109, of the Vallenar Mine Registrar’s Real-Estate Book for 2018;

/11/ Otilio 25 - 1 to 20, with an award judgment and surveyor’s certificate registered to Sociedad Química y Minera de Chile S.A., on Page 171, under No. 54, of the Vallenar Mine Registrar’s Real-Estate Book for 2018;

/12/ Otilio 4 - 1 to 30, with an award judgment and surveyor’s certificate registered to Sociedad Química y Minera de Chile S.A., on the back of Page 194, under No. 77, of the Vallenar Mine Registrar’s Real-Estate Book for 2018;

/13/ Otilio 5 - 1 to 30, with an award judgment and surveyor’s certificate registered to Sociedad Química y Minera de Chile S.A., on the back of Page 201, under No. 78, of the Vallenar Mine Registrar’s Real-Estate Book for 2018;

[Translation on the right]

doscientos uno vuelta número setenta y ocho del Registro de Propiedad correspondiente al año dos mil dieciocho del Conservador de Minas de Vallenar.

/Catorce/ Otilio seis del uno al treinta, cuya sentencia constitutiva y acta de mensura se encuentran inscritas, a nombre de Sociedad Química y Minera de Chile S.A., a fojas ciento veintiuno número cuarenta y cinco del Registro de Propiedad correspondiente al año dos mil dieciocho del Conservador de Minas de Vallenar.

/Quince/ Otilio doce del uno al treinta, cuya sentencia constitutiva y acta de mensura se encuentran inscritas, a nombre de Sociedad Química y Minera de Chile S.A., a fojas ciento cuarenta y cuatro vuelta número cuarenta y nueve del Registro de Propiedad correspondiente al año dos mil dieciocho del Conservador de Minas de Vallenar.

/Dieciséis/ Otilio trece del uno al treinta, cuya sentencia constitutiva y acta de mensura se encuentran inscritas, a nombre de Sociedad Química y Minera de Chile S.A., a fojas doscientos doce vuelta número ochenta del Registro de Propiedad correspondiente al año dos mil dieciocho del Conservador de Minas de Vallenar.

/Diecisiete/ Otilio diecisiete del uno al treinta, cuya sentencia constitutiva y acta de mensura se encuentran inscritas, a nombre de Sociedad Química y Minera de Chile S.A., a fojas doscientos dieciocho vuelta número ochenta y uno del Registro de Propiedad correspondiente al año dos mil dieciocho del Conservador de Minas de Vallenar.

/Dieciocho/ Otilio dieciocho del uno al cuarenta, cuya sentencia constitutiva y acta de mensura se encuentran inscritas, a nombre de Sociedad Química y Minera de Chile S.A., a fojas ciento cincuenta y cuatro vuelta número cincuenta y uno del Registro de Propiedad correspondiente al año dos mil dieciocho del Conservador de Minas de Vallenar.

/14/ Otilio 6 - 1 to 30, with an award judgment and surveyor’s certificate registered to Sociedad Química y Minera de Chile S.A., on Page 121, under No. 45, of the Vallenar Mine Registrar’s Real-Estate Book for 2018;

/15/ Otilio 12 - 1 to 30, with an award judgment and surveyor’s certificate registered to Sociedad Química y Minera de Chile S.A., on the back of Page 144, under No. 49, of the Vallenar Mine Registrar’s Real-Estate Book for 2018;

/16/ Otilio 13 - 1 to 30, with an award judgment and surveyor’s certificate registered to Sociedad Química y Minera de Chile S.A., on the back of Page 212, under No. 80, of the Vallenar Mine Registrar’s Real-Estate Book for 2018;

/17/ Otilio 17 - 1 to 30, with an award judgment and surveyor’s certificate registered to Sociedad Química y Minera de Chile S.A., on the back of Page 218, under No. 81, of the Vallenar Mine Registrar’s Real-Estate Book for 2018;

/18/ Otilio 18 - 1 to 40, with an award judgment and surveyor’s certificate registered to Sociedad Química y Minera de Chile S.A., on the back of Page 154, under No. 51, of the Vallenar Mine Registrar’s Real-Estate Book for 2018;

[Translation on the right]

/Diecinueve/ Otilio diecinueve del uno al treinta, cuya sentencia constitutiva y acta de mensura se encuentran inscritas, a nombre de Sociedad Química y Minera de Chile S.A., a fojas ciento sesenta número cincuenta y dos del Registro de Propiedad correspondiente al año dos mil dieciocho del Conservador de Minas de Vallenar.

/Veinte/ Otilio dos del uno al treinta y cinco, cuya sentencia constitutiva y acta de mensura se encuentran inscritas, a nombre de Sociedad Química y Minera de Chile S.A., a fojas ciento quince número cuarenta y cuatro del Registro de Propiedad correspondiente al año dos mil dieciocho del Conservador de Minas de Vallenar.

/Veintiuno/ Otilio veintidós del uno al veinte, cuya sentencia constitutiva y acta de mensura se encuentran inscritas, a nombre de Sociedad Química y Minera de Chile S.A., a fojas doscientos veintiocho vuelta número ochenta y tres del Registro de Propiedad correspondiente al año dos mil dieciocho del Conservador de Minas de Vallenar.

/Veintidós/ Otilio veintitrés del uno al dieciocho, cuya sentencia constitutiva y acta de mensura se encuentran inscritas, a nombre de Sociedad Química y Minera de Chile S.A., a fojas trescientos sesenta número ciento ocho del Registro de Propiedad correspondiente al año dos mil dieciocho del Conservador de Minas de Vallenar.

/Veintitrés/ Otilio siete del uno al treinta, cuya sentencia constitutiva y acta de mensura se encuentran inscritas, a nombre de Sociedad Química y Minera de Chile S.A., a fojas doscientos seis vuelta número setenta y nueve del Registro de Propiedad

/19/ Otilio 19 - 1 to 30, with an award judgment and surveyor’s certificate registered to Sociedad Química y Minera de Chile S.A., on Page 160, under No. 52 of the Vallenar Mine Registrar’s Real-Estate Book for 2018;

/20/ Otilio 2 - 1 to 30, with an award judgment and surveyor’s certificate registered to Sociedad Química y Minera de Chile S.A., on Page 115, under No. 44, of the Vallenar Mine Registrar’s Real-Estate Book for 2018;

/21/ Otilio 22 - 1 to 20, with an award judgment and surveyor’s certificate registered to Sociedad Química y Minera de Chile S.A., on the back of Page 228, under No. 83, of the Vallenar Mine Registrar’s Real-Estate Book for 2018;

/22/ Otilio 23 - 1 to 18, with an award judgment and surveyor’s certificate registered to Sociedad Química y Minera de Chile S.A., on the back of Page 360, under No. 108, of the Vallenar Mine Registrar’s Real-Estate Book for 2018;

/23/ Otilio 7 - 1 to 30, with an award judgment and surveyor’s certificate registered to Sociedad Química y Minera de Chile S.A., on the back of Page 206, under No. 79, of the Vallenar Mine Registrar’s Real-Estate Book for 2018;

[Translation on the right]

correspondiente al año dos mil dieciocho del Conservador de Minas de Vallenar.

/Veinticuatro/ Otilio nueve del uno al treinta, cuya sentencia constitutiva y acta de mensura se encuentran inscritas, a nombre de Sociedad Química y Minera de Chile S.A., a fojas trescientos cincuenta y tres vuelta número ciento siete del Registro de Propiedad correspondiente al año dos mil dieciocho del Conservador de Minas de Vallenar.

/Veinticinco/ Otilio ocho del uno al treinta, cuya sentencia constitutiva y acta de mensura se encuentran inscritas, a nombre de Sociedad Química y Minera de Chile S.A., a fojas ciento veintiocho número cuarenta y seis del Registro de Propiedad correspondiente al año dos mil dieciocho del Conservador de Minas de Vallenar.

/Veintiséis/ Marisela II del uno al cinco, cuya sentencia constitutiva y acta de mensura se encuentran inscritas, a nombre de Sociedad Química y Minera de Chile S.A., a fojas mil seiscientos noventa y cuatro vuelta número trescientos noventa y seis del Registro de Propiedad correspondiente al año dos mil quince del Conservador de Minas de Vallenar.

/Veintisiete/ Bombilla cinco I del uno al cuarenta, cuya sentencia constitutiva y acta de mensura se encuentran inscritas, a nombre de Sociedad Química y Minera de Chile S.A., a fojas doscientos cuarenta y siete vuelta número sesenta y cinco del Registro de Propiedad correspondiente al año dos mil dieciséis del Conservador de Minas de Vallenar.

/Veintiocho/ Bombilla seis I del uno al ochenta, cuya sentencia constitutiva y acta de mensura se encuentran inscritas, a nombre de Sociedad Química y Minera de Chile S.A., a fojas doscientos cincuenta y

/24/ Otilio 9 - 1 to 30, with an award judgment and surveyor’s certificate registered to Sociedad Química y Minera de Chile S.A., on the back of Page 353, under No. 107, of the Vallenar Mine Registrar’s Real-Estate Book for 2018;

/25/ Otilio 8 - 1 to 30, with an award judgment and surveyor’s certificate registered to Sociedad Química y Minera de Chile S.A., on Page 128, under No. 46, of the Vallenar Mine Registrar’s Real-Estate Book for 2018;

/26/ Marisela II - 1 to 5, with an award judgment and surveyor’s certificate registered to Sociedad Química y Minera de Chile S.A., on the back of Page 1,694, under No. 396, of the Vallenar Mine Registrar’s Real-Estate Book for 2015;

/27/ Bombilla 5 I - 1 to 40, with an award judgment and surveyor’s certificate registered to Sociedad Química y Minera de Chile S.A., on the back of Page 247, under No. 65, of the Vallenar Mine Registrar’s Real-Estate Book for 2016;

/28/ Bombilla 6 I - 1 to 80, with an award judgment and surveyor’s certificate registered to Sociedad Química y Minera de Chile S.A., on the back of Page 254, under No. 66, of the Vallenar Mine Registrar’s Real-Estate Book

[Translation on the right]

cuatro vuelta número sesenta y seis del Registro de Propiedad correspondiente al año dos mil dieciséis del Conservador de Minas de Vallenar.

/Veintinueve/ Reinaldo catorce del uno al veinte, cuya sentencia constitutiva y acta de mensura se encuentran inscritas, a nombre de Sociedad Química y Minera de Chile S.A., a fojas cuatrocientos ochenta y cuatro vuelta número ciento tres del Registro de Propiedad correspondiente al año dos mil diecisiete del Conservador de Minas de Vallenar.

/Treinta/ Reinaldo quince del uno al treinta, cuya sentencia constitutiva y acta de mensura se encuentran inscritas, a nombre de Sociedad Química y Minera de Chile S.A., a fojas cuatrocientos setenta y tres número ciento uno del Registro de Propiedad correspondiente al año dos mil diecisiete del Conservador de Minas de Vallenar.

/Treinta y uno/ Reinaldo dieciséis del uno al treinta, cuya sentencia constitutiva y acta de mensura se encuentran inscritas, a nombre de Sociedad Química y Minera de Chile S.A., a fojas cuatrocientos noventa número ciento cuatro del Registro de Propiedad correspondiente al año dos mil diecisiete del Conservador de Minas de Vallenar.

/Treinta y dos/ Reinaldo diecisiete del uno al treinta, cuya sentencia constitutiva y acta de mensura se encuentran inscritas, a nombre de Sociedad Química y Minera de Chile S.A., a fojas trescientos noventa y cinco número ochenta y siete del Registro de Propiedad correspondiente al año dos mil diecisiete del Conservador de Minas de Vallenar.

/Treinta y tres/ Reinaldo dieciocho del uno al treinta, cuya sentencia constitutiva y acta de mensura se encuentran inscritas, a nombre de Sociedad Química y Minera de for 2016;

/29/ Reinaldo 14 - 1 to 20, with an award judgment and surveyor’s certificate registered to Sociedad Química y Minera de Chile S.A., on the back of Page 484, under No. 103, of the Vallenar Mine Registrar’s Real-Estate Book for 2017;

/30/ Reinaldo 15 - 1 to 30, with an award judgment and surveyor’s certificate registered to Sociedad Química y Minera de Chile S.A., on Page 473, under No. 101, of the Vallenar Mine Registrar’s Real-Estate Book for 2017;

/31/ Reinaldo 16 - 1 to 30, with an award judgment and surveyor’s certificate registered to Sociedad Química y Minera de Chile S.A., on Page 490, under No. 104, of the Vallenar Mine Registrar’s Real-Estate Book for 2017;

/32/ Reinaldo 17 - 1 to 30, with an award judgment and surveyor’s certificate registered to Sociedad Química y Minera de Chile S.A., on Page 395, under No. 87, of the Vallenar Mine Registrar’s Real-Estate Book for 2017;

/33/ Reinaldo 18 - 1 to 30, with an award judgment and surveyor’s certificate registered to Sociedad Química y Minera de Chile S.A., on the back of Page 429, under No. 93, of the

[Translation on the right]

Chile S.A., a fojas cuatrocientos veintinueve vuelta número noventa y tres del Registro de Propiedad correspondiente al año dos mil diecisiete del Conservador de Minas de Vallenar.

/Treinta y cuatro/ Reinaldo diecinueve del uno al treinta, cuya sentencia constitutiva y acta de mensura se encuentran inscritas, a nombre de Sociedad Química y Minera de Chile S.A., a fojas cuatrocientos cuarenta vuelta número noventa y cinco del Registro de Propiedad correspondiente al año dos mil diecisiete del Conservador de Minas de Vallenar.

/Treinta y cinco/ Reinaldo veinte del uno al treinta, cuya sentencia constitutiva y acta de mensura se encuentran inscritas, a nombre de Sociedad Química y Minera de Chile S.A., a fojas cuatrocientos cuarenta y seis número noventa y seis del Registro de Propiedad correspondiente al año dos mil diecisiete del Conservador de Minas de Vallenar.

/Treinta y seis/ Reinaldo veintiuno del uno al treinta, cuya sentencia constitutiva y acta de mensura se encuentran inscritas, a nombre de Sociedad Química y Minera de Chile S.A., a fojas cuatrocientos noventa y seis número ciento cinco del Registro de Propiedad correspondiente al año dos mil diecisiete del Conservador de Minas de Vallenar.

/Treinta y siete/ Reinaldo veintidós del uno al treinta, cuya sentencia constitutiva y acta de mensura se encuentran inscritas, a nombre de Sociedad Química y Minera de Chile S.A., a fojas ochocientos cincuenta y uno número ciento ochenta y cinco del Registro de Propiedad correspondiente al año dos mil diecisiete del Conservador de Minas de Vallenar.

/Treinta y ocho/ Reinaldo veintitrés del uno al treinta, cuya sentencia constitutiva y

Vallenar Mine Registrar’s Real-Estate Book for 2017;

/34/ Reinaldo 19 - 1 to 30, with an award judgment and surveyor’s certificate registered to Sociedad Química y Minera de Chile S.A., on the back of Page 440, under No. 95, of the Vallenar Mine Registrar’s Real-Estate Book for 2017;

/35/ Reinaldo 20 - 1 to 30, with an award judgment and surveyor’s certificate registered to Sociedad Química y Minera de Chile S.A., on Page 446, under No. 96, of the Vallenar Mine Registrar’s Real-Estate Book for 2017;

/36/ Reinaldo 21 - 1 to 30, with an award judgment and surveyor’s certificate registered to Sociedad Química y Minera de Chile S.A., on Page 496, under No. 105, of the Vallenar Mine Registrar’s Real-Estate Book for 2017;

/37/ Reinaldo 22 - 1 to 30, with an award judgment and surveyor’s certificate registered to Sociedad Química y Minera de Chile S.A., on Page 851, under No. 185, of the Vallenar Mine Registrar’s Real-Estate Book for 2017;

/38/ Reinaldo 23 - 1 to 30, with an award judgment and surveyor’s certificate registered

[Translation on the right]

acta de mensura se encuentran inscritas, a nombre de Sociedad Química y Minera de Chile S.A., a fojas cuatrocientos treinta y cinco número noventa y cuatro del Registro de Propiedad correspondiente al año dos mil diecisiete del Conservador de Minas de Vallenar.

/Treinta y nueve/ Reinaldo veinticuatro del uno al treinta, cuya sentencia constitutiva y acta de mensura se encuentran inscritas, a nombre de Sociedad Química y Minera de Chile S.A., a fojas quinientos uno vuelta número ciento seis del Registro de Propiedad correspondiente al año dos mil diecisiete del Conservador de Minas de Vallenar.

/Cuarenta/ Reinaldo veinticinco del uno al treinta, cuya sentencia constitutiva y acta de mensura se encuentran inscritas, a nombre de Sociedad Química y Minera de Chile S.A., a fojas ochocientos cincuenta y seis vuelta número ciento ochenta y seis del Registro de Propiedad correspondiente al año dos mil diecisiete del Conservador de Minas de Vallenar.

/Cuarenta y uno/ Reinaldo veintiséis del uno al treinta, cuya sentencia constitutiva y acta de mensura se encuentran inscritas, a nombre de Sociedad Química y Minera de Chile S.A., a fojas ochocientos sesenta y dos número ciento ochenta y siete del Registro de Propiedad correspondiente al año dos mil diecisiete del Conservador de Minas de Vallenar.

/Cuarenta y dos/ Reinaldo veintiocho del uno al treinta, cuya sentencia constitutiva y acta de mensura se encuentran inscritas, a nombre de Sociedad Química y Minera de Chile S.A., a fojas trescientos ochenta y nueve número ochenta y seis del Registro de Propiedad correspondiente al año dos mil diecisiete del Conservador de Minas de Vallenar.

to Sociedad Química y Minera de Chile S.A., on Page 435, under No. 94, of the Vallenar Mine Registrar’s Real-Estate Book for 2017;

/39/ Reinaldo 24 - 1 to 30, with an award judgment and surveyor’s certificate registered to Sociedad Química y Minera de Chile S.A., on the back of Page 501, under No. 106, of the Vallenar Mine Registrar’s Real-Estate Book for 2017;

/40/ Reinaldo 25 - 1 to 30, with an award judgment and surveyor’s certificate registered to Sociedad Química y Minera de Chile S.A., on the back of Page 856, under No. 186, of the Vallenar Mine Registrar’s Real-Estate Book for 2017;

/41/ Reinaldo 26 - 1 to 30, with an award judgment and surveyor’s certificate registered to Sociedad Química y Minera de Chile S.A., on Page 862, under No. 187, of the Vallenar Mine Registrar’s Real-Estate Book for 2017;

/42/ Reinaldo 28 - 1 to 30, with an award judgment and surveyor’s certificate registered to Sociedad Química y Minera de Chile S.A., on Page 389, under No. 86, of the Vallenar Mine Registrar’s Real-Estate Book for 2017;

[Translation on the right]

/Cuarenta y tres/ Reinaldo veintinueve del uno al treinta, cuya sentencia constitutiva y acta de mensura se encuentran inscritas, a nombre de Sociedad Química y Minera de Chile S.A., a fojas trescientos ochenta y tres número ochenta y cinco del Registro de Propiedad correspondiente al año dos mil diecisiete del Conservador de Minas de Vallenar.

/Cuarenta y cuatro/ Reinaldo treinta del uno al treinta, cuya sentencia constitutiva y acta de mensura se encuentran inscritas, a nombre de Sociedad Química y Minera de Chile S.A., a fojas trescientos setenta y siete número ochenta y cuatro del Registro de Propiedad correspondiente al año dos mil diecisiete del Conservador de Minas de Vallenar.

/Cuarenta y cinco/ Reinaldo treinta y uno del uno al veintiséis, cuya sentencia constitutiva y acta de mensura se encuentran inscritas, a nombre de Sociedad Química y Minera de Chile S.A., a fojas cuatrocientos veintitrés vuelta número noventa y dos del Registro de Propiedad correspondiente al año dos mil diecisiete del Conservador de Minas de Vallenar.

/Cuarenta y seis/ Reinaldo treinta y dos del uno al treinta, cuya sentencia constitutiva y acta de mensura se encuentran inscritas, a nombre de Sociedad Química y Minera de Chile S.A., a fojas trescientos setenta y uno número ochenta y tres del Registro de Propiedad correspondiente al año dos mil diecisiete del Conservador de Minas de Vallenar.

/Cuarenta y siete/ Reinaldo treinta y tres del uno al treinta, cuya sentencia constitutiva y acta de mensura se encuentran inscritas, a nombre de Sociedad Química y Minera de Chile S.A., a fojas cuatrocientos dieciocho número noventa y uno del Registro de Propiedad correspondiente al año dos mil diecisiete del Conservador de Minas de Vallenar.

/43/ Reinaldo 29 - 1 to 30, with an award judgment and surveyor’s certificate registered to Sociedad Química y Minera de Chile S.A., on Page 383, under No. 85 of the Vallenar Mine Registrar’s Real-Estate Book for 2017;

/44/ Reinaldo 30 - 1 to 30, with an award judgment and surveyor’s certificate registered to Sociedad Química y Minera de Chile S.A., on Page 377, under No. 84, of the Vallenar Mine Registrar’s Real-Estate Book for 2017;

/45/ Reinaldo 31 - 1 to 26, with an award judgment and surveyor’s certificate registered to Sociedad Química y Minera de Chile S.A., on the back of Page 423, under No. 92, of the Vallenar Mine Registrar’s Real-Estate Book for 2017;

/46/ Reinaldo 32 - 1 to 30, with an award judgment and surveyor’s certificate registered to Sociedad Química y Minera de Chile S.A., on Page 371, under No. 83, of the Vallenar Mine Registrar’s Real-Estate Book for 2017;

/47/ Reinaldo 33 - 1 to 30, with an award judgment and surveyor’s certificate registered to Sociedad Química y Minera de Chile S.A., on Page 418, under No. 91, of the Vallenar Mine Registrar’s Real-Estate Book for 2017;

[Translation on the right]

/Cuarenta y ocho/ Reinaldo treinta y cuatro del uno al treinta, cuya sentencia constitutiva y acta de mensura se encuentran inscritas, a nombre de Sociedad Química y Minera de Chile S.A., a fojas cuatrocientos doce vuelta número noventa del Registro de Propiedad correspondiente al año dos mil diecisiete del Conservador de Minas de Vallenar.

/Cuarenta y nueve/ Reinaldo treinta y cinco del uno al veintinueve, cuya sentencia constitutiva y acta de mensura se encuentran inscritas, a nombre de Sociedad Química y Minera de Chile S.A., a fojas quinientos doce número ciento ocho del Registro de Propiedad correspondiente al año dos mil diecisiete del Conservador de Minas de Vallenar.

/Cincuenta/ Reinaldo treinta y seis del uno al doce, cuya sentencia constitutiva y acta de mensura se encuentran inscritas, a nombre de Sociedad Química y Minera de Chile S.A., a fojas cuatrocientos siete número ochenta y nueve del Registro de Propiedad correspondiente al año dos mil diecisiete del Conservador de Minas de Vallenar.

/Cincuenta y uno/ Reinaldo treinta y siete del uno al nueve, cuya sentencia constitutiva y acta de mensura se encuentran inscritas, a nombre de Sociedad Química y Minera de Chile S.A., a fojas cuatrocientos cincuenta y uno número noventa y siete del Registro de Propiedad correspondiente al año dos mil diecisiete del Conservador de Minas de Vallenar.

/Cincuenta y dos/ Reinaldo treinta y siete del diez al dieciocho, cuya sentencia constitutiva y acta de mensura se encuentran inscritas, a nombre de Sociedad Química y

 /48/ Reinaldo 34 - 1 to 30, with an award judgment and surveyor’s certificate registered to Sociedad Química y Minera de Chile S.A., on the back of Page 412, under No. 90, of the Vallenar Mine Registrar’s Real-Estate Book for 2017;

/49/ Reinaldo 35 - 1 to 29, with an award judgment and surveyor’s certificate registered to Sociedad Química y Minera de Chile S.A., on Page 512, under No. 108, of the Vallenar Mine Registrar’s Real-Estate Book for 2017;

/50/ Reinaldo 36 - 1 to 12, with an award judgment and surveyor’s certificate registered to Sociedad Química y Minera de Chile S.A., on Page 407, under No. 89, of the Vallenar Mine Registrar’s Real-Estate Book for 2017;

/51/ Reinaldo 37 - 1 to 9, with an award judgment and surveyor’s certificate registered to Sociedad Química y Minera de Chile S.A., on Page 451, under No. 97, of the Vallenar Mine Registrar’s Real-Estate Book for 2017;

/52/ Reinaldo 37 - 10 to 18, with an award judgment and surveyor’s certificate registered to Sociedad Química y Minera de Chile S.A., on Page 457, under No. 98, of the Vallenar

[Translation on the right]

Minera de Chile S.A., a fojas cuatrocientos cincuenta y siete número noventa y ocho del Registro de Propiedad correspondiente al año dos mil diecisiete del Conservador de Minas de Vallenar.

/Cincuenta y tres/ Reinaldo treinta y ocho del uno al cinco, cuya sentencia constitutiva y acta de mensura se encuentran inscritas, a nombre de Sociedad Química y Minera de Chile S.A., a fojas cuatrocientos sesenta y dos número noventa y nueve del Registro de Propiedad correspondiente al año dos mil diecisiete del Conservador de Minas de Vallenar.

/Cincuenta y cuatro/ Reinaldo seis del uno al cuarenta, cuya sentencia constitutiva y acta de mensura se encuentran inscritas, a nombre de Sociedad Química y Minera de Chile S.A., a fojas cuatrocientos uno número ochenta y ocho del Registro de Propiedad correspondiente al año dos mil diecisiete del Conservador de Minas de Vallenar.

/Cincuenta y cinco/ Reinaldo siete del uno al veinte, cuya sentencia constitutiva y acta de mensura se encuentran inscritas, a nombre de Sociedad Química y Minera de Chile S.A., a fojas cuatrocientos setenta y nueve número ciento dos del Registro de Propiedad correspondiente al año dos mil diecisiete del Conservador de Minas de Vallenar.

/Cincuenta y seis/ Reinaldo ocho del uno al treinta, cuya sentencia constitutiva y acta de mensura se encuentran inscritas, a nombre de Sociedad Química y Minera de Chile S.A., a fojas cuatrocientos sesenta y siete vuelta número cien del Registro de Propiedad correspondiente al año dos mil diecisiete del Conservador de Minas de Vallenar.

/Cincuenta y siete/ Reinaldo veintisiete del uno al cuarenta, cuya sentencia constitutiva

Mine Registrar’s Real-Estate Book for 2017;

/53/ Reinaldo 38 - 1 to 5, with an award judgment and surveyor’s certificate registered to Sociedad Química y Minera de Chile S.A., on Page 462, under No. 99, of the Vallenar Mine Registrar’s Real-Estate Book for 2017;

/54/ Reinaldo 6 - 1 to 40, with an award judgment and surveyor’s certificate registered to Sociedad Química y Minera de Chile S.A., on Page 401, under No. 88, of the Vallenar Mine Registrar’s Real-Estate Book for 2017;

/55/ Reinaldo 7 - 1 to 20, with an award judgment and surveyor’s certificate registered to Sociedad Química y Minera de Chile S.A., on Page 479, under No. 102, of the Vallenar Mine Registrar’s Real-Estate Book for 2017;

/56/ Reinaldo 8 - 1 to 30, with an award judgment and surveyor’s certificate registered to Sociedad Química y Minera de Chile S.A., on the back of Page 467, under No. 100, of the Vallenar Mine Registrar’s Real-Estate Book for 2017;

/57/ Reinaldo 27 - 1 to 40, with an award judgment and surveyor’s certificate registered

[Translation on the right]

y acta de mensura se encuentran inscritas, a nombre de Sociedad Química y Minera de Chile S.A., a fojas quinientos siete número ciento siete del Registro de Propiedad correspondiente al año dos mil diecisiete del Conservador de Minas de Vallenar.

/Cincuenta y ocho/ Reinaldo diez del uno al cuarenta, cuya sentencia constitutiva y acta de mensura se encuentran inscritas, a nombre de Sociedad Química y Minera de Chile S.A., a fojas quinientos cuarenta y cuatro número ciento catorce del Registro de Propiedad correspondiente al año dos mil diecisiete del Conservador de Minas de Vallenar.

/Cincuenta y nueve/ Reinaldo once del uno al treinta, cuya sentencia constitutiva y acta de mensura se encuentran inscritas, a nombre de Sociedad Química y Minera de Chile S.A., a fojas quinientos cuarenta y ocho vuelta número ciento quince del Registro de Propiedad correspondiente al año dos mil diecisiete del Conservador de Minas de Vallenar.

/Sesenta/ Reinaldo trece del uno al treinta, cuya sentencia constitutiva y acta de mensura se encuentran inscritas, a nombre de Sociedad Química y Minera de Chile S.A., a fojas quinientos cincuenta y ocho número ciento diecisiete del Registro de Propiedad correspondiente al año dos mil diecisiete del Conservador de Minas de Vallenar.

/Sesenta y uno/ Reinaldo doce del uno al veinte, cuya sentencia constitutiva y acta de mensura se encuentran inscritas, a nombre de Sociedad Química y Minera de Chile S.A., a fojas quinientos cincuenta y tres número ciento dieciséis del Registro de Propiedad correspondiente al año dos mil diecisiete del Conservador de Minas de Vallenar.

/Sesenta y dos/ Reinaldo nueve del uno al diez, cuya sentencia constitutiva y acta de to Sociedad Química y Minera de Chile S.A., on Page 507, under No. 107, of the Vallenar Mine Registrar’s Real-Estate Book for 2017;

/58/ Reinaldo 10 - 1 to 40, with an award judgment and surveyor’s certificate registered to Sociedad Química y Minera de Chile S.A., on Page 544, under No. 114, of the Vallenar Mine Registrar’s Real-Estate Book for 2017;

/59/ Reinaldo 11 - 1 to 30, with an award judgment and surveyor’s certificate registered to Sociedad Química y Minera de Chile S.A., on the back of Page 548, under No. 115, of the Vallenar Mine Registrar’s Real-Estate Book for 2017;

/60/ Reinaldo 13 - 1 to 30, with an award judgment and surveyor’s certificate registered to Sociedad Química y Minera de Chile S.A., on Page 558, under No. 117, of the Vallenar Mine Registrar’s Real-Estate Book for 2017;

/61/ Reinaldo 12 - 1 to 20, with an award judgment and surveyor’s certificate registered to Sociedad Química y Minera de Chile S.A., on Page 553, under No. 116, of the Vallenar Mine Registrar’s Real-Estate Book for 2017;

/62/ Reinaldo 9 - 1 to 10, with an award judgment and surveyor’s certificate registered

[Translation on the right]

mensura se encuentran inscritas, a nombre de Sociedad Química y Minera de Chile S.A., a fojas quinientos treinta y nueve número ciento trece del Registro de Propiedad correspondiente al año dos mil diecisiete del Conservador de Minas de Vallenar.

/Sesenta y tres/ Rosita cuarenta y cuatro del uno al dieciocho, cuya sentencia constitutiva y acta de mensura se encuentran inscritas, a nombre de Sociedad Química y Minera de Chile S.A., a fojas novecientos dos número ciento noventa y ocho del Registro de Propiedad correspondiente al año dos mil quince del Conservador de Minas de Vallenar.

/Sesenta y cuatro/ Rosita cuarenta y cinco del uno al veinte, cuya sentencia constitutiva y acta de mensura se encuentran inscritas, a nombre de Sociedad Química y Minera de Chile S.A., a fojas novecientos siete número ciento noventa y nueve del Registro de Propiedad correspondiente al año dos mil quince del Conservador de Minas de Vallenar.

/Sesenta y cinco/ Rosita cuarenta y seis del uno al diez, cuya sentencia constitutiva y acta de mensura se encuentran inscritas, a nombre de Sociedad Química y Minera de Chile S.A., a fojas novecientos trece número doscientos del Registro de Propiedad correspondiente al año dos mil quince del Conservador de Minas de Vallenar.

/Sesenta y seis/ Rosita cuarenta y siete del uno al diez, cuya sentencia constitutiva y acta de mensura se encuentran inscritas, a nombre de Sociedad Química y Minera de Chile S.A., a fojas novecientos diecisiete vuelta número doscientos uno del Registro de Propiedad correspondiente al año dos mil quince del Conservador de Minas de Vallenar.

/Sesenta y siete/ Rosita cuarenta y ocho

to Sociedad Química y Minera de Chile S.A., on Page 539, under No. 113, of the Vallenar Mine Registrar’s Real-Estate Book for 2017;

/63/ Rosita 44 - 1 to 18, with an award judgment and surveyor’s certificate registered to Sociedad Química y Minera de Chile S.A., on Page 902, under No. 198, of the Vallenar Mine Registrar’s Real-Estate Book for 2015;

/64/ Rosita 45 - 1 to 20, with an award judgment and surveyor’s certificate registered to Sociedad Química y Minera de Chile S.A., on Page 907, under No. 199, of the Vallenar Mine Registrar’s Real-Estate Book for 2015;

/65/ Rosita 46 - 1 to 10, with an award judgment and surveyor’s certificate registered to Sociedad Química y Minera de Chile S.A., on Page 913, under No. 200, of the Vallenar Mine Registrar’s Real-Estate Book for 2015;

/66/ Rosita 47 - 1 to 10, with an award judgment and surveyor’s certificate registered to Sociedad Química y Minera de Chile S.A., on the back of Page 917, under No. 201, of the Vallenar Mine Registrar’s Real-Estate Book for 2015;

/67/ Rosita 48 - 1 to 30, with an award

[Translation on the right]

del uno al treinta, cuya sentencia constitutiva y acta de mensura se encuentran inscritas, a nombre de Sociedad Química y Minera de Chile S.A., a fojas novecientos veintidós número doscientos dos del Registro de Propiedad correspondiente al año dos mil quince del Conservador de Minas de Vallenar.

/Sesenta y ocho/ Rosita cuarenta y nueve del uno al treinta, cuya sentencia constitutiva y acta de mensura se encuentran inscritas, a nombre de Sociedad Química y Minera de Chile S.A., a fojas novecientos veintisiete número doscientos tres del Registro de Propiedad correspondiente al año dos mil quince del Conservador de Minas de Vallenar.

/Sesenta y nueve/ Rosita cincuenta del uno al diez, cuya sentencia constitutiva y acta de mensura se encuentran inscritas, a nombre de Sociedad Química y Minera de Chile S.A., a fojas novecientos treinta y dos número doscientos cuatro del Registro de Propiedad correspondiente al año dos mil quince del Conservador de Minas de Vallenar.

/Setenta/ Rosita cincuenta y uno del uno al diez, cuya sentencia constitutiva y acta de mensura se encuentran inscritas, a nombre de Sociedad Química y Minera de Chile S.A., a fojas novecientos treinta y seis vuelta número doscientos cinco del Registro de Propiedad correspondiente al año dos mil quince del Conservador de Minas de Vallenar.

/Setenta y uno/ Rosita cincuenta y dos del uno al veinte, cuya sentencia constitutiva y acta de mensura se encuentran inscritas, a nombre de Sociedad Química y Minera de Chile S.A., a fojas novecientos cuarenta y uno número doscientos seis del Registro de Propiedad correspondiente al año dos milquince del Conservador de Minas de Vallenar.

judgment and surveyor’s certificate registered to Sociedad Química y Minera de Chile S.A., on Page 922, under No. 202, of the Vallenar Mine Registrar’s Real-Estate Book for 2015;

/68/ Rosita 49 - 1 to 30, with an award judgment and surveyor’s certificate registered to Sociedad Química y Minera de Chile S.A., on Page 927, under No. 203, of the Vallenar Mine Registrar’s Real-Estate Book for 2015;

/69/ Rosita 50 - 1 to 10, with an award judgment and surveyor’s certificate registered to Sociedad Química y Minera de Chile S.A., on Page 932, under No. 204, of the Vallenar Mine Registrar’s Real-Estate Book for 2015;

/70/ Rosita 51 - 1 to 10, with an award judgment and surveyor’s certificate registered to Sociedad Química y Minera de Chile S.A., on the back of Page 936, under No. 205, of the Vallenar Mine Registrar’s Real-Estate Book for 2015;

/71/ Rosita 52 - 1 to 20, with an award judgment and surveyor’s certificate registered to Sociedad Química y Minera de Chile S.A., on Page 941, under No. 206, of the Vallenar Mine Registrar’s Real-Estate Book for 2015;

[Translation on the right]

/Setenta y dos/ Rosita cincuenta y tres del uno al treinta, cuya sentencia constitutiva y acta de mensura se encuentran inscritas, a nombre de Sociedad Química y Minera de Chile S.A., a fojas novecientos cuarenta y seis número doscientos siete del Registro de Propiedad correspondiente al año dos mil quince del Conservador de Minas de Vallenar.

/Setenta y tres/ Rosita cincuenta y cuatro del uno al veinte, cuya sentencia constitutiva y acta de mensura se encuentran inscritas, a nombre de Sociedad Química y Minera de Chile S.A., a fojas novecientos cincuenta y uno número doscientos ocho del Registro de Propiedad correspondiente al año dos mil quince del Conservador de Minas de Vallenar.

/Setenta y cuatro/ Rosita cincuenta y cinco del uno al veinte, cuya sentencia constitutiva y acta de mensura se encuentran inscritas, a nombre de Sociedad Química y Minera de Chile S.A., a fojas novecientos cincuenta y cinco vuelta número doscientos nueve del Registro de Propiedad correspondiente al año dos mil quince del Conservador de Minas de Vallenar.

/Setenta y cinco/ Rosita cincuenta y seis del uno al seis, cuya sentencia constitutiva y acta de mensura se encuentran inscritas, a nombre de Sociedad Química y Minera de Chile S.A., a fojas novecientos sesenta número doscientos diez del Registro de Propiedad correspondiente al año dos mil quince del Conservador de Minas de Vallenar.

/Setenta y seis/ Rosita cincuenta y siete del uno al treinta, cuya sentencia constitutiva y acta de mensura se encuentran inscritas, a nombre de Sociedad Química y

 /72/ Rosita 53 - 1 to 30, with an award judgment and surveyor’s certificate registered to Sociedad Química y Minera de Chile S.A., on Page 946, under No. 207, of the Vallenar Mine Registrar’s Real-Estate Book for 2015;

/73/ Rosita 54 - 1 to 20, with an award judgment and surveyor’s certificate registered to Sociedad Química y Minera de Chile S.A., on Page 951, under No. 208, of the Vallenar Mine Registrar’s Real-Estate Book for 2015;

/74/ Rosita 55 - 1 to 20, with an award judgment and surveyor’s certificate registered to Sociedad Química y Minera de Chile S.A., on the back of Page 955, under No. 209, of the Vallenar Mine Registrar’s Real-Estate Book for 2015;

/75/ Rosita 56 - 1 to 6, with an award judgment and surveyor’s certificate registered to Sociedad Química y Minera de Chile S.A., on Page 960, under No. 210, of the Vallenar Mine Registrar’s Real-Estate Book for 2015;

/76/ Rosita 57 - 1 to 30, with an award judgment and surveyor’s certificate registered to Sociedad Química y Minera de Chile S.A., on Page 965, under No. 211, of the Vallenar

[Translation on the right]

Minera de Chile S.A., a fojas novecientos sesenta y cinco número doscientos once del Registro de Propiedad correspondiente al año dos mil quince del Conservador de Minas de Vallenar.

/Setenta y siete/ Rosita cincuenta y ocho del uno al veinte, cuya sentencia constitutiva y acta de mensura se encuentran inscritas, a nombre de Sociedad Química y Minera de Chile S.A., a fojas novecientos setenta y uno número doscientos doce del Registro de Propiedad correspondiente al año dos mil quince del Conservador de Minas de Vallenar.

/Setenta y ocho/ Rosita cincuenta y nueve del uno al veinte, cuya sentencia constitutiva y acta de mensura se encuentran inscritas, a nombre de Sociedad Química y Minera de Chile S.A., a fojas novecientos setenta y seis número doscientos trece del Registro de Propiedad correspondiente al año dos mil quince del Conservador de Minas de Vallenar.

/Setenta y nueve/ Bombilla tres del uno al treinta, cuya sentencia constitutiva y acta de mensura se encuentran inscritas, a nombre de Sociedad Química y Minera de Chile S.A., a fojas mil trescientos sesenta y uno vuelta número trescientos cinco del Registro de Propiedad correspondiente al año dos mil catorce del Conservador de Minas de Vallenar.

/Ochenta/ Bombilla cinco del uno al treinta, cuya sentencia constitutiva y acta de mensura se encuentran inscritas, a nombre de Sociedad Química y Minera de Chile S.A., a fojas trescientos cuatro número sesenta y siete del Registro de Propiedad correspondiente al año dos mil quince del Conservador de Minas de Vallenar.

/Ochenta y uno/ Bombilla diez del uno al treinta, cuya sentencia constitutiva y acta de

Mine Registrar’s Real-Estate Book for 2015;

/77/ Rosita 58 - 1 to 20, with an award judgment and surveyor’s certificate registered to Sociedad Química y Minera de Chile S.A., on Page 971, under No. 212, of the Vallenar Mine Registrar’s Real-Estate Book for 2015;

/78/ Rosita 59 - 1 to 20, with an award judgment and surveyor’s certificate registered to Sociedad Química y Minera de Chile S.A., on Page 976, under No. 213, of the Vallenar Mine Registrar’s Real-Estate Book for 2015;

/79/ Bombilla 3 - 1 to 30, with an award judgment and surveyor’s certificate registered to Sociedad Química y Minera de Chile S.A., on the back of Page 1,361, under No. 305, of the Vallenar Mine Registrar’s Real-Estate Book for 2014;

/80/ Bombilla 5 - 1 to 30, with an award judgment and surveyor’s certificate registered to Sociedad Química y Minera de Chile S.A., on Page 304, under No. 67, of the Vallenar Mine Registrar’s Real-Estate Book for 2015;

/81/ Bombilla 10 - 1 to 30, with an award judgment and surveyor’s certificate registered

[Translation on the right]

mensura se encuentran inscritas, a nombre de Sociedad Química y Minera de Chile S.A., a fojas mil trescientos setenta y uno vuelta número trescientos siete del Registro de Propiedad correspondiente al año dos mil catorce del Conservador de Minas de Vallenar.

/Ochenta y dos/ Bombilla once del uno al dieciséis, cuya sentencia constitutiva y acta de mensura se encuentran inscritas, a nombre de Sociedad Química y Minera de Chile S.A., a fojas quinientos treinta y seis número ciento treinta y dos del Registro de Propiedad correspondiente al año dos mil quince del Conservador de Minas de Vallenar.

/Ochenta y tres/ Bombilla cuatro del uno al treinta, cuya sentencia constitutiva y acta de mensura se encuentran inscritas, a nombre de Sociedad Química y Minera de Chile S.A., a fojas mil trescientos sesenta y seis vuelta número trescientos seis del Registro de Propiedad correspondiente al año dos mil catorce del Conservador de Minas de Vallenar.

/Ochenta y cuatro/ Bombilla seis del uno al treinta, cuya sentencia constitutiva y acta de mensura se encuentran inscritas, a nombre de Sociedad Química y Minera de Chile S.A., a fojas trescientos diez número sesenta y ocho del Registro de Propiedad correspondiente al año dos mil quince del Conservador de Minas de Vallenar.

/Ochenta y cinco/ Bombilla ocho del uno al treinta, cuya sentencia constitutiva y acta de mensura se encuentran inscritas, a nombre de Sociedad Química y Minera de Chile S.A., a fojas trescientos diecisiete número sesenta y nueve del Registro de Propiedad correspondiente al año dos mil quince del Conservador de Minas de Vallenar.

to Sociedad Química y Minera de Chile S.A., on the back of Page 1,371, under No. 307, of the Vallenar Mine Registrar’s Real-Estate Book for 2014;

/82/ Bombilla 11 - 1 to 16, with an award judgment and surveyor’s certificate registered to Sociedad Química y Minera de Chile S.A., on Page 536, under No. 132, of the Vallenar Mine Registrar’s Real-Estate Book for 2015;

/83/ Bombilla 4 - 1 to 30, with an award judgment and surveyor’s certificate registered to Sociedad Química y Minera de Chile S.A., on the back of Page 1,366, under No. 306, of the Vallenar Mine Registrar’s Real-Estate Book for 2014;

/84/ Bombilla 6 - 1 to 30, with an award judgment and surveyor’s certificate registered to Sociedad Química y Minera de Chile S.A., on Page 310, under No. 68, of the Vallenar Mine Registrar’s Real-Estate Book for 2015;

/85/ Bombilla 8 - 1 to 30, with an award judgment and surveyor’s certificate registered to Sociedad Química y Minera de Chile S.A., on Page 317, under No. 69, of the Vallenar Mine Registrar’s Real-Estate Book for 2015;

[Translation on the right]

/Ochenta y seis/ Chiflón cinco del uno al catorce, cuya sentencia constitutiva y acta de mensura se encuentran inscritas, a nombre de Sociedad Química y Minera de Chile S.A., a fojas ciento treinta y tres número treinta y ocho del Registro de Propiedad correspondiente al año dos mil trece del Conservador de Minas de Vallenar.

/Ochenta y siete/ Chiflón uno del uno al treinta, cuya sentencia constitutiva y acta de mensura se encuentran inscritas, a nombre de Sociedad Química y Minera de Chile S.A., a fojas mil doscientos veintidós número doscientos sesenta y siete del Registro de Propiedad correspondiente al año dos mil catorce del Conservador de Minas de Vallenar.

/Ochenta y ocho/ Chiflón dos del uno al treinta, cuya sentencia constitutiva y acta de mensura se encuentran inscritas, a nombre de Sociedad Química y Minera de Chile S.A., a fojas ochocientos ochenta y seis número ciento noventa y dos del Registro de Propiedad correspondiente al año dos mil catorce del Conservador de Minas de Vallenar.

/Ochenta y nueve/ Chiflón tres del uno al diecisiete, cuya sentencia constitutiva y acta de mensura se encuentran inscritas, a nombre de Sociedad Química y Minera de Chile S.A., a fojas mil doscientos veintisiete número doscientos sesenta y ocho del Registro de Propiedad correspondiente al año dos mil catorce del Conservador de Minas de Vallenar.

/Noventa/ Bombilla uno del uno al veinte, cuya sentencia constitutiva y acta de mensura se encuentran inscritas, a nombre de Sociedad Química y Minera de Chile S.A., a fojas seiscientos sesenta y nueve número ciento treinta y uno del Registro de Propiedad correspondiente al año dos mil catorce del Conservador de Minas de Vallenar.

86/ Chiflón 5 - 1 to 14, with an award judgment and surveyor’s certificate registered to Sociedad Química y Minera de Chile S.A., on Page 133, under No. 38, of the Vallenar Mine Registrar’s Real-Estate Book for 2013;

/87/ Chiflón 1 - 1 to 30, with an award judgment and surveyor’s certificate registered to Sociedad Química y Minera de Chile S.A., on Page 1,222, under No. 267, of the Vallenar Mine Registrar’s Real-Estate Book for 2014;

/88/ Chiflón 2 - 1 to 30, with an award judgment and surveyor’s certificate registered to Sociedad Química y Minera de Chile S.A., on Page 886, under No. 192, of the Vallenar Mine Registrar’s Real-Estate Book for 2014;

/89/ Chiflón 3 - 1 to 17, with an award judgment and surveyor’s certificate registered to Sociedad Química y Minera de Chile S.A., on Page 1,227, under No. 268, of the Vallenar Mine Registrar’s Real-Estate Book for 2014;

/90/ Bombilla 1 - 1 to 20, with an award judgment and surveyor’s certificate registered to Sociedad Química y Minera de Chile S.A., on Page 669, under No. 131, of the Vallenar Mine Registrar’s Real-Estate Book for 2014;

[Translation on the right]

/Noventa y uno/ Bombilla dos del uno al diez, cuya sentencia constitutiva y acta de mensura se encuentran inscritas, a nombre de Sociedad Química y Minera de Chile S.A., a fojas seiscientos setenta y cuatro número ciento treinta y dos del Registro de Propiedad correspondiente al año dos mil catorce del Conservador de Minas de Vallenar.

/Noventa y dos/ Portezuelo II del uno al diez, cuya sentencia constitutiva y acta de mensura se encuentran inscritas, a nombre de Sociedad Química y Minera de Chile S.A., a fojas setenta número doce del Registro de Propiedad correspondiente al año dos mil cuatro del Conservador de Minas de Vallenar.

/Noventa y tres/ Marisela del uno al cinco, cuya sentencia constitutiva y acta de mensura se encuentran inscritas, a nombre de Sociedad Química y Minera de Chile S.A., a fojas mil doscientos dieciséis número doscientos sesenta y seis del Registro de Propiedad correspondiente al año dos mil catorce del Conservador de Minas de Vallenar.

/Noventa y cuatro/ Taco del uno al sesenta y dos, cuya sentencia constitutiva y acta de mensura se encuentran inscritas, a nombre de Sociedad Química y Minera de Chile S.A., a fojas veinticuatro número cinco del Registro de Propiedad correspondiente al año dos mil del Conservador de Minas de Vallenar.

/Noventa y cinco/ Pirca seis del uno al cinco, cuya sentencia constitutiva y acta de mensura se encuentran inscritas, a nombre de Sociedad Química y Minera de Chile S.A., a fojas mil treinta y ocho vuelta número ciento noventa y cinco del Registro de Propiedad correspondiente al año mil novecientos noventa y nueve del Conservador de Minas de Vallenar.

/Noventa y seis/ Calvo del once al

 /91/ Bombilla 2 - 1 to 10, with an award judgment and surveyor’s certificate registered to Sociedad Química y Minera de Chile S.A., on Page 674, under No. 132, of the Vallenar Mine Registrar’s Real-Estate Book for 2014;

/92/ Portezuelo II - 1 to 10, with an award judgment and surveyor’s certificate registered to Sociedad Química y Minera de Chile S.A., on Page 70, under No. 12, of the Vallenar Mine Registrar’s Real-Estate Book for 2004;

/93/ Marisela - 1 to 5, with an award judgment and surveyor’s certificate registered to Sociedad Química y Minera de Chile S.A., on Page 1,216, under No. 266, of the Vallenar Mine Registrar’s Real-Estate Book for 2014;

/94/ Taco - 1 to 62, with an award judgment and surveyor’s certificate registered to Sociedad Química y Minera de Chile S.A., on Page 24, under No. 5, of the Vallenar Mine Registrar’s Real-Estate Book for 2000;

/95/ Pirca 6 - 1 to 5, with an award judgment and surveyor’s certificate registered to Sociedad Química y Minera de Chile S.A., on Page 1,038, under No. 195, of the Vallenar Mine Registrar’s Real-Estate Book for 1999;

/96/ Calvo - 11 to 48, with an award judgment

[Translation on the right]

cuarenta y ocho, cuya sentencia constitutiva y acta de mensura se encuentran inscritas, a nombre de Sociedad Química y Minera de Chile S.A., a fojas doscientos trece vuelta número cincuenta del Registro de Propiedad correspondiente al año dos mil uno del Conservador de Minas de Vallenar.

/Noventa y siete/ Pirca ocho II del uno al veinte, cuya sentencia constitutiva y acta de mensura se encuentran inscritas, a nombre de Sociedad Química y Minera de Chile S.A., a fojas setecientos setenta y siete vuelta número ciento cuarenta y cuatro del Registro de Propiedad correspondiente al año mil novecientos noventa y nueve del Conservador de Minas de Vallenar.

/Noventa y ocho/ Pirca cinco II del uno al diez, cuya sentencia constitutiva y acta de mensura se encuentran inscritas, a nombre de Sociedad Química y Minera de Chile S.A., a fojas setecientos veinticuatro vuelta número ciento veintiocho del Registro de Propiedad correspondiente al año mil novecientos noventa y nueve del Conservador de Minas de Vallenar.

/Noventa y nueve/ Pirca cuatro II del uno al treinta, cuya sentencia constitutiva y acta de mensura se encuentran inscritas, a nombre de Sociedad Química y Minera de Chile S.A., a fojas setecientos diecinueve vuelta número ciento veintisiete del Registro de Propiedad correspondiente al año mil novecientos noventa y nueve del Conservador de Minas de Vallenar.

/Cien/ Pelado diecinueve II del uno al cuarenta, cuya sentencia constitutiva y acta de mensura se encuentran inscritas, a nombre de Sociedad Química y Minera de Chile S.A., a fojas cuatrocientos sesenta y ocho vuelta número ochenta y cinco del Registro de Propiedad correspondiente al año dos mil del Conservador de Minas de Vallenar.

and surveyor’s certificate registered to Sociedad Química y Minera de Chile S.A., on the back of Page 213, under No. 50, of the Vallenar Mine Registrar’s Real-Estate Book for 2001;

/97/ Pirca 8 II - 1 to 20, with an award judgment and surveyor’s certificate registered to Sociedad Química y Minera de Chile S.A., on the back of Page 777, under No. 144, of the Vallenar Mine Registrar’s Real-Estate Book for 1999;

/98/ Pirca 5 II - 1 to 10, with an award judgment and surveyor’s certificate registered to Sociedad Química y Minera de Chile S.A., on the back of Page 724, under No. 128, of the Vallenar Mine Registrar’s Real-Estate Book for 1999;

/99/ Pirca 4 II - 1 to 30, with an award judgment and surveyor’s certificate registered to Sociedad Química y Minera de Chile S.A., on the back of Page 719, under No. 127, of the Vallenar Mine Registrar’s Real-Estate Book for 1999;

/100/ Pelado 19 II - 1 to 40, with an award judgment and surveyor’s certificate registered to Sociedad Química y Minera de Chile S.A., on the back of Page 468, under No. 85, of the Vallenar Mine Registrar’s Real-Estate Book for 2000;

[Translation on the right]

/Ciento uno/ Erika tres del uno al veinte, cuya sentencia constitutiva y acta de mensura se encuentran inscritas, a nombre de Sociedad Química y Minera de Chile S.A., a fojas trescientos diez vuelta número sesenta y cinco del Registro de Propiedad correspondiente al año mil novecientos noventa y siete del Conservador de Minas de Vallenar.

/Ciento dos/ Erika cuatro del uno al veinte, cuya sentencia constitutiva y acta de mensura se encuentran inscritas, a nombre de Sociedad Química y Minera de Chile S.A., a fojas trescientos dieciséis número sesenta y seis del Registro de Propiedad correspondiente al año mil novecientos noventa y siete del Conservador de Minas de Vallenar.

/Ciento tres/ Gallo I del uno al treinta, cuya sentencia constitutiva y acta de mensura se encuentran inscritas, a nombre de Sociedad Química y Minera de Chile S.A., a fojas trescientos veintiuno vuelta número sesenta y siete del Registro de Propiedad correspondiente al año mil novecientos noventa y siete del Conservador de Minas de Vallenar.

/Ciento cuatro/ Ingenio del uno al dieciséis, cuya sentencia constitutiva y acta de mensura se encuentran inscritas a fojas ciento setenta y cinco número cuarenta y siete del Registro de Propiedad correspondiente al año mil novecientos noventa y seis del Conservador de Minas de Vallenar. La inscripción de dominio a nombre de Sociedad Química y Minera de Chile S.A. se encuentra inscrita a fojas mil ciento noventa número doscientos cincuenta y tres del Registro de Propiedad correspondiente al año dos mil trece del Conservador de Minas de Vallenar.

 /101/ Erika 3 - 1 to 20, with an award judgment and surveyor’s certificate registered to Sociedad Química y Minera de Chile S.A., on the back of Page 310, under No. 65, of the Vallenar Mine Registrar’s Real-Estate Book for 1997;

/102/ Erika 4 - 1 to 20, with an award judgment and surveyor’s certificate registered to Sociedad Química y Minera de Chile S.A., on Page 316, under No. 66, of the Vallenar Mine Registrar’s Real-Estate Book for 1997;

/103/ Gallo I - 1 to 30, with an award judgment and surveyor’s certificate registered to Sociedad Química y Minera de Chile S.A., on the back of Page 321, under No. 67, of the Vallenar Mine Registrar’s Real-Estate Book for 1997;

/104/ Ingenio - 1 to 16, with an award judgment and surveyor’s certificate registered to Sociedad Química y Minera de Chile S.A., on Page 175, under No. 47, of the Vallenar Mine Registrar’s Real-Estate Book for 1996, with the registration of ownership by Sociedad Química y Minera de Chile S.A. recorded on Page 1,190, under No. 253, of the Vallenar Mine Registrar’s Real-Estate Book for 2013;

[Translation on the right]

/Ciento cinco/ Pirca siete del uno al veinte, cuya sentencia constitutiva y acta de mensura se encuentran inscritas, a nombre de Sociedad Química y Minera de Chile S.A., a fojas ciento veintiuno vuelta número diecisiete del Registro de Propiedad correspondiente al año mil novecientos noventa y siete del Conservador de Minas de Vallenar.

/Ciento seis/ Erika diez del uno al diez, cuya sentencia constitutiva y acta de mensura se encuentran inscritas, a nombre de Sociedad Química y Minera de Chile S.A., a fojas doscientos sesenta y siete vuelta número cuarenta y nueve del Registro de Propiedad correspondiente al año mil novecientos noventa y siete del Conservador de Minas de Vallenar.

/Ciento siete/ Erika once del uno al diez, cuya sentencia constitutiva y acta de mensura se encuentran inscritas, a nombre de Sociedad Química y Minera de Chile S.A., a fojas doscientos setenta y tres número cincuenta del Registro de Propiedad correspondiente al año mil novecientos noventa y siete del Conservador de Minas de Vallenar.

/Ciento ocho/ Suerte uno del uno al diez, cuya sentencia constitutiva y acta de mensura se encuentran inscritas, a nombre de Sociedad Química y Minera de Chile S.A., a fojas doscientos sesenta y dos número cuarenta y ocho del Registro de Propiedad correspondiente al año mil novecientos noventa y siete del Conservador de Minas de Vallenar.

/Ciento nueve/ Erizo tres del uno al veinte, cuya sentencia constitutiva y acta de mensura se encuentran inscritas, a nombre de Sociedad Química y Minera de Chile S.A., a fojas trescientos cuarenta y dos vuelta número ochenta y nueve del Registro de

105/ Pirca 7 - 1 to 20, with an award judgment and surveyor’s certificate registered to Sociedad Química y Minera de Chile S.A., on the back of Page 121, under No. 17, of the Vallenar Mine Registrar’s Real-Estate Book for 1997;

/106/ Erika 10 - 1 to 10, with an award judgment and surveyor’s certificate registered to Sociedad Química y Minera de Chile S.A., on the back of Page 267, under No. 49, of the Vallenar Mine Registrar’s Real-Estate Book for 1997;

/107/ Erika 11 - 1 to 10, with an award judgment and surveyor’s certificate registered to Sociedad Química y Minera de Chile S.A., on Page 273, under No. 50, of the Vallenar Mine Registrar’s Real-Estate Book for 1997;

/108/ Suerte 1 - 1 to 10, with an award judgment and surveyor’s certificate registered to Sociedad Química y Minera de Chile S.A., on Page 262, under No. 48, of the Vallenar Mine Registrar’s Real-Estate Book for 1997;

/109/ Erizo 3 - 1 to 20, with an award judgment and surveyor’s certificate registered to Sociedad Química y Minera de Chile S.A., on the back of Page 342, under No. 89, of the Vallenar Mine Registrar’s Real-Estate Book for 1995;

[Translation on the right]

Propiedad correspondiente al año mil novecientos noventa y cinco del Conservador de Minas de Vallenar.

/Ciento diez/ Erizo cuatro del uno al veinte, cuya sentencia constitutiva y acta de mensura se encuentran inscritas, a nombre de Sociedad Química y Minera de Chile S.A., a fojas ciento cincuenta y seis vuelta número cuarenta y uno del Registro de Propiedad correspondiente al año mil novecientos noventa y seis del Conservador de Minas de Vallenar.

/Ciento once/ Fortuna una del uno al diez, cuya sentencia constitutiva y acta de mensura se encuentran inscritas, a nombre de Sociedad Química y Minera de Chile S.A., a fojas doscientos noventa y nueve número setenta y ocho del Registro de Propiedad correspondiente al año mil novecientos noventa y cinco del Conservador de Minas de Vallenar.

/Ciento doce/ Erizo diez del uno al diez, cuya sentencia constitutiva y acta de mensura se encuentran inscritas, a nombre de Sociedad Química y Minera de Chile S.A., a fojas doscientos setenta y cuatro vuelta número setenta y dos del Registro de Propiedad correspondiente al año mil novecientos noventa y cinco del Conservador de Minas de Vallenar.

/Ciento trece/ Erizo once del uno al diez, cuya sentencia constitutiva y acta de mensura se encuentran inscritas, a nombre de Sociedad Química y Minera de Chile S.A., a fojas doscientos setenta y nueve vuelta número setenta y tres del Registro de Propiedad correspondiente al año mil novecientos noventa y cinco del Conservador de Minas de Vallenar.

/Ciento catorce/ Pelado del cuarenta y uno al sesenta, cuya sentencia constitutiva y acta de mensura se encuentran inscritas, a

/110/ Erizo 4 - 1 to 20, with an award judgment and surveyor’s certificate registered to Sociedad Química y Minera de Chile S.A., on the back of Page 156, under No. 41, of the Vallenar Mine Registrar’s Real-Estate Book for 1996;

/111/ Fortuna 1 - 1 to 10, with an award judgment and surveyor’s certificate registered to Sociedad Química y Minera de Chile S.A., on Page 299, under No. 78, of the Vallenar Mine Registrar’s Real-Estate Book for 1995;

/112/ Erizo 10 - 1 to 10, with an award judgment and surveyor’s certificate registered to Sociedad Química y Minera de Chile S.A., on the back of Page 274, under No. 72, of the Vallenar Mine Registrar’s Real-Estate Book for 1995;

/113/ Erizo 13 - 1 to 10, with an award judgment and surveyor’s certificate registered to Sociedad Química y Minera de Chile S.A., on the back of Page 279, under No. 73, of the Vallenar Mine Registrar’s Real-Estate Book for 1995;

/114/ Pelado - 41 to 60, with an award judgment and surveyor’s certificate registered to Sociedad Química y Minera de Chile S.A.,

[Translation on the right]

nombre de Sociedad Química y Minera de Chile S.A., a fojas noventa y uno vuelta número veintisiete del Registro de Propiedad correspondiente al año mil novecientos noventa y cinco del Conservador de Minas de Vallenar.

/Ciento quince/ Pelado del sesenta y uno al ochenta, cuya sentencia constitutiva y acta de mensura se encuentran inscritas, a nombre de Sociedad Química y Minera de Chile S.A., a fojas noventa y seis vuelta número veintiocho del Registro de Propiedad correspondiente al año mil novecientos noventa y cinco del Conservador de Minas de Vallenar.

/Ciento dieciséis/ Erizo del setenta y uno al ochenta, cuya sentencia constitutiva y acta de mensura se encuentran inscritas, a nombre de Sociedad Química y Minera de Chile S.A., a fojas doscientos cincuenta número sesenta y ocho del Registro de Propiedad correspondiente al año mil novecientos noventa y cinco del Conservador de Minas de Vallenar.

/Ciento diecisiete/ Erizo del ochenta y uno al ciento diez, cuya sentencia constitutiva y acta de mensura se encuentran inscritas, a nombre de Sociedad Química y Minera de Chile S.A., a fojas ciento siete vuelta número treinta del Registro de Propiedad correspondiente al año mil novecientos noventa y cinco del Conservador de Minas de Vallenar.

/Ciento dieciocho/ Erizo del treinta y uno al cincuenta, cuya sentencia constitutiva y acta de mensura se encuentran inscritas, a nombre de Sociedad Química y Minera de Chile S.A., a fojas ciento uno vuelta número veintinueve del Registro de Propiedad correspondiente al año mil novecientos noventa y cinco del Conservador de Minas de Vallenar.

on the back of Page 91, under No. 27, of the Vallenar Mine Registrar’s Real-Estate Book for 1995;

/115/ Pelado - 61 to 80, with an award judgment and surveyor’s certificate registered to Sociedad Química y Minera de Chile S.A., on the back of Page 96, under No. 28, of the Vallenar Mine Registrar’s Real-Estate Book for 1995;

/116/ Erizo - 71 to 80, with an award judgment and surveyor’s certificate registered to Sociedad Química y Minera de Chile S.A., on Page 250, under No. 68, of the Vallenar Mine Registrar’s Real-Estate Book for 1995;

/117/ Erizo - 81 to 110, with an award judgment and surveyor’s certificate registered to Sociedad Química y Minera de Chile S.A., on the back of Page 107, under No. 30, of the Vallenar Mine Registrar’s Real-Estate Book for 1995;

/118/ Erizo - 31 to 50, with an award judgment and surveyor’s certificate registered to Sociedad Química y Minera de Chile S.A., on the back of Page 101, under No. 29, of the Vallenar Mine Registrar’s Real-Estate Book for 1995;

[Translation on the right]

/Ciento diecinueve/ Erizo del once al treinta, cuya sentencia constitutiva y acta de mensura se encuentran inscritas, a nombre de Sociedad Química y Minera de Chile S.A., a fojas ochenta y seis vuelta número veintiséis del Registro de Propiedad correspondiente al año mil novecientos noventa y cinco del Conservador de Minas de Vallenar.

/Ciento veinte/ Pelado del ciento veintiuno al ciento cincuenta, cuya sentencia constitutiva y acta de mensura se encuentran inscritas, a nombre de Sociedad Química y Minera de Chile S.A., a fojas doscientos siete número cincuenta y tres del Registro de Propiedad correspondiente al año mil novecientos noventa y cinco del Conservador de Minas de Vallenar.

/Ciento veintiuno/ Pelado del ciento cincuenta y uno al ciento ochenta, cuya sentencia constitutiva y acta de mensura se encuentran inscritas, a nombre de Sociedad Química y Minera de Chile S.A., a fojas ciento noventa y dos número cuarenta y seis del Registro de Propiedad correspondiente al año mil novecientos noventa y cinco del Conservador de Minas de Vallenar.

/Ciento veintidós/ Pelado del cincuenta y uno al noventa, cuya sentencia constitutiva y acta de mensura se encuentran inscritas, a nombre de Sociedad Química y Minera de Chile S.A., a fojas doscientos uno número cincuenta y dos del Registro de Propiedad correspondiente al año mil novecientos noventa y cinco del Conservador de Minas de Vallenar.

/Ciento veintitrés/ Pelado del uno al diez, cuya sentencia constitutiva y acta de mensura se encuentran inscritas, a nombre de Sociedad Química y Minera de Chile S.A., a fojas ciento treinta y cinco vuelta número treinta y cinco del Registro de Propiedad

119/ Erizo - 11 to 30, with an award judgment and surveyor’s certificate registered to Sociedad Química y Minera de Chile S.A., on the back of Page 86, under No. 26, of the Vallenar Mine Registrar’s Real-Estate Book for 1995;

/120/ Pelado - 121 to 150, with an award judgment and surveyor’s certificate registered to Sociedad Química y Minera de Chile S.A., on Page 207, under No. 53, of the Vallenar Mine Registrar’s Real-Estate Book for 1995;

/121/ Pelado - 151 to 180, with an award judgment and surveyor’s certificate registered to Sociedad Química y Minera de Chile S.A., on Page 192, under No. 46, of the Vallenar Mine Registrar’s Real-Estate Book for 1995;

/122/ Pelado - 51 to 90, with an award judgment and surveyor’s certificate registered to Sociedad Química y Minera de Chile S.A., on Page 201, under No. 52, of the Vallenar Mine Registrar’s Real-Estate Book for 1995;

/123/ Pelado - 1 to 10, with an award judgment and surveyor’s certificate registered to Sociedad Química y Minera de Chile S.A., on the back of Page 135, under No. 35, of the Vallenar Mine Registrar’s Real-Estate Book for 1995;

[Translation on the right]

correspondiente al año mil novecientos noventa y cinco del Conservador de Minas de Vallenar.

/Ciento veinticuatro/ Pelado del once al cincuenta, cuya sentencia constitutiva y acta de mensura se encuentran inscritas, a nombre de Sociedad Química y Minera de Chile S.A., a fojas trescientos treinta y dos número sesenta y tres del Registro de Propiedad correspondiente al año dos mil del Conservador de Minas de Vallenar.

/Ciento veinticinco/ Felisa del treinta y uno al setenta, cuya sentencia constitutiva y acta de mensura se encuentran inscritas, a nombre de Sociedad Química y Minera de Chile S.A., a fojas trescientos catorce vuelta número ochenta y uno del Registro de Propiedad correspondiente al año mil novecientos noventa y cinco del Conservador de Minas de Vallenar.

/Ciento veintiséis/ Felisa del uno al treinta, cuya sentencia constitutiva y acta de mensura se encuentran inscritas, a nombre de Sociedad Química y Minera de Chile S.A., a fojas trescientos nueve número ochenta del Registro de Propiedad correspondiente al año mil novecientos noventa y cinco del Conservador de Minas de Vallenar.

/Ciento veintisiete/ Kike del ciento uno al ciento sesenta, cuya sentencia constitutiva y acta de mensura se encuentran inscritas, a nombre de Sociedad Química y Minera de Chile S.A., a fojas treinta y uno número seis del Registro de Propiedad correspondiente al año mil novecientos noventa y siete del Conservador de Minas de Vallenar.

/Ciento veintiocho/ Reemplazo del doscientos uno al doscientos sesenta, cuya sentencia constitutiva y acta de mensura se encuentran inscritas, a nombre de Sociedad Química y Minera de Chile S.A., a fojas ochenta y uno número veinticinco del

/124/ Pelado - 11 to 50, with an award judgment and surveyor’s certificate registered to Sociedad Química y Minera de Chile S.A., on Page 332, under No. 63, of the Vallenar Mine Registrar’s Real-Estate Book for 2000;

/125/ Felisa - 31 to 70, with an award judgment and surveyor’s certificate registered to Sociedad Química y Minera de Chile S.A., on the back of Page 314, under No. 81, of the Vallenar Mine Registrar’s Real-Estate Book for 1995;

/126/ Felisa - 1 to 30, with an award judgment and surveyor’s certificate registered to Sociedad Química y Minera de Chile S.A., on Page 309, under No. 80, of the Vallenar Mine Registrar’s Real-Estate Book for 1995;

/127/ Kike - 101 to 160, with an award judgment and surveyor’s certificate registered to Sociedad Química y Minera de Chile S.A., on Page 31, under No. 6, of the Vallenar Mine Registrar’s Real-Estate Book for 1997;

/128/ Reemplazo - 201 to 260, with an award judgment and surveyor’s certificate registered to Sociedad Química y Minera de Chile S.A., on Page 81, under No. 25, of the Vallenar Mine Registrar’s Real-Estate Book for 1995;

[Translation on the right]

Registro de Propiedad correspondiente al año mil novecientos noventa y cinco del Conservador de Minas de Vallenar.

/Ciento veintinueve/ Ester I del uno al trece, cuya sentencia constitutiva y acta de mensura se encuentran inscritas, a nombre de Sociedad Química y Minera de Chile S.A., a fojas trescientos veinte vuelta número ochenta y dos del Registro de Propiedad correspondiente al año mil novecientos noventa y cinco del Conservador de Minas de Vallenar.

/Ciento treinta/ Ester II del uno al veinticuatro, cuya sentencia constitutiva y acta de mensura se encuentran inscritas, a nombre de Sociedad Química y Minera de Chile S.A., a fojas doscientos noventa y cuatro número setenta y siete del Registro de Propiedad correspondiente al año mil novecientos noventa y cinco del Conservador de Minas de Vallenar.

/Ciento treinta y uno/ Fortuna dos del uno al cuarenta, cuya sentencia constitutiva y acta de mensura se encuentran inscritas, a nombre de Sociedad Química y Minera de Chile S.A., a fojas trescientos cuatro número setenta y nueve del Registro de Propiedad correspondiente del año mil novecientos noventa y cinco del Conservador de Minas de Vallenar.

/Ciento treinta y dos/ Gallo II del uno al treinta, cuya sentencia constitutiva y acta de mensura se encuentran inscritas, a nombre de Sociedad Química y Minera de Chile S.A., a fojas cuarenta y tres vuelta número ocho del Registro de Propiedad correspondiente al año mil novecientos noventa y siete del Conservador de Minas de Vallenar.

/Ciento treinta y tres/ Carola del uno al diez, cuya sentencia constitutiva y acta de mensura se encuentran inscritas, a nombre de Sociedad Química y Minera de Chile S.A.,

/129/ Ester I - 1 to 13, with an award judgment and surveyor’s certificate registered to Sociedad Química y Minera de Chile S.A., on the back of Page 320, under No. 82, of the Vallenar Mine Registrar’s Real-Estate Book for 1995;

/130/ Ester II - 1 to 24, with an award judgment and surveyor’s certificate registered to Sociedad Química y Minera de Chile S.A., on Page 294, under No. 77, of the Vallenar Mine Registrar’s Real-Estate Book for 1995;

/131/ Fortuna 2 - 1 to 40, with an award judgment and surveyor’s certificate registered to Sociedad Química y Minera de Chile S.A., on Page 304, under No. 79, of the Vallenar Mine Registrar’s Real-Estate Book for 1995;

/132/ Gallo II - 1 to 30, with an award judgment and surveyor’s certificate registered to Sociedad Química y Minera de Chile S.A., on the back of Page 43, under No. 8, of the Vallenar Mine Registrar’s Real-Estate Book for 1997;

/133/ Carola - 1 to 10, with an award judgment and surveyor’s certificate registered to Sociedad Química y Minera de Chile S.A., on Page 348, under No. 90, of the Vallenar

[Translation on the right]

a fojas trescientos cuarenta y ocho número noventa del Registro de Propiedad correspondiente al año mil novecientos noventa y cinco del Conservador de Minas de Vallenar.

/Ciento treinta y cuatro/ Pelado cinco del uno al diez, cuya sentencia constitutiva y acta de mensura se encuentran inscritas, a nombre de Sociedad Química y Minera de Chile S.A., a fojas doscientos ochenta y cinco vuelta número ciento doce del Registro de Propiedad correspondiente al año mil novecientos noventa y dos del Conservador de Minas de Vallenar.

/Ciento treinta y cinco/ Pelado cuatro del uno al diez, cuya sentencia constitutiva y acta de mensura se encuentran inscritas, a nombre de Sociedad Química y Minera de Chile S.A., a fojas doscientos ochenta vuelta número ciento once del Registro de Propiedad correspondiente al año mil novecientos noventa y dos del Conservador de Minas de Vallenar.

/Ciento treinta y seis/ Cabellos seis del uno al treinta, cuya sentencia constitutiva y acta de mensura se encuentran inscritas, a nombre de Sociedad Química y Minera de Chile S.A., a fojas ciento cincuenta y uno número treinta y nueve del Registro de Propiedad correspondiente al año mil novecientos noventa y dos del Conservador de Minas de Vallenar.

/Ciento treinta y siete/ Cabellos siete del uno al treinta, cuya sentencia constitutiva y acta de mensura se encuentran inscritas, a nombre de Sociedad Química y Minera de Chile S.A., a fojas ciento cincuenta y seis número cuarenta del Registro de Propiedad correspondiente al año mil novecientos noventa y dos del Conservador de Minas de Vallenar.

Mine Registrar’s Real-Estate Book for 1995;

/134/ Pelado 5 - 1 to 10, with an award judgment and surveyor’s certificate registered to Sociedad Química y Minera de Chile S.A., on the back of Page 285, under No. 112, of the Vallenar Mine Registrar’s Real-Estate Book for 1992;

/135/ Pelado 4 - 1 to 10, with an award judgment and surveyor’s certificate registered to Sociedad Química y Minera de Chile S.A., on the back of Page 280, under No. 111, of the Vallenar Mine Registrar’s Real-Estate Book for 1992;

/136/ Cabellos 6 - 1 to 30, with an award judgment and surveyor’s certificate registered to Sociedad Química y Minera de Chile S.A., on Page 151, under No. 39, of the Vallenar Mine Registrar’s Real-Estate Book for 1992;

/137/ Cabellos 7 - 1 to 30, with an award judgment and surveyor’s certificate registered to Sociedad Química y Minera de Chile S.A., on Page 156, under No. 40, of the Vallenar Mine Registrar’s Real-Estate Book for 1992;

Dos. Uno. Dos. Conservador de Minas de	2.1.2. Copiapó Mine Registrar:

[Translation on the right]

Copiapó. /Uno/ Reinaldo uno del uno al veinte, cuya sentencia constitutiva y acta de mensura se encuentran inscritas, a nombre de Sociedad Química y Minera de Chile S.A., a fojas mil doscientos cincuenta y dos número trescientos noventa y tres del Registro de Propiedad correspondiente al año dos mil diecisiete del Conservador de Minas de Copiapó.

/Dos/ Reinaldo dos del uno al treinta, cuya sentencia constitutiva y acta de mensura se encuentran inscritas, a nombre de Sociedad Química y Minera de Chile S.A., a fojas mil doscientos cincuenta y siete vuelta número trescientos noventa y cuatro del Registro de Propiedad correspondiente al año dos mil diecisiete del Conservador de Minas de Copiapó.

/Tres/ Reinaldo tres del uno al treinta, cuya sentencia constitutiva y acta de mensura se encuentran inscritas, a nombre de Sociedad Química y Minera de Chile S.A., a fojas mil doscientos sesenta y tres vuelta número trescientos noventa y cinco del Registro de Propiedad correspondiente al año dos mil diecisiete del Conservador de Minas de Copiapó.

/Cuatro/ Reinaldo cuatro del uno al treinta, cuya sentencia constitutiva y acta de mensura se encuentran inscritas, a nombre de Sociedad Química y Minera de Chile S.A., a fojas mil doscientos sesenta y nueve vuelta número trescientos noventa y seis del Registro de Propiedad correspondiente al año dos mil diecisiete del Conservador de Minas de Copiapó.

/Cinco/ Chiflón norte uno del uno al cuarenta, cuya sentencia constitutiva y acta de mensura se encuentran inscritas, a nombre de Sociedad Química y Minera de Chile S.A., a fojas mil seiscientos setenta y siete vuelta número trescientos veintidós del

/1/ Reinaldo 1 - 1 to 20, with an award judgement and surveyor’s certificate registered to Sociedad Química y Minera de Chile S.A., on Page 1,252, under No. 393, of the Copiapó Mine Registrar’s Real-Estate Book for 2017;

/2/ Reinaldo 2 - 1 to 30, with an award judgement and surveyor’s certificate registered to Sociedad Química y Minera de Chile S.A., on the back of Page 1,257, under No. 394, of the Copiapó Mine Registrar’s Real-Estate Book for 2017;

/3/ Reinaldo 3 - 1 to 30, with an award judgement and surveyor’s certificate registered to Sociedad Química y Minera de Chile S.A., on the back of Page 1,263, under No. 395, of the Copiapó Mine Registrar’s Real-Estate Book for 2017;

/4/ Reinaldo 4 - 1 to 30, with an award judgement and surveyor’s certificate registered to Sociedad Química y Minera de Chile S.A., on the back of Page 1,269, under No. 396, of the Copiapó Mine Registrar’s Real-Estate Book for 2017;

/5/ Chiflón norte 1 - 1 to 40, with an award judgement and surveyor’s certificate registered to Sociedad Química y Minera de Chile S.A., on the back of Page 1,677, under No. 322, of the Copiapó Mine Registrar’s Real-Estate Book for 2015;

[Translation on the right]

Registro de Propiedad correspondiente al año dos mil quince del Conservador de Minas de Copiapó.

/Seis/ Papela once del uno al veinte, cuya sentencia constitutiva y acta de mensura se encuentran inscritas, a nombre de Sociedad Química y Minera de Chile S.A., a fojas tres mil doscientos noventa y ocho vuelta número setecientos noventa y dos del Registro de Propiedad correspondiente al año dos mil catorce del Conservador de Minas de Copiapó.

/Siete/ Gipsy diez del uno al treinta, cuya sentencia constitutiva y acta de mensura se encuentran inscritas, a nombre de Sociedad Química y Minera de Chile S.A., a fojas tres mil ochocientos ochenta y cuatro vuelta número novecientos setenta y siete del Registro de Propiedad correspondiente al año dos mil catorce del Conservador de Minas de Copiapó.

/Ocho/ Gipsy siete del uno al treinta, cuya sentencia constitutiva y acta de mensura se encuentran inscritas, a nombre de Sociedad Química y Minera de Chile S.A., a fojas tres mil ochocientos setenta número novecientos setenta y cinco del Registro de Propiedad correspondiente al año dos mil catorce del Conservador de Minas de Copiapó.

/Nueve/ Gipsy ocho del uno al treinta y cinco, cuya sentencia constitutiva y acta de mensura se encuentran inscritas, a nombre de Sociedad Química y Minera de Chile S.A., a fojas tres mil ochocientos setenta y siete número novecientos setenta y seis del Registro de Propiedad correspondiente al año dos mil catorce del Conservador de Minas de Copiapó.

/Diez/ Gitana dos del uno al veinte, cuya sentencia constitutiva y acta de mensura se encuentran inscritas, a nombre de Sociedad Química y Minera de Chile S.A., a fojas tres

/6/ Papela 11 - 1 to 20, with an award judgement and surveyor’s certificate registered to Sociedad Química y Minera de Chile S.A., on the back of Page 3,298, under No. 792, of the Copiapó Mine Registrar’s Real-Estate Book for 2014;

/7/ Gipsy 10 - 1 to 30, with an award judgement and surveyor’s certificate registered to Sociedad Química y Minera de Chile S.A., on the back of Page 3,884, under No. 977, of the Copiapó Mine Registrar’s Real-Estate Book for 2014;

/8/ Gipsy 7 - 1 to 30, with an award judgement and surveyor’s certificate registered to Sociedad Química y Minera de Chile S.A., on Page 3,870, under No. 975, of the Copiapó Mine Registrar’s Real-Estate Book for 2014;

/9/ Gipsy 8 - 1 to 35, with an award judgement and surveyor’s certificate registered to Sociedad Química y Minera de Chile S.A., on Page 3,877, under No. 976, of the Copiapó Mine Registrar’s Real-Estate Book for 2014;

/10/ Gitana 2 - 1 to 20, with an award judgement and surveyor’s certificate registered to Sociedad Química y Minera de Chile S.A., on the back of Page 3,891, under

[Translation on the right]

mil ochocientos noventa y uno vuelta número novecientos setenta y ocho del Registro de Propiedad correspondiente al año dos mil catorce del Conservador de Minas de Copiapó.

/Once/ Gitana veinte del uno al cuarenta, cuya sentencia constitutiva y acta de mensura se encuentran inscritas, a nombre de Sociedad Química y Minera de Chile S.A., a fojas tres mil novecientos once vuelta número novecientos ochenta y uno del Registro de Propiedad correspondiente al año dos mil catorce del Conservador de Minas de Copiapó.

/Doce/ Gitana tres del uno al veinte, cuya sentencia constitutiva y acta de mensura se encuentran inscritas, a nombre de Sociedad Química y Minera de Chile S.A., a fojas tres mil ochocientos noventa y ocho número novecientos setenta y nueve del Registro de Propiedad correspondiente al año dos mil catorce del Conservador de Minas de Copiapó.

/Trece/ Gitana cuatro del uno al diez, cuya sentencia constitutiva y acta de mensura se encuentran inscritas, a nombre de Sociedad Química y Minera de Chile S.A., a fojas tres mil novecientos cinco número novecientos ochenta del Registro de Propiedad correspondiente al año dos mil catorce del Conservador de Minas de Copiapó.

/Catorce/ Bolsico tres III del uno al treinta, cuya sentencia constitutiva y acta de mensura se encuentran inscritas, a nombre de Sociedad Química y Minera de Chile S.A., a fojas trescientos cuarenta y cuatro vuelta número noventa y uno del Registro de Propiedad correspondiente al año dos mil del Conservador de Minas de Copiapó.

/Quince/ Bolsico uno III del uno al treinta, cuya sentencia constitutiva y acta de mensura se encuentran inscritas, a nombre

No. 978, of the Copiapó Mine Registrar’s Real-Estate Book for 2014;

/11/ Gitana 20 - 1 to 40, with an award judgement and surveyor’s certificate registered to Sociedad Química y Minera de Chile S.A., on the back of Page 3,911, under No. 981, of the Copiapó Mine Registrar’s Real-Estate Book for 2014;

/12/ Gitana 3 - 1 to 20, with an award judgement and surveyor’s certificate registered to Sociedad Química y Minera de Chile S.A., on Page 3,898, under No. 979, of the Copiapó Mine Registrar’s Real-Estate Book for 2014;

/13/ Gitana 4 - 1 to 10, with an award judgement and surveyor’s certificate registered to Sociedad Química y Minera de Chile S.A., on Page 3,905, under No. 980, of the Copiapó Mine Registrar’s Real-Estate Book for 2014;

/14/ Bolsico 3 - 1 to 30, with an award judgement and surveyor’s certificate registered to Sociedad Química y Minera de Chile S.A., on the back of Page 344, under No. 91, of the Copiapó Mine Registrar’s Real-Estate Book for 2000;

 /15/ Bolsico 1 III - 1 to 30, with an award judgement and surveyor’s certificate registered to Sociedad Química y Minera de

[Translation on the right]

de Sociedad Química y Minera de Chile S.A., a fojas trescientos treinta y tres vuelta número ochenta y nueve del Registro de Propiedad correspondiente al año dos mil del Conservador de Minas de Copiapó.

/Dieciséis/ Bolsico dos III del uno al treinta, cuya sentencia constitutiva y acta de mensura se encuentran inscritas, a nombre de Sociedad Química y Minera de Chile S.A., a fojas trescientos treinta y nueve número noventa del Registro de Propiedad correspondiente al año dos mil del Conservador de Minas de Copiapó.

/Diecisiete/ Cabellos seis del uno al treinta, cuya sentencia constitutiva y acta de mensura se encuentran inscritas, a nombre de Sociedad Química y Minera de Chile S.A., a fojas setecientos dieciséis número ciento quince del Registro de Propiedad correspondiente al año mil novecientos noventa y dos del Conservador de Minas de Copiapó.

/Dieciocho/ Cabellos tres del uno al veinte, cuya sentencia constitutiva y acta de mensura se encuentran inscritas, a nombre de Sociedad Química y Minera de Chile S.A., a fojas seiscientos noventa y cuatro vuelta número ciento doce del Registro de Propiedad correspondiente al año mil novecientos noventa y dos del Conservador de Minas de Copiapó.

/Diecinueve/ Cabellos cuatro del uno al veinte, cuya sentencia constitutiva y acta de mensura se encuentran inscritas, a nombre de Sociedad Química y Minera de Chile S.A., a fojas setecientos uno vuelta número ciento trece del Registro de Propiedad correspondiente al año mil novecientos noventa y dos del Conservador de Minas de Copiapó.

/Veinte/ Cabellos uno del uno al diez, cuya sentencia constitutiva y acta de mensura se

Chile S.A., on the back of Page 333, under No. 89, of the Copiapó Mine Registrar’s Real-Estate Book for 2000;

/16/ Bolsico 2 III - 1 to 30, with an award judgement and surveyor’s certificate registered to Sociedad Química y Minera de Chile S.A., on Page 339, under No. 90, of the Copiapó Mine Registrar’s Real-Estate Book for 2000;

/17/ Cabellos 6 - 1 to 30, with an award judgement and surveyor’s certificate registered to Sociedad Química y Minera de Chile S.A., on Page 716, under No. 115, of the Copiapó Mine Registrar’s Real-Estate Book for 1992;

/18/ Cabellos 3 - 1 to 20, with an award judgement and surveyor’s certificate registered to Sociedad Química y Minera de Chile S.A., on the back of Page 694, under No. 112, of the Copiapó Mine Registrar’s Real-Estate Book for 1992;

/19/ Cabellos 4 - 1 to 20, with an award judgement and surveyor’s certificate registered to Sociedad Química y Minera de Chile S.A., on the back of Page 701, under No. 113, of the Copiapó Mine Registrar’s Real-Estate Book for 1992;

/20/ Cabellos 1 - 1 to 10, with an award judgement and surveyor’s certificate

[Translation on the right]

encuentran inscritas, a nombre de Sociedad Química y Minera de Chile S.A., a fojas seiscientos ochenta vuelta número ciento diez del Registro de Propiedad correspondiente al año mil novecientos noventa y dos del Conservador de Minas de Copiapó.

/Veintiuno/ Cabellos dos del uno al diez, cuya sentencia constitutiva y acta de mensura se encuentran inscritas, a nombre de Sociedad Química y Minera de Chile S.A., a fojas seiscientos ochenta y siete vuelta número ciento once del Registro de Propiedad correspondiente al año mil novecientos noventa y dos del Conservador de Minas de Copiapó.

Dos. Dos. Área. El área efectiva o de extensión territorial que comprenden los Derechos Mineros es de aproximadamente treinta y seis mil cuatrocientos once hectáreas, ubicada en la Región de Atacama, en adelante el “Área”. Tanto los Derechos Mineros como el Área se grafican ilustrativamente en el plano que se adjunta como Anexo Dos. Dos de este Contrato, el cual se protocoliza con esta fecha en los registros de esta notaría y se entiende formar parte del mismo para todos los efectos a que pueda haber lugar. Los Derechos Mineros han sido emplazados en el referido plano de acuerdo con las coordenadas planas universales transversales de Mercator, referidas en el Datum Provisional Sudamericano La Canoa de fecha mil novecientos cincuenta y seis, Elipsoide de Referencia Internacional de fecha mil novecientos veinticuatro, en base a los vértices de cada uno de ellos.

registered to Sociedad Química y Minera de Chile S.A., on the back of Page 680, under No. 110, of the Copiapó Mine Registrar’s Real-Estate Book for 1992;

/21/ Cabellos dos 1 to 10, with an award judgment and surveyor’s certificate registered to Sociedad Química y Minera de Chile S.A., on the back of Page 687, under No. 111 of the Copiapó Mine Registrar’s Real-Estate Book for 1992.

2.2. Area: The actual area or territorial expansion of the Mining Rights is approximately 36,411 hectares in the Atacama Region, hereinafter called the “Area”. Both the Mining Rights and the Area are shown in the map annexed hereto as Appendix 2.2, which has been entered on this date in the records of these notary offices, and shall be deemed an integral part hereof for all relevant purposes. The Mining Rights have been marked in the forenamed map according to the Mercator universal transverse plane coordinates, stated in the Provisional South-American Datum at La Canoa of 1956, based on their respective vertices in the International Reference Ellipsoid of 1924.

TERCERO: DECLARACIONES Y GARANTÍAS.	THIRD – REPRESENTATIONS AND WARRANTIES:
Tres. Uno. Capacidad de las Partes. Cada una de las Partes declara y garantiza lo	3.1. Capacity of the Parties: Each of the Parties hereby represents and warrants:

[Translation on the right]

siguiente: /a/ que es una empresa, agencia o sociedad debidamente constituida y vigente y que está autorizada para hacer negocios y cumplir los objetivos de este Contrato; /b/ que tiene la capacidad de celebrar y ejecutar este Contrato y ha adoptado todas las acciones que podrían ser necesarias para permitir su suscripción; /c/ que este Contrato es suscrito por representantes con facultades y atribuciones suficientes y necesarias para ello; /d/ que cada una suscribe el presente Contrato en mérito de sus propias informaciones y a su entera iniciativa y riesgo, sin responsabilidad alguna para la otra Parte.	/a/ that it is a duly incorporated partnership, agency or company in good standing, and authorized to do business and meet the purposes of this Agreement; /b/ that it is legally competent to enter into, and execute, this Agreement, and has taken all actions that may be needed to enable the execution thereof; /c/ that the signatories hereof have been granted the sufficient and necessary powers and authority to do so, and /d/ that they have respectively executed this Agreement on the merits of their own information, on their own initiative and at their own risk, without any responsibility whatsoever falling upon the other Party.

Tres. Dos. Declaraciones de SQM. SQM, con respecto a los Derechos Mineros, declara que a su mejor saber y entender:

/a/ son de su exclusivo dominio y se encuentran vigentes;

/b/ se encuentran libres de toda hipoteca, prenda, usufructo, arrendamiento, prohibición, embargo, acciones y/o condiciones resolutorias, promesas, opciones, servidumbres, regalías o royalties contractuales, derechos preferentes de terceros, derechos reales y, en general, toda limitación o restricción que afecte su dominio;

/c/ no tiene conocimiento de ninguna notificación judicial de demanda, citación o requerimiento en relación a los Derechos Mineros, en la que se le impute un eventual incumplimiento o violación de ley o reglamento, falta de permisos adecuados, o infracciones de cualquier clase o naturaleza;

/d/ no tiene conocimiento que existan terceros que tengan concesiones, pedimentos o manifestaciones mineras que tengan o pudieran tener un mejor derecho o preferencia sobre los Derechos Mineros; y

/e/ no existen a esta fecha pagos de patentes mineras pendientes en relación con los

3.2. Representations by SQM: In respect of the Mining Rights, SQM hereby represents that to the best of its knowledge and belief:

/a/ it is the sole owner thereof, and that they are presently valid;

/b/ that they are free of any mortgages, pledges, usufructs, leases, restrictions, seizures, actions or conditions for cancellation, promises, options, easements, contractual royalties, pre-emptive rights of third parties, rights in rem, and generally, any other limitations or restrictions affecting its ownership thereof;

/c/ that it is not aware of any court notification of any claims, summons or requirements in connection with the Mining Rights, for not complying or breaking any laws or regulations, lacking any proper permits, or any other kind or sort of offenses;

/d/ that it is not aware of any third-parties’ claims for exploration or exploitation, or statements of discovery, having or that may have any better rights or preference over the Mining Rights, and

/e/ that, to this date, there are no outstanding payments of mining patents concerning the

Derechos Mineros o, que de existir, serán inmediatamente pagados por SQM de su exclusiva cuenta y costo.	Mining Rights, and that, should there be any, they shall be immediately paid by SQM, on its own account at its own cost.

[Translation on the right]

Tres. Tres. Declaraciones de KM. KM declara que:

/a/ acepta a su entera y total satisfacción todas y cada una de las declaraciones efectuadas por SQM en la Sección Tres. Dos;

/b/ conoce y ha visitado el Área y los terrenos superficiales que abarca; y que ha recibido a plena satisfacción las fotocopias de los títulos y certificados de pago de patentes mineras de los Derechos Mineros;

/c/ independientemente ha requerido y obtenido los estudios de títulos y estudios técnicos y asesorías que ha estimado pertinente en relación con los Derechos Mineros y con este Contrato, y declara, en virtud de ello, que tales estudios y asesorías le han permitido suscribir este Contrato en los términos de que da cuenta el mismo y de su exclusiva cuenta, costo, riesgo y responsabilidad;

/d/ conoce y ha revisado los derechos de cualquier naturaleza, incluyendo mineros, que terceros tienen o puedan tener en todo o parte del Área y/o de su predio superficial, los cuales ha tenido en cuenta al momento de celebrar este Contrato.

/e/ una vez ejercida la Promesa, realizará o causará que la SCM efectúe todas las acciones necesarias con el objeto que los Derechos Mineros mantengan su vigencia, validez, preferencia, y para la protección y amparo de los mismos;

/f/ Dentro del Área o en una porción de ella, no es dueña, sea directa, indirectamente o a través de terceros, de uno o más estacamentos salitrales, pedimentos mineros, manifestaciones mineras, concesiones mineras de exploración o de explotación que hayan sido solicitados o

3.3. Representations by KM: KM hereby represents:

/a/ that it fully and satisfactorily accepts each and all of SQM’s representations in Section 3.2;

/b/ that it knows and has visited the Area and surface lands therein, and has satisfactorily received photocopies of the title deeds and certificates of payment of the mining patents corresponding to the Mining Rights;

/c/ that, after requesting and obtaining all of the independent title searches, technical studies and counselling deemed pertinent with regard to the Mining Rights and this Agreement, and based on such searches, studies and counselling, it has executed the latter, in the terms hereof, on its own account and responsibility, and at its own cost and risk;

/d/ that it knows of, and has reviewed, the rights of any kind, including mining, held or that may be held by third parties in the Area, or any part thereof, and in the surface lands comprised therein, and has borne them in mind when executing this Agreement;

/e/ that implementing the Promise shall entail that thereafter, the SCM take all necessary actions to ensure the continued effectiveness, validity, preference, protection and shelter of the Mining Rights;

/f/ that, it does not, directly or indirectly through any third parties, own or have any stacked saltpetre claims, petitioned mining claims for exploration, statements of discovery, and mining claims for exploration or exploitation, submitted by, or awarded to, KM or any of the latter’s related person, as the constituidos por KM, cualquier persona relacionada a la misma -según el concepto de persona relacionada se define en el artículo cien de la Ley Número dieciocho mil cuarenta y cinco, o por cualquier trabajador o prestador de servicios para KM;

/g/ Financieramente es y será capaz de solventar las obligaciones que emanan de este Contrato, el cumplimiento de las Condiciones, la Exploración, el funcionamiento de la SCM, la preparación del Estudio de Factibilidad y las Operaciones.

term is defined in Article 100 of Law No. 18,045, or by any other worker or service provider on behalf of KM, within the Area or any part thereof, and

/g/ that it is and shall be financially capable of meeting its obligations hereunder and the Conditions, completing the Exploration, keeping the SCM operational, preparing the Feasibility Study and conducting the Operations.

[Translation on the right]

CUARTO: OBJETO DEL CONTRATO Y VIGENCIA.	FOURTH - PURPOSE AND DURATION OF THE AGREEMENT:

Cuatro. Uno. Objeto. SQM y KM suscriben este Contrato para los siguientes fines:

/a/ Exploración: Sujeto a los términos de este Contrato, al cumplimiento de las obligaciones y Condiciones que se establecen él, SQM otorga a KM derecho para que, sin perjuicio de la Reserva, por su cuenta, costo, riesgo, y responsabilidad, directa o indirectamente, desarrolle la Exploración en los Derechos Mineros.

/b/ Promesa Unilateral para la constitución de una Sociedad Contractual Minera. Sujeto a los términos de este Contrato, al cumplimiento de las obligaciones y Condiciones que se establecen él, SQM promete constituir una SCM con KM, según como se señala en la Cláusula Décima, siendo facultativo para esta última celebrar o no el contrato prometido, en adelante la “Promesa”.

4.1. Purpose: SQM and KM have executed this Agreement for the following purposes:

/a/ Exploration: Subject to the terms hereof, and to meeting the obligations and Conditions defined herein, SQM hereby gives KM the right to directly or indirectly perform Exploration works in the Mining Rights, on its own account and responsibility, and at its own cost and risk, without limiting the Reserve.

/b/ Unilateral Promise to Incorporate a Contract Mining Company: Subject to the terms hereof, and to meeting the obligations and Conditions defined herein, SQM hereby promises to incorporate a SCM with KM, as stipulated in Clause 10, and the latter may opt to execute or not the promised agreement, hereinafter called the “Promise”.

Cuatro. Dos. Aceptación de KM. Por medio de este acto, KM, debidamente representada, viene en aceptar el derecho de Exploración, la Promesa y los demás derechos y obligaciones que las Partes se otorgan conforme a los términos del presente Contrato.	4.2. Acceptance by KM: Duly represented, KM hereby accepts the forenamed right of Exploration, the Promise and the other rights and obligations that the Parties reciprocally give each hereunder.

[Translation on the right]

Cuatro. Tres. Obligación de KM con respecto a la SCM y promesa de hecho ajeno.

Con motivo de lo anterior, KM se obliga a causar el cumplimiento por parte de la SCM de todas las obligaciones que en este Contrato se establecen para la SCM y a que estas sean cumplidas por la SCM como promesa de hecho ajeno de acuerdo al artículo mi cuatrocientos cincuenta del Código Civil.

Cuatro. Cuatro. Desistimiento total expreso.

/a/ En cualquier momento durante la vigencia del Contrato, KM podrá decidir no perseverar en el Contrato, desistiéndose de éste, dándose por terminado el Contrato y extinguiéndose por lo tanto todos los derechos que éste le otorga. Dicha voluntad la manifestará en una escritura pública que suscribirá para tal efecto y en la cual además efectuará los alzamientos y cancelaciones que se señalan en la Sección Cuatro. Nueve siguiente. Dentro de los cinco días corridos siguientes a la fecha de tal escritura pública, KM comunicará a SQM dicho desistimiento adjuntando una copia de la escritura pública de desistimiento y dando cuenta de haberla ingresado a los Conservadores de Minas competentes para su debido registro, y anotación de alzamientos y cancelaciones.

/b/ En el evento de desistimiento durante los primeros doce meses de vigencia del Contrato, KM pagará a SQM la cantidad total de Gastos Mínimos de Exploración correspondientes a dicho periodo.

Cuatro. Cinco. Desistimiento parcial expreso y reducción. En cualquier momento durante la vigencia del Contrato, y por una vez dentro de cada período anual de vigencia del Contrato, KM podrá decidir no perseverar en el Contrato con respecto a ciertos

4.3. KM’s Obligation with the SCM and the Promise of Performance by Others:

In reason of the foregoing, KM hereby commits to have the SCM meet all of its obligations hereunder as a promise of performance by others, per Article 1,450 of the Chilean Civil Code.

4.4. Full Express Withdrawal:

/a/ At any time while this Agreement is in effect, KM may decide not to persevere and withdraw, which shall terminate the Agreement, and hence, extinguish all of its rights hereunder. To do so, KM shall express its intention in a public deed, including the lifts and cancellations stated in Section 4.9. Within 5 days of having signed the aforesaid document, KM shall advise SQM of its withdrawal, enclosing a copy of the withdrawal public deed, with proof of entry thereof, and annotations of the lifts and cancellations, in the relevant Mine Registrars’ books.

/b/ If it withdrew during the first 12 months hereof, KM shall pay SQM the total amount of Minimum Exploration Expenses corresponding to the said period.

4.5. Express Partial Withdrawal and Reduction: At any time while this Agreement is in effect and once within each annual period hereof, KM may decide not persevere and withdraw with regard to some of the Mining Rights, which shall terminate the Agreement

[Translation on the right]

Derechos Mineros, desistiéndose de éste, dándose por terminado el Contrato y extinguiéndose por lo tanto todos los derechos que éste le otorga únicamente con respecto a los Derechos Mineros a que se refiere el desistimiento. Dicha voluntad la manifestará y comunicará de la misma forma y plazos aplicables para el desistimiento total expreso.

Cuatro. Seis. Desistimiento tácito. Se entenderá también que KM ha decidido no perseverar en el Contrato, desistiéndose de éste, dándose por terminado el Contrato y extinguiéndose por lo tanto todos los derechos que éste le otorga, aun cuando no hubiera suscrito la escritura pública y la comunicación de desistimiento, si no cumpliere en forma total y oportuna con cada una de las Condiciones o con lo dispuesto en la Sección Diez. Uno sobre “Constitución de la Sociedad Contractual Minera”.

Cuatro. Siete. Vigencia del Contrato. Sin perjuicio de las obligaciones que subsistan más allá del término del Contrato, este Contrato tendrá vigencia desde la fecha de esta escritura pública y hasta: /a/ que se constituya la SCM; /b/ que expire el Plazo; o /c/ la ocurrencia de cualquiera de las siguientes causales de término anticipado: -i-que en cualquier momento, sea en forma expresa o tácita, KM se desista del Contrato; -ii- la quiebra o insolvencia de KM; -iii- el incumplimiento grave por KM de alguna de las declaraciones y obligaciones de este Contrato; y -iv- expropiación de alguno de los Derechos Mineros.

Cuatro. Ocho. Efectos del término del Contrato. El término del Contrato, sea con respecto a todos o a ciertos Derechos Mineros, tendrá los siguientes efectos:

/a/ La Promesa y la Prohibición SQM quedarán sin efecto con respecto a los and hence, extinguish all of its rights hereunder, only with regard to the Mining Rights stated in the withdrawal. To do so, KM shall express its intention and advise SQM in the same manner and with the same terms applying to the full express withdrawal.

4.6. Tacit Withdrawal: It shall also be deemed that KM has decided not to persevere in the Agreement and withdraw from it, which shall terminate the Agreement and hence, extinguish all of its rights hereunder, even without having executed the withdrawal public deed and notification document, if KM failed to fully and timely meet each of the Conditions or the provisions of Section 10.1 of “Incorporation of a Contract Mining Company”.

4.7. Duration of the Agreement: Without limiting any surviving obligations, this Agreement shall be effective as of the date hereof until: /a/ the SCM’s incorporation; /b/ the Term expiry, or

/c/ the occurrence of any of the following causes of early termination: -i- KM’s express or tacit withdrawal from the Agreement at any time; -ii- KM going into bankruptcy or becoming insolvent; -iii- KM’s serious breach of any of its representations or obligations hereunder, or -iv- the expropriation of any of the Mining Rights.

4.8. Effects of the Agreement Termination: Terminating the Agreement, whether with regard to all or only some of the Mining Rights shall entail the following effects:

/a/ The Promise and SQM’s Restriction shall become ineffective with regard to the Mining

[Translation on the right]

Derechos Mineros a los que se refiere el término del Contrato.

/b/ KM se obliga a restituir a SQM la tenencia de los Derechos Mineros de SQM, con el Área libre de ocupantes, maquinarias, equipos, tendidos, materiales, escombros y residuos de cualquier clase generados con ocasión de la Exploración, y en general cumpliendo con todas las leyes aplicables, en especial la Ley Número veinte mil quinientos cincuenta y uno que regula el Cierre de Faenas e Instalaciones Mineras, regulación aplicable, y medidas de reparación y/o restauración que sean exigibles de acuerdo a la normativa vigente en Chile. Previa comunicación a KM, SQM podrá libremente disponer el retiro y almacenamiento o venta de tales bienes, entendiéndose estos abandonados por KM, todo lo anterior sin perjuicio del derecho de SQM a que KM le indemnice los perjuicios que ello le provoque.

/c/ KM se obliga a entregar a SQM, dentro de los treinta días corridos siguientes al término y en un solo acto, todos y cada uno de los Resultados de Exploración, todo lo cual junto con los Informes de Exploración, al término del Contrato, pasará a ser de dominio de SQM. KM entregará esta información sin garantía o declaración de ningún tipo salvo por aquella que se trata de toda la información que está obligada a entregar a SQM. Esta información la entregará a solo riesgo de SQM, quien que podrá libremente usar y ocupar la misma.

/d/ El término del presente Contrato no libera a KM respecto de sus obligaciones vigentes y de cualquiera otra obligación devengada antes o después del término, siempre que se originen con motivo de lo pactado en el Contrato, ni de las responsabilidades imputables a sus trabajos y Exploración

Rights to which the Agreement termination applied;

/b/ KM hereby commits to return possession of SQM’s Mining Rights to the latter, with the Area free of any occupants, machinery, equipment, cables, materials, any kind of debris or residues produced during the Exploration works, and generally, abiding by all applicable laws, particularly Law No. 20,551 on Closing Mining Sites and Facilities, and other applicable regulations, fully repaired and restored per current Chilean standards, and after advising KM, SQM may freely order the removal, storage or sale of such assets, which shall be deemed abandoned by KM, all of the foregoing without limiting SQM’s right of compensation by KM for any resulting losses;

/c/ KM hereby commits to deliver each and all of the Exploration Results to SQM, all at once and within 30 calendar days of the date of the Agreement termination, and these Results, together with the Exploration Reports, shall become the property of SQM upon termination of the Agreement, with KM providing this information without any guarantees or representations whatsoever other than it being all of the information that KM is bound to provide to SQM, and delivering this information at SQM’s sole risk, with the latter entitled to make free use and employment thereof;

/d/ Terminating this Agreement shall neither release KM from its current obligations, or any others accrued before or after the date of termination, provided that they derive from the provisions hereof, nor from any liabilities attributable to its works and Exploration in the Area, and particularly those concerning

[Translation on the right]

efectuada en el Área, en especial las relacionadas al cumplimiento de las normativas ambientales.

/e/ El término de este Contrato no afectará jamás la plena y total vigencia y subsistencia de las disposiciones específicas del mismo que permitan posteriormente requerir u obtener el pronunciamiento de las resoluciones que procedan y el consiguiente cumplimiento y exigibilidad de éstas. En caso de término de este Contrato subsistirán los efectos, obligaciones y cargas de aquellas disposiciones destinadas a perdurar en el tiempo más allá de la duración de éste, según se desprenda de su tenor y/o alcance, especialmente medio ambientales, de pago, y aquellas otras relacionadas con los domicilios, notificaciones, indemnizaciones, multas y arbitraje a que se hace referencia en este Contrato.

Cuatro. Nueve. Alzamiento y cancelación. /a/ En el evento de que el Contrato termine por desistimiento expreso o tácito de KM, o por cualquier otra causa, sea con respecto a todos o a ciertos Derechos Mineros, KM estará obligada a suscribir una escritura pública en la cual manifieste dicho desistimiento o término, y alce y cancele todas las inscripciones, subinscripciones y anotaciones que se hayan practicado en los Registros del Conservador de Minas correspondientes, como consecuencia del Contrato o en relación con él.

/b/ Si KM no otorgare dicha escritura pública dentro de los diez Días Hábiles a contar de la solicitud de SQM para estos efectos, SQM quedará facultado para suscribir dicha escritura pública en nombre y representación de KM. Para dichos fines, por este acto KM, debidamente representada, otorga mandato especial, irrevocable y sin obligación de rendir cuenta a SQM para que, esta última, abidance by environmental laws and regulations, and

/e/ Terminating this Agreement shall never affect the full effectiveness and survival of any and all specific provisions hereof enabling that any pertaining decisions be requested or issued in the future, or the subsequent abidance by, or enforceability of, the latter, with all effects, obligations and burdens of provisions intended to survive the duration hereof, as deduced from the text or scope hereof, especially environmental and payment specifications, and other stipulations hereunder on legal addresses, notices, indemnities, fines and arbitration.

4.9. Lifting and Cancelation: /a/ In the event of termination hereof in reason of KM’s express or tacit withdrawal, or for any other causes, whether with regard to all or some of the Mining Rights, KM shall be bound to execute a public deed, stating its withdrawal or termination decision, and lifting and cancelling all entries, subentries and annotations made in the relevant Mine Registrars’ books by virtue of, or in connection, with this Agreement.

/b/ If KM failed to execute the forenamed document within 10 Business Days of SQM having requested so, SQM shall be entitled to execute the public deed on behalf of KM, and to this end and duly represented, KM hereby grants a special and irrevocable power of attorney, without any accountability obligations, to SQM, so that, acting through its legal representatives, the latter may sign

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actuando por intermedio de sus apoderados, suscriba el respectivo instrumento en su nombre y representación. El mandato antes indicado se confiere en carácter de irrevocable por estar establecido en favor del acreedor de la obligación de otorgarse el alzamiento y cancelación.

/c/ KM será responsable por todos los gastos y todos los daños y perjuicios directos que se causen a SQM, o que ésta incurra con ocasión o motivo u originados en el incumplimiento de su obligación de alzar y cancelar a que se refieren los literales precedentes.

QUINTO: RELACIÓN ENTRE LAS

PARTES.

/a/ Nada de lo que se exprese en este Contrato se considerará que constituye a una Parte en socia de la otra, salvo en las relaciones de socios en la SCM; o a una Parte en agente o representante legal de la otra. No es la intención de las Partes crear, ni podrá este Contrato interpretarse como que crea una sociedad minera, comercial u otra, salvo la sociedad que se promete formar en la Cláusula Décima. Ninguna de las Partes tendrá facultad para actuar en representación o asumir cualquier obligación o responsabilidad por cuenta de la otra Parte, salvo lo que expresamente se faculta en este instrumento.

/b/ Los derechos, deberes, obligaciones y responsabilidades de las Partes serán individuales y no conjuntas o solidarias. Cada Parte será responsable sólo por sus obligaciones y por su participación en los costos y gastos, según se estipula en este instrumento.

SEXTO: PRIMAS Y SU DETERMINACIÓN. Para mantener la vigencia de este Contrato, KM efectuará a SQM los pagos que se señalan a continuación, los que se the corresponding instrument on its behalf, with the forenamed power of attorney granted irrevocably, because it is defined in favour of the creditor of the obligation involved in the lifting and cancelation.

/c/ KM shall be responsible for all expenses, as well as all direct damages and losses caused to SQM, or incurred by the latter, as a consequence or result of KM’s failure to meet its lift and cancelation obligation, as stated in the previous items.

FIFTH – RELATIONSHIP BETWEEN THE PARTIES:

/a/ Nothing contained herein may be deemed as either Party becoming a partner of the other, except for their partnership relation in the future SCM, or as either thereof becoming an agent or legal representative of the other; neither the Parties intend to create hereby, nor may this Agreement be interpreted as creating, any mining, commercial or any other kind of company, except for that promised to be incorporated in Clause 10, and unless as expressly authorized herein, neither Party shall be authorized to act for the other, or to undertake any obligations or responsibilities on behalf of the other Party, and

/b/ The Parties’ rights, duties, obligations and responsibilities shall be individual, not joint or several, with each thereof only being responsible for its respective obligations and participation in costs and expenses hereunder.

SIXTH – INSTALMENTS:

In order to keep this Agreement in force, KM shall pay the following instalments to SQM, accrued and payable as specified for each

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devengarán y pagarán de la siguiente forma, en adelante las “Primas”:

/a/ la cantidad de setenta y cinco mil Dólares en su equivalente a pesos, moneda nacional, cantidad que asciende a cincuenta y ocho millones ochocientos setenta y nueve mil quinientos pesos, que se pagan en este acto, al contado y en dinero efectivo, declarando SQM recibirlo a su entera satisfacción;

/b/ la cantidad de ciento veinticinco mil Dólares, en su equivalente en pesos, moneda nacional, pagaderos en o antes del primer aniversario de este Contrato, esto es, en o antes del día treinta de agosto de dos mil veintidós;

/c/ la cantidad de ciento setenta y cinco mil Dólares, en su equivalente en pesos, moneda nacional, pagaderos en o antes del segundo aniversario de este Contrato, esto es, en o antes del día treinta de agosto de dos mil veintitrés;

/d/ la cantidad de quinientos mil Dólares, en su equivalente en pesos, moneda nacional, pagaderos en o antes del tercer aniversario de este Contrato, esto es, en o antes del día treinta de agosto de dos mil veinticuatro;

/e/ la cantidad de un millón de Dólares, en su equivalente en pesos, moneda nacional, pagaderos en o antes del cuarto aniversario de este Contrato, esto es, en o antes del día treinta de agosto de dos mil veinticinco;

/f/ la cantidad de dos millones de Dólares, en su equivalente en pesos, moneda nacional, pagaderos en o antes del quinto aniversario de este Contrato, esto es, en o antes del día treinta de agosto de dos mil veintiséis; y

/g/ la cantidad de seis millones ciento veinticinco mil Dólares, en su equivalente en pesos, moneda nacional, pagaderos en o antes del sexto aniversario de este Contrato, esto es, en o antes del día treinta de agosto thereof, and hereinafter called the “Instalments”:

/a/ an amount in Chilean pesos [CLP]

equivalent to USD 75,000, totalling CLP 58,879,500, hereby fully paid in cash, which SQM states to have satisfactorily received;

/b/ an amount in CLP equivalent to USD 125,000, payable on or before the first anniversary hereof, i.e., on or before August 30, 2022;

/c/ an amount in CLP equivalent to USD 175,000, payable on or before the second anniversary hereof, i.e., on or before August 30, 2023;

/d/ an amount in CLP equivalent to USD 500,000, payable on or before the third anniversary hereof, i.e., on or before August 30, 2024;

/e/ an amount in CLP equivalent to USD 1,000,000, payable on or before the fourth anniversary hereof, i.e., on or before August 30, 2025;

/f/ an amount in CLP equivalent to USD 2,000,000, on or before the fifth anniversary hereof, i.e., on or before August 30, 2026, and

/g/ an amount in CLP equivalent to USD 6,125,000, on or before the sixth anniversary hereof, i.e., on or before August 30, 2027.

[Translation on the right]

de dos mil veintisiete.

Las Primas no serán reembolsables ni devueltas a KM en el evento de término del Contrato. Cada uno de los pagos anteriores se efectuará mediante vale o vales vistas nominativos en favor de SQM que KM entregará, en o antes de las fechas indicadas, al Notario con la instrucción de ser entregados a SQM. Cada uno de estos vales vistas será tomado por KM y con fondos proporcionados por ésta. Asimismo, serán extendidos en forma irrevocable, al día y sin limitaciones de ninguna especie.

SÉPTIMO: EXPLORACIÓN POR KM.

Siete. Uno. Entrega de los Derechos Mineros. Con esta misma fecha, SQM entrega a KM los Derechos Mineros para que, durante la vigencia del Contrato, directamente o por medio de contratistas, realice labores de Exploración en ellos –sin perjuicio del derecho de SQM en razón de su Reserva de Sustancias No Metálicas establecida en la Cláusula Décimo Sexta, y de los derechos que le correspondan como dueño de ellos.

Con motivo de lo anterior, durante la vigencia del Contrato, y sujeto a la obtención y cumplimiento de todos los permisos, autorizaciones, leyes y reglamentos aplicables, y muy especialmente la obtención de la autorización del dueño del predio superficial para ocupar el suelo del Área, KM podrá:

/a/ explorar en búsqueda de sustancias metálicas concesibles en los Derechos Mineros, incluyendo, sin limitación, la realización de las investigaciones geológicas y geofísicas, mapeos y sondajes que considere conveniente;

/b/ excavar y en general ejecutar, en los terrenos cubiertos por los Derechos Mineros, zanjas, aberturas, piques, fosos, drenajes y

The Instalments shall not be reimbursable or returnable to KM in the event of the Agreement being terminated. Each of the foregoing payments shall be made by a bank or sight draft payable to SQM that KM shall deliver to the Notary, on or before the specified dates, with instructions for delivery to SQM. KM shall purchase each of these drafts with its own funds, and shall have them issued irrevocably, payable on the same date and without any limitations whatsoever.

SEVENTH - EXPLORATION BY KM:

7.1. Delivery of the Mining Rights: On this date, SQM has delivered the Mining Rights to KM, so that it may, directly or through contractors, perform Exploration works in them while this Agreement is in effect, without limiting SQM’s right given by its Reserve of Non-Metallic Substances provided in Clause 16, or its rights as owner thereof.

Consequently, while this Agreement is effective, and conditioned to obtaining, and abiding by, all permits and authorizations, applicable laws and regulations, particularly the surface land owner’s authorization to occupy the lands within the Area, KM may:

/a/ explore the Mining Rights for licensable metallic substances, including, without limitation, performing geological and geophysical surveys, mapping and drilling, as KM may deem convenient;

/b/ excavate, bore, dig, and generally, make any trenches, openings, boreholes, pits, drains, and generally, do any earthworks,

[Translation on the right]

en general, realizar excavaciones, remoción y traslado de materiales extraídos del terreno natural;

/c/ construir, erigir, operar, mantener, usar, incorporar o retirar cualquiera y toda clase de instalaciones, estructuras, plantas, líneas eléctricas, acopios, pilas de desechos y la correspondiente maquinaria, vehículos, equipos de perforación y otros equipos y toda otra mejora, bienes y dispositivos, según sea necesario, conveniente o adecuado para explorar depósitos minerales o para cualquiera actividad incidental o para cualesquiera de los derechos que se le otorgan mediante este Contrato; y

/d/ extraer y remover muestras de minerales y metales del Área, en cantidades razonables para realizar pruebas y ensayos.

removal or transfer of materials from the natural soil of the lands comprised in the Mining Rights;

/c/ build, erect, operate, maintain, use, add or remove any and all kinds of facilities, structures, plants, power lines, stockpiles, waste piles, the corresponding machinery, vehicles, drill rigs and other equipment, and any other improvements, assets and devices necessary, convenient or suitable for exploring ore deposits, or any incidental activities or any of the rights granted thereto herein, and

/d/ take mineral and metal samples in, and remove from, the Area, in sufficient amounts to conduct tests and trials.

Siete. Dos. Ejecución de los trabajos de Exploración, permisos y responsabilidad. A cuenta, costo, riesgo y responsabilidad de KM:

/a/ Mientras se encuentre vigente el presente Contrato, KM estará obligado a cuidar que los Derechos Mineros se mantengan libres de todo gravamen que resulte de sus actividades.

/b/ Todos los trabajos que ejecute KM en los Derechos Mineros serán realizado de acuerdo a las mejores prácticas de exploración y minería utilizadas por la industria minera en Chile. Además, será obligación de KM obtener y cumplir todos los permisos y las autorizaciones que sean necesarios desarrollar tales trabajos y cumplir con todas y cada una de las disposiciones legales y reglamentarias vigentes que procedan, en especial con la Ley de Bases del Medio Ambiente y sus reglamentos, con la Ley sobre Cierre de Faenas e Instalaciones Mineras y su reglamento, con el Código de Minería y el

7.2. Exploration Work Implementation, Permits and Responsibilities: On KM’s own account and responsibility, and at its own cost and risk:

/a/ while this Agreement is in force, KM shall be bound to ensure that the Mining Rights are kept free of any burdens that may result from its activities;

/b/ all of KM’s works in the Mining Rights shall be done following the best exploration and mining practices used by the Chilean mining industry, and likewise, it shall fall upon KM to obtain, and meet the requirements of, all permits and authorizations needed for such works, abiding by all current and relevant legal and regulatory provisions, particularly the Law on Environmental Bases and its regulations, the Law on Closing Mining Sites and Facilities and its regulation, the Chilean Mining Code and the regulation on Mining Safety, the Chilean Labour Code, the Law on Work Accidents and Professional Diseases, and all provisions on workplace safety and

[Translation on the right]

reglamento de Seguridad Minera, con el Código del Trabajo, la Ley de Accidentes del Trabajo y Enfermedades Profesionales y con las disposiciones sobre seguridad e higiene en los lugares de trabajo.

/c/ KM será exclusivamente responsable de las faenas mineras de prospección y Exploración que hará en los Derechos Mineros, así como de los efectos que de tales faenas provinieren, estando obligada a dar cumplimiento a todas las disposiciones jurídicas aplicables en la especie.

/d/ KM entregará copia a SQM del aviso de inicio de actividades de exploración y/o prospección que se presente en conformidad al artículo veintiuno del reglamento de Seguridad Minera, dentro de los cinco Días Hábiles siguientes a su ingreso al SERNAGEOMIN.

/e/ KM se obliga a dar cumplimiento a las exigencias que se deriven de la Ley Número veinte mil quinientos cincuenta y uno que regula el Cierre de Faenas e Instalaciones Mineras, asumiendo por su cuenta, costo, riesgo y responsabilidad la ejecución de las obligaciones de cierre, garantía, medidas y actividades contempladas en el plan de cierre que deberá ser aprobado previo al inicio de la exploración.

/f/ KM se obliga a respetar íntegramente las normas sobre seguridad industrial y prevención de riesgos de SQM, cuando con ocasión de la ejecución de las labores de exploración deba ingresar y/o circular por zonas industriales de ésta, asumiendo la responsabilidad civil, administrativa y penal que su infracción pudiere conllevar.

/g/ Antes de iniciar las labores de Exploración, y al restituir los Derechos Mineros, KM realizará un levantamiento del Área, a fin de establecer el estado en que ésta se encuentra. KM informará a SQM hygiene;

/c/ KM shall be solely responsible for all the prospecting and Exploration works that it performs in the Mining Rights, as well as any effects thereof, and shall be bound to abide by all legal provisions applicable to this kind of works;

/d/ KM shall furnish SQM with a copy of the notice of commencement of exploration or prospecting activities filed pursuant to Article 21 of the regulation on Mining Safety, within 5 Business Days of having entered it in the system of SERNAGEOMIN;

/e/ KM hereby commits to meet the requirements of Law No. 21,551 on Closing Mining Sites and Facilities, undertaking on its own account and responsibility, and at its own cost and risk, to meet the closure and guarantee obligations, and take the measures and do the activities included in the closure plan, which must be approved before beginning any exploration works;

/f/ KM hereby commits to follow all of SQM’s industrial-safety and risk-prevention rules when entering, or moving through, the latter’s industrial areas in the performance of its explorations works, and undertakes any civil, administrative or criminal liabilities that may result from braking any thereof, and

/g/ before beginning any Exploration works and when returning the Mining Rights, KM shall survey the Area to determine the conditions thereof, and shall report the results of such surveys to SQM, within 10 calendar

[Translation on the right]

sobre los resultados del levantamiento, dentro de los diez días corridos siguientes a su ejecución	days of completion.

Siete. Tres. Obligaciones laborales. /a/ KM será total y exclusivamente responsable de la contratación, despido y pago, de su exclusiva cuenta, costo y riesgo, de cualquier gasto relacionado con el personal necesario, directo e indirecto, que requiera la ejecución de los trabajos y por la contratación, ejecución y cumplimiento de todos aquellos subcontratos que puedan también proceder. En ese sentido, se entiende que SQM, con motivo de la suscripción y ejecución de este Contrato, no tendrá jamás responsabilidad o vínculo jurídico o laboral de tipo o clase alguna, y en ningún caso de subordinación y dependencia, con los empleados de KM o subcontratistas, proveedores o terceros contratados por KM y con los empleados de éstos.

/b/ SQM no tendrá y no asumirá de manera alguna la responsabilidad por los daños, perjuicios, accidentes, delitos o cuasidelitos civiles o penales que se causen o afecten a los trabajadores de KM o a los contratistas, subcontratistas, proveedores o terceros contratados por KM o a los trabajadores de éstos o a los trabajos, información, propiedad

o personas ajenas a tales trabajos, dejando KM totalmente indemne y libre de todo daño a SQM por estos conceptos.

/c/ SQM no tendrá y no asumirá de manera alguna la responsabilidad por demandas laborales y de seguridad social, daños, perjuicios, accidentes, delitos o cuasidelitos civiles o penales que se causen o afecten a los trabajadores de KM o a los contratistas, subcontratistas, proveedores o terceros contratados por KM o a los trabajadores de éstos o a los trabajos, información, propiedad o personas ajenas a tales trabajos, dejando

7.3. Labour Obligations: /a/ On its own account and its own cost and risk, KM shall be fully and solely responsible for hiring and dismissing the personnel needed for doing the works, and paying any and all direct or indirect expenses relating thereto, and for the execution, implementation and fulfilment of any relevant subcontracts, and in this sense, it shall be deemed that, by virtue of executing and implementing this Agreement, SQM shall never have any responsibility, or any legal or labour relationships whatsoever, and under no circumstances, any subordination or dependency relationships, with KM’s employees or subcontractors, suppliers or any third parties hired by KM, or their employees;

/b/ SQM shall not have, or in any way undertake, any liabilities for damages, losses, accidents, torts, negligence or any civil or criminal offenses caused by, or affecting, KM workers, or its contractors, subcontractors, suppliers or any third parties hired by KM, or their workers, or any works, information, property, or any other persons external to such works, and KM shall hold SQM harmless and free from any liabilities for such any damages, and

/c/ SQM shall not have, or in any way undertake, any liabilities for claims, be they labour or social security, for damages, losses, accidents, torts, negligence or any civil or criminal offenses caused by, or affecting, KM workers, or its contractors, subcontractors, suppliers or any third parties hired by KM, or their workers, or any works, information, property, or any other persons external to such works, and KM shall hold SQM harmless

[Translation on the right]

KM totalmente indemne y libre de todo daño a SQM por estos conceptos.	and free from any liabilities for any such damages.

Siete. Cuatro. Inspección por SQM. Durante el período en que KM esté desarrollando la Exploración, SQM tendrá acceso a toda el Área por su propia cuenta y riesgo, para revisar el trabajo que se esté realizando allí, sin perjudicar ni afectar tales labores. En las inspecciones que lleve a cabo, SQM coordinará siempre sus visitas con personal en terreno de KM, para lo cual requerirá dar aviso con a lo menos veinticuatro horas de anticipación.

7.4. Inspection by SQM: While KM is doing the Exploration works, on SQM’s own account and its own risk, the latter shall have access to the entire Area to check on the work underway, without affecting it in any way. SQM shall coordinate its inspection visits with KM’s field personnel, hence needing to advice of its visits at least 24 hours in advance.

Siete. Cinco. Indemnidad. /a/ SQM tendrá derecho a cobrar a KM, la cual estará obligada a reembolsar, todas las cantidades, incluidos los gastos razonables que genere su eventual defensa legal, y que pueda verse obligada a pagar por los conceptos que se señalan en esta Cláusula y/o que digan relación con el incumplimiento a las obligaciones de KM previstas en esta misma Cláusula. KM en tal sentido, estará siempre obligado a pagar o asegurar el pago, de forma íntegra y oportuna y de su exclusiva cuenta, costo, riesgo y responsabilidad, de toda cantidad que se demande pagar a SQM, como resultado de reclamos, daños, perjuicios, indemnizaciones, acciones o derechos, entre otros, que tengan su origen en la ejecución de los trabajos por parte de KM. Los gastos razonables de una eventual defensa legal de SQM serán reembolsados por KM en la medida que su presupuesto haya sido aprobado previamente por KM, el cual no podrá ser rechazado arbitrariamente.

/b/ KM indemnizará, defenderá y liberará a SQM, sus directores, trabajadores, agentes y apoderados, de cualesquiera y toda pérdida, reclamo, daños, indemnizaciones y responsabilidades que se originen en cualquier acto imputable a KM; o de

7.5. Indemnity: /a/ SQM shall be entitled to charge KM any and all amounts, including reasonable expenses for any potential legal defense, that it may have had to pay for any of the reasons provided in this Clause, or relating to any breach by KM of its obligations in this Clause, which KM must reimburse, and in this sense, on its own account and responsibility and at its own cost and risk, KM shall be always bound to fully and timely pay, or ensure the full and timely payment of, any and all amounts that SQM were required to pay, as a result of any claims, damages, losses, indemnities, actions or rights, among others, originating from KM’s performance of the works, and KM shall also reimburse reasonable expenses of any potential legal defence of SQM, to the extent provided by a budget previously approved by KM, which the latter may not arbitrarily reject, and

/b/ KM shall indemnify, defend and release SQM, its directors, workers, agents, legal representatives and attorneys, for, against and from, any and all losses, claims, damages, indemnities and liabilities derived from any acts attributable to KM, or done on

cualquiera de sus directores, trabajadores, agentes y apoderados, realizados o cometidos en representación de KM con motivo de la Exploración, salvo autorización expresamente otorgada en este instrumento o salvo lo acordado en otra forma por escrito entre las Partes.	behalf of KM by any of its directors, workers, agents, legal representatives or attorneys, in the context of the Exploration works, unless expressly authorized herein or otherwise agreed in writing by the Parties.

[Translation on the right]

Siete. Seis. Seguro. KM mantendrá una suficiente cobertura de seguros para proteger a SQM de reclamos de terceros por las actividades que desarrolle en los Derechos Mineros.	7.6. Insurance: KM shall keep a sufficient insurance coverage to shelter SQM from any third-party claims for the activities performed by the former in the Mining Rights.
OCTAVO: GASTOS DE EXPLORACIÓN E INFORMES DE EXPLORACIÓN.	EIGHTH - EXPLORATION EXPENSES AND REPORTS:

Ocho. Uno. Condición. Para mantener la vigencia de este Contrato, y asimismo como una de las Condiciones, KM: /a/ incurrirá en los Gastos Mínimos de Exploración; y /b/ entregará a SQM los Informes de Exploración.

Ocho. Dos. Gastos de Exploración. KM incurrirá en gastos de exploración no reembolsables en los Derechos Mineros por al menos las cantidades mínimas que se señalan en este Contrato, en adelante los “Gastos Mínimos de Exploración”. Para efectos de este Contrato, se entenderá por “Gastos de Exploración” los gastos y costos efectivos incurridos por KM en la Exploración en los Derechos Mineros, incluido su Impuesto al Valor Agregado. Las Partes acuerdan que constituirán Gastos de Exploración, los siguientes gastos incurridos con motivo exclusivo y directo de la Exploración:

/a/ trabajos de mapeo, muestreo, análisis, sondajes, pruebas metalúrgicas, estudios de ingeniería u otros estudios similares, tales como, estudios de estimación de recursos, estudios geológicos, estudios de geofísica, estudios topográficos, etc.;

/b/ materiales, arriendo de equipos, sueldos y

8.1. Condition: In other to keep this Agreement in effect and as one the Conditions, KM shall: /a/ incur the defined Minimum Exploration Expenses, and /b/ deliver Exploration Reports to SQM.

8.2. Exploration Expenses: KM shall incur non-reimbursable exploration expenses in the Mining Rights for at least the minimum amounts specified herein, hereinafter called the “Minimum Exploration Expenses”. For the purposes hereof, “Exploration Expenses” shall be understood as the expenses and costs actually incurred by KM for Exploration works in the Mining Rights, including Value Added Taxes. The Parties hereby agree that the following expenses incurred only directly for Exploration works shall be deemed Exploration Expenses:

/a/ mapping, sampling, analyses, drilling, metallurgical tests, engineering and other similar studies, such as resource estimations, geological, geophysical and topographic surveys, etc.;

/b/ materials, equipment rentals, salaries and

[Translation on the right]

honorarios del personal, propio o de contratistas, que ejecuten trabajos de Exploración en el Área;

/c/ exploración, constitución, o adquisición de derechos de aprovechamiento de aguas;

/d/ constitución o adquisición de servidumbres, o de autorización para el uso de predios superficiales;

/e/ obtención de permisos requeridos para la Exploración, trabajos geológicos, geofísicos, geoquímicos, metalúrgicos y de ingeniería;

/f/ construcción, operación y mantención de campamentos;

/g/ construcción y mantención de caminos en el Área; y

/h/ los gastos judiciales en que incurra KM en la protección y amparo de los Derechos Mineros, de acuerdo a lo establecido en la Sección Quince. Dos.

Ocho. Tres. Montos y calendario. KM incurrirá por concepto de Gastos Mínimos de Exploración en las cantidades que a continuación se señalan:

/a/ la cantidad de quinientos mil Dólares en su equivalente a pesos, moneda nacional, en el periodo que transcurra entre la firma de este Contrato y su primer aniversario, esto es, en o antes del día treinta de agosto de dos mil veintidós;

/b/ la cantidad de dos millones Dólares en su equivalente a pesos, moneda nacional, en el periodo que transcurra con posterioridad al primer aniversario y hasta el segundo aniversario de este Contrato, esto es, en o antes del día treinta de agosto de dos mil veintitrés;

/c/ la cantidad de tres millones de Dólares en su equivalente a pesos, moneda nacional, en el periodo que transcurra con posterioridad al segundo aniversario y hasta el tercer aniversario de este Contrato, esto es, en o fees of own or contractors’ personnel doing Exploration works in the Area;

/c/ exploring for, requesting the award of, or purchasing any water-use rights;

/d/ establishing or purchasing any easements, or obtaining authorizations for the use of surface lands;

/e/ obtaining the required permits for Exploration, or geological, geophysical, geochemical, metallurgical or engineering works;

/f/ building, operating and maintaining camps;

/g/ road construction and maintenance in the Area, and

/h/ any legal expenses incurred by KM for protecting and sheltering the Mining Rights, as provided in Section 15.2.

8.3. Amounts and Dates: KM shall incur Minimum Exploration Expenses in the following amounts:

/a/ an amount in Chilean pesos [CLP] equivalent to USD 500,000, during the period from the execution to the first anniversary hereof, i.e., on or before August 30, 2022;

/b/ an amount in CLP equivalent to USD 2,000,000, during the period from the first to the second anniversary hereof, i.e., on or before August 30, 2023;

/c/ an amount in CLP equivalent to USD 3,000,000, during the period from the second to the third anniversary hereof, i.e., on or before August 30, 2024;

[Translation on the right]

antes del día treinta de agosto de dos mil veinticuatro;

/d/ la cantidad de cuatro millones de Dólares en su equivalente a pesos, moneda nacional, en el periodo que transcurra con posterioridad al tercer aniversario y hasta el cuarto aniversario de este Contrato, esto es, en o antes del día treinta de agosto de dos mil veinticinco;

/e/ la cantidad de cinco millones de Dólares en su equivalente a pesos, moneda nacional, en el periodo que transcurra con posterioridad al cuarto aniversario y hasta el quinto aniversario de este Contrato, esto es, en o antes del día treinta de agosto de dos mil veintiséis; y

/f/ la cantidad de cinco millones quinientos mil Dólares en su equivalente a pesos, moneda nacional, en el periodo que transcurra con posterioridad al quinto aniversario y hasta el sexto aniversario de este Contrato, esto es, en o antes del día treinta de agosto de dos mil veintisiete.

Ocho. Cuatro. Determinación del valor, gastos en exceso o menores.

/a/ Para efectos de determinar el cumplimiento de los Gastos Mínimos de Exploración, se estará al valor del Dólar al día de la facturación del Gasto de Exploración correspondiente.

/b/ Las Partes acuerdan que cualquier exceso de Gastos de Exploración que realice KM por sobre los Gastos Mínimos de Exploración para un período determinado, será contabilizado e imputado como Gastos de Exploración para el o los períodos siguientes. Con todo, y para el caso que se excedan los Gastos Mínimos de Exploración en su totalidad, KM no tendrá derecho a reembolso alguno sobre dicho exceso.

/c/ Las Partes acuerdan que en caso que KM realice Gastos de Exploración por montos

/d/ an amount in CLP equivalent to USD 4,000,000, during the period from the third to the fourth anniversary hereof, i.e., on or before August 30, 2025;

/e/ an amount in CLP equivalent to USD 5,000,000, during the period from the fourth to the fifth anniversary hereof, i.e., on or before August 30, 2026, and

/f/ an amount in CLP equivalent to USD 5,000,000 during the period from the fifth to the sixth anniversary hereof, i.e., on or before August 30, 2027.

8.4. Value Determination, Excess or Lower Expenses:

/a/ The Dollar equivalent for determining that the Minimum Exploration Expenses are incurred shall correspond to that of the invoice date of the corresponding Exploration Expenses.

/b/ The Parties hereby agree that any Exploration Expenses incurred by KM in excess of the Minimum Exploration Expenses during a given period shall be entered in the accounts and charged as Exploration Expenses of the following periods. Even so, if there were an excess in the overall amount of Minimum Exploration Expenses, KM shall not be entitled to any reimbursements thereof whatsoever.

/c/ The Parties hereby also agree that, if KM incurred amounts of Exploration Expenses

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menores a los Gastos Mínimos de Exploración para un período determinado, podrá pagar directamente -dentro de treinta días corridos siguientes al término de ese período- a SQM las diferencias consignadas, manteniendo vigente el Contrato, o bien, -por sólo una vez- podrá incrementar con dicha cantidad los Gastos de Exploración del periodo siguiente. De ser el caso, el pago correspondiente se efectuará mediante vale o vales vistas nominativos en favor de SQM que KM entregará en o antes de las fechas indicadas, al Notario con la instrucción de ser entregados a SQM. Cada uno de estos vales vistas será tomado por KM y con fondos proporcionados por ésta. Asimismo, serán extendidos en forma irrevocable, al día y sin limitaciones de ninguna especie.	lower than the Minimum Exploration Expenses during a given period, it may directly pay the allocated differences to SQM, within 30 calendar days of the end of the corresponding period, hence keeping the Agreement in force, or only once, KM may also increase by this amount the Exploration Expenses of the following period. In such cases, the corresponding payments shall be made by bank or sight drafts payable to the order of SQM that KM shall deliver to the Notary, on or before the specified dates, with instructions for delivery to SQM. KM shall purchase each of these drafts with its own funds, and shall have them issued irrevocably, payable on the same date and without any limitations whatsoever.

Ocho. Cinco. Informes de Exploración.

Ocho. Cinco. Uno. Contenido del Informe de Exploración. KM elaborará informes anuales acreditando y describiendo todos los Gastos de Exploración incurridos en la Exploración efectuada en el Área, incluso en exceso de los Gastos Mínimos de Exploración, y dando un reporte detallado de los resultados de dicha Exploración con todos sus antecedentes fundantes y toda la información que KM haya obtenido con motivo de ella, en adelante cada uno, un “Informe de Exploración”, incluyendo a modo ejemplar y no limitativo:

/a/ información de las campañas de sondajes realizadas /año, método de perforación, diámetros, metros/ y las campañas futuras;

/b/ bases de datos de sondajes, incluyendo tablas “Assays”, “Collar”, “Survey” y “Lithology”;

/c/ bases de datos de zanjas y muestreo superficial;

/d/ ubicación de los sondajes y las zanjas;

8.5. Exploration Reports:

8.5.1. Exploration Report Contents: KM shall prepare annual reports describing, and providing proof of, all of the Exploration Expenses incurred for the Exploration works done in the Area, including any excess Minimum Exploration Expenses, and detailing the results thereof, with all the relevant supporting documents and all the information obtained by KM in the performance thereof, with each of such reports hereinafter called an “Exploration Report”, and including, without limitation:

/a/ information on the drilling campaigns conducted per year, drilling method, diameter, meter, and future campaigns;

/b/ drilling databases, including “Assay”, “Collar”, “Survey” and “Lithology” tables;

/c/ trench and surface sampling databases;

/d/ borehole and trench locations;

[Translation on the right]

/e/ desviación de los sondajes, método usado y frecuencia de medición;

/f/ descripción geológica de los sondajes, incluyendo el lugar donde se encuentran los testigos;

/g/ porcentaje de recuperación de las muestras; /h/ leyes de las muestras;

/i/ informes del manejo y resguardo de muestras de sondajes y otras muestras;

/j/ mapeo de zanjas y túneles;

/k/ topografía superficial, de sondajes, de zanjas o labores;

/l/ informes de pruebas de tratabilidad y de densidad, con su respectiva distribución espacial; /m/ interpretaciones geológicas, geoquímicas, geofísicas, estructurales, entre otras, junto con sus respectivos planos y bases de datos;

/n/ resultados de pruebas metalúrgicas;

/o/ informe geológico incluyendo modelos geológicos, de recursos;

/p/ interpretaciones, perfiles, plantas, sólidos, unidades geológicas y modelos geometalúrgicos;

/q/ para el evento que KM observe la presencia de reservas o recursos proveerá además los informes de estimación de recursos y reservas, y su actualización respectiva, con la metodología empleada, radios de búsqueda, criterios para clasificar los recursos;

/r/ informes de estudio de perfil, pre-factibilidad y/o factibilidad en caso que alguno sea completado en el período correspondiente, definición de ley de corte, recuperaciones mineras, rendimientos de proceso, entre otros;

/s/ informe QA/QC, análisis de muestras

duplicados, estándar y blancos. Metodologías de análisis y preparación de muestras; /

t/ resultados de investigación geotécnica;

/u/ archivos digitales de planos,

/e/ borehole deviations, methods used and measurement frequency;

/f/ geological description of boreholes, including core-sample locations;

/g/ sample percentage recoveries;

/h/ sample grades;

/i/ reports on how core and other samples are handled and protected;

/j/ trench and tunnel mapping;

k/ surface, borehole, trench and work topography;

/l/ reports on treatability and density tests, with their respective spatial distribution;

/m/ geological, geochemical, geophysical and structural, among other interpretations, with their respective maps and databases;

/n/ metallurgical test results;

/o/ geological report on resources, including geological models;

/p/ interpretations, cross-sections, layouts, solids, geological units and geo-metallurgical models;

/q/ if KM observed the presence of reserves or resources, it shall also provide resource and reserves estimation reports, and their respective updates, stating the methodology used, search radiuses, and recourse classification criteria;

/r/ conceptual, prefeasibility and feasibility study reports, whenever completed during the relevant period, with grade definitions, mineral recoveries and process capacities, among others;

/s/ QA/QC reports, and duplicate, standard and blank sample analysis, as well as analysis and sample-preparation methodologies;

/t/ geotechnical research results;

/u/ digital files containing layouts,

[Translation on the right]

mapas geológicos, y topográficos; y/v/ cualquier otra información que se haya generado y que resulte pertinente incluir.

Ocho. Cinco. Dos. Entrega de Informes de Exploración.

/a/ Los Informes de Exploración serán entregados en la forma, condiciones y con los antecedentes que exija la normativa aplicable, especialmente el Decreto Supremo número ciento cuatro del Ministerio de Minería del año dos mil diecisiete, que establece el reglamento que regula la entrega de información de carácter general obtenida de los trabajos de exploración geológica básica.

/b/ Los Informes de Exploración serán suscritos por el Gerente General y/o el Gerente de Exploraciones de KM.

/c/ KM entregará anualmente a SQM, dentro de los cuarenta y cinco días corridos siguientes al vencimiento del periodo de los Gastos Mínimos de Exploración a que se refieren, con excepción del último Informe de Exploración que se entregará junto con el Aviso de Ejercicio.

/d/ En cualquier momento SQM podrá solicitar a KM que aclare o complemente los Informes de Exploración.

Ocho. Cinco. Tres. Revisión de Informes de Exploración. Recibido el Informe de Exploración por SQM, SQM tendrá un plazo de veinte días corridos para efectos de revisar que dicho informe respalde los gastos incurridos, y para efectuar observaciones a KM. Durante dicho plazo, las Partes procurarán resolver las dudas o discrepancias en torno a la procedencia de los gastos incluidos y el cumplimiento de los montos mínimos.

Vencido el plazo anterior, SQM adoptará una de las siguientes decisiones: /a/ aprobar el Informe de Exploración, en cuyo caso SQM geological and topographic maps, and /v/ any other pertinent information produced.

8.5.2. Delivery of the Exploration Reports:

/a/ The Exploration Reports shall be delivered in the form and conditions, and with the supporting information, required by applicable laws and regulations, specially Executive Decree No. 104 issued by the Ministry of Mining in 2017, on the rules for delivery of general information obtained from basic geological exploration works;

/b/ The Exploration Reports shall be signed by KM’s General Manager or Exploration Manager;

/c/ KM shall deliver these reports annually to SQM, within 45 calendar days of the end of period covered by the Minimum Exploration Expenses, except for the last Exploration Report, which shall be delivered together with the Notice of Fulfillment, and

/d/ SQM may request that KM clarifies or completes any Exploration Reports, at any time.

8.5.3. Review of the Exploration Reports: Upon receipt of an Exploration Report, SQM shall have 20 calendar days for reviewing that it supports the incurred expenses, and making any comments to KM. During that time, the Parties shall do their best to solve any doubts or discrepancies regarding the origin of any of the included expenses or whether the minimum amounts have been incurred.

Upon the aforesaid time, SQM shall make one of the following decisions: /a/ to approve the Exploration Report, in which case, SQM

[Translation on the right]

informará de este hecho a KM; o /b/ rechazar el Informe de Exploración, en cuyo caso SQM informará de este hecho a KM, especificando las partidas objetadas y las razones en las que fundamente dicha objeción.

Si SQM no se pronuncia respecto al Informe de Exploración dentro del plazo de veinte días corridos contados desde la recepción del mismo, se entenderá que el Informe de Exploración correspondiente se encuentra aceptado únicamente con respecto al cumplimiento de los Gastos Mínimos de Exploración.

Ocho. Cinco. Cuatro. Resolución de discrepancias con respecto a los Informes de Exploración. Si SQM rechaza los Gastos de Exploración de un Informe de Exploración, las discrepancias serán resueltas por una de las empresas que se indican a continuación, que certificará si los Gastos de Exploración han sido debidamente incurridos o no en el período correspondiente, conforme a las siguientes reglas, en adelante la “Empresa Auditora”:

/a/ Para efectos de la realización de la auditoría independiente antes indicada, SQM designará, a su sola elección, una cualquiera de las siguientes empresas; PricewaterhouseCoopers, Ernst & Young, Deloitte Touche & Tohmatsu, y/o KPMG.

/b/ La Empresa Auditora tendrá un plazo máximo de cuarenta y cinco días corridos contados desde la aceptación del encargo, hecho que comunicará por correo electrónico a SQM y KM en la misma fecha, para entregar una copia de su informe a cada una de las Partes.

/c/ Si, en virtud de la auditoría, uno o más de los gastos incluidos por KM en el Informe de Exploración es finalmente rechazado o se acredita un déficit, KM indemnizará a SQM pagando a esta última una cantidad shall advise KM of its decision, or /b/ reject the Exploration Report, in which case, SQM shall advise KM of its decision, specifying any objected items and giving reasons for such objections.

If SQM had not communicated its decision on an Exploration Report after 20 calendar days of receipt thereof, the corresponding Exploration Report shall be deemed accepted, but only as having incurred the Minimum Exploration Expenses.

8.5.4. Resolution of Exploration Report Discrepancies: If SQM rejected any Exploration Expenses in an Exploration Report, any discrepancies shall be resolved by one of the companies listed hereinafter, hereinafter called the “Auditors”, which shall certify whether or not the Exploration Expenses have been duly incurred during the corresponding period, per the following rules:

/a/ For the purposes of conducting the forenamed independent audit, SQM shall appoint any of the following companies, at its own discretion: PricewaterhouseCoopers, Ernst & Young, Deloitte Touche & Tohmatsu, or KPMG;

/b/ The Auditors shall have a maximum of 45 calendar days of their accepting the assignment and having informed SQM and KM thereof by e-mail on the same day, to deliver a copy of their report to each of the Parties;

/c/ If the audit showed any one or more of the expenses included by KM in the Exploration Report as finally rejected, or confirmed a deficit, KM shall compensate SQM with an amount equivalent to the contested or

[Translation on the right]

equivalente al monto del gasto impugnado y/o faltante dentro del quinto Día Hábil desde que le sea notificado el informe de la Empresa Auditora, mediante la entrega de uno o más vale vista o cheque bancario en Dólares equivalente al monto faltante determinado por la Empresa Auditora. KM dejará estos documentos de pago en poder del Notario, con la instrucción de ser entregados a SQM.

/d/ Si por cualquier causa la Empresa Auditora no entrega el informe requerido dentro del plazo antes indicado o no aceptare el encargo dentro del plazo de quince días corridos, entonces, SQM, siguiendo el procedimiento en la letra /a/ anterior, procederá a designar a una segunda Empresa Auditora para que lleve a cabo el informe requerido. Esta Empresa Auditora tendrá los mismos plazos señalados en la letra /b/ anterior para evacuar su informe. Para el caso que la segunda Empresa Auditora designada por SQM tampoco completare el informe requerido dentro del plazo antes indicado, o no aceptare el cargo dentro del plazo de quince días corridos, entonces cualquiera de las Partes podrá requerir a un árbitro /según se señala a continuación/ que haga dicha determinación dentro del plazo máximo de cuarenta y cinco días corridos contado desde que asuma en el cargo; y a la determinación que haga el árbitro se aplicarán las mismas reglas anteriores.

/e/ Para los efectos de la letra /d/ anterior, la controversia será sometida a arbitraje, conforme al Reglamento Procesal de Arbitraje del Centro de Arbitraje y Mediación de Santiago, vigente al momento de solicitarlo. Las Partes confieren poder especial irrevocable a la Cámara de Comercio de Santiago A.G., para que, a missing expenses, within 5 Business Days of having received the Auditors’ report, by delivering one or more sight or banker’s drafts, in the Dollar equivalent of the missing amount determined by the Auditors to the Notary, with instructions for delivery to SQM.

/d/ If for any reasons, the Auditors did not deliver their report within the forenamed term, or did not accept the assignment within 15 calendar days, by following the procedure previously stated in Item /a/, SQM shall appoint new Auditors to prepare the required report within the same terms as previously provided in Item /b/, and in the event that these new Auditors also failed to complete their report within the forenamed term, or did not accept the assignment within 15 calendar days, either Party may request that an arbitrator, as specified hereinafter, make this decision within a maximum term of 45 calendar days of his or her appointment, with the same previous specified rules applying to the arbitrator’s determination;

/e/ For the purposes of the foregoing Item /d/, the facts at issue shall be submitted to arbitration, per then current Rules of Arbitration Procedures of the Santiago Arbitration and Mediation Centre, and the Parties hereby grant special and irrevocable powers of attorney to the Santiago Chamber of Commerce, so that, at the written request

[Translation on the right]

petición escrita de cualquiera de ellas, designe a un árbitro arbitrador en cuanto al procedimiento y de derecho en cuanto al fallo, de entre los integrantes del cuerpo arbitral del Centro de Arbitraje y Mediación de Santiago. En contra de las resoluciones del árbitro no procederá recurso alguno. El árbitro queda especialmente facultado para resolver todo asunto relacionado con su competencia y/o jurisdicción.

/f/ Si el informe de la Empresa Auditora o la resolución del árbitro señalasen que los Gastos de Exploración efectivamente incurridos fueron inferiores a los Gastos Mínimos de Exploración en una cifra mayor al dos por ciento de los mismos, el costo de esta auditoría será pagado por KM. Si, por el contrario, el informe de la Empresa Auditora o la resolución del árbitro confirmasen que los Gastos de Exploración comprometidos en el período respectivo fueron efectivamente efectuados en una proporción superior al noventa y ocho por ciento, el costo de la auditoría será pagado por SQM.

of either of them, it may appoint an arbitrator ex aequo et bono, i.e., in equity regarding the proceedings and ruling at law, among the members of the body of arbitrators of the Santiago Arbitration and Mediation Centre, whose decisions may not be appealed, and who is hereby specially authorized to rule on any matters within his or her competence and jurisdiction, and

/f/ If the Auditors’ report or the arbitrator’s award confirmed that the actually incurred Exploration Expenses were lower than the Minimum Exploration Expenses by an amount exceeding 2% thereof, the audit costs shall be paid by KM, and on the contrary, if the Auditors’ report or the arbitrator’s award ratified that the Exploration Expenses committed for the respective period were actually incurred in a proportion exceeding 98%, SQM shall bear the audit costs.

NOVENO: EJERCICIO DE LA PROMESA. Nueve. Uno. Requisitos para el ejercicio de la Promesa. Son condiciones para el nacimiento y ejercicio de la Promesa que KM haya previamente cumplido con las siguientes condiciones copulativas, en adelante las “Condiciones”:

/a/ haber pagado íntegra y oportunamente todas las Primas;

/b/ haber reembolsado a SQM oportunamente el pago de patentes mineras según se regula en la Sección Quince. Uno;

/c/ haber cumplido íntegra y oportunamente con los Gastos Mínimos de Exploración;

/d/ haber cumplido íntegra y oportunamente con los Informes de Exploración; y

/e/ Haber aprobado, al momento del ejercicio de la Promesa, una revisión o due diligence

NINTH – FULFILLING THE PROMISE:

9.1. Requirements for fulfilling the Promise: In order to fulfill the Promise, KM must meet all of the following concurrent conditions precedent, hereinafter called the “Conditions”:

/a/ having fully and timely paid all the Instalments;

/b/ having timely reimbursed all payments of mining patents to SQM, per Section 15.1;

/c/ having fully and timely incurred the Minimum Exploration Expenses;

/d/ having fully and timely delivered the Exploration Reports, and

/e/ at the time of fulfilling the Promise, having passed a due diligence, conducted by SQM

[Translation on the right]

bajo los estándares FCPA /Foreign Corrupt Practices Act/ de Estados Unidos que será efectuado por y a costa de SQM. Para lo cual, KM comunicará a SQM su intención de ejercer la Promesa con al menos sesenta días corridos de anticipación al Aviso de Ejercicio. KM se obliga a cooperar en el desarrollo de este due diligence y a otorgar toda la información relevante que le solicite SQM. En el evento de que KM no apruebe tal revisión o due diligence, SQM le communitarian tal situación para que sanee o remedie las contingencias que se le comuniquen.

Nueve. Dos. Plazo para ejercer la Promesa. /a/ Sujeto al cumplimiento de las Condiciones, el plazo extintivo y fatal para ejercer la Promesa es de seis años contados desde la fecha del presente Contrato, esto es hasta el día treinta de agosto de dos mil veintisiete, en adelante el “Plazo”.

/b/ En el evento que SQM hubiese requerido a la Empresa Auditora que resuelva una discrepancia en relación al Informe de Exploración correspondiente para acreditar el cumplimiento de la totalidad de los Gastos Mínimos de Exploración comprometidos, conforme a la Sección Ocho. Cinco. Cuatro, y la auditoría no hubiese sido completada dentro del plazo establecido en esta Sección, el Plazo se prorrogará por veinte días corridos a partir de la fecha en que la Empresa Auditora o el árbitro, según sea el caso, comunique su informe o resolución respectiva. Para los efectos de esta prórroga del Plazo, las Partes se obligan a suscribir todos los instrumentos públicos que fuesen necesarios, y a practicar todas las inscripciones y anotaciones que correspondieren, a fin de modificar el Contrato y reflejar dicha prórroga.

Nueve. Tres. Ejercicio anticipado. En el evento que KM hubiere cumplido anticipadamente con todas las Condiciones, podrá renunciar al Plazo y anticipar el ejercicio de la Promesa.

at its own cost, according to the United-States FCPA (Foreign Corrupt Practices Act) standards. For these purposes, KM shall advise SQM of its intention to fulfill the Promise at least 60 calendar days before the Notice of Fulfillment. KM hereby commits to cooperate in conducting this due diligence and provide all relevant information requested by SQM. If the due diligence were not approved, SQM shall advise KM, stating the contingencies, so that the latter may clear or correct them.

9.2. Term for Fulfilling the Promise:

/a/ Subject to meeting the Conditions, the extinctive and final deadline for fulfilling the Promise shall be 6 years after the date hereof, i.e., until August 30, 2027, hereinafter called the “Term”, and

/b/ If SQM had requested that the Auditors resolved any discrepancies concerning the corresponding Exploration Report to ratify that KM had incurred all of the committed Minimum Exploration Expenses, per Section 8.5.4, and the audit had not been completed within the time defined in this Section, the Term shall be extended for 20 calendar days of the date on which the Auditors or the arbitrator, as applicable, delivered their report or final award. For the purposes of this extension of the Term, the Parties hereby commit to sign all of the instruments needed, and to have any and all pertaining entries and annotations made in public records, to amend this Agreement reflecting the said extension.

9.3. Early Fulfillment: If KM met all of the Conditions before this time, it may waive the Term and fulfill the Promise in advance.

[Translation on the right]

DÉCIMO: SOCIEDAD CONTRACTUAL

MINERA.

Diez. Uno. Constitución de la Sociedad Contractual Minera.

/a/ Sujeto a los términos de este Contrato, y al cumplimiento de las obligaciones y Condiciones que se establecen en él, si KM decidiera ejercer la Promesa, concurriendo a formar la SCM, enviará dentro del Plazo un aviso a SQM, en adelante el “Aviso de Ejercicio”, comunicando su intención en tal sentido y adjuntando una copia autorizada ante Notario, como conforme a su original, de los documentos que acrediten el cumplimiento de las Condiciones. El Aviso de Ejercicio, será entregado personalmente por el Notario al Gerente General o al Vicepresidente de Operaciones Nitrato o al Vicepresidente Legal de SQM, y ser enviado con copia al contacto de SQM que se señala en la Cláusula Vigésimo Tercera.

/b/ Las Partes se obligan a, dentro del plazo de sesenta días corridos contados desde que SQM hubiere recibido el Aviso de Ejercicio, suscribir la escritura pública de constitución de la SCM en términos sustancialmente similares a los estatutos sociales contenidos en el Anexo Diez. Uno /b/ de este Contrato, el cual se protocoliza con esta fecha en los registros de esta notaría y se entiende formar parte del mismo para todos los efectos a que pueda haber lugar, en adelante los “Estatutos Sociales”. Como elemento de la esencia de este Contrato las Partes se obligan a cumplir con los Estatutos Sociales.

/c/ Se entiende que KM se ha desistido de Promesa si no se entrega el Aviso de Ejercicio en la forma y con los documentos que se señalan en la letra /a/ anterior y dentro

TENTH: - THE CONTRACT MINING

COMPANY:

10.1. Incorporation of the Contract Mining Company:

/a/ Subject to the terms hereof, and to meeting the obligations and Conditions hereunder, if KM decided to fulfill the Promise and form the SCM, it shall send a notice to SQM within the Term, hereinafter called the “Notice of Fulfillment”, stating its intention in this sense, enclosing copies authenticated by a Notary as true to their originals of the documents proving that the Conditions have been met, and delivered in person by the Notary to SQM’s General Manager, Vice-President of Nitrate Operations or Legal Vice-President, with copy to SQM’s contact specified in Clause 23;

/b/ The Parties hereby commit to execute the public deed of incorporation of the SCM within 60 calendar days of SQM’s receipt of the Notice of Fulfillment, in substantially similar terms to those contained in Appendix 10.1 /b/ hereto, which has been entered on this date in the records of these Notary offices, and for all relevant purposes, shall be deemed an integral part hereof, hereinafter called the “Articles of Incorporation”, with the Parties hereby committing, as an essential element hereof, to abide by the Articles of Incorporation, and

/c/ KM shall be deemed to have withdrawn from the Promise if it failed to deliver the Notice of Fulfillment within the Term, in the form and with the documents previously

[Translation on the right]

del Plazo, o si habiendo cumplido con lo anterior KM no concurre a la suscripción de la escritura pública de constitución de la SCM en la forma y dentro del plazo que se señala en la letra /b/ anterior.

Diez. Dos. Interés social, series de acciones y preferencia.

El interés social en la SCM estará dividido en mil acciones, las que se distribuirán en dos series de acciones de la siguiente forma:

/a/ ochocientas acciones de la Serie A, representarán el ochenta por ciento del interés social, no tendrán preferencia alguna y pertenecerán a KM; y

/b/ doscientas acciones de la Serie B, representarán el veinte por ciento del interés social, tendrán la preferencia que se indica a continuación y pertenecerán a SQM.

Diez. Tres. Preferencia de las acciones de la Serie B.

La preferencia de las acciones de la Serie B consiste en que no perderán su participación del veinte por ciento en el interés social de la SCM y no podrán ser diluidas por causa alguna, quedando por lo tanto eximidas de ejecutar cualquier acto para mantener tal participación y no ser diluidas como, por ejemplo:

/a/ concurrir a los aportes o aumentos de capital a la SCM;

/b/ contribuir a los gastos de la SCM, de cualquier tipo o naturaleza que estos sean; y/o

/c/ otorgar financiamiento de cualquier tipo o naturaleza a la SCM.

Con motivo de lo anterior, KM será responsable por todo y cualquier costo y gasto de la SCM, y al hacerlo tendrá la responsabilidad de dejar libre de toda deuda a la SCM, sin que dichos costos y gastos constituyan deuda ni obligación alguna para SQM ni para la SCM. Por lo tanto, specified in Item /a/, or if having done so, failed to execute the public deed of incorporation of the SCM in the form and within the time previously stipulated in Item /b/.

10.2. Equity Capital, Share Series and Preference:

The SCM’s capital shall be divided into 1,000 shares, distributed in two series of as follows:

/a/ 800 Series A shares, representing 80% of the company’s capital, with no preference whatsoever and belonging to KM, and

/b/ 200 Series B shares, representing 20% of the company’s capital, with the preference provided hereinafter and belonging to SQM.

10.3. Series-B Share Preference:

The Series-B share preference shall consist in that the holder of these shares shall not lose its 20% interest in the SCM’s capital, the shares may not be diluted for any reasons, and hence, the holder thereof shall be exempt from doing anything to keep the aforesaid interest and not have its shares diluted, such as, for instance:

/a/ participating in any contributions to the SCM’s capital or increases thereof;

/b/ contributing to the SCM’s expenses, whatever their type or nature, or

/c/ in any way financing the SCM.

Consequently, KM shall be responsible for any and all of the SCM’s costs and expenses, and hence, for keeping the SCM free of any debts, so that none of such costs and expenses ever become a debt or obligation of SQM or the SCM. Therefore, without diluting SQM’s interest in the SCM, it shall be only KM

[Translation on the right]

únicamente KM, sin diluir la participación de SQM en la SCM, aportará o contribuirá a la SCM todos los fondos necesarios para el desarrollo de las actividades de la SCM y responderá de todo costo, gasto y pérdida de la SCM.

Diez. Cuatro. Extinción de la preferencia de la Serie B.

Sujeto al cumplimiento de las condiciones y términos de los Estatutos Sociales y del Pacto de Socios, y a que la SCM no tenga deuda alguna pendiente de pago, devengada y/o pendiente de devengarse, la preferencia de las acciones Serie B se extinguirá al día siguiente a la aprobación del Estudio de Factibilidad por parte del directorio.

Diez. Cinco. Pago de acciones y aportes.

/a/ KM suscribirá, enterará y pagará la totalidad de sus acciones de la Serie A en la SCM, equivalente al ochenta por ciento del interés social en ella, mediante el aporte en dominio a la SCM, al momento de su constitución, de los Informes de Exploración, de los Resultados de Exploración, de los Activos adquiridos, directa o indirectamente o a través de terceros, por KM, sea para el cumplimiento de sus obligaciones contractuales, o por cualquier causa.

/b/ SQM suscribirá, enterará y pagará la totalidad de sus acciones de la Serie B en la SCM, equivalente al veinte por ciento del interés social en ella, mediante el aporte en dominio a la SCM, al momento de su constitución, de los Derechos Mineros, teniendo SQM además derecho -por dicho aporte- a la Reserva y al pago por parte de la SCM de una regalía que se otorgará -junto con la constitución de la SCM- en términos sustancialmente similares al Anexo Diez. Cinco /b/ de este Contrato, el cual se protocoliza con esta fecha en los registros de esta notaría y se entiende formar parte del that contributes all of the funds needed by the SCM for performing its activities, and that responds for all of the SCM’s costs, expenses and losses.

10.4. Extinction of the Series B Preference:

Subject to having met all the conditions and terms of the Articles of Incorporation and the Partnership Agreement, and to the SCM having no outstanding, accrued or accrual-pending debts, the Series B share preference shall become extinguished on the day after the Board’s approval of the Feasibility Study.

10.5. Payment of Shares and Capital Contributions:

/a/ KM shall subscribe for, and pay up, all of its Series A shares in the SCM, representing 80% interest in the latter’s equity capital, by contributing thereto, at the time of its incorporation, the ownership of all Exploration Reports, Exploration Results, and all Assets directly, indirectly or through any third parties, purchased by KM, whether while meeting its contractual obligations or for any other reasons, and

/b/ SQM shall subscribe for, and pay up, all of its Series B shares in the SCM, representing 80% interest in the latter’s equity capital, by contributing thereto, at the time of its incorporation, the ownership of all of Mining Rights, a contribution that shall also entitle SQM to the Reserve, and to receive a payment from the SCM of a royalty that shall be established together with the SCM’s incorporation, in substantially similar terms to those contained in Appendix 10.5 /b/ hereto, which has been entered on this date in the records of these notary offices, and shall be deemed an integral part hereof for all relevant

[Translation on the right]

mismo para todos los efectos a que pueda haber lugar, en adelante la “Regalía”.

Diez. Seis. Garantía del pago de la Regalía. Con el fin de garantizar la obligación de la SCM de pagar la Regalía en favor de SQM, en la escritura pública de otorgamiento de la Regalía la SCM constituirá una hipoteca de primer grado y prohibición de no gravar y enajenar los Derechos Mineros en términos sustancialmente similares a los del Anexo Diez. Cinco /b/ de este Contrato, el cual se protocoliza con esta fecha en los registros de esta notaría y se entiende formar parte del mismo para todos los efectos a que pueda haber lugar, en adelante la “Hipoteca y Prohibición SCM”. Para tal efecto, en caso de que no se constituya la Hipoteca y Prohibición SCM, KM confiere desde ya poder irrevocable y especial, pero tan amplio como en derecho corresponda, a SQM para que, en nombre y representación de KM y sin obligación de rendir cuenta, suscriba todos los actos societarios y corporativos que se requieran en la SCM para que se constituya la Hipoteca y Prohibición SCM.

Diez. Siete. Pacto de Socios.

Junto con la constitución de la SCM, las Partes suscribirán un pacto de socios con respecto a la SCM en términos sustancialmente similares al Anexo Diez. Siete de este Contrato, el cual se protocoliza con esta fecha en los registros de esta notaría y se entiende formar parte del mismo para todos los efectos a que pueda haber lugar, en adelante el “Pacto de Socios”. Como elemento de la esencia de este Contrato las Partes se obligan a cumplir con dicho pacto.

UNDÉCIMO: INFORMES DE LA SCM. Once. Uno. Informe de nuevas exploraciones.

Una vez constituida la SCM, ésta le entregará

purposes, hereinafter called the “Royalty”.

10.6. Royalty Payment Guarantee:

In order to guarantee the SCM’s obligation of paying a Royalty to SQM, in the Royalty public deed, the SCM shall establish a senior mortgage on, and a restriction to encumber, or dispose of, the Mining Rights, in substantially similar terms to those contained in Appendix 10.5 /b/ hereto, which has been entered on this date in the records of these notary offices, and shall be deemed an integral part hereof for all relevant purposes, hereinafter called the “SCM’s Mortgage and Restriction”. For these purposes and in case of the SCM’s Mortgage and Restriction being established, KM hereby grants special and irrevocable powers, as wide as permitted by the laws and without any accountability obligations, to SQM, so that the latter may, on its behalf, execute any and all company and corporate acts needed for establishing the SCM’s Mortgage and Restriction.

10.7. Partnership Agreement:

Together with incorporating the SCM, the Parties shall execute a partnership agreement in respect of the SCM, in substantially similar terms to those contained in Appendix 10.7 hereto, which has been entered on this date in the records of these notary offices, and shall be deemed an integral part hereof for all relevant purposes, hereinafter called the “Partnership Agreement”. As an essential element hereof, the Parties hereby commit, to abide by the forenamed agreement.

ELEVENTH - SCM REPORTS:

11.1. Report on New Exploration Works: After the SCM has been incorporated, the latter shall furnish SQM with an annual report

[Translation on the right]

anualmente a SQM, dentro del primer cuatrimestre de cada año, un reporte referido a las actividades de Exploración desarrolladas en el Área en el año calendario anterior. Este informe, que no tendrá costo para SQM, contendrá -en la medida que fuere aplicable a los trabajos de Exploración realizados- los mismos elementos referidos en la Sección Ocho. Cinco. Uno.

Once. Dos. Informe sobre Proyecto Minero y reservas.

Si la SCM define o evalúa un Proyecto Minero de explotación de minerales en el Área, a simple requerimiento de cualquiera de sus socios, y sin costo para ellos, les entregará dentro del plazo de veinte días corridos contados desde tal requerimiento, y luego sucesivamente dentro del primer cuatrimestre de cada año, copia del plan de explotación vigente, del plan minero, y los recursos y las reservas estimadas que contenga el Área. De igual forma, y en el evento que durante el año respectivo dicho plan o las estimaciones de reservas varíen, esta circunstancia será comunicada a los socios dentro de los treinta días corridos siguientes a su ocurrencia.

Lo anterior es sin perjuicio del derecho exclusivo de la SCM de modificar, variar, suspender, paralizar, descontinuar o en cualquier otra forma alterar el plan de explotación que la SCM entregue a sus socios conforme a esta Sección.

DUODÉCIMO: PAGO POR INACTIVIDAD. Doce. Uno. Objeto y Alcance.

/a/ Si al cumplirse diez años desde la constitución de la SCM, ésta no ha iniciado la explotación comercial de un yacimiento minero en los Derechos Mineros y mientras no se efectué tal explotación, KM pagará anualmente a SQM, dentro del primer mes de cada año siguiente, una cantidad por on the Exploration activities performed in the Area during the previous calendar year, which is to be delivered during the first quarter of the following year. This report shall have no costs for SQM, and shall contain the elements specified in Section 8.5.1, as applicable to the completed Exploration works.

11.2. Report on the Mining Project and Reserves:

If the SCM defined or assessed a Mining Project for mineral exploitation in the Area, at the mere request of either of its partners and without any costs thereto, it shall deliver a copy of the current business and mining plans, and estimated resources and reserves contained in the Area, within 20 calendar days of the forenamed request, and subsequently, within the first quarter of each year. Likewise, in the event that the plan or reserve estimates varied during the respective year, this shall be informed to the partners within 30 calendar days of such an occurrence.

The foregoing shall not limit the SCM’s exclusive right of modifying, varying, suspending, halting, discontinuing, or in otherwise altering, the business plan that its delivers to its partners pursuant to this Section.

TWELFTH - PAYMENT FOR INACTIVITY: 12.1. Purpose and Scope:

/a/ If 10 years after its incorporation, the SCM had not yet begun the commercial exploitation of any mining deposit in the Mining Rights, and for as long it did not do so, KM shall make an annual payment for inactivity to SQM, during the first month of each of the subsequent years, in an amount

[Translation on the right]

concepto de inactividad que corresponderá al mayor valor entre: -i- un millón de Dólares, o -ii- doscientos Dólares por hectárea del Área de los Derechos Mineros aportados a la SCM, en adelante el “Pago por Inactividad”.

/b/ Si una vez iniciada la explotación comercial, esta se suspendiese por un periodo de tiempo que exceda el plazo de tres años, se devengará y pagará nuevamente el Pago por Inactividad conforme a lo indicado anteriormente.

/c/ Las Partes dejan expresa constancia que SQM tendrá derecho a cobrar y percibir el Pago por Inactividad aun cuando transfiera el derecho de Regalía, y esta obligación de pago procederá cualquiera sea la persona que sea dueño y/o explote los Derechos Mineros.

/d/ KM podrá eximirse del Pago por Inactividad en caso de que la SCM venda y transfiera a SQM cada uno de los Derechos Mineros a un precio equivalente en pesos a cien Dólares por Derecho Minero.

/e/ Con todo, en caso que, dentro del plazo de diez años contados desde la fecha de constitución de la SCM, el Estudio de Factibilidad no sea aprobado por la SCM según como se establezca en el Pacto de Socios, SQM tendrá derecho a que la SCM se disuelva anticipadamente y liquide, restituyéndose a cada Parte sus aportes efectuados a la SCM, y pasando a SQM el dominio de los Informes de Exploración.

Doce. Dos. Garantías del Pago por Inactividad.

El cumplimiento de la obligación de KM de pagar el Pago por Inactividad se garantizará incluyéndola en la Hipoteca y Prohibición SCM. Para tal efecto, en caso de que no se constituya tal garantía, KM confiere desde ya poder irrevocable y especial, pero tan amplio como en derecho corresponda, a SQM para equivalent to the greater: -i- of USD 1,000,000, or -ii- of USD 200,000 per hectare comprised in the Area of the Mining Rights contributed to the SCM, hereinafter called the “Payment for Inactivity”;

/b/ If once commenced, the commercial exploitation were halted for a time exceeding 3 years, the Payment for Inactivity shall accrue and become payable again, as previously provided;

/c/ The Parties hereby expressly state that SQM shall be entitled to charge and receive the Payment for Inactivity, even after transferring the Royalty right, and this payment obligation shall apply regardless of who then owned or exploited the Mining Rights;

/d/ KM may be exempted from the Payment for Inactivity if the SCM sold and transferred all of the Mining Rights to SQM, at a price in Chilean pesos equivalent to USD 100 per Mining Right, and

/e/ Even so, if the SCM had not approved the Feasibility Study, as provided in the Partnership Agreement, within 10 years of its incorporation, SQM shall be entitled to request the early dissolution and liquidation of the SCM, with the respective contributions of each Party returned thereto, and ownership of the Exploration Reports passed to SQM.

12.2. Guarantees of the Payment for Inactivity:

That KM met its obligation of Payment for Inactivity shall be guaranteed by including it in the SCM’s Mortgage and Restriction. To this end and in the event that this guarantee were not established, KM hereby grants irrevocable special powers, as wide as permitted by the laws, to SQM, so that the

[Translation on the right]

que, en nombre y representación de KM y sin obligación de rendir cuenta, suscriba todos los actos societarios y corporativos que se requieran en la SCM para su constitución.

DÉCIMO TERCERO: DERECHO DE

VENTA DE LA PARTICIPACIÓN DE SQM EN LA SCM.

/a/ En caso de que SQM tenga la intención de vender una parte o el total de su participación en la SCM, de acuerdo a los términos y condiciones que se establecen en el Pacto de Socio anexo a este instrumento, KM tendrá el derecho preferente de hacer una primera oferta firme e irrevocable sobre dicha participación. /b/ Asimismo, de acuerdo a los términos y condiciones que se establecen en el Pacto de Socio anexo a este instrumento, SQM tendrá el derecho de vender toda su participación en la SCM a un tercero o a KM.

DÉCIMO CUARTO: ADQUISICIÓN DE BIENES RESTRINGIDOS EN EL ÁREA Y EN EL ÁREA DE INTERÉS.

Durante la vigencia del Contrato, y por un periodo de dos años posteriores a su término, KM no podrá, directa, indirectamente o a través de terceros, negociar, adquirir o recibir en arriendo, usufructo, comodato o en cualquier otra forma o título, constituir o solicitar la constitución de, uno o más pedimentos mineros, manifestaciones mineras, concesiones mineras de exploración, concesiones mineras de explotación, derechos de aprovechamiento de aguas, derecho de cualquier tipo en relación al predio superficial y/o de otro derecho, que se superpongan total o parcialmente con el Área y/o con el Área de Interés, en adelante los “Bienes Restringidos”.

En caso de incumplimiento a esta prohibición, KM se obliga a:

/a/ en caso que KM ejerza la Promesa: a que

latter, acting for and on behalf of KM, and without any accountability obligations, may execute any and all company or corporate acts needed for incorporating the SCM.

THIRTEENTH - RIGHT OF SALE OF

SQM’S INTEREST IN THE SCM:

/a/ If SQM intended to sell all or a part of its interests in the SCM, pursuant to the terms and conditions of the Partnership Agreement annexed hereto, KM shall have a right of first refusal of making a firm and irrevocable first offer for such interests, and

/b/ Likewise, SQM shall be entitled to sell all of its interests in the SCM to KM or any third parties, per the terms and conditions of the Partnership Agreement annexed hereto.

FOURTEENTH - PURCHASE OF

RESTRICTED ASSETS IN THE AREA AND THE AREA OF INTEREST:

While this Agreement is in effect, and for two years after termination hereof, KM may not directly, indirectly or through any third parties, negotiate, purchase, or take in lease, usufruct, gratuitous bailment, or in any other form or manner, request the award of, or be awarded, any one or more petitioned mining claims for exploration, statements of discovery, mining claims awarded for exploration or exploitation, water use rights, rights of any type on surface lands, or any other rights, fully or partly overlapping the Area or the Area of Interest, hereinafter called the “Restricted Assets”.

In the event of any breach of this restriction,

KM hereby commits as follows:

/a/ if KM fulfilled the Promise: to contribute the

[Translation on the right]

los Bienes Restringidos sean aportados a la SCM en los términos de la letra /a/ de la Sección Diez. Cinco; o

/b/ en caso que KM no ejerza la Promesa: a que los Bienes Restringidos sean vendidos a SQM, dentro de los diez días corridos siguientes a que así lo requiera, a un precio de diez Dólares cada uno.

DÉCIMO QUINTO: PROTECCIÓN Y

AMPARO DE LOS DERECHOS MINEROS. Quince. Uno. Durante la vigencia de la Promesa.

Durante la vigencia de este Contrato, SQM tendrá la responsabilidad de pagar las patentes mineras, lo cual será reembolsado por KM. Para esto, SQM emitirá a KM una nota de cobro incluyendo los comprobantes de pago respectivos por los montos previstos, la cual pagará KM en un plazo no superior a diez días corridos contados desde la fecha en que SQM le hubiere enviado la respectiva nota de cobro.

Se deja constancia que en este acto KM reembolsa a SQM la fracción de las patentes mineras que corresponden a los Derechos Mineros por el año dos mil veintiuno, en la parte proporcional al tiempo que medie entre la fecha de celebración del Contrato y el veintiocho de Febrero de dos mil veintidós, suma que asciende a noventa y nueve millones trescientos veintiséis mil cuatrocientos cuarenta y dos pesos, cantidad que KM paga en este acto contra la entrega de una nota de cobro por parte de SQM y SQM declara recibir a su entera conformidad. Si por cualquier causa SQM no cumpliere con su obligación de pagar oportunamente las patentes mineras, KM podrá pagarlas directamente.

Quince. Dos. Defensa.

Durante la vigencia de este Contrato, SQM defenderá los Derechos Mineros, a su

Restricted Assets to the SCM per Item /a/ of Section 10.5, or

/b/ if KM did not fulfill the Promise: to sell the Restricted Assets to SQM, within 10 calendar days of the latter so requiring, at a price of USD 10 each.

FIFTEENTH – PROTECTION AND

SHELTER OF THE MINING RIGHTS:

15.1. During the Promise Effective Term: While this Agreement is in force, SQM shall be responsible for paying the mining patents, KM shall reimburse these payments thereto. To this end, SQM shall issue a collection letter to KM, enclosing the respective receipts of payment in support of the charged amounts, which KM shall pay within at most 10 calendar days of the date on which SQM had sent the respective collection letter.

It is herein recorded that KM has hereby reimbursed the fraction of the mining patents corresponding to the Mining Rights for 2021, proportional to the time lapse from the date of execution hereof to February 28, 2022, and totalling CLP 99,326,442, by paying this amount to SQM against delivery by the latter of a collection letter, and in turn, SQM has stated to have satisfactorily received this payment. If for any reasons whatsoever, SQM failed to meet its obligation of timely paying any of such mining patents, KM may pay them directly.

15.2. Defence:

While this Agreement is effective, SQM shall

defend the Mining Rights, at its own cost,

[Translation on the right]

exclusivo costo, de cualquier acción judicial de terceros. En caso que SQM tome conocimiento de tal acción judicial, lo comunicará a KM. Si SQM no ejerciere oportunamente, dentro de los plazos legales, la defensa de los Derechos Mineros, KM podrá actuar en los procesos que se hayan iniciado como tercero coadyuvante, a su exclusiva cuenta, costo, riesgo y responsabilidad.

Quince. Tres. Pago de patentes mineras y defensa una vez ejercida la Promesa.

Una vez ejercida la Promesa, la SCM pagará, a su costo, cuenta y responsabilidad, todas las patentes mineras de los Derechos Mineros, antes del día treinta de marzo de cada año, y efectuará todas las actuaciones, diligencias y trámites que sean necesarios o pertinentes para la correcta y debida constitución, protección, amparo y vigencia de los Derechos Mineros. Asimismo, la SCM adoptará, a su exclusivo costo, todas las medidas, judiciales y extrajudiciales, que sean necesarias para tales efectos y para defender dicha propiedad minera de cualquier pretensión de terceros.

Si la SCM no ejerciere oportunamente, dentro de los plazos legales, la defensa de los Derechos Mineros, SQM podrá, sin que se encuentre obligado a ello, decidir actuar en representación de la SCM en los procesos que se hayan iniciado. Para estos efectos, la SCM otorgará poder judicial a SQM y los costos legales razonables serán asumidos por la SCM. Alternativamente, y sin que se encuentre obligado a ello, SQM podrá participar en los procesos como tercero coadyuvante, a su exclusivo costo.

Quince. Cuatro. Prohibición en favor de KM.

A fin de garantizar el cumplimiento de las obligaciones que emanan del presente against any court actions by third parties. Whenever SQM learned of any such actions, it shall advise KM thereof. If SQM failed to timely defend the Mining Rights, within the corresponding legal terms, KM may act as an offended party to assist in any such proceeding, on its own account and responsibility, and at its own cost and risk.

15.3. Payment of Mining Patents and Defence upon Fulfilling the Promise:

After fulfilling the Promise, the SCM shall pay all of the mining patents of the Mining Rights before March 30 of each year, at its own cost, and on its own account and responsibility, and shall do all of the formalities, procedures and paperwork needed or pertinent for properly and duly establishing, protecting and sheltering the Mining Rights, and keeping them valid. Additionally, the SCM shall, at its own cost, take all court or out-of-court measures needed for such purposes and for defending the forenamed mining property against any third-party claims.

If the SCM failed to timely defend the Mining Rights, within the corresponding legal terms, SQM may decide, without any obligation to do so, to represent the SCM in any such proceeding. For these purposes, the SCM shall grant a power of attorney-at-law to SQM, and shall bear all reasonable legal fees. Alternatively, and again without any obligation to do so, SQM may intervene in such proceeding as an offended party to assist, at its own cost.

15.4. Restriction in Favour of KM:

So as to guarantee that the obligations hereunder are met, SQM shall establish a restriction to dispose of, or encumber with

[Translation on the right]

Contrato, SQM constituye prohibición de enajenar y gravar con derechos reales, sin previo consentimiento escrito de KM, los Derechos Mineros y/o los minerales que los mismos contengan, en adelante la “Prohibición SQM”.

Se exceptúan de la Prohibición SQM los actos necesarios para usar y gozar de la Reserva. La Prohibición SQM tendrá vigencia hasta el término del Contrato. Por este acto, KM, debidamente representada, acepta la Prohibición SQM y declara que su representada se obliga a alzar y cancelar la presente Prohibición SQM cuando proceda de conformidad a lo señalado precedentemente.

DÉCIMO SEXTO: RESERVA Y

USUFRUCTO DE SUSTANCIAS

MINERALES NO METÁLICAS.

Dieciséis. Uno. Reserva de Sustancias No Metálicas.

/a/ Las Partes entienden y aceptan desde ya, de manera definitiva e irrevocable y como elemento de la esencia de este Contrato, elemento que se refleja en las valorizaciones y precios que se han considerado en este Contrato, el hecho que SQM se reserva y reservará para sí y no cede, delega, otorga ni confiere por este Contrato -y que no aportará, cederá, delegará, otorgará ni conferirá, ni siquiera al constituirse la SCM, autorización, derecho o expectativa de derecho de cualquier tipo o especie alguna en favor de KM ni de la SCM, según sea el caso, o de cualquier persona, con respecto del descubrimiento, exploración, explotación, y al dominio, en parte o en su totalidad, de una o más Sustancias No Metálicas que se encuentren en los Derechos Mineros, en adelante la “Reserva”.

/b/ En consecuencia, y en lo que a KM y la SCM concierne, la Reserva corresponde a rights in rem, the Mining Rights or any minerals contained therein, without KM’s prior written consent, hereinafter called “SQM’s Restriction”.

All acts needed for the use and enjoyment of the Reserve shall be exempted from SQM’s Restriction, which shall be effective until termination hereof. Duly represented, KM hereby accepts SQM’s Restriction, and commits to lift and cancel it when pertinent according to the foregoing.

SIXTEENTH - RESERVE AND USUFRUCT OF NON-METALLIC MINERAL

SUBSTANCES:

16.1. Reserve of Non-Metallic Substances:

/a/ The Parties hereby definitively and irrevocably acknowledge as an essential element hereof that reflects in the values and prices included herein, and accept that SQM hereby sets aside and shall set aside any Non-Metallic Substances contained in the Mining Rights for itself, and that it does not hereby, and shall not in the future, not even after the SCM’s incorporation, assign, delegate, give or grant any authorizations, rights of any type or kind, or expectations thereof, to either KM or the SCM, as applicable, or any other persons, regarding the discovery, exploration, exploitation or ownership of any part or the entirety of one or more of such substances, hereinafter called the “Reserve”;

/b/ Consequently, the Reserve absolutely forbids KM and the SCM from exploring for,

[Translation on the right]

una prohibición absoluta de explorar, explotar, beneficiarse o apropiarse de todo o parte de las Sustancias No Metálicas existentes y subyacentes en los Derechos Mineros, declarando KM, a mayor abundamiento, que no podrá ella ni la SCM, jamás ni bajo circunstancia alguna, extraer, en los términos del inciso segundo del artículo ciento dieciséis del Código de Minería, usar, gozar, aprovechar o disponer en forma directa o indirecta o a través de terceros de las Sustancias No Metálicas contenidas en los Derechos Mineros.

/c/ Bajo este Contrato, “Sustancias No Metálicas” comprenden e incluyen, entre otras y a título meramente ilustrativo, a aquellas que tienen azufre, sodio, nitrato, potasio, fosfato, yodo, sulfato, borato, carbonato, magnesio y litio en cualquiera de sus formas o compuestos - independientemente de que las mismas se encuentren en minerales, en salmueras o en otros cuerpos o estados- y todos los subproductos y sales asociadas que directa o indirectamente se deriven de dichas sustancias –y que, entre otros, comprenden e incluyen a los subproductos nitrato de sodio, nitrato de potasio, sulfato de sodio, sulfato de potasio, cloruro de potasio, ácido bórico, carbonato de litio y sulfato de litio.

Dieciséis. Dos. Facultades de SQM en relación a la Reserva una vez constituida la SCM.

/a/ En la constitución de la SCM las Partes darán cuenta de la Reserva y de su reconocimiento por parte de la SCM, asumiendo además la SCM la obligación de imponérsela -en conjunto con la obligación de la letra /b/ siguiente- a cualquier tercero adquirente de los Derechos Mineros. Desde la constitución de la SCM, la Reserva se inscribirá en el Registro de Hipoteca y mining, benefitting from, or taking over, all or any part of the Non-Metallic Substances existing in, or underlying, the Mining Rights, and furthermore, KM hereby states that it may not ever, nor may the SCM, under any circumstances, directly, indirectly or through any third parties, extract, as defined in the second paragraph of Article 16 of the Chilean Mining Code, use, enjoy, benefit from, or dispose of, any Non-Metallic Substances contained in the Mining Rights, and

/c/ Hereunder, “Non-Metallic Substances” shall comprise and include, among others and only as examples, any substances containing any forms or compounds of sulphur, sodium, nitrate, potassium, phosphate, iodine, sulphate, borate, carbonate, magnesium or lithium, regardless of they being in ores, brines, or any other bodies or states, and any other by-products and salts directly or indirectly associated with, or derived from, any such substances, covering and including, among others, any sodium or potassium nitrate, sodium or potassium sulphate, potassium chloride, boric acid, lithium carbonate or lithium sulphate by-products.

16.2. SQM’s Rights Regarding the Reserve Upon the SCM’s Incorporation:

/a/ In the SCM’s incorporation deed, the Parties shall record the Reserve and the SCM’s acknowledgment thereof, and the latter shall also undertake the obligation of having it accepted, together with the obligation stipulated hereinafter in Item /b/, by any third parties purchasing Mining Rights, and as of the SCM’s incorporation, the Reserve shall be entered in the relevant Mine Registrar’s Book of Mortgages and

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Gravámenes del Conservador de Minas competente, y se anotará al margen de la inscripción de dominio vigente y de la inscripción de la sentencia constitutiva y acta de mensura de los Derechos Mineros.

/b/ La Reserva contiene la obligación de que la SCM, y sus sucesores en el dominio de los Derechos Mineros, a su costo, cuenta y responsabilidad mantengan, protejan, amparen y conserven la vigencia de los Derechos Mineros hasta la extinción de la Reserva.

/c/ Con motivo de la Reserva, SQM podrá ejercer todos los derechos que le corresponden a un titular de una concesión minera de explotación con respecto a las Sustancias No Metálicas en los Derechos Mineros. A título ejemplar –y sin que implique limitación- podrá explorar, explotar, retirar, y/o extraer las Sustancias No Metálicas como su único dueño, bajo su exclusiva cuenta, costo, riesgo y responsabilidad. SQM podrá efectuar dicha exploración, explotación, retiro y/o extracción en forma perpetua o hasta el máximo límite permitido por ley.

Dieciséis. Tres. Usufructo.

/a/ Adicionalmente a la Reserva ya convenida, como elemento de la esencia de este Contrato, dentro del plazo de dos meses de la constitución de la SCM, ésta constituirá, en los términos del artículo ciento setenta y uno del Código de Minería, un usufructo en favor de SQM sobre los Derechos Mineros en términos sustancialmente similares al Anexo Dieciséis. Tres /a/ de este Contrato, el cual se protocoliza con esta fecha en los registros de esta notaría y se entiende formar parte del mismo para todos los efectos a que pueda haber lugar, en adelante el “Usufructo”.

/b/ En el Usufructo el uso y goce de los Derechos Mineros se circunscribirá y limitará a las Sustancias No Metálicas contenidas en

Encumbrances, and shall be noted on the margins of the registrations of both the current ownership and the award judgement and surveyor’s certificate of the Mining Rights;

/b/ Until its extinction, the Reserve shall include an obligation for the SCM, and its successors in owning the Mining Rights, to maintain, protect and shelter them, and keep them valid, at their own cost, and on their own account and responsibility, and

/c/ By virtue of the Reserve, SQM may exercise any and all of the rights inherent to the holder of any mining claims awarded for exploitation, in respect of Non-Metallic Substances in the Mining Rights, including, as examples and without limitation, exploring for, mining, processing, removing, or extracting the Non-Metallic Substances, as the sole owner thereof, on its own account and responsibility, and at its own cost and risk, to perpetuity or up to the maximum legal limit.

16.3. Usufruct:

/a/ Apart from the Reserve already agreed, within two months of its incorporation and as an essential element hereof, the SCM shall establish a usufruct of the Mining Rights in favour of SQM, per Article 171 of the Chilean Mining Code, in substantially similar terms to those provided in Appendix 16.3 /a/ hereto, which has been entered on this date in the records of these Notary offices, and for all relevant purposes, shall be deemed an integral part hereof, hereinafter called the “Usufruct”;

/b/ The use and enjoyment of the Mining Rights specified in the Usufruct shall be restricted and limited to the Non-Metallic

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Ellos.

c/ La constitución del Usufructo es de carácter oneroso con un precio en pesos -por cada Derecho Minero- equivalente a la cantidad nominal de cien Dólares, el que fue valorizado por las Partes al determinar los pagos y precios que se establecen en este Contrato.

/d/ El Usufructo se constituirá en términos sustancialmente similares a los contenidos en el Anexo Dieciséis. Tres /a/.

/e/ El Usufructo tendrá una duración de treinta años o el máximo período que contemple la ley al momento de su constitución, eximiéndose a SQM de la obligación de prestar caución suficiente de conservación y restitución y de hacer inventario solemne. En ningún caso el Usufructo se extinguirá por no ejercerse o no hacerse uso o goce de él.

/f/ A SQM no le corresponderá efectuar pago adicional al precio del Usufructo, ni siquiera por concepto de cargas fructuarias o por lo intereses que se señalan en los artículos setecientos noventa y cinco a setecientos noventa y siete del Código Civil, y sólo será responsable de sus propios hechos y omisiones.

/g/ Una vez que el Usufructo se extinga, SQM tendrá el derecho, pero no la obligación asumiendo la SCM la obligación respectiva, de: -i- constituir nueva y sucesivamente el Usufructo en los mismos términos que se señala en este Contrato; o -ii- suscribir con la SCM una compraventa de minerales in situ y adquirir de aquélla, a un valor nominal, fijo y total del equivalente en pesos a cien Dólares, la totalidad de las Sustancias No Metálicas que se pudieren encontrar en los Derechos Mineros, conviniendo un plazo para su extracción por parte de SQM, conforme las necesidades que ésta acredite para tal efecto.

Substances contained therein;

/c/ The Usufruct shall be defined for a nominal consideration in Chilean pesos per Mining Right equivalent to USD 100, which was appraised by the Parties when determining the payments and prices to be stipulated herein;

/d/ The Usufruct shall be established in terms substantially similar to those contained in Appendix 16.3 /a/;

/e/ The Usufruct shall have a duration of 30 years, or the legally permitted maximum when it is established, and shall exempt SQM from any obligations of providing sufficient conservation and restitution security, or making a sworn inventory, and in no case, shall the Usufruct be extinguished for not exercising it, or not making the uses or enjoyments thereunder;

/f/ SQM shall not need to make any additional payments other than the Usufruct price, not even for burdens to the beneficially own property, or for the interests defined in Articles 795 to 797 of the Chilean Civil Code, and shall only be liable for its own actions and omissions;

/g/ Upon extinction of the Usufruct, SQM shall have the right, but not the obligation, which shall be undertaken by the SCM, -i- of establishing a new and successive Usufructs in the terms defined herein, or –ii- of executing an agreement with the SCM to buy minerals in-situ, and purchase all the Non-Metallic Substances that may be found in the Mining Rights from the latter, at a nominal, fixed and total price in Chilean pesos equivalent to USD 100, with an agreed term for the extraction thereof by SQM as the latter may prove necessary to do so;

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/h/ Será obligación de la SCM, a su cuenta, costo, y responsabilidad, la mantención, protección, amparo y vigencia los Derechos Mineros hasta que SQM haya hecho ejercicio de su derecho señalado en el literal /ii/ de la letra /f/ precedente.

/i/ La SCM no podrá arrendar, entregar el uso o goce de los Derechos Mineros hasta que se extinga el Usufructo o una vez que SQM haya hecho ejercicio de su derecho señalado en el literal /ii/ de la letra /f/ precedente.

Dieciséis. Cuatro. Interferencia con las operaciones de KM o de la SCM.

/a/ Si SQM, efectuando sus operaciones en el Área con motivo de la Reserva o del Usufructo, interfiere en algún momento con las operaciones de KM o de la SCM, según corresponda, la afectada enviará una comunicación por escrito a SQM señalando y demostrando las razones de dicha interferencia para que -en un plazo de al menos treinta Días Hábiles- adecue sus actividades o las suspenda por un periodo no superior a un mes.

En dicha comunicación además se indicará el lugar de interferencia y si SQM tiene que hacer retiro de maquinaria u otros materiales.

/b/ En el evento que la SCM desee suspender las actividades de SQM por más de un mes, utilizará el procedimiento que se señala en la Sección Dieciséis. Siete sobre “Área de Instalaciones”.

Dieciséis. Cinco. Pagos por actividades de SQM.

SQM no pagará monto alguno a KM o a la SCM, con motivo de lo expuesto en esta Cláusula, especialmente, pero no limitado a la Reserva y al Usufructo -distinto a su precio-, cuestión que es de la esencia de este Contrato.

 /h/ On its own account and responsibility, and at its own cost, the SCM shall be bound to maintain, protect and shelter the Mining Rights, and keep them valid, until SQM had exercised the right previously stipulated as Option /ii/ in Item /f/ [SIC], and

/i/ The SCM may not rent or lease out, or deliver the use or enjoyment of, the Mining Rights until the Usufruct had extinguished or SQM had exercised its right previously provided as Option /ii/ in Item /f/ [SIC].

16.4. Interference with KM’s or the SCM’s Operations:

/a/ If while conducting operations in the Area in reason of the Reserve or the Usufruct, SQM interfered at any time with KM’s or the SCM’s operations, as applicable, the affected company shall advise SQM in writing thereof, providing proof of the reasons for any such interference, so that the latter may, within no less than 30 Business Days, adapt its activities, or suspend them for a period not exceeding one month.

The forenamed communication shall also include the place or places of interference, and whether or not SQM needed to remove any machines or other materials.

/b/ In the event that the SCM wished that SQM suspended its activities for longer than one month, it shall follow the procedure on the “Facility Area” provided in Section 16.7.

16.5. Payments for SQM’s Activities:

SQM shall not make any payments to KM or the SCM in reason of what has been provided in this clause, specially, but not limited to, the Reserve and the Usufruct, other than the corresponding price, and this matter shall be deemed an essential element hereof.

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Dieciséis. Seis. Permisos y

autorizaciones.

/a/ SQM obtendrá los permisos y autorizaciones que sean necesarios para sus trabajos de exploración y de explotación en relación con las Sustancias No Metálicas, y cumplir con todas y cada una de las disposiciones legales y reglamentarias vigentes que procedan, en especial con la Ley número diecinueve mil trescientos y sus reglamentos y con la Ley veinte mil quinientos cincuenta y uno y su reglamento. KM o la SCM, según corresponda, suscribirá todo instrumento público o privado que sea necesario a objeto de permitir a SQM el ejercicio pleno de los derechos consagrados en esta Cláusula, sujeto a las limitaciones previstas en este Contrato.

/b/ KM o la SCM, según corresponda, se obliga a permitir que SQM use y goce, en forma gratuita, los permisos y autorizaciones de que sea titular y que puedan ser útiles para las actividades de SQM.

Dieciséis. Siete. Área de Instalaciones.

/a/ Sin perjuicio de otras autorizaciones y permisos que la SCM deba obtener, con el objeto de ocupar parte de la cara superficial de los Derechos Mineros con instalaciones de beneficio, pilas, minas, botaderos, caminos, líneas de transmisión, acueductos, emplazamiento e instalaciones de labores mineras, rajos, ripios e infraestructura en general que eventualmente sean necesarias para la explotación y beneficio de minerales, en adelante el “Área de Instalaciones”, permitirá previamente a SQM explotar, descartar o condenar dicha área de una posible explotación de Sustancias No Metálicas, mediante la aplicación de los procedimientos de general aceptación de la industria. Para ello, la SCM comunicará a SQM de su intención de usar el Área de

16.6. Permits and Authorizations:

/a/ SQM shall obtain all the permits and authorizations needed for its exploration or mining works regarding Non-Metallic Substances, and shall abide by all of applicable current legal and regulatory provisions, and especially by Law No. 19,300 and its regulations, and Law No. 20,551 and its regulation, and as applicable, KM or the SCM shall execute any or private instruments needed for enabling SQM to fully exercise all of its rights under this clause, conditioned to the limitations provided herein, and

/b/ KM and the SCM hereby commit to enable SQM’s gratuitous use and enjoyment of any permits and authorizations held by either of the former, as applicable, that may be useful for SQM’s activities.

16.7. Facility Area:

/a/ Without limiting any other authorizations and permits that the SCM must obtain to occupy a part of the surface of the Mining Rights with process facilities, heaps, piles, mines, dumps, roads, power lines, aqueducts, mine sites and facilities, galleries, sterile materials and infrastructure in general that may eventually be needed for mining and processing minerals, hereinafter called the “Facility Area”, the SCM shall previously allow SQM to exploit Non-Metallic Substances in the stated area, or discard or reject it from any such potential exploitation, by applying procedures generally accepted by the industry, and for this purpose, the SCM shall advise SQM of its intention to use the Facility Area, and shall deliver a prefeasibility report thereto, at least 5 years before the date

[Translation on the right]

Instalaciones y le entregará un informe de pre-factibilidad con a lo menos cinco años de anticipación a la fecha en que desea ocupar el Área de Instalaciones.

/b/ En tal evento, dentro del plazo de tres meses contados desde la recepción por parte de SQM de la referida comunicación, SQM podrá optar por: -i- extraer directamente las Sustancias No Metálicas del Área de las Instalaciones, dentro del plazo de cinco años ya indicado; o -ii- suspender sus actividades en el Área de Instalaciones para permitir su ocupación, recibiendo a título de indemnización una cantidad correspondiente al valor del margen económico de las Sustancias No Metálicas que se encuentran dentro del Área de Instalaciones, y que SQM no podrá explotar por todo el período que dure la ocupación, vencido el cual podrá continuar sus actividades para beneficiarse de ellos.

/c/ Para establecer el margen se considerarán los siguientes parámetros: reservas afectadas, ley de yodo, ley de nitrato, ley de potasio, rendimientos globales de yodo SQM, rendimientos globales de nitrato SQM, rendimientos globales de potasio SQM, factor conversión de potasio igual a uno coma noventa y uno /representa la conversión de una tonelada de potasio en una tonelada de cloruro de potasio/, margen operacional yodo -en US$/Kg-: será el promedio obtenido por SQM en su planta “Nueva Victoria” en ventas de yodo directo durante los ciento ochenta días corridos anteriores a la última FECU presentada a aquel en que SQM informe el mismo, margen operacional nitratos de sodio -en US$/TM-: será el promedio obtenido por SQM en las ventas de nitrato de sodio y nitrato de potasio tanto para usos agrícolas como industriales en su planta “Coya Sur” durante los ciento on which it wished to occupy the Facility Area;

/b/ In such a case, within 3 months of having received the forenamed communication, SQM may opt: -i- for directly mining the Non-Metallic Substances in the Facility Area, within the already specified 5 year term, or -ii- for suspending its activities in the Facility Area to allow its occupation, and receive a compensation in an amount equivalent to the economic margin of the Non-Metallic Substances existing in the Facility Area, which SQM may not mine throughout the entire occupation period, and upon which period, it may continue its activities to benefit from such substances;

/c/ The following parameters shall be used to determine the margin: the affected reserves; iodine, nitrate and potassium grades; SQM overall iodine, nitrate and potassium capacities; a 1.91 potassium conversion factor, representing the conversion of one tonne of potassium into one tonne of potassium chloride; the iodine operational margin in USD/kg, which shall be the average margin obtained by SQM at its “Nueva Victoria” plant, from direct iodine sales during a period of 180 calendar days immediately prior to the last filed FECU [Uniform, Coded Statistical Datasheet to be filed by Chilean corporations] in which SQM reported it; the operational margin on sodium nitrates in USD/MT, which shall be the average margin obtained by SQM at its “Coya Sur” plant, from sales of sodium and potassium nitrates for both agricultural and industrial use during a period of 180 calendar days immediately prior

[Translation on the right]

ochenta días corridos anteriores a aquel en que SQM informe el mismo; margen operacional cloruro de potasio -en US$/TM-: será el promedio obtenido por SQM en ventas de cloruro de potasio en su planta “MOP G III”, durante los ciento ochenta días corridos anteriores a aquel en que SQM informe el mismo. Todos los parámetros antes mencionados tendrán que ser consistentes con aquellos incluidos en los informes oficiales de gestión de SQM a su directorio.

/d/ Para cuantificar las Sustancias No Metálicas existentes en el Área de Instalaciones, las Partes encargarán a un tercero independiente la ejecución de un estudio de reservas, el que será ejecutado dentro de un plazo máximo de tres meses.

/e/ Las Partes podrán de mutuo acuerdo modificar uno o más de los parámetros establecidos en esta Sección.

En cuanto a las plantas, y para el caso que alguna de ellas cese sus operaciones o baje sustantivamente su nivel de operaciones, se entiende que SQM usará la referencia de aquellas que las reemplacen como la principal planta asociada a cada uno de los productos indicados.

Dieciséis. Ocho. Instrumentos.

En caso de requerirlo SQM, KM y/o la SCM procurarán el otorgamiento de todos los instrumentos públicos o privados que fueren necesarios para perfeccionar acabadamente la Reserva, constitución de Usufructo y compraventa de minerales in situ.

DÉCIMO SÉPTIMO: DERECHO PREFERENTE PARA LA COMPRA DE LOS DERECHOS MINEROS.

/a/ Previo cumplimiento de los demás requisitos que hayan acordado las Partes, la SCM podrá -directa o indirectamente-abandonar, reducir, desamparar, caducar,

that in which SQM reported it; the operational margin of potassium chloride in USD/MT, which shall be the average margin obtained by SQM at its “MOP G III” plant, from sales of potassium chloride during a period of 180 calendar days immediately before that in which SQM reported it, with all of these parameters mandatorily consistent with those included in the official SQM management reports submitted to the Board of Directors thereof;

/d/ In order to quantify the Non-Metallic Substances existing in the Facility Area, the Parties shall entrust a study of reserves to an independent third party, to be conducted within a maximum period of three months, and

/e/ By mutual agreement, the Parties may modify one or more of the parameters defined in this Section.

In the event that SQM stopped, or substantively lowered the level of, operations at any of its plants, the references used shall be deemed to be those plants replacing them replacing them as main plants with regard to the respectively specified products.

16.8. Instruments:

If SQM so required, KM or the SCM shall do their best to execute any and all public or private instruments needed to fully conclude the Reserve, the Usufruct establishment, and the purchase of minerals in-situ.

SEVENTEENTH: - RIGHT OF FIRST REFUSAL TO PURCHASE THE MINING RIGHTS:

/a/ Before meeting the rest of the requirements agreed by the Parties, the SCM may directly or indirectly abandon, reduce, desert, waive or extinguish all or any part of

[Translation on the right]

renunciar o extinguir en todo o parte los Derechos Mineros, pedimentos, manifestaciones, concesiones mineras de exploración o de explotación que en el futuro solicite, adquiera y/o constituya, que abarquen total o parcialmente el Área y/o el Área de Interés, en adelante todos ellos denominados como los “Derechos Mineros a Abandonar” y este derecho denominado como el “Derecho a Renuncia”. El ejercicio del Derecho a Renuncia se regulará en el Pacto de Socios.

/b/ La SCM, previo a ejercer su Derecho a Renuncia, se obliga a informarle a SQM de su decisión y a ofrecerle vender el Derecho Minero a Abandonar respectivo. El ejercicio de este derecho por SQM se regulará en el Pacto de Socios.

/c/ Sin perjuicio de lo anterior, SQM tendrá un derecho preferente para comprar o adquirir el o los Derechos Mineros, en el mismo precio, en los mismos términos y condiciones, que aquellos que ofrezca un tercero a la SCM. La decisión de SQM de comprar se deberá comunicar dentro de sesenta días corridos desde que haya recibido toda la información por parte de la SCM. El ejercicio de este derecho se regulará en el Pacto de Socios.

DÉCIMO OCTAVO: RESPONSABILIDAD POR LABORES E INDEMNIDAD.

KM asumirá cualquier costo o gasto relacionado con responsabilidades de cualquier naturaleza, incluyendo ambiental, que pudieren derivarse de las labores que efectúe en los Derechos Mineros, de cualquier naturaleza que las mismas sean, y que fueren imputables a KM, y/o sus contratistas. KM se obliga a mantener libre e indemne a SQM de cualesquiera acciones, demandas, reclamos, procedimientos, sanciones, o cualesquiera actuaciones -de cualquier naturaleza que éstas fuesen- que the Mining Rights, requests of mining claims for exploration, statements of discovery, mining claims for exploration or exploitation that it may request, purchase or be awarded in the future in the entirety of any part of the Area or the Area of Interest, or let any thereof expire, hereinafter collectively called the “Mining Rights to Be Abandoned”, with this right hereinafter called the “Right of Waiver”, and the exercise thereof regulated in the Partnership Agreement;

/b/ The SCM hereby commits to advise SQM of its decision, and offer to sell the corresponding Mining Right to Be Abandoned thereto, before exercising its Right of Waiver, and the exercise of this right by SQM shall be regulated in the Partnership Agreement, and /c/ Notwithstanding the foregoing, SQM shall have a right of first refusal to purchase or acquire the Mining Rights, at the same price, and in the same terms and conditions, offered by any third parties to the SCM, with SQM advising the latter of its purchase decision within 60 calendar days of receiving all the information from the former, and the exercise of this right regulated in the Partnership Agreement.

EIGHTEENTH: - LIABILITY FOR WORKS AND INDEMNITY:

KM shall bear all costs and expenses in connection with any kind of liabilities, including environmental ones, resulting from its works of whatever nature in the Mining Rights and attributable to KM, or any of its contractors. KM hereby promises to hold SQM harmless in, and free of, any actions, claims, complaints, proceedings, penalties, or any other kind of procedures that may be filed by any third parties or the authorities against SQM for any such liabilities.

[Translation on the right]

pudiesen intentar terceros o la autoridad, en contra de SQM en virtud de las responsabilidades señaladas.

Si no obstante lo señalado, SQM resultase obligada a pagar una suma de dinero en virtud de las acciones, demandas, reclamos, procedimientos, sanciones o actuaciones antes referidos, ya sea a título de multa, indemnización de perjuicios, rehabilitación de áreas, programas de cierres de faenas, o por cualquier otra razón, causa o motivo, KM estará obligada a pagar o a reembolsar, en su caso, a SQM todas las cantidades que, en virtud de lo expuesto, hubiese sido obligada a pagar. Lo dispuesto en esta Cláusula subsistirá y continuará vigente al término del Contrato.

DÉCIMO NOVENO: FUERZA MAYOR O

CASO FORTUITO.

/a/ Para efectos del presente Contrato, se entenderá por fuerza mayor o caso fortuito, en adelante “Fuerza Mayor o Caso Fortuito”, el imprevisto a que no es posible resistir, como un naufragio, un terremoto, el apresamiento de enemigos, los actos de autoridad ejercidos por un funcionario público, etc. según se define en el artículo cuarenta y cinco del Código Civil.

/b/ La Parte afectada por el evento de Fuerza Mayor o Caso Fortuito comunicará a la otra Parte en un plazo no mayor a cinco Días Hábiles, la existencia del evento y su fecha de inicio, así como una estimación de su duración y las medidas de mitigación que propone adoptar, todo lo cual será requisito para que, mientras dure tal evento de Fuerza Mayor o Caso Fortuito, se pueda suspender el cumplimiento de la obligación cuyo cumplimiento es impedido, la cual -en todo caso- se hará exigible una vez que cese tal evento de Fuerza Mayor o Caso Fortuito.

Notwithstanding, if SQM had to pay any moneys as a result of any such actions, claims, complaints, proceedings, penalties, or procedures, as fines, compensation for damages, of areas, site closure programs, or for any other reasons or causes, KM must mandatorily pay or reimburse, as applicable, any and all amounts owed by SQM by virtue of the foregoing. The provisions of this clause shall survive and continue to be effective upon termination hereof.

NINETEENTH: - FORCE MAJEURE OR

UNFORESEEABLE CIRCUMSTANCES:

/a/ For the purposes of this Agreement, force majeure or unforeseeable circumstance, hereinafter called a “Force Majeure or Unforeseeable Circumstance”, shall be understood as any unexpected events that it were not possible to withstand, such as shipwreck, earthquake, enemies’ arrest, or acts of authority by public officers, etc., as defined in Article 45 of the Civil Code;

/b/ The Party affected by a Force Majeure or Unforeseeable Circumstance shall inform the other thereof, in a maximum term of 5 Business Days, stating the start date and estimated duration thereof, and the intended mitigation measures, all of which shall be required for suspending the need to meet any concerned obligations while the Force Majeure or Unforeseeable Circumstance continued, which in any case, shall be enforceable again thereafter;

[Translation on the right]

/c/ El cumplimiento de la obligación de reembolso de las patentes mineras pactado en la Sección Quince. Uno no se podrá diferir ni suspender por ningún motivo.

/d/ Si suma de los periodos de eventos de Fuerza Mayor o Caso Fortuito que afecten a KM superaren dieciocho meses, SQM tendrá la facultad de poner término al Contrato, sin derecho a indemnización para KM, con efecto a partir del décimo quinto día siguiente al día en que KM reciba una comunicación en tal sentido.

/e/ Las Partes se reunirán para, de buena fe, acordar los ajustes que en su caso fueren necesarios a los plazos previstos en este Contrato, suscribiendo la correspondiente modificación.

VIGÉSIMO: ANTICORRUPCIÓN

/a/ KM acuerda dar cumplimiento al Código de Conducta para Socios Comerciales de SQM, a la Política de Cumplimiento Anti Soborno y Corrupción de Sociedad Química y Minera de Chile S.A. y sus empresas relacionadas, en adelante las “Políticas SQM”, y a todas las leyes aplicables, incluyendo leyes anti soborno, sobre lavado de dinero, financiamiento del terrorismo y receptación, contenidas en las leyes de Chile y la Ley de los Estados Unidos sobre Prácticas Corruptas Extranjeras U.S. Foreign Corrupt Practices Act, “FCPA”, en adelante las “Leyes Anticorrupción”.

/b/ KM asegurará que los bienes que vienen directa o indirectamente de SQM, o aquellos a los cuales tuvo acceso en virtud de este Contrato, cualquiera sea su naturaleza, no serán usados para propósitos ilegales o como parte de cualquier delito bajo las Leyes Anticorrupción. KM declara que no ha hecho ni ha prometido hacer, y acuerda no hacer ni prometer hacer, en relación a este Contrato, ningún pago o transferencia de cualquier

/c/ Meeting the obligation of reimbursing the mining patents stipulated in Section 15.1 may not be deferred or suspended for any reasons whatsoever;

/d/ If the aggregated periods of Force Majeure or Unforeseeable Circumstances affecting KM exceeded 18 months, SQM shall be entitled to terminate the Agreement, without any compensation to KM, and effective the fifteenth day after KM’s receipt of a notice in this sense, and

/e/ The Parties shall meet, in good faith, to agree on any adjustments to the terms stipulated herein and shall execute any consequent amendments hereto.

TWENTIETH – ANTICORRUPTION:

a/ KM hereby agrees to abide by SQM’s Code of Conduct for Commercial Partners, and the Anti-Bribery and Anticorruption Compliance Policy of Sociedad Química y Minera de Chile S.A. and its related companies, hereinafter called “SQM’s Policies”, and by all applicable provisions against bribery, money laundering, terrorist financing and the receipt of stolen property contained in Chilean laws and the U.S. Foreign Corrupt Practices Act, “FCPA”, hereinafter called the “Anticorruption Laws”;

/b/ KM shall ensure that all assets coming directly or indirectly from SQM, or those to which it gained access by virtue hereof, regardless of their nature, will not be used for illegal purposes or as a part of any crimes under the Anticorruption Laws. KM hereby states that, in connection with this Agreement, it has not made, or promised to make, and agrees not to make or promise to make, any direct or indirect payments or

[Translation on the right]

cosa de valor, directa o indirectamente, /i/ a cualquier persona que trabaje en calidad oficial para un gobierno, entidad pública /incluyendo empleados de sociedades anónimas de propiedad o controladas por el gobierno/ u organización pública internacional; /ii/ a cualquier partido político, funcionario de un partido político o candidato; /iii/ a un intermediario para que éste pague a cualquiera de los anteriores; /iv/ a cualquier funcionario, director, empleado o representante de cualquier cliente efectivo o potencial de SQM; /v/ a cualquier funcionario, director o empleado de SQM o cualquiera de sus personas relacionadas; o /vi/ a cualquier otra persona o entidad si dicho pago o transferencia infringe las leyes del país en el cual sea hecho, las Políticas SQM o las Leyes Anticorrupción. Es la intención de ambas Partes que no se hagan pagos o transferencias de valor que tengan el objeto o efecto de soborno o “coima” o, en general, acciones o usos de bienes o dineros en relación a entidades o funcionarios públicos o privados que constituyan la realización de actos ilegítimos o inadecuados en conformidad con las Políticas SQM, las Leyes Anticorrupción y las leyes aplicables.

/c/ KM no estará autorizado bajo ninguna circunstancia, ni bajo la instrucción de SQM o sus empleados o representantes, a realizar cualquiera de las actividades prohibidas por las Políticas SQM, las Leyes Anticorrupción, o cualquier otra ley aplicable, ni siquiera bajo pretexto de dar cumplimiento a las instrucciones de SQM o constituir un beneficio para SQM.

/d/ KM acuerda adherir en forma íntegra y total a las Políticas de SQM, y declara haber recibido una copia completa de las mismas, las cuales se encuentran disponibles en http://ir.sqm.com.

transfers of anything of value /i/ to any persons working as officials of any governments, international public organizations or public entities, including employees of state owned or controlled corporations; /ii/ to any political parties, officials thereof or candidates; /iii/ to any intermediaries for payment to any of the foregoing; /iv/ to any officials, directors, employees or representatives of any of SQM’s actual or potential clients; /v/ to any of SQM’s officials, directors, employees or related persons, or /vi/ to any other individuals or entities, in violation of the laws of the countries in which such payments or transfers were made, or SQM’s Policies or the Anticorruption Laws, and both Parties hereby intend that no payments or transfers of value be made with an aim at bribery, and generally that, in connection with entities or public or private officials, no actions be taken or uses made of assets or moneys involving illegitimate or improper acts according to SQM’s Policies, the Anticorruption Laws and all applicable laws;

/c/ KM shall not be authorized to do any of the activities forbidden by SQM’s Policies, the Anticorruption Laws, or any other applicable laws, under any circumstances, not even on instructions from SQM, or its employees or representatives, or under the guise of following SQM’s directives or benefitting the latter;

/d/ KM hereby agrees to fully adhere to all of SQM’s Policies, and states that it has received a complete copy thereof, which may also be found at http://ir.sqm.com;

[Translation on the right]

/e/ KM asegura que los empleados bajo su dependencia y cualquier persona que tenga relación con SQM, se abstendrán de ejecutar, en sus relaciones o vínculos con SQM, cualquier acto que sea ilegal, inadecuado o contrario a las conductas establecidas en las Políticas SQM.

/f/ KM informará inmediatamente a SQM cualquier situación de la que tome conocimiento que pueda resultar en el uso ilegal de los dineros o bienes de SQM o en una violación de las Políticas SQM o de las Leyes Anticorrupción.

/g/ El incumplimiento de esta Cláusula será considerado un incumplimiento grave, material o esencial de las obligaciones impuestas por el Contrato y facultará a SQM a ponerle término inmediato, sin responsabilidad para SQM, y KM indemnizará y mantendrá a SQM indemne por cualquier demanda, pérdida o daño que resulte o se relacione a dicho incumplimiento. Todas las denuncias de KM podrán realizarse ingresando al portal web externo www.SQM.ethicspoint.com o a través de las líneas de teléfono disponibles de acuerdo con su ubicación, especificadas en dicho portal.

VIGÉSIMO PRIMERO: CONFIDENCIALIDAD.

Veintiuno. Uno. No divulgación de la información.

Toda la información obtenida en relación a la Exploración que efectúe KM será confidencial y, salvo lo dispuesto más adelante, no la entregará ni comunicará a tercero alguno ni al público en general, sin el consentimiento previo y por escrito de SQM.

Veintiuno. Dos. Excepciones a la no divulgación de la información.

El consentimiento requerido no será necesario en los casos en que se entrega información a:

/e/ KM hereby assures that its employees and any other persons working in connection with SQM shall abstain, in their relations or associations with SQM, from doing anything illegal, improper or contrary to the behaviours defined in any of SQM’s Policies;

/f/ KM shall promptly advise SQM of any situations of which it became aware that may result in any illegal uses of SQM’s moneys or assets, or in infringements of SQM’s Policies or the Anticorruption Laws, and

/g/ Failing to meet the provisions of this clause shall be deemed a serious material or essential breach of the obligations hereunder, and shall enable SQM to immediately terminate this Agreement, without any liability for SQM, and KM shall hold SQM harmless from, and compensate the latter for, any claims, losses or damages that may result from or in connection with any such breaches, for which purposes, any breaches by KM may be reported on the external web portal: www.SQM.ethicspoint.com, or by calling any of the phone lines available per location, as specified on the forenamed portal.

TWENTY FIRST: - CONFIDENTIALITY: 21.1. Non-Disclosure of Information:

All information obtained by KM in connection with the Exploration works shall be confidential, and except as provided hereinafter, may not be delivered or communicated to any third parties or the general public, without SQM’s prior written consent.

21.2. Information Disclosure Exceptions: SQM’s consent shall not be necessary whenever KM delivered the information:

[Translation on the right]

/a/ sus filiales, directores, trabajadores, consultores, representantes, asesores, contratistas o subcontratistas que tengan la necesidad de ser informados para el cumplimiento de este Contrato, quienes a su vez asumirán la obligación de confidencialidad de la información que reciban y la obligación de no adquirir, directa o indirectamente o a través de terceros, derecho alguno en el Área ni en el Área de Interés;

/b/ una agencia u organismo federal o estatal

o cuerpo regulatorio, especialmente bolsas de valores, de acuerdo con las leyes o reglamentos pertinentes; o

/c/ cuando la información de que se trate ya sea parte del dominio público excepto si fuere por su divulgación en infracción de esta Cláusula.

Veintiuno. Tres. Plazo de la Confidencialidad.

Las disposiciones de esta Cláusula se aplicarán durante la vigencia del Contrato y durante dos años después de su término y/o continuarán aplicándose durante la vigencia de la SCM, en el caso que ésta se constituya.

VIGÉSIMO SEGUNDO: CESIÓN, SUCESORES Y CESIONARIOS.

Veintidós. Uno. Cesión de posición contractual.

KM no podrá vender, ceder, transferir o de cualquier forma disponer de sus derechos ni novar sus obligaciones que emanan de este Contrato. Sin perjuicio de lo anterior, KM podrá únicamente ceder la totalidad de su posición contractual en este Contrato sujeto a que a esa fecha esté en cumplimiento de sus obligaciones emanadas del Contrato, y que además el adquirente cumpla con las siguientes condiciones copulativas:

/a/ que sea una filial de KM;

/b/ que declare, en el contrato que sirve de

/a/ to its any of subsidiaries, directors, workers, consultants, representatives, counsellors, contractors or sub-contractors needing to be informed for the implementation hereof, who shall, in turn, undertake the obligations of keeping any information received confidential, and of not, directly, indirectly or through any third parties, acquiring any rights in the Area or the Area of Interest, or

/b/ to any federal or state agencies or organizations, or regulatory bodies, specially stock markets, pursuant to any relevant laws or regulations, or

/c/ whenever the information were already publicly known, except if disclosed in breach of this clause.

21.3. Confidentiality Term:

The provisions of this clause shall apply throughout the duration hereof and for two years thereafter, or shall remain in force while the SCM is effective, if it were incorporated.

TWENTY SECOND - ASSIGNMENT, SUCCESSORS AND ASSIGNEES:

22.1. Assignment of the Contractual Position:

KM may not sell, assign, transfer, or in any way dispose of, any of its rights, or novate any of its obligations, hereunder. Notwithstanding, KM may only assign its entire contractual position herein, provided that it had then met all of its obligations hereunder, and that the assignee also met the following concurrent conditions:

/a/ That it were one of KM’s subsidiaries;

/b/ That it stated its consent and acceptance

[Translation on the right]

título a su adquisición, su consentimiento y aceptación respecto del presente Contrato; /c/ que en el mismo título se obligue a cumplir las obligaciones que la Parte cedente ha contraído en virtud de este Contrato, en los mismos términos y como si este Contrato hubiere sido originalmente celebrado por dicho adquirente.

/d/ que en el mismo título acepte que

cualquier posterior venta, cesión, transferencia u otra disposición en relación al Contrato, estarán sujetos a las mismas restricciones y condiciones contenidas en esta Cláusula;

/e/ que el adquirente o alguna de sus empresas relacionadas /según se define en la Ley Número dieciocho mil cuarenta y cinco sobre Mercado de Valores/, no sea productor de carbonato de litio, hidróxido de litio, cloruro de litio, yodo, sales de yodo orgánico e inorgánico, yodo prilado, nitrato de potasio, nitrato sódico potásico o nitrato de sodio;

/f/ que el adquirente mantenga a esa fecha un balance auditado con una condición financiera que permita el cumplimiento de sus obligaciones en este Contrato, lo que será acreditado con la opinión de una firma contable o financiera de reconocido prestigio seleccionada por mutuo acuerdo entre SQM y KM; y

/g/ que apruebe, al momento de efectuarse la venta, cesión, transferencia o disposición, un due diligence bajo los estándares FCPA /Foreign Corrupt Practices Act/ de Estados Unidos, de acuerdo a los términos de la Sección Nueve. Uno y a las Políticas SQM. Este due diligence será efectuado por y a costa de SQM. KM, o su respectivo sucesor, y el adquirente cooperarán en el desarrollo de este due diligence y otorgarán toda la información que solicite SQM.

hereof in the assignment agreement;

/c/ That, in the same agreement, it committed to meet all of the assignor’s obligations hereunder, in the same terms and as if this Agreement had been originally signed by the assignee;

/d/ That, in the same agreement, it accepted that any subsequent sale, assignment, transfer or other disposal hereof shall be subject to the restrictions and conditions stipulated in this clause;

/e/ That neither the assignee nor any of its related companies, as defined in Law No. 18,045 on stock markets, were a producer of lithium carbonate, lithium hydroxide, lithium chloride, iodine, organic or inorganic iodine salts, prilled iodine, or potassium, sodium-potassium or sodium nitrates;

/f/ That, as of that date, the assignee kept an audited balance sheet with a financial situation enabling it to meet its obligations hereunder, which shall be certified by the opinion of a prestigious accounting or financial firm selected by mutual agreement between SQM and KM, and

/g/ That, at the time of the sale, assignment, transfer or disposal, it had passed a due diligence per the United-States Foreign Corrupt Practices Act (FCPA) standards, the terms provided in Section 9.1, and SQM’s Policies, which shall be completed by SQM, at its own cost, with KM, or its corresponding successor, and the assignee cooperating in this due diligence and providing all of the information that SQM requested.

[Translation on the right]

Veintidós. Dos. Cesión por la SCM de los Derechos Mineros una vez ejercida la Promesa.

La SCM no venderá, enajenará o entregará el uso o goce de los Derechos Mineros, sea total o parcial, a un productor exclusivo o productor relevante en Chile de Sustancias No Metálicas. Fuera de estos casos, la SCM podrá hacerlo siempre que cuente con la autorización de SQM e imponga al tercero la obligación de respetar los términos del Contrato que le sean aplicables.

Veintidós. Tres. Cesionarios y

continuadores legales.

Todas las veces que en este Contrato se mencione a KM o a SQM, dicha mención se entenderá también referida a sus respectivos cesionarios, continuadores legales o sucesores a cualquier título.

VIGÉSIMO TERCERO: AVISOS,

COMUNICACIONES, NOTIFICACIONES Y CONTACTOS.

Veintitrés. Uno. Avisos, comunicaciones y notificaciones.

Todos los avisos, comunicaciones o notificaciones que las Partes deban enviar, intercambiar o efectuar en virtud de lo expuesto en este Contrato serán siempre efectuados por escrito. Ellos se harán efectivos y se considerará que han sido entregados:

/a/ Si es entrega por mano: en la fecha de entrega si es efectuada en Día Hábil y durante horas normales de oficina, de lo contrario se entenderá entregada el Día Hábil siguiente;

/b/ Si es por comunicación electrónica: el Día Hábil siguiente al día en que se reciba la comunicación electrónica;

/c/ Si es por correo certificado: el Día Hábil siguiente a su recibo efectivo.

22.2. Assignment of the Mining Rights by the SCM after Fulfilling the Promise:

The SCM may not fully or partly sell, dispose of, or convey, the use or enjoyment of the Mining Rights to any major producer of, or producer of only, Non-Metallic Substances in Chile. Apart from these cases, the SCM may do so, provided that it had SQM’s authorization, and had any such third parties accept the obligation of adhering to all applicable terms hereof.

22.3. Assignees and Legal Continuators: Each and all references to KM or SQM herein shall be also deemed references to their respective assignees, legal continuators or successors in any capacity.

TWENTY THIRD - NOTICES,

COMMUNICATIONS, NOTIFICATIONS AND CONTACTS:

23.1. Notices, Communications and Notifications:

All notices, communications and notifications that the Parties must send, exchange or issue hereunder shall always be in writing, and shall be effective and deemed received:

/a/ When delivered by hand: On the date of delivery if it fell on a Business Day and during normal business hours; otherwise, on the next Business Day;

/b/ When sent electronically: On the Business Day following receipt thereof, and

/c/ When sent by certified mail: On the next Business Day after actual receipt thereof.

[Translation on the right]

Veintitrés. Dos. Contactos.

Los avisos, comunicaciones o notificaciones

se dirigirán a:

/a/ Sociedad Química y Minera de Chile

S.A.,

al señor Ricardo Gonzalez Montecinos,

dirección de correo electrónico ricardo.gonzalez.montecinos@sqm.com, con copia al señor Cristóbal González Ogaz,

dirección de correo electrónico cristobal.gonzalez.ogaz@sqm.com, ambos con domicilio en calle El Trovador número cuatro mil doscientos ochenta y cinco, piso seis, Comuna de Las Condes, Región Metropolitana, Chile; o, alternativamente, a la otra persona u otro domicilio que SQM oportunamente informará a KM mediante una comunicación escrita que enviará para tal efecto en conformidad con lo expuesto en esta Cláusula; y

/b/ Key Metals Corporation Chile SpA, al señor César Andrés López Alarcón, dirección de correo electrónico maco64@me.com, con copia al señor Ignacio Joaquín López Alarcón, dirección de correo electrónico

ignacio.lopez@chileinc.cl, ambos con domicilio en calle Pedro de Villagra número dos mil trescientos cincuenta y uno, comuna de Vitacura; o, alternativamente, a la otra persona u otro domicilio que KM oportunamente informará a SQM mediante una comunicación escrita que enviará para tal efecto en conformidad con lo expuesto en esta Cláusula.

VIGÉSIMO CUARTO: PAGO E

IMPUTACIONES EN DÓLARES.

Salvo disposición específica en contrario en el presente Contrato, todos los pagos e imputaciones y demás similares que se efectúen en Dólar en virtud de lo expuesto en este Contrato se calcularán, previamente y para tal efecto, de acuerdo con el valor

23.2. Contacts:

All notices, communications or notifications shall be addressed:

/a/ For Sociedad Química y Minera de Chile S.A., to: Ricardo Gonzalez Montecinos, e-mail: ricardo.gonzalez.montecinos@sqm.com,

with copy to Cristóbal González Ogaz, e-mail: cristobal.gonzalez.ogaz@sqm.com, both with legal address at 4,281, El Trovador, 6th Floor, Las Condes borough, Metropolitan Region, Chile, or alternatively, to any other addressees or addresses that SQM promptly communicated to KM in writing for such purposes, as provided in this clause, and

/b/ For Key Metals Corporation Chile SpA, to: César Andrés López Alarcón, e-mail: maco64@me.com, with copy to Ignacio

Joaquín López Alarcón, e-mail: ignacio.lopez@chileinc.cl, both with legal address at 2,351, Pedro de Villagra St., Vitacura borough, or alternatively, to any other addressees or addresses that KM promptly communicated to SQM in writing for such purposes, per this clause.

TWENTY FOURTH - PAYMENTS AND CHARGES IN DOLLARS:

Save as specifically provided herein, all payments and charges, and the like, made in Dollars hereunder shall be previously determined according to the Dollar unit value called “observed dollar” and referred to in Title I, Chapter I, Item 6, of the Compendium

[Translation on the right]

unitario del Dólar a que se hace referencia en el Título I, Capítulo I, número seis, del Compendio de Normas de Cambios Internacionales del Banco Central de Chile denominado “dólar observado” que aparezca publicado en el Diario Oficial del Día Hábil bancario anterior al día del pago e imputación que proceda y, consiguientemente, se podrán efectuar en pesos moneda nacional.

VIGÉSIMO QUINTO: PAGO POR

TRANSFERENCIA ELECTRÓNICA DE FONDOS.

Los pagos que KM efectúe a SQM por medio de transferencia electrónica de fondos se harán a la cuenta bancaria que para tal efecto SQM le comunique. Para todos los efectos legales, el pago se entenderá efectuado el día en que la cantidad correspondiente al mismo se encuentre totalmente disponible en la cuenta de SQM. Será obligación de KM enviar a SQM los documentos que den prueba de la transferencia de fondos.

VIGÉSIMO SEXTO: INVALIDEZ O

INEXIGIBILIDAD.

La invalidez o inexigibilidad de una parte o Cláusula de este Contrato no afectarán la validez u obligatoriedad de otra parte o Cláusula del mismo. Toda parte o Cláusula inválida o inexigible se considerará separada de este Contrato; entendiéndose que las Partes negociarán, de buena fe, una modificación a tal Cláusula inválida o inexigible, con el objeto de cumplir con la intención original de las Partes.

VIGÉSIMO SÉPTIMO: TÉRMINO

ACUERDOS ANTERIORES.

Este Contrato deja sin efecto y reemplaza, totalmente y a partir de este mismo momento, todo otro acuerdo, conversación, convenio, carta, e-mail, fax o contrato oral o escrito que SQM y KM puedan haber anteriormente of Foreign Exchange Regulations of the Central Bank of Chile, as published in the Official Gazette on the bank Business Day prior to the date of the applicable payment and charge, and consequently, shall be made in Chilean pesos, the national currency.

TWENTY FIFTH - PAYMENT BY

ELECTRONIC TRANSFER OF FUNDS:

Any payments by KM to SQM via electronic transfer of funds shall be made to the bank account informed by SQM to KM to this end. For all legal purposes, such payment shall be deemed made on the day when the corresponding amounts were fully available in SQM’s account. It shall be KM’s obligation to forward the documents evidencing each of such transfers of funds to SQM.

TWENTY SIXTH - SEVERABILITY:

If any clauses or parts hereof were invalid or unenforceable, the validity or obligatory nature of the rest of the clauses and parts hereof shall not be affected. Any such invalid or unenforceable clauses or parts shall be deemed separated from this Agreement, in the understanding that the Parties shall, in good faith, negotiate amendments of such invalid or unenforceable clauses, so that they meet their original intention.

TWENTY SEVENTH - TERMINATION OF PREVIOUS AGREEMENTS:

Hereon, this Agreement shall fully annul and replace any other agreements, discussions, contracts, letters, e-mails, faxes, and oral or written contracts, previously executed or agreed at any time by SQM and KM with

[Translation on the right]

suscrito o acordado en cualquier tiempo y con respecto de los Derechos Mineros y de las demás materias indicadas en este instrumento. Por este acto, las Partes dan por terminado el Memorándum de Entendimiento celebrado por las Partes de fecha dieciocho de junio de dos mil veintiuno.

VIGÉSIMO OCTAVO: MODIFICACIONES A ESTE CONTRATO.

Toda modificación total o parcial a uno cualquiera de los términos o Cláusulas de este Contrato, sólo y únicamente producirá sus efectos en la medida exclusiva de que ella haya sido previamente convenida por escrito por las Partes.

VIGÉSIMO NOVENO: RENUNCIA.

Si una Parte no insiste en el estricto cumplimiento de alguna disposición del Contrato, o si no ejerce un derecho, acción, reclamo o recurso en caso de su infracción, ello no constituirá una renuncia de una disposición del Contrato, ni limitará el derecho de esa Parte para, posteriormente, hacer cumplir una disposición o ejercer un derecho.

TRIGÉSIMO: RESOLUCIÓN DE

CONFLICTOS.

Todas las diferencias, dificultades o conflictos que se susciten entre las Partes, por cualquier motivo y bajo cualquier circunstancia, relacionadas directa o indirectamente con este Contrato, serán sometidas al conocimiento y decisión de los Tribunales Ordinarios de Justicia con competencia en la ciudad de Santiago.

TRIGÉSIMO PRIMERO: DOMICILIO Y LEY APLICABLE.

Las Partes, para todos los efectos pertinentes, fijan domicilio especial en la ciudad y comuna de Santiago. Este Contrato se rige y regirá siempre por las leyes de la regard to the Mining Rights or any other matters hereunder. The Parties hereby terminate the Memorandum of Understanding executed thereby on June 18, 2021.

TWENTY EIGHTH – AMENDMENTS: Any total or partial amendments of any terms or clauses hereof shall only and solely have effect to the extent that they were previously agreed in writing by the Parties.

TWENTY NINTH – WAIVER:

That a Party did not enforce the strict compliance with any provisions hereof, or did not exercise any rights, actions, claims or resorts in case of breaches hereof, shall neither be a waiver of any such provisions, nor limit that Party’s right to subsequently enforce any of them or exercise any rights.

THIRTIETH - CONFLICT RESOLUTION: Any differences, difficulties or conflicts arising between the Parties for any reasons and under any circumstances, whether directly or indirectly relating hereto, shall be submitted for examination and resolution by the ordinary courts of justice with jurisdiction in the city of Santiago.

THIRTY FIRST - LEGAL ADDRESS AND APPLICABLE LAWS:

For all relevant purposes, the Parties hereby set their legal address in the city and borough of Santiago. This Agreement is and shall always be governed by the laws of the

[Translation on the right]

República de Chile.

TRIGÉSIMO SEGUNDO: GASTOS.

Treinta y dos. Uno. Derechos notariales,

conservatorios y de archivero judicial.

Todos los derechos notariales, conservatorios y de archivero judicial en que sea necesario incurrir o pagar con motivo de este Contrato, en especial con respecto a su otorgamiento, desistimiento total o parcial – de ser aplicable y autorizado por este Contrato-, término y ejercicio de la Promesa serán siempre pagados totalmente por KM a su exclusivo costo. KM, a su total y exclusivo costo, dentro del plazo de un mes desde la solicitud de SQM, se obliga a entregar a SQM copia de todas las inscripciones, cancelaciones, anotaciones y certificados que le solicite efectuar con motivo de lo anterior o de los requerimientos registrales al efecto, debidamente pagados por KM al Conservador de Minas respectivo.

Treinta y dos. Dos. Informes de avances y gestiones.

En el caso que KM entregue a SQM copia de los requerimientos registrales, en la forma y plazo señalados en la Sección anterior, entregará a SQM todas las inscripciones, cancelaciones y anotaciones que ésta le haya solicitado efectuar según esta Cláusula, dentro de un plazo de quince días corridos, contado desde la recepción de tales antecedentes por parte de KM del Conservador de Minas correspondiente. En todo caso, KM informará por escrito cada vez que SQM lo requiera y, al menos una vez por mes, los avances y gestiones realizadas ante el Conservador de Minas para la obtención de las inscripciones, cancelaciones y anotaciones referidas.

TRIGÉSIMO TERCERO: FACULTAD AL PORTADOR.

Se faculta al portador de copia autorizada de

Republic of Chile.

THIRTY SECOND –EXPENSES:

32.1. Notary, Registrar and Court Archivist Fees:

All notary, registrar and court archivist fees incurred or paid in connection with this Agreement, and particularly for the execution hereof, the total or partial waiver hereof, as applicable and authorized herein, and the termination or exercise of the Promise, shall always be fully paid by KM, at its sole cost. Within one month of SQM’s request and at its own cost, KM hereby commits to deliver a copy of all registrations, cancellations, annotations and certificates requested by the latter by virtue of the foregoing, or as needed for registration purposes, duly paid by KM to the relevant Mine Registrar.

32.2. Reports on Progress and Paperwork:

If KM delivered a copy of the registration requirements to SQM, in the manner and within the term stated in the preceding section, it shall also furnish SQM with all registrations, cancellations and annotations requested by the later per this clause, within a term of 15 calendar days of having received them from the relevant Mine Registrar. In any case, KM shall report to SQM in writing, whenever the latter required and at least once a month, on the progress and paperwork completed with the relevant Mine Registrar in order to have the aforesaid registrations, cancellations and annotations made.

THIRTY THIRD – BEARER

AUTHORIZATION:

The bearer of an authenticated copy hereof is

[Translation on the right]

la presente escritura para requerir las inscripciones y anotaciones que procedan en los registros pertinentes del Conservador de Minas respectivo.

PERSONERÍAS.

La personería de los señores José Miguel Gustavo Berguño Cañas y Pablo Andrés Altimiras Ceardi para actuar en representación de Sociedad Química y Minera de Chile S.A. consta en la escritura pública de fecha veintidós de diciembre del año dos mil veinte, otorgada en la Notaría de Santiago de doña María Soledad Santos Muñoz, repertorio número doce mil cuatrocientos treinta y nueve guion dos mil veinte.

La personería de don Ignacio Joaquín López Alarcón para actuar en representación de Key Metals Corporation Chile SpA consta en escritura pública de fecha quince de junio de dos mil veintiuno, otorgada en la Notaría de Santiago de doña María Pilar Gutiérrez Rivera, repertorio número quince mil quinientos veintiuno guion dos mil veintiuno. Dichas personerías no se insertan por ser conocidas por las Partes y por haber estado a la vista del notario que autoriza.

PROTOCOLIZADO: En este acto se procede a protocolizar los siguientes anexos, que pasan a formar parte integrante de la presente escritura, bajo el Número 376: /a/ “ANEXO DOS. DOS: PLANO”.

/b/ “ANEXO DIEZ. UNO /B/: ESTATUTOS SOCIALES”.

/c/ “ANEXO DIEZ. CINCO /B/: ACUERDO DE REGALÍA NSR E HIPOTECA Y PROHIBICIÓN SCM”.

/d/ “ANEXO DIEZ. SIETE: PACTO DE SOCIOS”.

/e/ “ANEXO DIECISÉIS. TRES /A/: USUFRUCTO”.

hereby authorized to request any pertaining entries and annotations in the relevant Mine Registrars’ books.

POWERS OF ATTORNEY:

José Miguel Gustavo Berguño Cañas and Pablo Andrés Altimiras Ceardi have been authorized to represent Sociedad Química y Minera de Chile S.A. in a document executed on December 22, 2020, at the Santiago Notary offices of María Soledad Santos Muñoz, and entered in the Journal under No. 12,439-2020.

Ignacio Joaquín López Alarcón has been authorized to represent Key Metals Corporation Chile SpA in a document signed on June 15, 2021, at the Santiago Notary offices of María Pilar Gutiérrez Rivera, and entered in the Journal under No. 15,521-2021.

These powers of attorney have not been inserted herein, because they are known by the Parties, and the authenticating Notary has seen them.

ENTRY IN THE PROTOCOL: The following appendices are hereby entered in the Protocol, and become an integral part of this public deed, under No. 376:

/a/ “APPENDIX 2.2: MAP”;

/b/ “APPENDIX 10.1 /B/: ARTICLES OF INCORPORATION”;

/c/ “APPENDIX 10.5 /B/: NSR ROYALTY, MORTGAGE AND RESTRICTION AGREEMENT”;

/d/ “APPENDIX 10.7: PARTNERSHIP AGREEMENT”, and

/e/ “APPENDIX 16.2 /A/: USUFRUCT”.

En comprobante y previa lectura, firman los comparecientes. Se dan copias. DOY FE.-

In witness whereof and after readings its contents, the appearing individuals have signed this instrument. Copies have been give. I ATTEST.-

/s/ José Miguel Gustavo Berguño Cañas

José Miguel Gustavo Berguño Cañas

For Sociedad Química y Minera de Chile S.A.

/s/ Pablo Andrés Altimiras Ceardi

Pablo Andrés Altimiras Ceardi

For Sociedad Química y Minera de Chile S.A.

/s/ Ignacio Joaquín López Alarcón

Ignacio Joaquín López Alarcón

For Key Metals Corporation Chile SpA

[Translation on the right]

/a/ ANEXO DOS. DOS: PLANO. -El resto de la página se deja intencionalmente en blanco.- [Al dorso:] -Esta página se deja intencionalmente en blanco.-	/a/ APPENDIX 2.2: MAP -The remainder of this page has been intentionally left blank.- [On the back:] -This page has been intentionally left blank.-

[Translation on the right]

365,000
370,000
375,000
380,000
385,000
390,000
395,000
400,000
6,890,000
6,885,000
6,880,000
6,875,000
6,870,000
6,865,000
6,860,000
6,855,000
6,850,000
6,845,000
N
W
E
S
COMUNA
COPIAPÓ
COMUNA
TIERRA AMARILLA
COMUNA
VALLENAR

ANEXO DOS. DOS

Escala 1:100.000

Proyección U.T.M.
Datum: PSAD 1956, Huso 19S

MARIA SOLEDAD SANTOS MUÑOZ
NOTARIO TITULAR
7° NOTARIA SANTIAGO

MARIA SOLEDAD SANTOS M.
NOTARIO PUBLICO
7° NOTARIA
DE SANTIAGO
FE
SANTIAGO CHILE

[Translation on the next page

365,000
370,000
375,000
380,000
385,000
390,000
395,000
400,000
6,890,000
6,885,000
6,880,000
6,875,000
6,870,000
6,865,000
6,860,000
6,855,000
6,850,000
6,845,000
N
W
E
S
COPIAPÓ
BOROUGH
TIERRA AMARILLA
BOROUGH
VALLENAR
BOROUGH

APPENDIX 2.2

Scale 1:100,000

UTM Projection
Datum: PSAD 1956, Time Zone 19S

MARIA SOLEDAD SANTOS MUÑOZ
NOTARIO TITULAR
7ª NOTARIA SANTIAGO

MARIA SOLEDAD SANTOS M.
NOTARIO PUBLICO
7ª NOTARIA
DE SANTIAGO
FE
SANTIAGO CHILE

[Translation on the next page [[All stamps have been copied and pasted at the client’s request, and translated at the end, as applicable]

Anexo Diez. Uno /b/	Appendix 10.1 /b/

/b/ ANEXO DIEZ. UNO: ESTATUTOS SOCIALES.	/b/ APPENDIX 10.1: ARTICLES OF INCORPORATION

-El resto de la página se deja intencionalmente en blanco.-	-The remainder of this page has been intentionally left blank.-

[Al dorso] -El resto de la página se deja intencionalmente en blanco.-	[On the back] -The remainder of this page has been intentionally left blank.-

[Translation on the right] [All stamps have been copied and pasted at the client’s request, and translated at the end, as applicable.]	1/31

Anexo Diez. Uno /b/	Appendix 10.1 /b/

CONSTITUCIÓN DE SOCIEDAD

SOCIEDAD CONTRACTUAL MINERA [●]

TÍTULO PRIMERO.- NOMBRE,
DOMICILIO, DURACIÓN Y OBJETO.-

PRIMERO: NOMBRE.

El nombre de la sociedad es “Sociedad Contractual Minera [●]”, en adelante la “Sociedad”, pudiendo utilizar para todos los fines legales la denominación abreviada “SCM [●]”.

SEGUNDO: DOMICILIO.

El domicilio de la Sociedad es la ciudad de Santiago, Región Metropolitana, sin perjuicio de la constitución de agencias, oficinas, sucursales o establecimientos en cualquier punto del país o en el extranjero. Las Juntas de Socios se celebrarán en la ciudad de Santiago, a menos que los socios acuerden por unanimidad hacerlo en otro lugar.

TERCERO: DURACIÓN.

El plazo de duración de la Sociedad es de setenta y cinco años a contar de la fecha la presente escritura de constitución social. Este plazo se entenderá automáticamente prorrogado por periodos iguales y consecutivos de diez años cada uno salvo que cualquiera de los socios manifieste su intención de ponerle término con a lo menos seis meses de anticipación al vencimiento del plazo original o de cualquiera de sus prórrogas, mediante declaración efectuada por escritura pública de la cual se tomará nota al margen de la inscripción de la Sociedad en el Registro de Propiedad del Conservador de Minas del domicilio social.

CUARTO: OBJETO.

El objeto de la Sociedad es: /a/ explorar, reconocer, prospectar e investigar, desarrollar y explotar yacimientos mineros a fin de extraer, producir y procesar minerales, concentrados u otros productos procedentes

INCORPORATION

SOCIEDAD CONTRACTUAL MINERA [●]

TITLE I – NAME, LEGAL ADDRESS,
DURATION AND BUSINESS

FIRST - NAME:

The company’s name shall be “Sociedad Contractual Minera [●]”, hereinafter called the “Company”, and it may use the fantasy acronym “SCM [●]” for all legal purposes.

SECOND – LEGAL ADDRESS:

The Company shall be headquartered in the city of Santiago, Metropolitan Region, notwithstanding any agencies, offices, branches or establishments that it may set up anywhere in the country or abroad. The Partners’ Meetings shall be held in the city of Santiago, unless otherwise agreed by the partners.

THIRD - DURATION:

The Company’s duration shall be 75 years of the date hereof. This term shall be deemed automatically extended for equal consecutive periods of 10 years, unless any of the partners expressed its intention to dissolve it at least 6 months before the expiry of the initial term or any extensions thereof, in a notarized and registered statement, noted on the margin of the Company’s entry in the Book of Properties of the Mine Registrar corresponding to the registered Company address.

FOURTH - BUSINESS:

The Company’s business shall be: /a/ to explore for, survey, prospect and study, develop and exploit, ore deposits, in order to mine, produce and process minerals, concentrates or other products from mineral

[Translation on the right]	2/31

Anexo Diez. Uno /b/	Appendix 10.1 /b/

de sustancias minerales, pudiendo para estos efectos instalar y operar plantas de beneficio y tratamiento de minerales; constituir y adquirir derechos mineros de cualquiera naturaleza; vender, transportar, exportar y comercializar sustancias y productos minerales;

/b/ el beneficio de minerales, tratamiento, procesamiento, producción, uso, transporte, exportación y comercialización de los minerales obtenidos de yacimientos mineros; /c/ el financiamiento del desarrollo y explotación de los yacimientos mineros;

/d/ la construcción y explotación de plantas de beneficio y concentración;

/e/ la constitución de propiedad minera a fin de proteger las áreas de interés del proyecto mineros y sus instalaciones; y

/f/ en general, celebrar, realizar y ejecutar todos los actos, convenciones y contratos civiles, comerciales, mineros, industriales y metalúrgicos que directa o indirectamente conduzcan al cumplimiento de los objetivos señalados.

El objeto de la Sociedad se desarrollará únicamente con respecto a sustancias minerales metálicas.

TÍTULO SEGUNDO.- CAPITAL Y
ACCIONES.

QUINTO: CAPITAL, ACCIONES Y

PREFERENCIAS.

Cinco. Uno. Interés social.

El interés social en la Sociedad se divide en [mil] acciones ordinarias, nominativas y sin valor nominal, de las cuales [ochocientas] acciones corresponden a la Serie A sin preferencia alguna, y [doscientas] acciones corresponden a la Serie B con la preferencia que se indica en la siguiente Sección. Todas las acciones se encuentran totalmente emitidas, distribuidas y suscritas entre los socios.

El socio Key Metals Corporation Chile SpA suscribe y paga [ochocientas] acciones de substances, and for this purpose, install and operate mineral processing and treatment plants; be awarded and purchase mining rights of any kind, and sell, transport, export and trade mineral substances and products;

/b/ to process, treat, produce, use, transport, export and trade any minerals obtained from ore deposits;

/c/ to finance the development and mining of ore deposits;

/d/ to build and operate process and concentration plants;

/e/ to establish mining properties in order to protect the areas of interest of the mining project and its facilities, and

/f/ generally, to enter into, do and perform any and all acts, civil, commercial, mining, industrial and metallurgic conventions, contracts or agreements directly or indirectly leading to the aforesaid purposes.

The Company’s business shall only regard metallic mineral substances.

TITLE II - CAPITAL AND SHARES

FIFTH - CAPITAL, SHARES AND

PREFERENCES:

5.1. Equity Capital:

The Company’s equity capital shall be divided into [1,000] registered common shares, without par value, of which [800] shall be Series A without any preference, and the other [200] Series B with the preference provided in the following section. All of the shares have been fully issued, distributed to the partners and subscribed.

Key Metals Corporation Chile SpA hereby subscribes for, and pays up, [800] Series-A

[Translation on the right] [All stamps have been copied and pasted at the client’s request, and translated at the end, as applicable.]	3/31

Anexo Diez. Uno /b/	Appendix 10.1 /b/

la Serie A, y el socio Sociedad Química y Minera de Chile S.A. suscribe y paga [doscientas] acciones de la Serie B; todo ello en la forma que se señala en el Artículo Primero Transitorio de estos estatutos.

Cinco. Dos. Preferencia de las acciones de la Serie B.

La preferencia de las acciones de la Serie B consiste en que no perderán su participación del veinte por ciento en el interés social de la Sociedad y no podrán ser diluidas por causa alguna, quedando por lo tanto eximidas de ejecutar cualquier acto para mantener tal participación y no ser diluidas como, por ejemplo:

/a/ concurrir a los aportes o aumentos de capital a la Sociedad;

/b/ contribuir a los gastos de la Sociedad, de cualquier tipo o naturaleza que estos sean; y/o

/c/ otorgar financiamiento de cualquier tipo o naturaleza a la Sociedad.

Cinco. Tres. Extinción de la preferencia de la Serie B.

Sujeto al cumplimiento de las condiciones y términos de estos estatutos sociales y del pacto de socios, y a que la Sociedad no tenga deuda alguna pendiente de pago, devengada y/o pendiente de devengarse, la preferencia de las acciones Serie B se extinguirá al día siguiente a la aprobación del Estudio de Factibilidad por parte del Directorio.

SEXTO: TRANSFERENCIA DE LAS

ACCIONES.

Se efectuará la tradición de las acciones por la inscripción del título en el Registro de Accionistas del Conservador de Minas competente. El título deberá constar siempre en instrumento público. La adjudicación de acciones deberá siempre reducirse a escritura pública, la cual se inscribirá como en el caso anterior. La transferencia o transmisión de las acciones se entenderá sin perjuicio de los gravámenes u obligaciones que les afecten.

shares, and Sociedad Química y Minera de Chile S.A. subscribes for, and pays up, [200] Series-B shares, all as stipulated in Provisional Article 1 hereof.

5.2. Series-B Share Preference:

The Series-B share preference shall consist in that the holder of these shares shall not lose its 20% interest in the Company and the shares may not be diluted for any reasons, hence, the holder thereof shall be exempt from doing anything to keep the aforesaid interest and not have its shares diluted, such as, for instance:

/a/ participating in any contributions to, or increases of, the Company’s capital;

/b/ contributing to the Company’s expenses, whatever their type or nature, or

/c/ financing the Company in any way.

5.3. Extinction of the Series-B Preference: Subject to meeting the conditions and terms hereof and those of the partnership agreement, and provided that the Company had no outstanding debts, whether accrued or pending accrual, the preference of the Series-B shares shall be extinguished on the day after the Board’s approval of the Feasibility Study.

SIXTH - TRANSFER OF SHARES:

The shares shall be delivered by entering the respective certificates in the relevant Mine Registrar’s Book of Shareholders, which must be always notarized and entered in public records. Shares must always be allocated in notarized documents, entered in public records as provided for the previous case. All transfers or conveyances of shares shall be deemed not limiting any burdens or obligations thereof.

[Translation on the right]	4/31

Anexo Diez. Uno /b/	Appendix 10.1 /b/

SÉPTIMO: FRACCIONES DE ACCIONES. La Sociedad no reconoce ni admite fracciones de acciones. En caso que una o más acciones pertenezcan en común a dos o más personas, sus dueños deberán designar un apoderado común para que los represente en la Sociedad.

TITULO TERCERO.- RESPONSABILIDAD DE LOS SOCIOS.

OCTAVO: RESPONSABILIDAD.

Los socios no serán responsables ante terceros de las obligaciones de la Sociedad.

TÍTULO CUARTO.- ADMINISTRACIÓN.

NOVENO: DIRECTORIO.

/a/ La Sociedad será administrada por un directorio, en adelante el “Directorio”, que estará integrado por tres miembros titulares y tres suplentes, los que podrán ser socios o no.

/b/ KM nombrará a dos directores titulares y a dos directores suplentes.

/c/ SQM nombrará a un director titular y a un director suplente.

/d/ SQM, independiente de su participación accionaria y en tanto mantenga una participación de a lo menos el cinco por ciento de las acciones en la Sociedad, podrá designar siempre a un director titular y a un director suplente. En el evento que no tenga derecho a designarlo, podrá designar a un apoderado para que participe en las sesiones del Directorio con los mismos derechos que los demás directores, con excepción del derecho a voto.

/e/ Las designaciones de directores, así como su sustitución o remoción, podrán ser efectuadas libremente y en cualquier época por el socio a quien corresponda su nombramiento, mediante escritura pública anotada al margen de la inscripción social en los Registros de Propiedad y de Socios del Conservador de Minas competente.

SEVENTH: - FRACTIONAL SHARES:

The Company shall not acknowledge or admit any fractional shares. If any one or more shares were held in common by two or more persons, the latter must appoint a common attorney to represent them in the Company.

TITLE III – PARTNERS’ LIABILITY:

EIGHTH – LIABILITY:

The partners shall not be liable to any third parties for the Company’s obligations.

TITLE IV - ADMINISTRATION:

NINTH - BOARD OF DIRECTORS:

/a/ The Company shall be administered by a Board of Directors, hereinafter called the “Board”, to be formed by three regular and three alternate members, who may or may not be partners;

/b/ KM shall designate two regular and two alternate directors;

/c/ SQM shall designate one regular and one alternate directors;

/d/ Regardless of its shareholding and as long as it keeps an interest of at least 5% of the shares in the Company, SQM may always appoint a regular and an alternate directors, and if it were not entitled thereto, it may appoint an attorney to participate in Board meetings with the same rights as the other directors, save the right of vote;

/e/ The partners may freely appoint, replace or remove their respective directors at any time, by notarized and registered documents annotated on the margin of the Company’s entry in the relevant Mine Registrar’s Books of Properties and Partners;

[Translation on the right] [All stamps have been copied and pasted at the client’s request, and translated at the end, as applicable.]	5/31

Anexo Diez. Uno /b/	Appendix 10.1 /b/

/f/ El cargo de director no será remunerado.

/g/ Los directores suplentes podrán siempre asistir a las sesiones de Directorio, pero solamente tendrán derecho a voto cuando reemplacen a un director titular designado por el mismo socio, que se encuentre ausente.

/h/ Cualquier director suplente designado por un socio podrá reemplazar a cualquier director titular designado por el mismo socio. /i/ El reemplazo de un director titular por un suplente que haya sido designado por el mismo socio, es un trámite de orden interno de la Sociedad que no requerirá de ninguna formalidad especial, y que no afectará la validez de la sesión o los acuerdos adoptados por ésta, bastando para su eficacia ante terceros el solo hecho de producirse el reemplazo.

/j/ El Directorio elegirá, de entre sus miembros, a su presidente, quien lo será también de la Sociedad y de la Junta de Socios.

DÉCIMO: ADMINISTRACIÓN DE LA SOCIEDAD.

El Directorio tendrá a su cargo la administración superior de la Sociedad y en especial le corresponderá:

/a/ Ejercer la administración, representación y uso de la razón social de la Sociedad, para lo cual tendrá amplias facultades de administración y disposición, con todas las atribuciones del Artículo siguiente;

/b/ Decidir sobre la adquisición, exploración, desarrollo y explotación de las concesiones mineras de la Sociedad;

/c/ Nombrar, remover y sustituir al presidente del Directorio y al gerente general de la Sociedad de acuerdo a lo que se establece en estos estatutos;

/d/ Citar a Juntas de Socios;

/e/ Disponer la distribución de dividendos con cargo a los beneficios sociales;

/f/ Formar fondos de reserva;

/f/ Directors shall not be remunerated;

/g/ Alternate directors may always attend Board meetings, but shall only have voting rights when replacing any absent regular directors appointed by the same partner;

/h/ Any alternate directors may replace any regular directors appointed by the same partner;

/i/ Regular director replacements by
alternates appointed by the same partner shall be internal Company procedures not requiring any special formalities, and shall not affect the validity of the respective meetings or resolutions made therein, the replacement itself sufficing for it to be valid to any third parties, and

/j/ The Board shall elect a Chair among its members, who shall also preside over Partners Meetings and be the Company’s President.

TENTH - ADMINISTRATION OF THE COMPANY:

The Board shall be responsible for the Company’s higher governance, and particularly, shall:

/a/ administer, represent and use the Company’s name, for which it shall have wide administrative and disposal powers, as provide in the next article;

/b/ make decisions on the purchase, exploration, development and exploitation of the Company’s mining claims;

/c/ appoint, remove or replace the Company’s Chair of the Board or the general manager, as provided herein;

/d/ convene Partners’ Meetings;

/e/ dispose any distribution of dividends

against the Company’s profits;

/f/ set up reserve funds;

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Anexo Diez. Uno /b/	Appendix 10.1 /b/

/g/ Otorgar al gerente general los poderes necesarios para que pueda cumplir cabalmente sus funciones;

/h/ Establecer y modificar la política de comercialización que aplique la Sociedad;

/i/ Acordar los presupuestos anuales de operación, de inversiones de capital y de exploraciones de la Sociedad para cada año calendario;

/j/ Acordar los criterios que regirán la disposición de las concesiones mineras y de las acciones de sociedades mineras que sean de propiedad de la Sociedad;

/k/ Establecer y modificar las políticas sobre remuneraciones y beneficios de los empleados de la Sociedad;

/l/ Establecer y modificar las políticas de financiamiento de la Sociedad, los planes de expansión, los presupuestos operativos y de desarrollo de negocios; y

/m/ Las demás que expresamente le confieren estos estatutos.

UNDÉCIMO: FACULTADES DEL

DIRECTORIO.

Para el cumplimiento de sus funciones de administración, representación y uso de la razón social de la Sociedad, el Directorio podrá ejecutar todos los actos y celebrar todos los contratos y convenciones de cualquier naturaleza que sean, que se relacionen directa o indirectamente con el objeto social, dejándose testimonio, por vía ilustrativa y sin que esta enumeración importe limitación de facultades, que podrá:

/a/ Representar judicial y extrajudicialmente a la Sociedad en todos los actos, contratos y operaciones que sean necesarios o conducentes al cumplimiento de su objeto o que se relacionen con éste directa o indirectamente;

/b/ Celebrar contratos de promesa y de opción;

/c/ Adquirir y enajenar, sujeto a lo que se señala en el artículo vigésimo cuarto, a

/g/ grant the powers needed for the general manager to fully perform his or her duties;

/h/ define and modify the trade policy applicable to the Company;

/i/ agree on annual operational budgets, capital investments and the Company’s exploration activities for each calendar year;

/j/ agree on the criteria for governing the disposal of mining claims and shares in mining companies owned by the Company;

/k/ define and modify policies on the Company’s employee compensation and benefits;

/l/ define and modify the Company’s financing policies, expansion plans, operational and business development budgets, and

/m/ do anything else expressly authorized herein.

ELEVENTH – BOARD POWERS:

To perform its administration and representation duties and use the Company’s name, the Board may take any actions and execute any kind of contracts and agreements directly or indirectly related to the Company’s business, and by ways of examples and without limitation, may:

/a/ represent the Company in and out of Court, in any and all acts, contracts, agreements or operations needed or leading to conduct its business, or directly or indirectly relating thereto;

/b/ enter into any promise or option agreements;

/c/ subject to the provisions of Article 24, purchase, or dispose of, any real-estate or

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Anexo Diez. Uno /b/	Appendix 10.1 /b/

cualquier título bienes raíces o muebles, corporales o incorporales, incluyendo concesiones y derechos regidos especialmente por el Código de Minería, acciones, bonos, debentures y demás valores mobiliarios; darlos y tomarlos en arrendamiento y gravarlos con servidumbres, hipotecas, prendas o cargas de cualquier clase o naturaleza;

/d/ Celebrar contratos de usufructo, de compraventa, de confección de obra material, de arrendamiento de cosas o de servicios, de transporte, de fletamento, de trabajo, de asesorías, de operación, de seguro, de cuenta corriente, de comodato, de mutuo, de depósito, de transacción, de cambio, de comisión, de correduría, de representación, de compraventa a futuro de productos, swaps, forwards, futuros; de avío y, en general, cualquier otro contrato nominado o innominado pudiendo convenir en ellos toda clase de pactos o estipulaciones así sean de su esencia, de su naturaleza o meramente accidentales; fijar precios, intereses, rentas, honorarios, remuneraciones, reajustes, indemnizaciones, plazos aún mayores que los usuales, condiciones, épocas, formas de pago y de entrega y, en general, para modificarlos y ponerles término en cualquier forma; pactar solidaridad o indivisibilidad tanto activa como pasiva, convenir cláusulas penales y multas, ejercitar o renunciar los derechos y acciones que a la Sociedad competen y aceptar la renuncia que se haga en su beneficio; rescindir, resolver, resciliar, dejar sin efecto, poner término o solicitar la terminación de actos y contratos, exigir rendiciones de cuentas, aprobarlas u objetarlas;

/e/ Concurrir a la constitución de sociedades civiles, comerciales y mineras de cualquier tipo o naturaleza, incluso con el Fisco o entidades públicas, de asociaciones o cuentas en participación, corporaciones y personal properties, tangible or intangible assets, including any claims or rights specifically regulated in the Chilean Mining Code, shares, bonds, debentures and other securities, for any considerations; rent or lease in or out any thereof, or encumber any of them with easements, mortgages, pledges or burdens of any kind or sort;

/d/ enter into any usufruct, purchase, building, rent, lease, service, transportation, freight, work or labour, consulting or counselling, operation, insurance, current-account, gratuitous bailment, mutual, deposit, transaction, exchange, commission, brokerage or representation contracts or agreements; contracts for future sales of products, swaps, forwards, futures; financing agreements, and generally, any other nominate or innominate contracts or agreements, with authority to agree any kind of covenants or stipulations therein, be they of the essence or nature thereof, or merely incidental; to set prices, interests, rents, fees, remunerations, adjustments, compensations, even longer than usual terms, conditions, periods, forms of payment and delivery, and generally, amend or terminate any thereof in any manner; to agree joint and several ownership, active or passive indivisibility, penalty clauses and fines; exercise or waive any rights or actions pertaining to the Company, and accept any such waivers to its benefit; annul, dissolve, cancel, terminate, or request the termination of, any agreements or contracts; demand accountability, and approve or reject account reports;

/e/ agree to incorporate any commercial or mining companies or partnership of any type or nature, even with the State or government organizations, any associations or joint accounts, corporations or cooperatives, or

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cooperativas, o tomar parte en aquellas ya constituidas y concurrir a la modificación, disolución y liquidación de aquellas de que forma parte la Sociedad; representar a ésta con voz y voto en todas las sociedades, corporaciones o cooperativas de que forma parte, en que tenga interés y en toda clase de actos, reuniones o juntas, sean ordinarias o extraordinarias;

/f/ Cobrar y percibir todo lo que se adeude a la Sociedad y otorgar recibos, cancelaciones y finiquitos;

/g/ Emitir bonos, títulos de deuda y efectos de comercio;

/h/ Otorgar mandatos generales o especiales, judiciales o extrajudiciales, y revocarlos;

/i/ Representar a la Sociedad ante bancos e instituciones financieras nacionales, extranjeras o internacionales, sean de carácter público o privado con las más amplias facultades que puedan necesitarse, cometerles comisiones de confianza, abrir, cerrar y administrar cuentas corrientes bancarias y cuentas de ahorro, de depósito y/o de crédito, imponerse de su movimiento, aprobar sus saldos, retirar los talonarios de cheques y girar y sobregirar en dichas cuentas, en moneda nacional o extranjera; contratar préstamos, reajustables o no, en cualquier moneda, con o sin interés, en forma de mutuo, pagarés, efectos de comercio, avances contra aceptación, sobregiros, créditos en cuenta corriente, créditos en cuenta especial o en cualquier otra forma, celebrar contratos de cobertura de riesgo, de tasas de interés o de moneda; abrir y cerrar cajas de seguridad; girar, aceptar, reaceptar, revalidar, endosar, avalar, descontar y protestar cheques, letras de cambio, pagarés y demás documentos mercantiles, contratar y cancelar boletas de garantía y cartas de crédito;

/j/ Ceder y aceptar cesiones de créditos, sean nominativos, a la orden o al portador y, en join any existing ones, and agree to amend, dissolve or liquidate any in which the Company were a party; represent the latter with voice and vote in any companies, corporations or cooperatives in which the Company were already a party or held any interests, and in any sort of acts, meetings, ordinary or extraordinary general meetings;

/f/ charge, collect and receive anything owed to the Company, and issue receipts, cancelations and quittances;

/g/ issue bonds, debt securities and negotiable instruments;

/h/ grant general or special powers of attorney in-fact or at-law, and revoke any thereof;

/i/ represent the Company with national, foreign or international, public or private banks and financial institutions, with as wide an authority as needed; appoint them trustees; open, close and manage any bank current accounts, or any savings, deposit or credit accounts, keep abreast of their movements, approve balances thereof, pick up chequebooks, and draw or overdraw upon any such accounts, in national or foreign currencies; take any loans in any currencies, with or without interests, with flexible or fixed rates, be they mutual, promissory notes, negotiable instruments, advances against acceptance, overdrafts, current or special account credits, or in any other form; enter into interest-rate or currency hedging contracts; rent and stop renting any bank security boxes; draw, accept, reaccept, revalidate, endorse, co-sign, discount or protest any cheques, bills of exchange, promissory notes or other commercial documents; take and cancel any guarantee bonds or letters of credit;

/j/ assign any credits, and accept any credit assignments, in registered, order or bearer

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general, efectuar toda clase de operaciones con documentos mercantiles, valores mobiliarios y efectos públicos y de comercio; /k/ Retirar correspondencia certificada, encomiendas y otros de las oficinas postales, y análogas;

/l/ Efectuar operaciones de importación y exportación de toda clase de productos y/o bienes y extender o suscribir los documentos, actos y contratos relacionados con estas operaciones, ejecutar operaciones
aduaneras, endosar documentos de embarque y retirarlos;

/m/ Realizar toda clase de operaciones de cambios internacionales y, en general, todas aquellas que se encuentren bajo la jurisdicción del Banco Central de Chile;

/n/ Suscribir, otorgar, firmar, extender y modificar toda clase de documentos públicos o privados, inclusive escrituras públicas, pudiendo formular en ellos todas las declaraciones que estime necesarias o convenientes a los intereses de la Sociedad; /o/ Obtener concesiones de cualquier naturaleza u objeto y sobre cualquier clase de bienes incluso inmuebles y obtener derechos de aprovechamiento de aguas;

/p/ Constituir concesiones y derechos mineros en cualquier forma, reconocer y explotar pertenencias y yacimientos mineros;

/q/ Representar judicialmente a la Sociedad teniendo las facultades de desistirse en primera instancia de la acción deducida, aceptar la demanda contraria, absolver posiciones, renunciar los recursos o los términos legales, transigir, comprometer, otorgar a los árbitros facultades de arbitradores, aprobar convenios y percibir;

/r/ Presentar toda clase de solicitudes ante las autoridades y, en general, actuar ante la Comisión Chilena del Cobre, la Corporación Nacional del Cobre de Chile, el Servicio Nacional de Geología y Minería, la Empresa

form, and generally, do any transactions with commercial documents, securities, or public or negotiable instruments;

/k/ pick up any certified mail, parcels or others at post offices and the like;

/l/ do any type of transaction for the import or export of any kind of products or goods, and issue or sign any documents, acts, contracts or agreements relating thereto, complete any transactions with customs, endorse any bills of lading and pick up the items listed therein;

/m/ do any kind of foreign Exchange transactions, and generally, any of those under the competence of the Central Bank of Chile;

/n/ execute, award, sign, issue and amend any sort of public or private documents, including registered notarial deeds, making any statements therein as it may deem necessary or convenient for the Company’s interest;

/o/ obtain any licenses, whatever their kind or purpose, on any sort of assets, even real-estate, and water use rights;

/p/ request and be awarded any mining claims or rights of whatever form, survey and mine any ore deposits or mining claims for exploitation;

/q/ represent the Company in court, with authority to withdraw cases at first instance, accept counterclaims, file responses, present defences, waive any rights of appeal or legal conditions, reach agreements, negotiate settlements, grant powers to arbitrators to resolve ex aequo et bono, approve agreements and receive any settled amounts; /r/ submit any type of requests to the authorities, and generally, act before the Chilean Copper Commission, National Copper Corporation, National Geology and Mining Service, National Mining Company

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Nacional de Minería y cualesquiera otros organismos públicos o privados;

/s/ Contratar a los trabajadores de la Sociedad, fijarles sus remuneraciones, señalarles sus obligaciones y deberes, fiscalizarlos en el desempeño de sus cargos y poner término a sus servicios;

/t/ Dictar, modificar y dejar sin efecto los reglamentos que requiera el funcionamiento de la Sociedad;

/u/ Cumplir y hacer cumplir estos estatutos y los acuerdos de la Junta de Socios; y

/v/ Presentar anualmente a la junta ordinaria de socios la memoria y balance de las operaciones sociales y un inventario de los haberes y deudas de la Sociedad.

Sin perjuicio de lo anterior, el Directorio podrá delegar parte de sus facultades en los gerentes, subgerentes, superintendentes o abogados de la Sociedad, en un director o en un comité de directores, gerentes o ejecutivos y para objetos especialmente determinados en otras personas.

DUODÉCIMO: SESIONES DE

DIRECTORIO.

/a/ El Directorio se reunirá periódicamente en los días y hora que el mismo acuerde, a lo menos trimestralmente, sin perjuicio de celebrar reuniones especiales cuando sean citados por su presidente o a requerimiento de uno o más directores. Salvo acuerdo por la unanimidad de los directores, las reuniones se efectuarán en el domicilio social.

/b/ En las reuniones de Directorio solo se conocerán aquellas materias indicadas expresamente en la citación que efectúe el presidente del Directorio, a menos que la unanimidad de los directores en ejercicio acuerde conocer alguna materia no contenida en la citación correspondiente.

/c/ Las citaciones a los directores para reuniones especiales se efectuarán por medio de correo electrónico -con and any other government or private organizations;

/s/ hire the Company’s workers, set their remunerations, fix their obligations and duties, supervise their performance, and dismiss any thereof;

/t/ issue, amend or annul any rules needed for the Company’s operation;

/u/ abide by, and enforce, these articles of incorporation and all resolutions made at Partners’ Meetings, and

/v/ submit the Company’s annual balance sheets and report on operations, and an inventory of assets and liabilities to the respective annual ordinary partners’ meeting. Notwithstanding, the Board may delegate any part of its powers to any of the Company’s managers, assistant managers, supervisors or lawyers, any director or committees comprised of directors, managers or executives, and for specific purposes, to others.

TWELFTH - BOARD MEETINGS:

/a/ The Board of Directors shall meet regularly and at least quarterly, on days and at times agreed by them, notwithstanding any special meetings called by the Chair or at the request of one or more directors, all of which shall be held at the corporate headquarters, unless unanimously agreed otherwise by the Board;

/b/ Only matters expressly stated in the Chair’s call shall be addressed at Board meetings, unless all of the directors on duty agreed to discuss any matters not included in the corresponding call;

/c/ Calls to special meetings shall be sent to the directors by e-mail, with confirmation of receipt, at least 15 calendar days before the

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confirmación de recibo- enviado con a lo menos quince días corridos de anticipación a la fecha de la reunión. No obstante, las sesiones especiales podrán llevarse a cabo sin necesidad de citación si se celebraren con la asistencia de todos los directores.

/d/ En las sesiones de Directorio podrán participar los directores por medios tecnológicos, tales como conferencia telefónica, videoconferencia u otros medios similares que el Directorio autorice, siempre que su comunicación con los demás directores sea permanente y simultánea durante todo el desarrollo de la respectiva sesión. El presidente y quien actúe como secretario de la sesión respectiva deberán certificar, al final del acta que se levante de dicha sesión, la participación de directores por medios tecnológicos y el cumplimiento de las condiciones señaladas.

DÉCIMO TERCERO: QUÓRUMS APLICABLES AL DIRECTORIO.

Trece. Uno. Quorum de constitución. Las reuniones del Directorio se constituirán con la asistencia de dos directores a lo menos, debiendo el director designado por SQM ser siempre uno de dichos asistentes.

Trece. Dos. Quorum para acuerdos del Directorio.

Los acuerdos del Directorio requerirán mayoría absoluta de sus miembros presentes con derecho a voto. En caso de empate, el presidente tendrá voto dirimente y no tendrá aplicación lo dispuesto en el inciso final del artículo ciento ochenta y ocho del Código de Minería. Sin perjuicio de lo anterior, se requerirá necesariamente de la aprobación del director elegido por SQM para:

/a/ vender o enajenar, o ceder el uso o goce a cualquier título de todo o parte de los Derechos Mineros;

/b/ constituir derechos reales, que no sean garantías;

date of the respective meeting, though special meetings may be held without call if attended by all directors, and

/d/ Directors may attend Board meetings via technology media, such as teleconference, videoconference or any other similar supports that the Board may authorize, provided that they can communicate with the other directors uninterruptedly and simultaneously throughout the entire meeting, and at the end of the minutes taken during the corresponding meeting, the Chair and whoever acted as secretary therein must certify that such or such director(s) attended via technology media, and that the forenamed conditions were met.

THIRTEENTH - QUORUMS FOR BOARD MEETINGS:

13.1. Quorum for Meetings:

The quorum for validly holding Board meetings shall be at least two attending members, and one of them must be an SQM appointee.

13.2. Quorum for Board Resolutions: Board resolutions shall require the approval by simple majority of the attending members with rights of vote. In cases of tie, the Chair shall have a casting vote, and the provisions of the last subparagraph of Article 188 of the Chilean Mining Code shall not apply. Notwithstanding the foregoing, the approval of the director elected by SQM shall be mandatorily required:

/a/ to sell, dispose of, or assign the use or enjoyment of all or any part of the Mining Rights, for whatever consideration;

/b/ to establish rights in-rem that were not guarantees;

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/c/ constituir regalías;

/d/ otorgar garantías reales o personales para caucionar obligaciones de las filiales de la Sociedad;

/e/ contratar nuevas deudas, asumir obligaciones o celebrar cualquier acto o contrato que comprometa la capacidad financiera de la Sociedad, ya sea en forma directa o indirecta, por un monto superior a un millón de Dólares;

/f/ celebrar operaciones con Personas Relacionadas en condiciones distintas de las que prevalecen en el mercado;

/g/ celebrar contratos de agencia para comercializar los Productos de la Sociedad a condiciones distintas de mercado;

/h/ llevar a cabo inversiones ajenas al desarrollo y explotación de los Derechos Mineros;

/i/ determinar la política de dividendos de la Sociedad y la declaración y distribución de cualquier dividendo, ya sea en calidad de provisorio o definitivo, cuando ello resulte en una cantidad inferior al cien por ciento de las utilidades líquidas de cada ejercicio;

/j/ solicitar el inicio de un procedimiento concursal de reorganización o liquidación forzosa;

/k/ designar y remover a los auditores externos;

/l/ aprobar o implementar cambios materiales en los principios de auditoría o principios contables que deben ser aplicados por la Sociedad;

/m/ aprobar la colocación en bolsa de valores de las acciones de la Sociedad;

/n/ aprobar el estudio de pre-factibilidad y/o el Estudio de Factibilidad, y el financiamiento para realizar el desarrollo del Proyecto Minero;

/o/ aprobar el Programa de Trabajo, el Presupuesto Minero, el presupuesto anual de la Sociedad y/o cualquiera de sus modificaciones;

/c/ to establish royalties;

/d/ to give any real or personal guarantees for securing obligations of any of the Company’s subsidiaries;

/e/ to take new debts, undertake obligations, or enter into any acts, contracts or agreements, directly or indirectly compromising the Company’s financial capacity, for amounts exceeding USD 1,000,000;

/f/ to enter into any transactions with Related Persons in conditions other than those prevailing in the market;

/g/ to enter into any agency agreements for trading the Company’s Products in other than market conditions;

/h/ to make any investments other than in developing and exploiting the Mining Rights;

/i/ to define the Company’s dividend policy, and the statement and distribution of any provisional or final dividends representing less than 100% of the net profits of any fiscal period;

/j/ to request the start of any reorganization bankruptcy or forced liquidation proceedings;

/k/ to appoint and remove any external auditors;

/l/ to approve or implement any material changes to the audit or accounting principles applicable to the Company;

/m/ to approve any stock-exchange listings of the Company’s shares;

/n/ to approve the pre-feasibility study or the Feasibility Study, and any financing of the Mining Project;

/o/ to approve the Work Program, the Mining Budget, the Company’s annual budget, or any modifications thereto;

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incluida en el presupuesto que exceda de un millón de Dólares;

/q/ adoptar cualquier decisión con respecto a la Reserva, Regalía, Hipoteca y Prohibición SCM, Usufructo y/o Sustancias No Metálicas; y

/r/ Proponer a la Junta de Socios los asuntos que para su acuerdo se requiera la aprobación de SQM.

DÉCIMO CUARTO: ACTAS DE

DIRECTORIO.

De las deliberaciones y acuerdos del Directorio se dejará constancia en un libro especial de actas, las que deberán ser firmadas por los directores que hubieren concurrido a la sesión, pudiendo acordarse el cumplimiento de los acuerdos sin la previa aprobación del acta, la que en todo caso deberá aprobarse en una reunión posterior. Si alguno de los asistentes falleciere, se negare a firmar el acta o se imposibilitare por cualquier causa para hacerlo, se dejará constancia, por cualquiera de los directores, al pie de la misma de las circunstancias y se dará cuenta de ello en la próxima Junta de Socios, lo cual no obstará, sin embargo, a la validez de los acuerdos tomados. El director que se negare a firmar el acta deberá fundamentar su determinación. Serán también válidos los acuerdos que adopte el Directorio que consten de escritura pública suscrita por todos los directores.

DÉCIMO QUINTO: GERENTE GENERAL. /a/ El Directorio designará un gerente general de la Sociedad, quien tendrá bajo su responsabilidad la dirección inmediata de los negocios, operaciones y actividades de la Sociedad, con las atribuciones que al efecto le otorgue el Directorio, en adelante el “Gerente General”.

/b/ El nombramiento, sustitución o remoción del Gerente General deberá constar por escritura pública anotada al margen de la investments exceeding USD 1,000,000;

/q/ to make any decisions regarding the Reserve, Royalty, Mortgage and Restriction, Usufruct, or Non-Metallic Substances, and

/r/ to propose any matters requiring SQM’s approval for resolution at any Partners’ Meetings.

FOURTEENTH - BOARD MINUTES:

The Board meeting discussions and resolutions shall be recorded in a special book of minutes, which must be signed by all attending directors, though they may agree on enforcing any resolutions without the prior approval of the corresponding minutes, which must be always approved at a subsequent meeting. If any of the attendees were to die, refused to sign the minutes or were not able to do so for whatever reasons, any of the directors shall record the specific circumstances at the foot of the respective minutes, and this shall be accounted for at the next Partner’s Meeting, without hindering the validity of the concerned resolutions. Any directors refusing to sign minutes must substantiate their decisions. Any Board resolutions made in notarized and registered documents signed by all of the directors shall also be valid.

FIFTEENTH - GENERAL MANAGER:

/a/ The Board shall appoint a general manager for the Company, hereinafter called the “General Manager”, who shall be responsible for running the Company’s immediate businesses, operations and activities, with the powers granted thereupon by the Board to this end;

/b/ All General Manager appointments, replacements or removals must be respectively recorded in notarized and

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inscripción de la Sociedad en los Registros de Propiedad y de Socios del Conservador de Minas competente.

/c/ El Gerente General actuará como secretario en las sesiones del Directorio y de la Junta de Socios, a menos que aquel o ésta designen especialmente ese cargo a otra persona.

/d/ El Gerente General asistirá a las sesiones de Directorio con derecho a voz, salvo que en casos específicos calificados por el Directorio en que estime necesario sesionar sin la presencia de aquél.

/e/ El cargo de Gerente General será incompatible con el de presidente, contador o auditor de la Sociedad.

DÉCIMO SEXTO: INFORMACIÓN.

Cualquier director podrá requerir del Gerente General información acerca de la marcha de los negocios sociales, todo lo cual deberá llevarse a cabo sin interferir con el normal funcionamiento de la Sociedad.

TITULO QUINTO.- JUNTA DE SOCIOS.

DÉCIMO SÉPTIMO: JUNTA ORDINARIA

DE SOCIOS.

Los socios se reunirán anualmente en junta ordinaria, en la fecha que el Directorio determine, dentro del primer cuatrimestre de cada año. En ella se tratarán las siguientes materias:

/Uno/ el examen de la situación de la Sociedad y la aprobación o rechazo de la memoria, del balance, de los estados y demostraciones financieras presentadas por el Directorio o liquidadores de la Sociedad; /Dos/ La distribución de las utilidades de cada ejercicio, en especial, el reparto de dividendos; y

/Tres/ En general cualquier materia de interés de la Sociedad que no sea propia de la junta extraordinaria.

registered documents annotated on the margin of the Company’s entry in the relevant Mine Registrar’s Books of Properties and Partners;

/c/ The General Manager shall act as secretary at Board and Partner’s meetings, unless someone else were appointed to do so at any such meetings;

/d/ The General Manager shall attend the Board meetings with right of voice, except in specifically qualified cases when the Board deemed necessary to meet without his or her attendance, and

/e/ The General Manager may not be also the Company’s president, or an accountant or auditor thereof.

SIXTEENTH – INFORMATION:

Any director may request the General Manager to provide information on the status of the Company’s businesses, all of which must be done without interfering with the normal running thereof.

TITLE V – PARTNERS’ MEETINGS

SEVENTEENTH - ORDINARY PARTNERS’

MEETINGS:

The partners shall hold annual ordinary meetings on a date set by the Board within the first four months of each year:

/1/ to review the Company’s situation, and approve or reject the balance sheet and report, financial statements and proofs submitted by the Board or the Company’s liquidators;

/2/ to distribute the profits of each fiscal period, and especially, the dividends, and

/3/ to address any other matters that were of interest to the Company and not inherent to extraordinary meetings.

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DÉCIMO OCTAVO: JUNTA

EXTRAORDINARIA DE SOCIOS.

Los socios se reunirán en junta extraordinaria cuando el presidente la cite a requerimiento de cualquier Socio. En la junta extraordinaria sólo podrán tratarse los asuntos incluidos en la convocatoria. Sólo en junta extraordinaria de socios especialmente convocada al efecto y celebrada con asistencia de un Notario Público podrá acordarse: /Uno/ la reforma de estos estatutos sociales; /Dos/ la disolución anticipada de la Sociedad; /Tres/ la venta o enajenación de todo su activo o pasivo; /Cuatro/su transformación, división o fusión; /Cinco/ el aumento o disminución del capital y/o del interés social en la Sociedad.

DÉCIMO NOVENO: CITACIÓN A JUNTA.

/a/ La citación a Junta de Socios la efectuará el presidente del Directorio y en ella expresará si se trata de una junta ordinaria o extraordinaria, el lugar, día y hora en que se deberá celebrar y el objeto u objetos de la reunión.

/b/ La citación se publicará, por una sola vez, en un periódico de circulación en la ciudad de Santiago con a lo menos cuarenta y cinco días corridos de antelación a la fecha de la respectiva junta. Adicionalmente, y con misma antelación, se enviará la citación mediante carta certificada y correo electrónico al domicilio y a la dirección de correo electrónico que cada socio tenga registrada en la Sociedad. La falta de recepción de la carta certificada o del correo electrónico no afectará la validez de la junta ni de los acuerdos que la misma adoptare.

/c/ Las Juntas de Socios tanto ordinarias como extraordinarias, podrán constituirse sin publicación de aviso ni citación alguna cuando concurra la unanimidad de los socios, por sí o por mandatarios debidamente constituidos.

/d/ Será también válida la junta que conste de

EIGHTEENTH – EXTRAORDINARY PARTNERS’ MEETINGS:

The partners shall hold extraordinary meetings whenever convened by the Chair at any Partner’s request, and shall only address the matters included in the call. The following matters may only be agreed upon in specifically-called extraordinary partners’ meetings with a Notary Public attending:

/1/ any reforms hereto; /2/ the early dissolution of the Company; /3/ the sale or disposal of all of its assets or liabilities; /4/ any transformations, divisions or merges thereof, and /5/ any increases or reductions of the Company’s capital or equity.

NINETEENTH - MEETING CALLS:

/a/ The Partner’s Meetings shall be convened by the Chair of the Board, stating whether they were to be ordinary or extraordinary in each case, as well as the place, day and time, and purpose or purposes thereof;

/b/ Calls shall be published once in a newspaper circulating in the city of Santiago, at least 45 calendar days before the respective meeting, and shall also be sent to each of the partners in the advance, by registered letter and e-mail to the addresses and e-mails that they have recorded with the Company, although not receiving a registered letter or e-mail shall not affect the validity of any meetings or resolutions made therein;

/c/ Both ordinary and extraordinary Partners’ Meetings may be held without any publication or notice with all of the partners attending in person or by duly authorized proxies;

/d/ Any meetings recorded in respective

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escritura pública suscrita por personas que representen todas las acciones en la Sociedad.

/e/ Los socios podrán concurrir personalmente a las juntas generales o por intermedio de sus representantes legales o mandatarios. Los mandatarios podrán o no ser socios de la Sociedad. El mandato deberá otorgarse por escritura pública.

VIGÉSIMO: CONSTITUCIÓN DE LAS

JUNTAS DE SOCIOS.

Todas las Juntas de Socios se constituirán a la primera convocatoria con un quórum mínimo de todas las acciones en la Sociedad, y en una segunda convocatoria con la mayoría absoluta de dichas acciones. En el caso de que la ausencia de uno o más socios impida establecer un quórum a la primera convocatoria de una junta ordinaria o extraordinaria de socios, dicha junta será automáticamente postergada, sin necesidad de nueva citación, para el octavo día hábil siguiente a la fecha inicial de dicha junta.

VIGÉSIMO PRIMERO: QUORUM PARA ACUERDOS.

Los acuerdos de las Juntas de Socios, tanto ordinarias como extraordinarias, se adoptarán con la mayoría absoluta de las acciones suscritas y pagadas que se encuentren representadas en la Junta de Socios. Sin perjuicio de lo anterior, se requerirá necesariamente de la aprobación de SQM para los acuerdos relativos a las siguientes materias:

/a/ la disolución anticipada de la Sociedad, su transformación, división o fusión;

/b/ la modificación de los Estatutos Sociales; /c/ la aprobación de aportes y estimación de bienes no consistentes en dinero;

/d/ la enajenación del 50% o más de su activo, sea que incluya o no su pasivo, lo que se determinará conforme al balance del ejercicio anterior, y la formulación o modificación de cualquier plan de negocios notarized and registered documents signed by individuals representing all of the Company’s shares shall also be valid, and

/e/ The partners may attend general meetings in person or through their respective legal representatives or attorneys, who may also be any of the Company’s partners, and must be respectively authorized in notarized and registered documents.

TWENTIETH – QUORUM FOR PARTNERS’ MEETINGS:

The quorum required for Partners’ Meetings shall be all of the Company’s shares represented on first call, and the absolute majority thereof on second call. If the absence of one or more partners prevented reaching a quorum required on first call to any ordinary or extraordinary partners’ meetings, the corresponding meeting shall be automatically postponed to the eighth business days after the initially scheduled date, without needing a new call.

TWENTY FIRST - QUORUM FOR

RESOLUTIONS:

Ordinary and extraordinary Partners’ Meetings shall make resolutions with the simple majority of the subscribed and paid-up shares represented. Notwithstanding the foregoing, SQM’s approval shall be required to decide on the following matters:

/a/ early dissolving, transforming, splitting-up or merging the Company;

/b/ amending the Articles of Incorporation;

/c/ approving contributions and estimating non-cash assets;

/d/ disposing of 50% or more of its assets, whether or not including its liabilities, which shall be determined per the balance sheet of the previous fiscal period, and creating or modifying any business plans involving the

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que contemple la enajenación de activos por un monto que supere dicho porcentaje;

/e/ la celebración de los actos y ejecución de los actos que se señalan en los artículos 169 y 189 del Código de Minería.

/f/ el otorgamiento de garantías reales o personales para caucionar obligaciones de terceros;

/g/ la decisión de externalizar o tercerizar la explotación del Proyecto Minero;

/h/ la formación de sociedades filiales o adquisición de participación en otras sociedades;

/i/ la formación de fondos de reserva, salvo los que sean exigidos por la ley;

/j/ Aprobar las demás materias indicadas en el artículo sesenta y siete de la Ley N° 18.046 sobre Sociedades Anónimas.

VIGÉSIMO SEGUNDO: VOTO EN JUNTA. En las Juntas de Socios cada acción da derecho a un voto.

VIGÉSIMO TERCERO: ACTAS DE JUNTAS DE SOCIOS.

De las deliberaciones, votaciones y acuerdos de las Juntas de Socios se dejará constancia en un libro especial de actas. En las actas se expresará el nombre de los asistentes y el número de acciones que cada uno posea o represente. Las actas contendrán también una relación sucinta de las observaciones o incidentes producidos, de las proposiciones sometidas a discusión y del resultado de las votaciones.

Las deliberaciones y acuerdos de las juntas se escriturarán en el libro de actas respectivo por cualquier medio, siempre que ofrezcan seguridad y no podrán hacerse intercalaciones, supresiones o cualquier otra adulteración que pudiera afectar la fidelidad del acto.

Las actas serán firmadas por el presidente y secretario de la junta y por los socios que asistan. Una vez que el acta se encuentre disposal of assets for an amount exceeding the aforesaid percentage;

/e/ entering into and executing any of the acts stated in Articles 169 and 189 of the Chilean Mining Code;

/f/ giving any real or personal guarantees to secure third party’s obligations;

/g/ deciding on outsourcing or externalizing the implementation of the Mining Project;

/h/ creating any subsidiaries or purchasing any interests in other companies;

/i/ creating any reserve funds other than those required by law, and

/j/ approving any of the other matters provided in Article 67 of the Companies Law No. 18,046.

TWENTY SECOND – VOTING RIGHTS: Each share shall entitle the holder thereof to one right of vote in Partners’ Meetings.

TWENTY THIRD - PARTNERS’ MEETING MINUTES:

The discussions, votes and resolutions in Partners’ Meetings shall be recorded in a special book of minutes, stating the names of all attendees and the number of shares held or represented by each, as well as a brief account of all comments on the discussed motions, any incidents surrounding them, and all voting results.

The discussions and resolutions shall be written in the respective book of minutes by any means, provided that they offer security against any intercalations, deletions or any other alterations that may affect the accuracy thereof.

The minutes must be signed by the secretary and all attending partners, and once so signed, shall be deemed approved as final,

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firmada por las personas indicadas precedentemente, se tendrá por definitivamente aprobada sin necesidad de ninguna otra formalidad y, en consecuencia, los acuerdos consignados en ella se cumplirán sin espera de su aprobación posterior en otra junta.

TÍTULO SEXTO.- BALANCE Y
DISTRIBUCIÓN DE UTILIDADES.-

VIGÉSIMO CUARTO: BALANCE,

INVENTARIO Y ESTADO.

Al treinta y uno de diciembre de cada año se practicará un balance de las operaciones y negocios sociales y un inventario de los bienes y obligaciones sociales, un estado de ganancias y pérdidas y un informe de los auditores externos. Estos documentos, junto con una memoria explicativa de la situación de la Sociedad en el último ejercicio, serán presentados por el Directorio a consideración de la Junta Ordinaria de Socios. La memoria, balance, inventario y sus antecedentes justificativos estarán a disposición de los socios, en las oficinas de la Sociedad, durante los quince días anteriores a la fecha de celebración de la Junta Ordinaria.

VIGÉSIMO QUINTO: DISTRIBUCIÓN DE DIVIDENDOS.

La Sociedad, a través del Directorio, deberá, salvo acuerdo diferente adoptado con la aprobación de un cien por ciento de las acciones emitidas, suscritas y pagadas, distribuir anualmente como dividendo en dinero a sus socios, a prorrata de sus acciones, a lo menos el treinta por ciento de las utilidades líquidas del ejercicio precedente.

El Directorio podrá distribuir utilidades provisorias durante el ejercicio con cargo a las utilidades del mismo, siempre que no hubiere pérdidas acumuladas y bajo la responsabilidad de los directores que las acuerden. No obstante lo señalado, si la without needing any further formalities. Consequently, the resolutions recorded therein shall be implemented without waiting for the approval thereof at another meeting.

TITLE VI – BALANCE AND DISTRIBUTION OF PROFITS

TWENTY FOURTH – BALANCE,

INVENTORY AND STATEMENT:

A balance of the Company’s operations and businesses, an inventory of its assets and liabilities, a statement of profit and loss, and a report from external auditors shall be prepared as at December 31 of each year. These documents, together with an explanatory report on the Company’s situation during the last fiscal year, shall be submitted by the Board for consideration at the respective Ordinary Partner’s Meeting. The report, balance, inventory, and their supporting information, shall be available to the partners, at the Company’s offices, during 15 days before the respective Ordinary Meeting.

TWENTY FIFTH - DISTRIBUTION OF

DIVIDENDS:

Through its Board, the Company must annually distribute at least 30% of the net profits earned during the previous year, as cash dividends to its partners, prorated to their respective shares, unless otherwise agreed by 100% of the issued, subscribed and paid-up shares.

The Board may distribute provisional dividends during a fiscal year against the same-year profits, provided that there were no accrued losses and under the responsibility of the directors so resolving. Notwithstanding, if the Company had any

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Sociedad tuviere pérdidas acumuladas, las utilidades del ejercicio se destinarán primeramente a absorberlas.

Si hubiere pérdidas en el ejercicio, éstas serán absorbidas con las utilidades retenidas, si las hubiere. La parte de las utilidades que no sea destinada a distribución y pago podrá en cualquier momento ser capitalizada o ser destinada a la distribución de utilidades eventuales en ejercicios futuros.

La distribución se hará en dinero, sin que tengan aplicación los dos últimos incisos del artículo ciento noventa y cuatro del Código de Minería. Los dividendos serán pagados a los socios inscritos en el Registro de Accionistas del Conservador de Minas competente el quinto día hábil anterior a las fechas establecidas para su pago.

TÍTULO SÉPTIMO.- DISOLUCIÓN Y
LIQUIDACIÓN.-

VIGÉSIMO SEXTO: TÉRMINO DE LA SOCIEDAD.

La Sociedad terminará:

/Uno/ Por la enajenación, extinción o caducidad de todas sus concesiones mineras; /Dos/ Por la reunión en una sola persona de todas las acciones en que se divide el interés social; y /Tres/ Por acuerdo de los socios tomado en junta extraordinaria.

VIGÉSIMO SÉPTIMO: LIQUIDACIÓN DE LA SOCIEDAD.

Disuelta la Sociedad por cualquier causa, su liquidación, cuando proceda, será practicada por una junta liquidadora, compuesta por tres miembros, socios o no, designados por la primera Junta de Socios que se celebre con posterioridad a la disolución o en la misma junta extraordinaria en que se acuerde.

Los liquidadores durarán en sus funciones hasta el término de la liquidación, sin perjuicio de la facultad de la Junta de Socios de revocarles su mandato y reemplazarlos. Las atribuciones de los liquidadores serán las que le fijen estos estatutos y la Junta de Socios. Las funciones de los liquidadores se remunerarán en la forma que determine la Junta de Socios. Durante la liquidación seguirán aplicándose las normas de estos estatutos en todo aquello que resulte compatible con el estado de liquidación de la Sociedad. Mientras no se designe una junta liquidadora, las medidas conservativas u otras que se requieran serán cumplidas por el Directorio.

accrued losses, the period profits shall go first to absorb such losses.

Any loss accrued during a fiscal period shall be absorbed by retained profits, if any. Undistributed profits may be capitalized at any time, or allocated to any potential distributions of profits earned during future fiscal years.

Distributions shall be paid out in cash, without applying the last two paragraphs of Article 194 of the Chilean Mining Code. Dividends shall be paid to partners registered in the relevant Mine Registrar’s Book of Shareholders 5 business day before the dates defined for dividend payments.

TITLE VII – DISSOLUTION AND
LIQUIDATION

TWENTY SIXTH – WINDING UP THE COMPANY:

The Company shall be winded up:

/1/ upon the disposal, extinction or expiry of all of its mining claims; /2/ if only one holder came to own all of the Company’s shares, or /3/ on a partners’ resolution made to this end at an extraordinary meeting.

TWENTY SEVENTH – LIQUIDATION OF

THE COMPANY’S ASSETS:

Upon the Company’s dissolution for any causes, its assets shall be liquidated, as applicable, by a committee of liquidators, formed by three members, whether partners or not, appointed by the first Partners’ Meeting held after the dissolution or at the same extraordinary meeting of the resolution.

The liquidators shall remain in office until the liquidation were completed, notwithstanding that the Partners in Meeting may revoke the appointment of, and replace, any of them. The liquidators’ capacities shall be as provided herein and set by the Partners in Meeting, and they shall be remunerated as decided at the Partners’ Meeting. During the liquidation, the provisions hereunder shall continue applying to the extent compatible with the Company’s status under liquidation. While the committee of liquidators were not appointed, the Board shall take any needed custodial or other measures.

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TÍTULO OCTAVO.- RESOLUCIÓN DE
CONFLICTOS.-

VIGÉSIMO OCTAVO: TRIBUNALES

ORDINARIOS DE JUSTICIA.

Todas las diferencias, dificultades o conflictos que se susciten entre los socios, por cualquier motivo y bajo cualquier circunstancia, relacionadas directa o indirectamente con estos estatutos sociales, serán sometidas al conocimiento y decisión de los Tribunales Ordinarios de Justicia con competencia en la ciudad de Santiago.

TÍTULO NOVENO.- NORMAS
APLICABLES.-

VIGÉSIMO NOVENO: NORMAS

APLICABLES.

En todo lo no previsto en estos estatutos regirán las disposiciones de los artículos doscientos a doscientos cinco del Código de Minería. En todo caso, no serán aplicables las disposiciones de los artículos ciento noventa y cinco, ciento noventa y seis, ciento noventa y siete y ciento noventa y ocho del Código de Minería.

ARTÍCULOS TRANSITORIOS.-

PRIMERO TRANSITORIO: SUSCRIPCIÓN Y PAGO DEL INTERÉS SOCIAL.

El interés social en la Sociedad se divide en [mil] acciones ordinarias, nominativas y sin valor nominal, el cual se suscribe y paga íntegramente de la siguiente forma:

TITLE VIII – CONFLICT RESOLUTION

TWENTY EIGHTH – ORDINARY COURTS OF JUSTICE:

Any differences, difficulties or conflicts arising between the Parties for any reasons and under any circumstances directly or indirectly relating hereto shall be submitted for examination and resolution by the ordinary courts of justice with jurisdiction in the city of Santiago.

TITLE IX – APPLICABLE RULES

TWENTY NINTH – APPLICABLE RULES:

Anything not stipulated herein shall be governed by the provisions of Articles 200 to 205 of the Chilean Mining Code, but those contained in Articles 195 to 198 of the same code shall not apply in any case.

PROVISIONAL ARTICLES

PROVISIONAL 1 – SUBSCRIPTION AND PAYMENT OF EQUITY SHARES:

The Company’s equity capital shall be divided into [1,000] registered common shares, without par value, hereby subscribed for and paid up as follows:

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/Uno/ El socio Key Metals Corporation Chile SpA suscribe y paga íntegramente [ochocientas] acciones, correspondiente a su interés social en la Sociedad, mediante el aporte en dominio de [insertar según como se haya pactado en el Contrato de Exploración y Promesa]. Este aporte se efectúa [mediante la entrega].

/Dos/ El socio Sociedad Química y Minera de Chile S.A. suscribe y paga íntegramente [doscientas] acciones, correspondiente a su interés social en la Sociedad, mediante el aporte en dominio a la Sociedad de las concesiones mineras de explotación que se singularizan en el Artículo Segundo Transitorio siguiente, teniendo SQM además derecho -por dicho aporte- a la Reserva en los términos que señala en el Artículo Tercero Transitorio y al pago por parte de la Sociedad de una regalía según como se pacta en una escritura pública separada que se suscribe con esta misma fecha.

El aporte de estas concesiones mineras de explotación se hace como especie o cuerpo cierto, las cuales son entregadas materialmente en este acto a la Sociedad, quien las recibe a su total satisfacción.

El aporte de cada una de estas concesiones mineras de explotación se efectúa a completa satisfacción del otro socio y de la Sociedad, quienes otorgan al socio aportante completo finiquito con respecto a su obligación de aporte y pago de su interés social en la Sociedad.

SEGUNDO TRANSITORIO: APORTES DE CONCESIONES MINERAS.

El socio Sociedad Química y Minera de Chile S.A. aporta en dominio, cede y transfiere a la Sociedad, la cual recibe, acepta y adquiere para sí, las siguientes concesiones mineras de explotación:

/Uno/ [●].

/1/ Key Metals Corporation Chile SpA hereby subscribes for, and pays up, [800] shares, corresponding to its equity interest in the Company, by contributing the ownership of [insert as agreed in the Exploration Agreement and Promise], through [the delivery], and

/2/ Sociedad Química and Minera de Chile S.A. hereby subscribes for, and pays up, [200] shares, corresponding to its equity interest in the Company, by contributing thereto the ownership of the mining claims for exploitation hereinafter identified in the Provisional Article 2, which shall also entitle SQM to the Reserve in the terms stipulated in the Provisional Article 3, and to receive a royalty from the Company, as agreed in a separate notarized and registered document executed on this date.

These mining claims for exploitation are contributed ad corpus or as they are, and are hereby physically conveyed to the Company, with the latter stating that it has satisfactorily received them.

The contribution of each mining claim for exploitation has been fully satisfactory to the other partner and the Company, and they both hereby fully release the contributing partner of its obligation to contribute towards, and pay for, its equity interest in the Company.

PROVISIONAL 2 – CONTRIBUTION IN MINING CLAIMS:

Sociedad Química and Minera de Chile S.A. hereby contributes the ownership of, assigns and transfers the following mining claims for exploitation to the Company, which in turn, receives and accepts them, and acquires them for self:

/1/ [●].

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TERCERO TRANSITORIO: RESERVA DE SUSTANCIAS NO METÁLICAS.

Tres. Uno Transitorio. Aporte sujeto a la Reserva de Sustancias No Metálicas.

El aporte de SQM de los Derechos Mineros a la Sociedad se efectúa de la forma y sujeto a las condiciones y términos que se indican en este Artículo Transitorio.

Tres. Dos Transitorio. Definiciones.

Para los efectos de este Artículo Transitorio, los términos que se indican a continuación, cada vez que se usen con mayúscula inicial, tendrán el siguiente significado:

/a/ “Área”: El área efectiva o de extensión territorial que comprenden los Derechos Mineros, la cual es de aproximadamente [●] hectáreas y se encuentra ubicada en la Región de Atacama.

/b/ “Derechos Mineros”: Según como se definen en el Artículo Primero Transitorio. Asimismo, formarán parte de los Derechos Mineros cualquier solicitud, manifestación, pedimento, concesión minera de exploración y/o de explotación de propiedad de la Sociedad o que la Sociedad constituya o adquiera en el Área, ya sea por cuenta propia o a nombre de terceros, sea que reemplacen, prorroguen o no, o se superpongan total o parcialmente a cualquiera de los Derechos Mineros.

/c/ “Sustancias No Metálicas”: Comprenden e incluyen, entre otras y a título meramente ilustrativo, a aquellas que tienen azufre, sodio, nitrato, potasio, fosfato, yodo, sulfato, borato, carbonato, magnesio y litio en cualquiera de sus formas o compuestos - independientemente de que las mismas se encuentren en minerales, en salmueras o en otros cuerpos o estados- y todos los subproductos y sales asociadas que directa o indirectamente se deriven de dichas sustancias -y que, entre otros, comprenden e incluyen a los subproductos nitrato de sodio, nitrato de potasio, sulfato de sodio, sulfato de potasio, cloruro de potasio, ácido bórico, carbonato de litio y sulfato de litio.

PROVISIONAL 3 – RESERVE OF NON-METALLIC SUBSTANCES:

3.1 Provisional – Contribution:

Conditioned to the Non-Metallic Reserve: SQM’s hereby contributes the Mining Rights to the Company in the manner and under the conditions and terms provided in this provisional article.

3.2 Provisional - Definitions:

For the purposes of this provisional article, the following words and expressions with initial capitals shall have the meanings provided hereinafter for each:

/a/ “Area” shall refer to the actual area or territorial expansion covered by the Mining Rights, i.e., approximately [●] hectares in the Atacama Region;

/b/ “Mining Rights” shall be as defined in Provisional Article 1, and shall also comprise any requests, statements of discovery, petitioned mining claim for exploration, and awarded mining claims for exploration or exploitation, owned by the Company or that it may be awarded or purchase in the Area, for itself or on behalf of third parties, and that may replace, extend or not, or fully or partly overlap any of the Mining Rights, and

/c/ “Non-Metallic Substances” shall comprise and include, among others and only as examples, any substances containing any forms or compounds of sulphur, sodium, nitrate, potassium, phosphate, iodine, sulphate, borate, carbonate, magnesium or lithium, regardless of they being in ores, brines, or any other bodies or states, and any other by products and salts directly or indirectly associated with, or derived from, any such substances, comprising and including, among others, any sodium or potassium nitrate, sodium or potassium sulphate, potassium chloride, boric acid, lithium carbonate or lithium sulphate by products.

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Tres. Tres Transitorio. Reserva de

Sustancias No Metálicas.

/a/ Los socios y la Sociedad entienden y aceptan desde ya, de manera definitiva e irrevocable y como elemento de la esencia del aporte de concesiones mineras que efectúa SQM, elemento que se refleja en las valorizaciones y precios que se consideraron en el Contrato de Exploración y Promesa Unilateral de Constitución de Sociedad suscrito por las partes el día [●] en la Notaría de Santiago de doña [●], que la Sociedad reserva a SQM el descubrimiento, exploración, explotación, y el dominio, en parte o en su totalidad, de una o más Sustancias No Metálicas que se encuentren en los Derechos Mineros, en adelante la “Reserva”.

/b/ En consecuencia, y en lo que a la Sociedad concierne, la Reserva corresponde a una prohibición absoluta de explorar, explotar, beneficiarse o apropiarse de todo o parte de las Sustancias No Metálicas existentes y subyacentes en los Derechos Mineros, declarando los socios, a mayor abundamiento, que no podrá la Sociedad, jamás ni bajo circunstancia alguna, extraer, en los términos del inciso segundo del artículo ciento dieciséis del Código de Minería, usar, gozar, aprovechar o disponer en forma directa o indirecta o a través de terceros de las Sustancias No Metálicas contenidas en los Derechos Mineros.

Tres. Cuatro Transitorio. Titularidad y

facultades de SQM en relación a la

Reserva.

/a/ En este acto los Socios y la Sociedad reconocen la Reserva, y la Sociedad se la vende y cede a SQM, quien la acepta y adquiere, efectuándose en este acto su tradición a satisfacción de todas las partes quienes declaran que su precio se encuentra

3.3 Provisional - Non-Metallic Substance Reserve:

/a/ The partners and the Company hereby record that they understand and accept that any full or partial discoveries, exploration or exploitation, and the ownership, of any one or more Non-Metallic Substances contained in the Mining Rights are hereby reserved by the Company for SQM, hereinafter called the “Reserve”, as the final and irrevocable essence of SQM’s contribution in mining claims, reflected in the valuations and prices included in the Exploration Agreement and Unilateral Promise to Incorporate a Company executed by the parties on [●], at the Santiago Notary offices of [●], and

/b/ Consequently, for the Company, the Reserve shall be an absolute restriction from exploring for, exploiting, benefiting from, or appropriating, all or any part of the Non-Metallic Substances existing in, or underlying the Mining Rights, with the partners hereby also stating that the Company may not ever, or under any circumstances, directly or indirectly or through any third parties, extract, as defined in the second paragraph of Article 116 of Chilean Mining Code, use, enjoy, benefit from, or dispose of, any of the Non-Metallic Substances contained in the Mining Rights.

3.4 Provisional – SQM’s Ownership and Rights in Connection with the Reserve:

/a/ The Partners and the Company hereby acknowledge the Reserve, which the Company sells and assigns to SQM, and the latter accepts and acquires, and is hereby transferred to the satisfaction of all parties, which state that the price has been paid as

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pagado según como se indica en la Sección Tres. Tres Transitoria, asumiendo además la Sociedad la obligación de imponer su reconocimiento, respeto y cumplimiento -en conjunto con la obligación de la letra /b/ siguiente- a cualquier tercero adquirente de los Derechos Mineros. Desde la constitución de la Sociedad, la Reserva se inscribirá en el Registro de Hipoteca y Gravámenes del Conservador de Minas competente, y se anotará al margen de la inscripción de dominio vigente y de la inscripción de la sentencia constitutiva y acta de mensura de los Derechos Mineros.

/b/ La Reserva contiene la obligación de que la Sociedad, y sus sucesores en el dominio de los Derechos Mineros, a su costo, cuenta y responsabilidad mantengan, protejan, amparen y conserven la vigencia de los Derechos Mineros hasta la extinción de la Reserva.

/c/ Con motivo de la Reserva, SQM podrá ejercer todos los derechos que le corresponden a un titular de una concesión minera de explotación con respecto a las Sustancias No Metálicas en los Derechos Mineros. A título ejemplar –y sin que implique limitación- podrá explorar, explotar, retirar, y/o extraer las Sustancias No Metálicas como su único dueño, bajo su exclusiva cuenta, costo, riesgo y responsabilidad. SQM podrá efectuar dicha exploración, explotación, retiro y/o extracción en forma perpetua o hasta el máximo límite permitido por ley.

Tres. Cinco Transitorio. Interferencia con las operaciones de la Sociedad.

/a/ Si SQM, efectuando sus operaciones en el Área con motivo de la Reserva, interfiere en algún momento con las operaciones de la Sociedad, la Sociedad -si fuese afectada-enviará una comunicación por escrito a SQM señalando y demostrando las razones de dicha interferencia para que -en un plazo de al menos treinta Días Hábiles- adecue sus actividades o las suspenda por un periodo no specified in Section 3.3 Provisional, with the Company hereby also undertaking the obligation to have any third-party buyers of the Mining Rights acknowledge, respect, and abide by, the Reserve, as well as meet the obligation stipulated hereinafter in Item /b/, and upon the Company’s incorporation, the Reserve being entered in the relevant Mine Registrar’s Book of Mortgages and Encumbrances, and annotated on the margin of the registrations of both the current ownership and the award judgement and surveyor’s certificate of the Mining Rights;

/b/ The Reserve shall entail an obligation for the Company, and its successor owners of the Mining Rights, to maintain, protect and shelter them, and keep them valid, at their own cost, and on their own account and responsibility, until the Reserve extinguished, and

/c/ By virtue of the Reserve, SQM may exercise any and all of the rights pertaining to owners of mining claims for exploitation in what regards the Non-Metallic Substances contained in the Mining Rights, including, for instance and without limitation, explore for, exploit, remove, and mine them as their single owner, on its own account and responsibility, and at its own cost and risk, to perpetuity or up to the maximum legal limit.

3.5 Provisional - Interference with the

Company’s Operations:

/a/ If while running its operations in the Area by virtue of the Reserve, SQM interfered with the Company’s operations at any time, and this affected the latter, it shall advise SQM in writing, stating the reasons of the interference, providing proof thereof, and specifying the place or places of interference, and whether or not SQM needed to remove any machines or other materials, so that the

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Anexo Diez. Uno /b/	Appendix 10.1 /b/

superior a un mes. En dicha comunicación además se indicará el lugar de interferencia y si SQM tiene que hacer retiro de maquinaria u otros materiales.

/b/ En el evento que la Sociedad desee suspender las actividades de SQM por más de un mes, utilizará el procedimiento que se señala en la Sección Tres. Ocho Transitorio sobre “Área de Instalaciones”.

Tres. Seis Transitorio. Pagos por

actividades de SQM.

SQM no pagará monto alguno a la Sociedad, con motivo de lo expuesto en este Artículo Transitorio, especialmente, pero no limitado a la Reserva, cuestión que es de la esencia de la constitución de la Sociedad y del aporte que efectúa SQM.

Tres. Siete Transitorio. Permisos y

autorizaciones.

/a/ SQM obtendrá los permisos y autorizaciones que sean necesarios para sus trabajos de exploración y de explotación en relación con las Sustancias No Metálicas, y cumplir con todas y cada una de las disposiciones legales y reglamentarias vigentes que procedan, en especial con la Ley número diecinueve mil trescientos y sus reglamentos y con la Ley veinte mil quinientos cincuenta y uno y su reglamento. La Sociedad suscribirá todo instrumento público o privado que sea necesario a objeto de permitir a SQM el ejercicio pleno de los derechos consagrados en este Artículo Transitorio, sujeto a las limitaciones previstas en éste.

/b/ La Sociedad se obliga a permitir que SQM use y goce, en forma gratuita, los permisos y autorizaciones de que sea titular y que puedan ser útiles para las actividades de SQM.

Tres. Ocho Transitorio. Área de

Instalaciones.

/a/ Sin perjuicio de otras autorizaciones y

permisos que la Sociedad deba obtener, con

latter may, within no less than 30 Business Days, adapt its activities, or suspend them for a period not exceeding one month, and

/b/ In the event that the Company wished that SQM suspended its activities for longer than one month, it shall follow the procedure provided in Section 3.8 Provisional on the “Facility Area”.

3.6 Provisional - Payments for SQM’s Activities:

SQM shall not make any payments to the Company under the provisions of this provisional article, specially, but not limited to, the Reserve, and this shall be the essence of the Company’s incorporation and SQM’s contribution.

3.7 Provisional - Permits and

Authorizations:

/a/ SQM shall obtain all permits and authorizations needed for its exploration or mining works regarding Non-Metallic Substances, and shall abide by all applicable current legal and regulatory provisions, and especially by Law No. 19,300 and its regulations, and Law No. 20,551 and its regulation, and the Company shall execute any public or private instruments needed for enabling SQM to fully exercise all of its rights under this provisional article, conditioned to the limitations provided herein, and

/b/ The Company hereby commits to enable SQM’s gratuitous use and enjoyment of any permits and authorizations held by the former that may be useful for the latter’s activities.

3.8 Provisional – Facility Area:

/a/ Notwithstanding any other authorizations and permits that the Company must obtain to

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Anexo Diez. Uno /b/	Appendix 10.1 /b/

el objeto de ocupar parte de la cara superficial de los Derechos Mineros con instalaciones de beneficio, pilas, minas, botaderos, caminos, líneas de transmisión, acueductos, emplazamiento e instalaciones de labores mineras, rajos, ripios e infraestructura en general que eventualmente sean necesarias para la explotación y beneficio de minerales, en adelante el “Área de Instalaciones”, permitirá previamente a SQM explotar, descartar o condenar dicha área de una posible explotación de Sustancias No Metálicas, mediante la aplicación de los procedimientos de general aceptación de la industria. Para ello, la Sociedad comunicará a SQM de su intención de usar el Área de Instalaciones y le entregará un informe de pre-factibilidad con a lo menos cinco años de anticipación a la fecha en que desea ocupar el Área de Instalaciones.

/b/ En tal evento, dentro del plazo de tres meses contados desde la recepción por parte de SQM de la referida comunicación, SQM podrá optar por: -i- extraer directamente las Sustancias No Metálicas del Área de las Instalaciones, dentro del plazo de cinco años ya indicado; o -ii- suspender sus actividades en el Área de Instalaciones para permitir su ocupación, recibiendo a título de indemnización una cantidad correspondiente al valor del margen económico de las Sustancias No Metálicas que se encuentran dentro del Área de Instalaciones, y que SQM no podrá explotar por todo el período que dure la ocupación, vencido el cual podrá continuar sus actividades para beneficiarse de ellos.

/c/ Para establecer el margen se considerarán los siguientes parámetros: reservas afectadas, ley de yodo, ley de nitrato, ley de potasio, rendimientos globales de yodo SQM, rendimientos globales de nitrato SQM, rendimientos globales de potasio SQM, factor conversión de potasio igual a uno coma noventa y uno (representa occupy a part of the surface of the Mining Rights with process facilities, heaps, piles, mines, dumps, roads, power lines, aqueducts, mine sites and facilities, galleries, sterile materials and infrastructure in general that may eventually be needed for mining and processing ores, hereinafter called the “Facility Area”, the Company shall previously allow SQM to exploit Non-Metallic Substances in the stated area, or discard or reject it from any such potential exploitation, by applying procedures generally accepted by the industry, and to that end, the Company shall advise SQM of its intention to use the Facility Area, and shall deliver a prefeasibility report thereto at least 5 years before the date on which it wished to occupy the Facility Area;

/b/ In such a case, within three months of receiving the forenamed communication, SQM may opt: -i- for directly mining the Non-Metallic Substances in the Facility Area, within the already specified 5 year term, or -ii- for suspending its activities in the Facility Area to allow its occupation, and receive a compensation in an amount equivalent to the economic margin of the Non-Metallic Substances existing in the Facility Area, which SQM may not mine throughout the entire occupation period, upon which, it may continue its activities to benefit from such substances;

/c/ The following parameters shall be used to determine the margin: the affected reserves; iodine, nitrate and potassium grades; SQM overall iodine, nitrate and potassium capacities; a 1.91 potassium conversion factor, representing the conversion of one tonne of potassium into one tonne of potassium chloride; the iodine operational

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la conversión de una tonelada de potasio en una tonelada de cloruro de potasio), margen operacional yodo -en US$/Kg-: será el promedio obtenido por SQM en su planta “Nueva Victoria” en ventas de yodo directo durante los ciento ochenta días corridos anteriores a la última FECU presentada a aquel en que SQM informe el mismo, margen operacional nitratos de sodio -en US$/TM-: será el promedio obtenido por SQM en las ventas de nitrato de sodio y nitrato de potasio tanto para usos agrícolas como industriales en su planta “Coya Sur” durante los ciento ochenta días corridos anteriores a aquel en que SQM informe el mismo; margen operacional cloruro de potasio -en US$/TM-: será el promedio obtenido por SQM en ventas de cloruro de potasio en su planta “MOP G III”, durante los ciento ochenta días corridos anteriores a aquel en que SQM informe el mismo. Todos los parámetros antes mencionados tendrán que ser consistentes con aquellos incluidos en los informes oficiales de gestión de SQM a su Directorio.

/d/ Para cuantificar las Sustancias No Metálicas existentes en el Área de Instalaciones, las Partes encargarán a un tercero independiente la ejecución de un estudio de reservas, el que será ejecutado dentro de un plazo máximo de tres meses.

/e/ Las Partes podrán de mutuo acuerdo modificar uno o más de los parámetros establecidos en esta Sección.

En cuanto a las plantas, y para el caso que alguna de ellas cese sus operaciones o baje sustantivamente su nivel de operaciones, se entiende que SQM usará la referencia de aquellas que las reemplacen como la principal planta asociada a cada uno de los productos indicados.

Tres. Nueve Transitorio. Instrumentos.

En caso de requerirlo SQM, la Sociedad procurará el otorgamiento de todos los margin in USD/kg, which shall be the average margin obtained by SQM at its “Nueva Victoria” plant, from direct iodine sales during a period of 180 calendar days immediately prior to the last filed FECU [Uniform, Coded Statistical Datasheet to be filed by Chilean corporations] in which SQM reported it; the operational margin on sodium nitrates in USD/MT, which shall be the average margin obtained by SQM at its “Coya Sur” plant, from sales of sodium and potassium nitrates for both agricultural and industrial use, during a period of 180 calendar days immediately prior that in which SQM reported it; the operational margin of potassium chloride in USD/MT, which shall be the average margin obtained by SQM at its “MOP G III” plant, from sales of potassium chloride during a period of 180 calendar days immediately before that in which SQM reported it, with all of these parameters mandatorily consistent with those included in the official SQM management reports submitted to the Board of Directors thereof;

/d/ To quantify the Non-Metallic Substances existing in the Facility Area, the Parties shall entrust a study of reserves to an independent third party, to be conducted within a maximum period of three months, and

/e/ The Parties may mutually agree on modifying any one or more of the parameters defined in this section.

If SQM stopped, or substantively lowered the level of, operations at any of its plants, the references used shall be those of plants replacing them as main plants in regard to the specific products.

3.9 Provisional – Instruments:

If SQM so required, the Company shall do its best to execute any and all public or private

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Anexo Diez. Uno /b/	Appendix 10.1 /b/

instrumentos públicos o privados que fueren necesarios para perfeccionar acabadamente la Reserva.

CUARTO TRANSITORIO. VALOR DEL APORTE DE DERECHOS MINEROS. El aporte de los Derechos Mineros se efectúa al valor que cada uno de ellos se encuentra registradas en la contabilidad tributaria de SQM.

QUINTO TRANSITORIO: DIRECTORIO. Los socios eligen los siguientes directores: /a/ Key Metals Corporation Chile SpA elige a los señores [●] y [●] como directores titulares y a los señores [●] y [●] como directores suplentes. /b/ Sociedad Química y Minera de Chile S.A. elige al señor [●] como director titular y al señor [●] como director suplente.

SEXTO TRANSITORIO: PODER

ESPECIAL PARA INSCRIBIR Y

RECTIFICAR.

Se faculta al portador de copia autorizada de esta escritura o de su extracto para requerir y firmar las inscripciones a que haya lugar en los Registros competentes del Conservador de Minas de Santiago y demás inscripciones, subinscripciones y anotaciones de cualquier naturaleza que correspondan, y efectuar todos los trámites necesarios para la debida legalización y constitución de la sociedad.

Asimismo, los socios confieren poder especial a los señores [●], [●] y [●], para que actuando indistintamente uno o cualquiera de ellos con uno cualquiera de los señores [●] y [●], puedan aclarar, complementar o rectificar, salvar las omisiones y rectificar los errores únicamente en lo que dice relación con la correcta individualización de los comparecientes y de los bienes aportados, sus descripciones, citas o referencias de títulos o escrituras o cualquier otro requisito que fuera necesario para practicar adecuadamente las inscripciones, subinscripciones y anotaciones que procedan instruments needed to fully establish the Reserve.

PROVISIONAL 4 – VALUE OF THE CONTRIBUTION IN MINING RIGHTS: The Mining Rights are hereby contributed at their respective values in SQM’s tax accounting books.

PROVISIONAL 5 – BOARD:

The partners hereby appoint the following directors: /a/ Key Metals Corporation Chile SpA appoints [●] and [●] as regular directors and [●] and [●] as alternates, and /b/ Sociedad Química and Minera de Chile S.A. appoints [●] as regular and [●] as alternate director.

SIXTH PROVISIONAL – SPECIAL POWER OF ATTORNEY FOR REGISTRATION AND RECTIFICATION PURPOSES:

The bearer of an authenticated copy hereof or of an excerpt hereof is hereby authorized to request and sign any pertinent entries in the relevant Santiago Mine Registrar’s books, and any other pertinent entries, subentries or notes of whatever kind, and do any other paperwork or procedures needed for the due legalization and incorporation of the company.

Likewise, the partners hereby grant special powers of attorney to [●], [●] and [●], so that any of them acting individually, or jointly with any of [●] and [●], may clarify, supplement or rectify, or correct any omissions or errors only in respect of the proper identification of the appearing parties and contributed assets, and descriptions of the latter, or quotes of, or references to title deeds, certificates, documents, or any other requirements needed for properly making any pertinent entries, subentries or annotations in the relevant registrars’ books. The attorneys are specially authorized to execute any public or

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Anexo Diez. Uno /b/	Appendix 10.1 /b/

en los registros conservatorios pertinentes. Los mandatarios quedan especialmente facultados para suscribir todos los instrumentos públicos y privados necesarios para el cumplimiento de su cometido, pudiendo solicitar las anotaciones, inscripciones y subinscripciones a que hubiere lugar, en la matriz de la misma y en los registros públicos correspondientes

SÉPTIMO TRANSITORIO: PODER

TRIBUTARIO.

Además, se otorga un mandato especial, pero tan amplio como en derecho sea necesario, a los señores [●], [●] y [●], para que, actuando separada e indistintamente uno cualquiera de ellos, en nombre y representación de la Sociedad, obtengan el rol único tributario de la Sociedad y efectúen la declaración de inicio de actividades de la misma ante el Servicio de Impuestos Internos, obtengan clave de internet, y registren a la Sociedad para el servicio en línea del mismo organismo.

En el ejercicio de este mandato especial, y sin que ello importe limitación alguna, los mandatarios, actuando en la forma indicada, quedan autorizados para firmar, presentar, modificar y desistirse de toda clase de solicitudes, memoriales, peticiones,
declaraciones e instrumentos que fueren necesarios o convenientes para el buen desempeño del mandato que se les confiere.

PERSONERÍAS:
[insertar]

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private instruments needed for them to complete their assignment, and may request any pertaining annotations, entries or subentries in the original hereof and the corresponding public records

SEVENTH PROVISIONAL – POWER OF ATTORNEY FOR TAX PURPOSES:

[●], [●] and [●] are also herby granted special powers, as wide as required by law, so that any of them may act for and on behalf of the Company to obtain the latter’s taxpayer identification number and file the statement of commencement of activities thereof with the Internal Revenue Service, as well as obtain an internet password and register the Company on the latter’s online service.

In exercising these special powers and acting as aforesaid, the attorneys are hereby authorized, without limitation, to sign, submit, amend and withdraw any kind of requests, plea briefs, petitions, statements or instruments as needed or convenient for the proper completion of their assignment.

LEGAL REPRESENTATIVES:
[To be inserted]

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/c/ ANEXO DIEZ. CINCO: ACUERDO DE REGALÍA NSR E HIPOTECA Y PROHIBICIÓN SCM.	/c/ APPENDIX 10.5: AGREEMENT ON A NSR ROYALTY, AND THE SCM’s MORTGAGE AND RESTRICTION

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Anexo Diez. Cinco /b/	Appendix 10.5 /b/

ACUERDO DE REGALÍA NSR, HIPOTECA Y PROHIBICIÓN[1] SCM [●] Y SOCIEDAD QUÍMICA Y MINERA DE CHILE S.A. -Sector Fiel Rosita-	AGREEMENT ON A NSR ROYALTY, AND A MORTGAGE AND RESTRICTION[1] SCM [●] AND SOCIEDAD QUÍMICA Y MINERA DE CHILE S.A. -Fiel Rosita Sector-
EN SANTIAGO DE CHILE, a [s] de [s] de dos mil [●], entre SCM [s], rol Cinico tributario nOmero [●], sociedad contractual minera, del giro de su denominacion, representada por don [●], [nacionalidad], [estado civil], [profesi0n u oficio], cedula de identidad nCimero [●], ambos domiciliados, para estos efectos, en [●], comuna de [●], en adelante la "SCM", por una parte; y	IN SANTIAGO, CHILE, on [s] [s], 202[●], SCM [●], taxpayer identification No. [●], a contract mining company in the business of its designation, herein represented by [●], [nationality] [profession or activity], [marital status], identity card No. [s], both with address for these purposes at [s], [s] borough, party of the first part, hereinafter called the "SCM", and por la otra, SOCIEDAD QUIMICA Y MINERA DE CHILE S.A., rol unico tributario nilmero noventa y tres millones siete mil guion nueve, sociedad an6nima del giro de su denominaci0n, representada por don [s], [nacionalidad], [estado civil], [profesion u oficio], cedula de identidad nOmero [●], y don [●], [nacionalidad], [estado civil], [profesi0n u oficio], cedula de identidad numero [●], todos domiciliados, para estos efectos, en calle El Trovador nOrnero cuatro mil doscientos ochenta y cinco, piso seis, comuna de Las Condes, Region Metropolitana, en adelante "SQM"; y SQM y la SCM individualmente denominadas la "Parte" y conjuntamente, las "Partes"; se ha acordado celebrar el siguiente acuerdo de regalia NSR, hipoteca y prohibicion , en adelante el "Contrato":

SOCIEDAD QUIMICA Y MINERA DE CHILE

S.A., taxpayer identification

No. 93,007,000-9, a corporation in the business of its name, i.e. mining and chemicals, herein represented by [s], [nationality] [profession or activity], [marital status], identity card No. [●], and [s], [nationality] [profession or activity], [marital status], identity card No. [s], all of them with address, for these purposes, at 4,281, El Trovador St., 6th Floor, Las Condes borough, Metropolitan Region, party of the second part, hereinafter called "SQM", SQM and the SCM hereinafter called a "Party", and collectively, the "Parties", have agreed to enter into the following NSR royalty, mortgage and restriction agreement, hereinafter called the "Agreement":

1A otorgarse por escritura publica.	1To be executed as a public deed.

PRIMERO: ANTECEDENTES.

Uno. Uno. Contrato de Exploracion y Promesa y constitucion de SCM [●].

/a/ Por escritura pCiblica otorgada con fecha [●] de Es], en la Notaria de Es], SQM y Key Metals Corporation Chile SpA, en adelante

FIRST - BACKGROUND:

1.1. Exploration Agreement and Promise, and the Incorporation of SCM Es]:

/a/ SQM and Key Metals Corporation Chile SpA, hereinafter called "KM", executed a Mining Exploration Agreement and Unilateral

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Anexo Diez. Cinco /b/	Appendix 10.5 /b/

"KM", celebraron un Contrato de ExploraciOn Minera y Promesa Unilateral de Constituci6n de Sociedad, en adelante el "Contrato de Exploracion y Promesa.	Promise of Incorporation, on [●], [●],at the Notary Office of [●], further entered in public records and hereinafter called the “Exploration Agreement and Promise”;
/b/ Con motivo del ejercicio de la promesa efectuada en virtud del Contrato de Exploración y Promesa se constituyó SCM [●], según consta en escritura pública de fecha [●] otorgada ante el Notario Público de Santiago don [●].	/b/ As promised under the Exploration Agreement and Promise, the SCM [●] was incorporated in a public deed executed on [●] before [●], Santiago Notary;
/c/ En el acto de constitución de la SCM, SQM aportó en dominio a la SCM ciertas concesiones mineras de explotación, recibiendo a cambio [doscientas] acciones de la Serie B en la SCM, la Reserva y el derecho a recibir el pago de una regalía.	/c/ Upon the SCM incorporation, SQM contributed thereto the ownership of some awarded mining claims for exploitation, and received in return [200] Series B shares therein, the Reserve and the right to receive the payment of a royalty, and
/d/ En virtud del pacto de socios celebrado entre SQM y KM por instrumento privado de fecha [●], en adelante el “Pacto de Socios”, KM se obligó a pagar a SQM el Pago por Inactividad, según como se define en dicho pacto, cuya descripción se reproduce nuevamente en la Sección Uno. Dos siguiente. La SCM declara conocer, aceptar y haber suscrito el Pacto de Socios.	/d/ In the partnership agreement signed by SQM and KM on [●], [●], further entered in public records and hereinafter called the “Partnership Agreement”, KM committed to make a Payment for Inactivity to SQM, defined in the forenamed agreement and described in the transcription of Section 1.2, and the SCM hereby states to know, accept and have signed the Partnership Agreement.

Uno. Dos. Pago por Inactividad.

/a/ Si al cumplirse diez años desde la constitución de la SCM, ésta no ha iniciado la explotación comercial de un yacimiento minero en los Derechos Mineros, y mientras no se efectué tal explotación, KM pagará anualmente a SQM, dentro del primer mes de cada año siguiente, una cantidad por concepto de inactividad que corresponderá al mayor valor entre: -i- un millón de Dólares, o - ii- doscientos Dólares por hectárea del Área de los Derechos Mineros aportados a la SCM, en adelante el “Pago por Inactividad”.

1.2. Payment for Inactivity:

/a/ If 10 years after its incorporation, the SCM had not yet begun the commercial exploitation of any mining deposit in the Mining Rights, and for as long it did not do so, KM shall make an annual payment for inactivity to SQM, within the first month of the following year, in an amount equivalent to the greater: -i- of USD 1,000,000, or -ii- of USD 200,000 per hectare comprised in the Area of the Mining Rights contributed to the SCM, hereinafter called the “Payment for Inactivity”;

/b/ Si una vez iniciada la explotación comercial, esta se suspendiese por un periodo de tiempo que exceda el plazo de tres años, se devengará y pagará nuevamente el Pago por Inactividad conforme a lo indicado anteriormente.	/b/ If once commenced, the commercial exploitation were halted for a time exceeding 3 years, the Payment for Inactivity shall accrue and become payable again, as previously provided;

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/c/ Las Partes dejan expresa constancia que SQM tendrá derecho a cobrar y percibir el Pago por Inactividad aun cuando transfiera el derecho de Regalía, y esta obligación de pago procederá cualquiera sea la persona que sea dueño y/o explote los Derechos Mineros.	/c/ The Parties hereby expressly state that SQM shall be entitled to charge and receive the Payment for Inactivity, even after transferring the Royalty right, and this payment obligation shall apply regardless of who then owned or exploited the Mining Rights;
/d/ KM podrá eximirse del Pago por Inactividad en caso de que la SCM venda y transfiera a SQM todos los Derechos Mineros a un precio equivalente en pesos a cien Dólares por cada Derecho Minero.	/d/ KM may be exempted from the Payment for Inactivity if the SCM sold and transferred all of the Mining Rights to SQM, at a price in Chilean pesos equivalent to USD 100 per Mining Right;
/e/ Con todo, en caso que, dentro del plazo de diez años contados desde la fecha de constitución de la SCM, el Estudio de Factibilidad no sea aprobado por la SCM según lo establecido en la Cláusula Undécima del Pacto de Socios, SQM tendrá derecho a que la SCM se disuelva anticipadamente y liquide, restituyéndose a cada Parte sus aportes efectuados a la SCM, y pasando a SQM el dominio de los Informes de Exploración.	/e/ Even so, if the SCM had not approved the Feasibility Study, as provided in the Partnership Agreement, within 10 years of its incorporation, SQM shall be entitled to request the early dissolution and liquidation of the SCM, with the respective contributions of each Party returned thereto, and ownership of the Exploration Reports passed to SQM, and
/f/ Los términos en mayúscula de la presente Sección se definen en el Pacto de Socios.	/f/ The initially capitalized terms in this Section are defined in the Partnership Agreement.
Uno. Tres. Concesiones Mineras de Explotación. En el acto de constitución de la SCM, SQM aportó en dominio a la SCM las siguientes concesiones mineras de explotación:	1.3. Awarded Mining Claims for Exploitation: Upon the SCM’s incorporation, SQM contributed thereto the ownership of the following awarded mining claims for exploitation:
[Insertar concesiones mineras de explotación inscritas a nombre de la SCM]	[Insert the mining claims for exploitation registered to the SCM]

Uno. Cuatro. Área.

El área efectiva o de extensión territorial que comprenden las concesiones mineras de explotación singularizadas en la Sección anterior es de aproximadamente [●] hectáreas, ubicada en la Región de Atacama, en adelante el “Área”. Tanto dichas concesiones mineras de explotación como el Área se grafican ilustrativamente en los planos que se adjuntan como Anexo Uno.

1.4. Area.

The effective area or territory comprising the awarded mining claims for exploitation described in the preceding Section is approximately [●] hectares, in the Atacama Region, hereinafter called the “Area”. Both these awarded mining claims for exploitation and the Area are illustrated on the map enclosed as Appendix 1.4 hereto, which has been entered on this date in the records of

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Cuatro de este Contrato, el cual se protocoliza con esta fecha en los registros de esta notaría y se entiende formar parte del mismo para todos los efectos a que pueda haber lugar.	these Notary offices, and shall be deemed an integral part hereof for all applicable purposes.
Las señaladas concesiones mineras de explotación han sido referidas en el plano de acuerdo con las coordenadas planas universales transversales de Mercator, referidas en el Datum Provisional Sudamericano La Canoa de fecha mil novecientos cincuenta y seis, Elipsoide de Referencia Internacional de fecha mil novecientos veinticuatro, en base a los vértices de cada uno de ellos.	The forenamed awarded mining claims for exploitation have been referenced on the map according to the Mercator universal transverse plane coordinates, stated in the Provisional South American Datum at La Canoa of 1956, based on their respective vertices in the International Reference Ellipsoid of 1924.

SEGUNDO: DEFINICIONES,

INTERPRETACIÓN Y VENCIMIENTO DE

PLAZOS.

Dos. Uno. Definiciones.

Los términos escritos con mayúscula tendrán, para efectos de este Contrato, el significado que en esta Cláusula se señala:

SECOND - DEFINITIONS,

INTERPRETATION AND DEADLINES:

2.1. Definitions:

For the purposes hereof, the following words or expressions with initial capitals shall have the meanings respectively provided in this clause:

a/ “Área”: Se define en la Sección Uno. Tres.	/a/ “Area” is defined in Section 1.3;
/b/ “Contrato”: Significa el presente instrumento.	/b/ “Agreement” refers to this instrument;
/c/ “Contrato de Exploración y Promesa”: Se define en la Sección Uno. Uno.	/c/ “Exploration Agreement and Promise” is defined in Section 1.1;
/d/ “Consultora”: Se define en la Sección Cuatro. Seis.	/d/ “Consultant” is defined in Section 4.6;
/e/ “Deducciones Permitidas”: significa la suma de los siguientes costos, cargos y gastos pagados por la SCM en relación con los Productos Mineros obtenidos del Área con motivo de la explotación de los Derechos Mineros:	/e/ “Permitted Deductions” designate the aggregate of the following costs, charges and expenses paid by the SCM in connection with the Mining Products obtained from exploiting the Mining Rights in the Area:
-i- Costos de transporte y de seguro de tales Productos Mineros efectivamente incurridos, incluyendo sin limitación carga, fletes, garantía, honorarios de inspectores, impuestos de exportación e importación, cargos de estiba y portuarios, corretaje	-i- Actually incurred transportation and insurance costs of such Mining Products, including, without limitation, cargo, freights, guarantees, inspectors’ fees, export and import taxes, stevedoring and port fees, maritime and other brokerage expenses

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marítimo y otros gastos de corretaje relacionados al transporte, y costos de manejo y almacenaje, desde la ubicación del Área, al lugar de tratamiento y/o al lugar de venta.	related to transportation, and handling and storage costs, from the Area to the place of treatment or sale, as applicable;
-ii- Costos por tratamiento y beneficio en el proceso de fundición y refinación de los Productos Mineros efectivamente incurridos, incluyendo cargos por fundición y refinación, penalidades, cargos por impurezas, pesaje, muestreo, análisis de laboratorio, arbitraje y otras deducciones resultantes de estos procesamientos; y	-ii- Actually incurred treatment and processing costs from smelting and refining Mining Products, including smelting and refining charges, penalties, charges for impurities, weighing, sampling, laboratory analysis, arbitration and other deductions resulting from these processes, and
-i- Los pagos directos relacionados con impuestos, derechos o gravámenes tributarios, incluyendo aduaneros, o cargos a la producción o venta de minerales y, en general, cualquier otro impuesto, tasa o cargo que grave la producción, venta, uso o exportación de los Productos Mineros o que se relacionen con la existencia, venta, importación, exportación, transporte de los Productos Mineros, que no sean recuperables por la SCM, excluyéndose el impuesto a la renta a que esté afecta la SCM y otros impuestos específicos o royalties, que no serán deducciones permitidas. Para mayor certeza, se deja constancia que el impuesto específico aplicable a la actividad minera en conformidad a la ley chilena - según se establece actualmente en el Artículo sesenta y cuatro de la Ley de Impuesto a la Renta de Chile o en cualquier otra disposición que pueda complementar, modificar o reemplazar a tal disposición/ no será considerado una Deducción Permitida. En ningún caso se deducirán los intereses de capital y préstamos, así como tampoco el pago de otras regalías a las que pudiere estar obligada la SCM.	-i- Direct payments related to taxes, duties and tax levies, including customs; charges on the production or sale of minerals, and generally any other taxes, rates or charges levied on the production, sale, use or export of Mining Products, or those relating to the existence, sale, import, export, transportation of the Mining Products that were unrecoverable by the SCM, and excluding any income taxes payable by the SCM, and any other specific taxes or royalties not allowed as deductions; for greater certainty, it is hereby stipulated that the specific tax applicable to the mining activity pursuant to Chilean laws, as currently defined in Article 64 of the Chilean Income Tax Law, or any other provisions that may supplement, amend or replace it, shall not be deemed a Permitted Deduction, and no interests on capital or loans, or any payments of other mandatory royalties, shall be deducted under any circumstance;
/f/ “Derecho a Renuncia”: Se define en la letra /a/ de la Cláusula Décima.	/f/ “Right of Waiver” is defined in Item /a/ of Clause 10;
/g/ “Derechos Mineros”: Son las concesiones mineras de explotación	g/ “Mining Rights” are the awarded mining claims for exploitation contributed by SQM to

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aportadas por SQM a la SCM, y singularizadas en la SecciOn Uno. Dos. Asimismo, formaran parte de los Derechos Mineros cualquier solicitud, manifestaciOn, pedimento, concesiOn minera de exploracion y/o de explotaciOn de propiedad de la SCM o que la SCM constituya o adquiera en el Area, ya sea por cuenta propia o a nombre de terceros, sea que reemplacen, prorroguen o no, o se superpongan total o parcialmente a cualquiera de los Derechos Mineros.	the SCM and described in Section 1.2, as well as any requests, statements of discovery, requested mining claim for exploration, and awarded mining claims for exploration or exploitation, owned by the SCM or that it may be awarded or purchase in the Area, for itself or on behalf of third parties, and that may replace, extend or not, or fully or partly overlap any of the Mining Rights;
/h/ "Derechos Mineros a Abandonar": Se define en la letra /a/ de la Clausula Decima.	/h/ “Mining Rights to be Abandoned” are defined in Item /a/ of Clause 10;
/i/ “Día Hábil”: Significa un día que no sea un sábado, domingo u otro día feriado en Chile.	/i/ “Business Day” means any day that is not a Saturday, Sunday or other holiday in Chile;
/j/ “Dólar” o “Dólares”: Significa la moneda denominada dólar de los Estados Unidos de América.	/j/ “Dollar”, “Dollars” or “USD” designates the legal currency of the United States of America;
/k/ “Empresa Conectada”: Significa, con respecto a cada Parte, cualquier persona que, directa o indirectamente, controle, sea controlada por o esté bajo común control con dicha otra persona. Para efectos de esta definición, “Control” se debe entender en base a la definición contenida en el artículo 97 de la Ley N°18.045 de Mercado de Valores.

/k/ “Connected Company”, regarding each Party, means any company directly or indirectly controlling, being controlled or under common control with that other company, and for the purposes of this definition, “Control” must be understood per the definition provided in Article 97 of Law No. 18,045 on stock markets;

/l/ “Hipoteca”: Se define en la Sección Cinco. Uno.	/l/ “Mortgage” is defined in Section 5.1;
/m/ “Ingreso Bruto”: Significa la suma de las siguientes cantidades -sin que exista duplicidad entre ellas- devengadas en cada año:	/m/ “Gross Income” refers to the aggregate of the following amounts accrued each year and without any duplications:
-i- Los ingresos devengados para la SCM por las ventas de Productos Mineros a personas que no sean Personas Relacionadas;	-i- The SCM’s accrued income from sales of Mining Products to others than its Related Persons;
-ii- Los ingresos devengados para la SCM por las ventas de Productos Mineros a Personas Relacionadas, en el entendido que tales ventas deben realizarse por la SCM de buena fe y en condiciones justas y competitivas de mercado /arm’s length/ de manera que no sean menos favorables para la SCM de lo que habrían sido si se hubieran	-ii- The SCM’s accrued income from sales of Mining Products to Related Persons, in the understanding that such sales must be in good faith and at arm’s length, so that they are not less favorable for the SCM, in terms of prices, deductions, premiums or any other applicable elements, than if they had been sales to others than its Related Persons, and

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hecho a partes que no sean Personas Relacionadas, en términos de precios, deducciones, premios y/o cualquier otro elemento que sea aplicable a dichas ventas; y,
-iii- Cualesquiera pagos devengados para la SCM por concepto de seguros, referidos a pérdidas de Productos Mineros, todo en cuanto tales pérdidas tuvieran cobertura de seguros contratados por la SCM o terceros.	-iii- Any accrued insurance payments to the SCM for losses of Mining Products, provided that such losses were covered by insurance taken by the SCM or third parties;
/n/ “KM”: Se define en la letra /a/ de la Sección Uno. Uno.	/n/ “KM” is defined in Item /a/ of Section 1.1;
/o/ “Leyes Anticorrupción”: Se define en la letra /a/ de la Cláusula Décimo Tercera.	/o/ “Anticorruption Laws” are defined in Item /a/ of Clause 13;
/p/ “Liquidación de Regalía”: Se define en la Sección Cuatro. Seis.	/p/ “Royalty Settlement Statement” is defined in Section 4.6;
/q/ “Metales No Preciosos”: Se entiende entre otros el cobre, molibdeno, zinc, plomo y otros que no sean Metales Preciosos que se encuentren en la superficie o subsuelo de los Derechos Mineros.	/q/ “Non-Precious Metals” include copper, molybdenum, zinc, lead and other minerals, other than Precious Metals, found on the surface or subsoil of the Mining Rights;
/r/ “Metales Preciosos”: Se entiende entre otros el oro, plata, platino y paladio que se encuentren en la superficie o subsuelo de los Derechos Mineros.	/r/ “Precious Metals” comprise, among others, gold, silver, platinum and palladium found on the surface or subsoil of the Mining Rights;
/s/ “Operaciones de Cobertura”: Se define en la Sección Cuatro. Tres.	/s/ “Coverage Transactions” are defined in Section 4.3;
/t/ “Pacto de Socios”: Se define en la letra /d/ de la Sección Uno. Uno.	/t/ “Partnership Agreement” is defined in Item /d/ of Section 1.1;
/u/ “Pago por Inactividad”: Se define en la letra /a/ de la Sección Uno. Dos.	/u/ “Payment for Inactivity” is defined in Item /a/ of Section 1.2. ;
/v/ “Personas Relacionadas”: Se define en el artículo cien de la Ley dieciocho mil cuarenta y cinco de Mercado de Valores.	/v/ “Related Persons” are defined in Article 100 of Law 18,045 on stock markets;
/w/ “Políticas SQM”: Se define en la letra /a/ de la Cláusula Décimo Tercera.	/w/ “SQM’s Policies” are defined in Item /a/ of Clause 13;
/x/ “Porcentaje NSR”: Se define en la Sección Cuatro. Dos.	/x/ “NSR Percentage” is defined in Section 4.2;
/y/ “Precio Spot Promedio”: Para cada año vencido, significa para los:	/y/ “Average Spot Price”: For each expired year:
-i- Metales Preciosos: Con respecto al oro, significa el precio promedio diario Average AM del oro informado -para dicho año- por el London Bullion Market Association.	-i- Of Precious Metals: In respect of gold, it means the daily average AM of gold informed by the London Bullion Market Association for that year, and

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-ii- Metales No Preciosos: Con respecto al cobre, significa el precio promedio diario Cash Mean del cobre informado -para dicho ario- por el London Metal Exchange	-ii- Of Non-Precious Metals: In respect of copper, it means the average daily Cash Mean price of copper informed by the London Metal Exchange, for that year;

/z/ “Productos Mineros”: Significan todos los

concentrados, precipitados metales, sustancias metálicas, y en general, lo que se obtiene y/o produce a partir de los minerales metálicos de toda clase extraído de los Derechos Mineros, incluyendo material mineralizado, concentrados y soluciones que contengan dichos minerales y todas las formas en que puedan encontrarse, extraerse o producirse, como igualmente cualquier subproducto de los mismos que tenga un valor comercial.

/z/ “Mining Products” comprise all the concentrates, metal precipitates, metallic substances, and generally what is obtained or produced from any kind of metallic minerals mined from the Mining Rights, including mineralized materials, concentrates and solutions containing such minerals, and any other forms in which they may be found, extracted or produced, as well as any by-products thereof having a commercial value;
[Nota al Borrador: Actualizar en el contrato y en el pacto]	Note to the Draft: Update this in the agreement and in the partnership agreement]
/aa/ “Prohibición”: Se define en la Cláusula Sexta.	/aa/ “Restriction” is defined in Clause 6;
/bb/ “Regalía”: Significa la cantidad de dinero efectivo que resulte al aplicar el Porcentaje NSR al Retorno Neto de Fundición.	/bb/ “Royalty” refers to the monetary amount resulting from applying the NSR Percentage to the Net Smelter Return;
/cc/ "Reserve": Significa segun como se define en la escritura de constituci6n social de SCM [.] otorgada el die [.] en la Notarla de Santiago de don [.].	/cc/ "Reserve" is defined in the SCM's incorporation deed executed on [.] at the Santiago Notary Office of [.], and
/dd/ "Retorno Neto de Fundicion": Con respecto a cada uno de los Metales Preciosos y Metales No Preciosos, significa el Ingreso Bruto menos las Deducciones Permitidas.	/dd/ "Net Smelter Return" designates the Gross Income less the Permitted Deductions, in respect of each of the Precious and Non-Precious Metals.
Dos. Dos. Interpretación. En este Contrato se entenderá, salvo que el contexto requiera algo distinto, lo siguiente:	2.2. Interpretation: Unless the context required otherwise, the interpretation hereof shall consider:
/a/ los títulos sirven sólo para mayor conveniencia y no afectarán la interpretación de este Contrato;	/a/ that all titles are only provided by way of convenience and shall not affect the interpretation of this Agreement;
/b/ a menos que se especifique lo contrario, las referencias a “Cláusulas”, “Secciones”. y “Anexos” constituyen referencias a las cláusulas, secciones, subsecciones y anexos de este Contrato;	/b/ that, unless otherwise specified, any references to "Clauses", "Sections" and "Appendices" are references to the clauses, sections, subsections hereof, and appendices hereto;
/c/ la referencia a plural tendrá el mismo	/c/ that any plural forms shall have the same

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significado que el singular definido precedentemente, y viceversa; y	meaning as the previously defined respective singular forms, and vice versa, and
/d/ la referenda a cualquier documento o convenio, incluyendo este Contrato, debe entenderse que incluye las referencias a tal documento o convenio, segun sea modificado, complementado o sustituido de tiempo en tiempo, si tal modificaci0n, complemento o sustituci6n esta especificamente autorizada por este Contrato de conformidad con sus terminos, y segun sea aplicable, sujeto al cumplimiento de los requisitos contenidos en aqua'.	/d/ that any references to documents or agreements, including this Agreement, shall be understood as including references to any eventual amendments or addenda thereto, as well as any replacements thereof, provided that such amendments, addenda or replacements were specifically authorized herein, according to the terms hereof, as applicable, and conditioned to meeting any and all requirements contained therein.
Dos. Tres. Vencimiento de plazos. En el caso que un plazo venciere un dia sabado, domingo o festivo, el plazo se prorrogara hasta el Dia Habil inmediatamente siguiente.	2.3. Deadlines: If a deadline fell on a Saturday, Sunday or holiday, it shall be postponed to the immediately following Business Day.

TERCERO: DECLARACIONES.

/a/ La SCM declara que a la fecha del presente instrumento los Derechos Mineros le pertenecen en dominio exclusivo y se encuentran libres de gravamenes, hipotecas, cargas, litigios, prohibiciones de gravar y enajenar u otras restricciones, embargos, medidas precautorias, condiciones resolutorias, derechos preferentes de
terceros, regal [as voluntarias y
convencionales; y que no son objeto de avio, promesa de yenta, opciones, ventas condicionales o a plazo, ni de ningun otro acto o contrato destinado a transferir el
dominio de dichos Derechos Mineros o a darlos en garantia de otras obligaciones, ni de otros impedimentos que afecten su libre disposición o la constitución de la Regalia, de la Hipoteca y de la Prohibición. La SCM tambien declara que se han pagado de manera Integra y oportuna todas las patentes mineras que amparan los Derechos Mineros.

THIRD - REPRESENTATIONS:

/a/ The SCM hereby represents that, on this date, it is the sole owner of the Mining Rights, which are free of any liens, mortgages, encumbrances, litigations, restrictions to encumber them or dispose thereof, and any other limitations, seizures, precautionary measures, conditions subsequent, third parties' preferential rights, voluntary or conventional royalties, and that none of them are subject to any financing credits, sale promises, options, conditional sales or sales in instalments, or any other acts, contracts or agreements aimed at transferring the ownership thereof or giving them as security of other obligations, or any other impediments affecting the free disposal thereof or the establishment of the Royalty, Mortgage and Restriction, and that all mining licenses sheltering the Mining Rights have been fully and promptly paid;

/b/ La SCM, a solicitud de SQM, se obliga a suscribir todos aquellos instrumentos que puedan ser necesarios para Ilevar a efecto los fines del presente instrumento, en	/b/ At SQM's request, the SCM hereby commits to sign any instruments needed to carry out the purposes hereof, especially, but not limited to, the entry, sub-entry and

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especial pero no limitado a la inscripción, sub-inscripción y anotación de los mismos en los registros pertinentes.	annotation hereof in the relevant registries;
/c/ Nada de lo señalado en el presente instrumento podrá interpretarse como que crea, sea en forma expresa o implícita, un joint venture o asociación, sociedad minera, sociedad comercial u otra relación societaria de cualquier tipo o que imponga sobre alguna de las Partes algún deber, obligación o responsabilidad de naturaleza societaria o algún deber, obligación o responsabilidad de carácter fiduciario con respecto a la otra Parte concurrente a este acto.	/c/ Nothing herein may be interpreted as tacitly or expressly creating any joint ventures or partnerships, mining or commercial companies, or any other kind of corporate relationships imposing any corporate or trustee duties, obligations or liabilities on either Party in respect of the other, and
/d/ Este instrumento no modifica, extingue ni limita los derechos que tenga SQM en virtud del Contrato de Exploración y Promesa, de la constitución de la SCM, del Contrato de Compraventa y Constitución de Derechos de Usufructo Minero, otorgado con esta misma fecha en esta misma Notaría, y de todo contrato o acuerdo entre SQM y KM.	/d/ This instrument shall not modify, extinguish or limit any of SQM’s rights under the Exploration Agreement and Promise, the SCM’s Incorporation deed, or the Purchase and Mining Usufruct Agreement signed on this date at these notary offices, or any other contracts or agreements between SQM and KM.

CUARTO: REGALÍA SOBRE RETORNO NETO DE FUNDICIÓN.

Cuatro. Uno. Regalía.

Como contraprestación al aporte en dominio de los Derechos Mineros, y en forma adicional a las doscientas acciones recibidas por SQM en la SCM y a la Reserva, la SCM irrevocablemente se obliga a pagar cada año una Regalía a SQM.

FOURTH - NET SMELTER RETURN

ROYALTY:

4.1. Royalty:

As payment of the contributed ownership of the Mining Rights, and in addition to the Reserve and the 200 shares in the SCM received by SQM, the SCM hereby irrevocably commits to pay an annual Royalty to SQM.

Cuatro. Dos. Porcentaje NSR.

/a/ La Regalía se determinará anualmente, tanto con respecto al Retorno Neto de Fundición de Metales Preciosos como con respecto al Retorno Neto de Fundición de Metales No Preciosos de dicho año, utilizando el “Porcentaje NSR” que para cada caso se indica en la tabla que se adjunta en el Anexo Cuatro. Dos de este Contrato, el cual se protocoliza con esta fecha en los registros de esta notaría y se entiende formar parte del mismo para todos los efectos a que pueda haber lugar.

4.2. NSR Percentage:

/a/ The Royalty shall be determined each year on the Net Smelter Return of both Precious Non-Precious Metals for that year, using the “NSR Percentage” specified for each case in the table annexed as Appendix 4.2 hereto, which has been entered on this date in the records of these Notary offices and shall be deemed an integral part hereof for all applicable purposes;

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/b/ Para determinar anualmente el Porcentaje NSR aplicable al Retorno Neto de Fundición, se utilizará el Precio Spot Promedio de los Productos Mineros para el año respectivo, según se trate de un Metal Precioso o de un Metal No Precioso.	/b/ The Average Spot Price of the Mining Products for the respective year, depending on whether they are Precious or Non-Precious Metals, shall be used to determine the annual NSR Percentage applicable to the Net Smelter Return thereof;
/c/ La plata y demás Metales Preciosos serán asimilados a oro y tratados como tal para efectos del cálculo de la Regalía con respecto a los Metales Preciosos.	/c/ Silver and other Precious Metals shall be assimilated to gold and treated as such for determining the Royalty on Precious Metals, and
/d/ El molibdeno y demás Metales No Preciosos serán asimilados a cobre y tratados como tal para efectos del cálculo de la Regalía con respecto a los Metales no Preciosos.	/d/ Molybdenum and other Non-Precious Metals shall be assimilated to copper and treated as such for determining the Royalty on Non-Precious Metals.

Cuatro. Tres. Exclusión de las

Operaciones de Cobertura.

Las ganancias y pérdidas resultantes de las ventas de Productos Mineros de la SCM, o de la participación de la SCM en venta a futuro de materias primas, opciones, venta de Metales Preciosos o Metales No Preciosos, o cualquier combinación posible, y cualquier otra operación de cobertura, incluidas las transacciones comerciales diseñadas para evitar pérdidas y obtener posibles ganancias por las fluctuaciones en el precio del metal, en adelante en conjunto como las “Operaciones de Cobertura”, quedan expresamente excluidas de los cálculos de la Regalía de conformidad con el presente instrumento. Las Operaciones de Cobertura por parte de la SCM y todas las ganancias o pérdidas con relación a las mismas, de existir, correrán por cuenta exclusiva de la SCM.

4.3. Exclusion of Hedging Transactions:

Profits and losses resulting from the sale of the SCM’s Mining Products or its interests in the future sales of raw materials, options, sales of Precious or Non-Precious Metals, any possible combination thereof, or any other hedging transactions, including commercial transactions designed to prevent losses and obtain potential profits from fluctuations in the price of metals, hereinafter Collectively called the “Hedging Transactions”, are hereby expressly excluded from the calculation of the Royalty as provided herein, and any Hedging Transactions by SCM, as well as any profits or losses relating thereto, if any, shall be exclusively on the SCM’s account.

Cuatro. Cuatro. Pago de la Regalía.

El pago de la Regalía se realizará en forma anual, en pesos chilenos o Dólares y a elección de SQM, dentro de los treinta días corridos siguientes al término del año calendario, durante los siguientes noventa y nueve años contados a partir de esta fecha.

4.4. Payment of the Royalty:

The Royalty shall be paid annually, in Chilean pesos or Dollars, at SQM’s decision, within 30 calendar days of the end of each calendar year, and for 99 years of this date.

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Cuatro. Cinco. Costos de Mercado.

En caso que la fundición, refinación o, en general, cualquier procesamiento distinto de la operación de explotación minera, se lleve a cabo en instalaciones controladas por la SCM o por cualquiera de sus Personas Relacionadas, los cargos, costos y sanciones para dicha fundición, refinación o procesamiento serán equivalentes a la cantidad en que la SCM habría incurrido si la fundición, refinación o procesamiento se hubiera realizado en instalaciones que no fueran de su propiedad ni se encontraren bajo su control, que ofrezcan servicios similares para productos similares en condiciones imperantes, pero en ningún caso superior a los costos reales incurridos por la SCM con respecto a tales fundiciones, refinaciones y procesamientos.

4.5. Market Costs:

If the smelting, refining, or generally any process other than mining, is done in facilities controlled by the SCM or any of its Related Persons, any charges, costs and penalties for such smelting, refining or processing shall be equal to the amount that the SCM would have incurred if the smelting, refining or processing had been done in facilities not owned or controlled thereby offering similar services for similar products in the prevailing conditions, and under no circumstances, may they exceed the actual costs incurred by the SCM in any such smelters, refiners or processors.

Cuatro. Seis. Liquidación de la Regalía.

/a/ Cada pago de la Regalía deberá ser acompañado de una liquidación con un detalle suficiente para permitir a SQM determinar el método de cálculo de dicha Regalía y la precisión del mismo, en adelante como la “Liquidación de Regalía”. Cada Liquidación de Regalía deberá incluir leyes de concentrados; el número de onzas troy, en el caso de oro; número de libras, en el caso del cobre; y el número de onzas, libras o toneladas métricas, según sea el caso, tratándose de otros Productos Mineros embarcados a una fundición, refinería, u otro procesador o comprador durante el año calendario aplicable; el detalle de los Productos Mineros vendidos, indicando si la venta se hizo a una Persona Relacionada; y todas las Deducciones Permitidas, así como cualquier otra información pertinente, con suficiente detalle para explicar el cálculo de la Regalía.

4.6. Royalty Settlement Statement:

/a/ Each Royalty payment shall be accompanied by a settlement statement with sufficient details as to allow SQM to determine the calculation method and accuracy thereof, hereinafter called the “Royalty Settlement Statement”, which must always include the concentrate grades; troy ounces, in the case of gold; pounds, in the case of copper, and ounces, pounds or metric tons [tonnes], as applicable, for other Mining Products, shipped to any smelters, refineries, or other processors or buyers, during the respective calendar year; details of the Mining Products sold, indicating whether the sales were to any Related Persons, and all Permitted Deductions, as well as any other relevant information, sufficiently detailed to account for the Royalty determination, and

/b/ SQM podrá realizar observaciones a la Liquidación de Regalía dentro de los sesenta días siguiente al pago de la Regalía y entrega de la Liquidación de la Regalía. En el evento de que dichas observaciones fueren aceptadas por	/b/ SQM may make observations to the Royalty Settlement Statement within 60 days of the Royalty payment and delivery of the Royalty Settlement Statement, and if the SCM accepted such observations, the difference shall

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la SCM, la diferencia se pagará dentro de los diez días corridos siguientes. En caso de que la SCM no esté de acuerdo con las observaciones formuladas por SQM, a solicitud de SQM, la cantidad disputada será resuelta de manera definitiva y vinculante por una de las consultoras que se designe conforme a la Sección Cuatro. Siete siguiente, en adelante la “Consultora”.	be paid within the following 10 calendar days, while if the SCM did not agree with SQM’s observations, the disputed amount shall be finally resolved in binding terms, at SQM’s request, by one of the consulting companies hereinafter listed in Section 4.7, which shall be called the “Consultant”.

Cuatro. Siete. Resolución de las

Diferencias en el Monto de la Regalía.

/a/ En caso de disputa respecto a la Liquidación de Regalía, se designará por la SCM y SQM de común acuerdo una Consultora de entre las siguientes o a alguno de sus sucesores: SRK, Golder Associates, Wood Group y Hatch. Faltando todas ellas, la SCM y SQM deberán seleccionar una consultora minera con experiencia en procesos y metalurgia de reconocida trayectoria internacional.

4.7. Resolution of Differences in the

Royalty Amount:

/a/ In case of any conflicts regarding the Royalty Settlement Statement, the SCM and SQM shall mutually agree and appoint a Consultant among the following companies or their successors: SRK, Golder Associates, Wood Group and Hatch, and failing all of them, the SCM and SQM shall select a world renowned mining consulting company, with experience in processes and metallurgy;

/b/ En el evento de que la SCM y SQM no pudieran llegar a acuerdo respecto de la designación de la Consultora encargada de la resolución de la disputa, ésta será elegida por la SCM a partir de las tres consultoras que le proponga SQM.	/b/ If the SCM and SQM failed to reach an agreement regarding the designation of a Consultant for solving the conflict, the SCM shall select one from a shortlist of three candidates proposed by SQM, and
/c/ Si el informe de la Consultora resolviera la disputa fijando un monto a favor de SQM mayor al tres por ciento de la cantidad disputada, el costo incurrido en la resolución de dicha disputa será de cargo de la SCM. En el caso contrario, dicho costo será de cargo de SQM.	/c/ If the Consultant’s report resolved the conflict by setting an amount in favor of SQM exceeding 3% of the disputed amount, the cost incurred in resolving the conflict shall be borne by the SCM, and otherwise, by SQM.

Cuatro. Ocho. Mora o Simple Retardo en el Pago de la Regalía.

/a/ Si la SCM incurre en mora o simple retardo en el pago de la Regalía, siempre que dicha mora o retardo no sea en referencia a la cantidad disputada pendiente de resolución por la Consultora, SQM podrá enviar una

4.8. Default or Simple Delay in Paying the Royalty:

/a/ If the SCM defaulted or simply delayed any Royalty payments, and provided that such default or delay did not refer to any disputed amounts pending resolution by the Consultant, SQM may send a notice of the

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comunicación a la SCM, indicando el hecho del retardo y requiriendo que se efectúe el pago dentro de quince días corridos contados desde el despacho de la comunicación.	delay to the SCM, requiring payment within 15 calendar days thereof;
/b/ Por el período que dure la mora y hasta los seis meses siguientes al envío de la comunicación requiriendo el pago de la Regalía, la SCM deberá pagar mensualmente un interés moratorio de tasa de un cinco por ciento mensual sobre el monto adeudado, por el periodo en que dure la mora, calculado sobre la base de un año de trecientos sesenta y cinco días. Con todo, si transcurridos seis meses contados desde el envío de la comunicación requiriendo el pago de la Regalía, la SCM no ha pagado el monto adeudado, junto al derecho de SQM a demandar el cobro, a partir del séptimo mes de mora, se incrementará el interés moratorio que deberá pagar la SCM mensualmente, a una tasa de un ocho por ciento mensual sobre el monto adeudado, por el periodo en que dure la mora, calculado sobre la base de un año de trecientos sesenta y cinco días.	/b/ The SCM shall pay a monthly default interest of 5% of the amount owed, on the basis of a 365-day year, for the default period up to 6 months of the notice remittance, and if the SCM had not yet paid the amount owed after 6 months of the notice remittance, together with SQM’s right to enforce the payment, the default monthly interest payable by the SCM shall be increased to 8% of the amount owed, calculated on the basis of a 365-day year, from the seventh month of default and for as long as it remained defaulted;
/c/ Con todo, en caso de que la tasa de interés supere el máximo convencional, se aplicará este último.	/c/ However, if the interest rate exceeded the maximum conventional rate, the latter shall apply, and
/d/ Todo lo anterior sin perjuicio del derecho de SQM a demandar la indemnización de perjuicios que de su incumplimiento se derive.	/d/ All of the foregoing shall not limit SQM’s right to claim compensation for any damages or losses derived from any such noncompliance.

Cuatro. Nueve. Libros y Registros.

/a/ La SCM deberá llevar libros, cuentas y registros fidedignos y precisos de sus operaciones y actividades relacionadas o requeridas para el cálculo de la Regalía y deberá mantenerlos por un período no inferior a seis años, debiendo realizar todo el registro y actividad contable conforme a los principios contabilidad generalmente aceptados en la República de Chile y a los Estándares Internacionales de Información Financiera - IFRS, por sus siglas en inglés-.

4.9. Books and Records:

/a/ The SCM shall keep accurate and reliable books, accounts and records of its operations and activities relating or needed to determine the Royalty, according to generally accepted accounting principles in Chile and the International Financial Reporting Standards, IFRS, and may not discard them for at least 6 years;

/b/ La SCM entregará anualmente a SQM	/b/ The SCM shall annually deliver to SQM a

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copia de las liquidaciones recibidas de las fundiciones, refinerías o cualquier otro comprador que reciba y pague la producción de la SCM proveniente de los Derechos Mineros.	copy of the settlement statements received from the smelters, refineries or any other buyers accepting, and paying for, SCM’s production from the Mining Rights, and
/c/ Adicionalmente, y a modo de facilitar las evaluaciones independientes de SQM en torno a la Regalía, la SCM deberá poner a disposición de SQM, cada vez que ésta lo requiera por escrito, a contar de la fecha de este Contrato, un informe de exploraciones, el plan minero vigente y su estimación de recursos y reservas vigentes correspondiente a los Derechos Mineros.	/c/ Additionally and by way of facilitating SQM’s independent Royalty assessments, the SCM shall make available an exploration report, as well as the current mining plan, and estimations of resources and reserves in the Mining Rights, to SQM, from the start hereof, at the latter’s written request.

Cuatro. Diez. Auditorías e Inspecciones.

/a/ En cualquier oportunidad razonable, pero no más de dos veces al año, durante horario laboral normal, con un aviso previo razonable, la SCM permitirá a SQM, actuando razonablemente y a su propio costo, a través de sus directivos, empleados, contratistas y/o asesores, ingresar a las oficinas, faena, operación, mina o planta de procesamiento, según corresponda, pudiendo revisar, auditar, examinar y obtener copias de los libros y registros de la SCM que contengan información directamente relacionada o requerida para calcular la Regalía.

4.10. Audits and Inspections:

/a/ At any reasonable times, but not more frequently than twice a year, during normal business hours and with reasonable prior notice, the SCM shall allow SQM’s directors, employees, contractors or consultants to enter the offices, sites, operations, mines or process plants, as applicable, to review, audit, examine or obtain copies of the SCM’s books and records containing information directly related to, or required for, determining the Royalty, provided that they behaved reasonably and this was done at SQM’s own cost;

/b/ Durante esta revisión o auditoría, SQM llevará a cabo una auditoría y reconciliación entre los Productos Mineros declarados por la SCM y los Productos Mineros efectivamente producidos y vendidos. Para estos efectos, SQM podrá verificar el cálculo del metal precioso fino y del metal no precioso fino producido y vendido anualmente y lo podrá comparar con el metal declarado en las liquidaciones de las fundiciones, de las refinerías o cualquier otro ente que comercialice el metal, así como podrá revisar, entre otros: estudios geológicos de reservas y leyes; registros contables asociados a la determinación de	/b/ During these reviews or audits, SQM shall prepare an audit and conciliation between the Mining Products declared by the SCM and those actually produced and sold, and to that end, shall check the calculations of annually produced and sold fine precious and non-precious metals; may compare them against the settlement statements of smelters, refineries or any other entities trading the metals, and may review, among others: the geological studies of reserves and grades; accounting records on the determination of the Permitted Deductions; agreements or contracts of by-product sales or credits; issued and received invoices; processing

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las Deducciones Permitidas; contratos de ventas y créditos por subproductos; facturas emitidas y recibidas; costos por procesos y todos los antecedentes de respaldo para su determinación; balance metalúrgico y su documentación de respaldo; y contratos de maquila celebrados con terceros o empresas que sean Personas Relacionadas, así como todo otro antecedente que sea útil para determinar el monto de la Regalía.	costs and all back-up data for their determination; the metallurgical balance and its back-up documents, and ore-processing toll agreements with third parties or Related Persons, as well as any other information that may be useful to determine the amount of the Royalty, and
/c/ La SCM deberá permitir a los directivos, empleados, contratistas y/o asesores de SQM, a propio costo de éste y dando un aviso razonable, examinar -durante horas de trabajo normales- cualquiera de los libros, cuentas y registros, informes, planes y estimaciones señalados en la Sección anterior.	/c/ The SCM shall allow SQM’s directors, employees, contractors or consultants to examine any of the books, accounts and records, reports, plans and estimations stated in the preceding Section, at the latter’s own cost, with reasonably early notice and during normal business hours.

Cuatro. Once. Mezcla.

La SCM podrá mezclar o alear Productos Mineros con minerales de otras propiedades, propias o de terceros. Antes de que cualquier Producto Minero sea mezclado o aleado con mineral de otras propiedades, deberá ser pesado y muestreado, de acuerdo con las Practices mineras y metalúrgicas comúnmente aceptadas para determinar humedad, contenido de metales y minerales comerciales y otros contenidos.

4.11. Mixture:

The SCM may mix or alloy Mining Products with minerals from other own or third-party properties. Before doing so, the Mining Product must be weighed and sampled, per the commonly accepted mining and metallurgical practices, to determine humidity and contents of commercial metals, minerals and others.

La SCM deberá conservar en su poder y entregar a SQM si éste lo requiere, los análisis -incluyendo humedad y substancias penalizadas-representativos de los Productos Mineros mezclados, durante un período de tiempo razonable, pero no menor a treinta y seis meses desde la fecha de pago a SQM de la Regalía asociada a los Productos Mineros mezclados o aleados, y deberá conservar las muestras de Productos Mineros mezclados o aleados utilizadas para efectuar los análisis, por un período no inferior a sesenta días después de que se haya comunicado de su existencia a SQM.	The SCM must keep representative analysis results of any mixed Mining Products, including humidity and penalized substances, for a reasonable period, no shorter than 36 months of the date of the Royalty payment to SQM associated with the respective mixed or alloyed Mining Products; shall furnish SQM with any such results that the latter may request, and shall keep the samples used for analyzing any mixed or alloyed Mining Products for no less than 60 days after advising SQM of the existence thereof.
Cuatro. Doce. Acopio. La SCM estará facultada para acopiar o almacenar rocas que contengan Productos	4.12. Stockpiling: The SCM may stockpile or store rocks containing Mining Products, in the

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Mineros, en el entendido que dichos acopios rocas almacenadas estarán sujetas a los términos de este Contrato y al pago de la Regalía una vez comercializados.	understanding that such stockpiles or stored rocks shall be subject to the terms hereof and the payment of the Royalty once sold.

Cuatro. Trece. Mineral Bruto Maquila.

La SCM solo podrá entregar mineral bruto extraído de los Derechos Mineros para que sea maquilado o procesado por un tercero, sea

o  no Persona Relacionada con la SCM, si el respectivo contrato de maquila o procesamiento se realiza a costos de mercado y establece las condiciones que resulten razonables para que SQM pueda acceder o confirmar, sin mayor carga o costo que los establecidos en el presente Contrato, así como a la información requerida para el cálculo y pago de la Regalía.

4.13. Crude Ore Tolling:

The SCM may only deliver crude ores from the Mining Rights to be processed by any third parties, whether its Related Persons or others, provided that the corresponding toll or processing agreements were at market costs and established reasonable conditions for SQM to access or ratify the Royalty determination, as well as the information required for determining and paying the Royalty, without any further charges or costs than those defined herein.

Cuatro. Catorce. Relaves.

Todos los relaves, residuos, desmontes, materiales de desechos de lixiviación y otros materiales de desecho resultantes de las operaciones y actividades de la SCM en los Derechos Mineros, serán de exclusiva propiedad y responsabilidad de la SCM, pero permanecerán sujetos a los términos de este Contrato y al pago de la Regalía correspondiente.

4.14. Tailings:

The SCM shall solely own and be responsibility for all tailings, residues, waste, overburden, leach waste materials and other wastes from its operations and activities in the Mining Rights, though they shall remain subject to the terms hereof and the payment of the corresponding Royalty.

Cuatro. Quince. Compromisos vinculados a los Derechos Mineros. La Regalía y los demás derechos de SQM establecidos en el presente Contrato se extenderán a:	4.15. Commitments Associated with the Mining Rights: The Royalty and other SQM’s rights hereunder shall extend:
/a/ cualesquiera modificación, traslado, ajuste, solicitud o locación adicional de los Derechos Mineros, o cualesquiera pedimentos o manifestaciones que se conviertan en concesiones mineras, comprendidas en el Área, y cualesquiera otros derechos mineros que reclame la SCM que se relacionen con cualesquiera derechos dentro del Área;	/a/ to any amendments, transfers, adjustments, requests of the Mining Rights, and any additional locations therein, as well as any petitioned mining claims for exploration or statements of discovery to become mining claims, comprised in the Area, and any other mining rights that the SCM may claim in connection with any rights within the Area;
/b/ Cualquier renovación, modificación u otra	/b/ to any renewals, amendments or other

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alteración o extensión de cualquier derecho, de cualesquiera terrenos o inmuebles que hoy tenga la SCM o que adquiera en el futuro como consecuencia de sus derechos en los Derechos Mineros o que comprendan su misma Área. Adicionalmente, la Regalía constituye un derecho en los Productos Mineros y hasta que se le ponga término en la forma prevista en el presente instrumento, obligará a la SCM y a sus sucesores y cesionarios en los Derechos Mineros o porción de los mismos y representará un derecho en los minerales existentes;	alterations or extensions of any rights, lands or properties currently held by the SCM, or that it may purchase in the future as a consequence of its rights on the Mining Rights, or comprised in the same Area, with the Royalty also being a right on the Mining Rights, and binding the SCM, its successor and assignee holders of the Mining Rights or any parts thereof, and representing a right on existing ores, until terminated as provided herein;
/c/ La Regalía será aplicable, exigible y extensiva a todos aquellos títulos que hagan dueño a la SCM de las sustancias minerales que extraiga dentro de los límites del Área y a aquellas concesiones mineras que actualmente posea o llegue a constituir o adquirir la SCM, por si o por medio de terceros, sus sucesores o cesionarios, en el Área, incluyendo aquellas correspondientes a demasías que existieren a la fecha de celebración del presente Contrato.	/c/ also applying to, being enforceable on, and extending to, any and all title deeds naming the SCM as owner of the mineral substances extracted thereby within the limits of the Area, and any and all awarded mining claims owned by the SCM or that it may be awarded or purchased therein, whether for itself or on behalf of third parties, its successors or assignees, including excess quantities existing on the date of execution hereof, and
/d/ Cualquier transferencia, cesión, novación, traspaso y/o enajenación de cualquiera de los Derechos Mineros y/o de la Regalía, según corresponda, se efectuará por escritura pública, requerirá la autorización previa y por escrito de SQM y que el cesionario, adquirente o nuevo deudor acepte -por declaración contenida en dicha escritura pública- sujetarse y quedar vinculado a los términos, condiciones y acuerdos Establecidos en este instrumento, especialmente en lo que dice relación con el pago de la Regalía. En caso de no contarse con dicha declaración, los actos antes señalados no tendrán efecto alguno y serán inoponibles para SQM.	/d/ any transfers, assignments, novation, conveyances or disposals of any of the Mining Rights or the Royalty, as applicable, shall be notarized and entered in public records, requiring SQM’s prior and written authorization, and the acceptance of any assignees, buyers or new obligors in a statement therein to be subject to, and bound by, the terms, conditions and agreements hereunder, especially those concerning the Royalty payment, without which no such transfers, assignments, novation, conveyances or disposals shall be effective or enforceable to SQM.
En consecuencia, la obligación de pago de la Regalía a que se refiere esta Cláusula obligará del mismo modo y en los mismos términos a cualquier sucesor de la SCM en el	Consequently, the obligation of paying the Royalty under this clause shall bind any and all of the SCM’s successors equally and in the same terms in what regards the ownership of

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dominio de los Derechos Mineros o de los derechos mineros a los cuales la Regalía sea aplicable, exigible y se extienda.	the Mining Rights or the mining rights to which the Royalty applied, extended and were enforceable.

Cuatro. Dieciséis. Preferencia de la

Regalía.

Con el objeto de garantizar el íntegro y oportuno cumplimiento de la obligación de pago de la Regalía, la SCM declara y garantiza, y se obliga a que terceros titulares de nuevas regalías que se pacten sobre el Área declaren y garanticen en el título de dicha regalía, en favor de SQM:

4.16. Preference of the Royalty:

In order to guarantee the prompt and full payment of the Royalty, the SCM hereby represents and guarantees, and commits to ensure, that, in the title deed of any new royalties that may be agreed on the Area, any third-party holders of any such royalties shall represent and guarantee, in favour of SQM:

/a/ que reconocen la validez y vigencia del Contrato y las obligaciones que emanan de él para la SCM;	/a/ That they acknowledge the validity and effectiveness hereof and the SCM’s obligations hereunder;
/b/ que renuncian a ejercer cualquier reclamo, acción, sea judicial o extrajudicial, en contra del Contrato, de la Regalía, así como respecto de su cálculo y/o pago. Asimismo, se obligan, bajo promesa de hecho ajeno, a que ninguna de sus Personas Relacionadas podrá ejercer tales reclamos y acciones;	/b/ That they waive all claims, and in or out of court actions, against the Agreement, the Royalty, or the determination or payment thereof, and undertake, as a promise of performance by others, that none of their Related Persons may exercise any such claims or actions;
/c/ que cada uno de los derechos a favor de SQM pactados en el Contrato prevalecerá, será preferente, y su ejercicio tendrá prioridad con respecto a cualquier otro derecho que pudiere tener el tercero;	/c/ That each of SQM’s right hereunder shall prevail and be preferential, and the exercise thereof shall have priority over any of their rights;
/d/ que la Regalía se pagará a SQM en primer lugar y con prioridad a otras regalías que pudieren tener terceros;	/d/ That the Royalty shall be paid to SQM firstly and with priority over any other third-party royalties;
/e/ que para el cálculo y pago de la Regalía en favor de SQM no se deducirá, bajo ningún respecto, por ningún motivo y ni siquiera como deducción autorizada o permitida, las regalías que pudieran tener terceros;	/e/ That, for the calculation and payment of the Royalty to SQM, no other third-party royalties may be deducted in any respects or for any reasons, not even as authorized or permitted deductions;
/f/ que en ningún caso otras regalías podrán pagarse en forma adelantada, provisoria, ni en periodos inferiores a los pactados para el pago de la Regalía en favor de SQM;	/f/ That no other royalties shall be paid in advance, provisionally or in shorter periods than those agreed for the Royalty payment to SQM;
/g/ que si SQM adquiere cualquiera de, algunos o todos los Derechos Mineros, no tendrá obligación de pago en favor de algún tercero por concepto de regalía, obligándose	/g/ That if SQM purchased any, some or all of the Mining Rights, it shall not be bound to make any payments on account of any third- party royalties, with the SCM hereby

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la SCM a extinguir las regalías que existan al momento que SQM suscriba el título traslaticio de domino para dicha adquisición;	committing to extinguish any royalties existing at the time of SQM’s execution of any deeds of transfer of rights for any such purchases;
/h/ que el ejercicio de los derechos que emanan de regalías de terceros no podrá efectuarse en perjuicio de los derechos que emanan para SQM de este Contrato y de la Regalía en favor de SQM.	/h/ That none of the rights under any third-party royalties may be detrimental to SQM’s rights hereunder or under the Royalty;
/i/ que toda información que la SCM entregue a terceros con motivo de sus regalías deberá ser entregada a SQM en ese mismo momento; y	/i/ That all information delivered by the SCM to any third parties by virtue of any royalties must be simultaneously delivered to SQM, and
/j/ que se obligan a que los sucesores y cesionarios de la SCM en el dominio de los Derechos Mineros cumplan -y que los terceros titulares de regalías, como sus sucesores y cesionarios, se obliguen a cumplir- con esta Sección, debiendo informarle por escrito a SQM del acuerdo de cambio de titular de la regalía con una antelación de a lo menos diez Días Hábiles a la fecha del título traslaticio de dominio.	/j/ That they hereby commit to have any of the SCM’s successor or assignee owners of the Mining Rights, and to have any third-party royalty holders, their successors and assignees commit, to comply with this section and advise SQM in writing of any agreements changing the holder of any such royalties at least 10 Business Days before of the date of the respective deed of transfer of ownership.

Cuatro. Diecinueve. Inscripción.

La Regalía se inscribirá en el Registro de Hipotecas y Gravámenes del Conservador de Minas correspondiente y se anotará al margen de la inscripción de sentencia constitutiva y acta de mensura, de la inscripción de dominio vigente de cada Derecho Minero.

14.19. Registration:

The Royalty shall be entered in the relevant Mine Registrar’s Book of Mortgages and Encumbrances, and annotated on the margin of the award sentence and surveyor’s certificate in the registration of the current ownership of each Mining Right.

QUINTO: HIPOTECA.

Cinco. Uno. Constitución de Hipoteca.

Con el propósito de garantizar a SQM el cumplimiento íntegro y oportuno del pago de la Regalía, así como de la obligación de KM de pagar el Pago por Inactividad, la SCM constituye por este acto y en favor de SQM, quien a su vez acepta, hipoteca de primer grado sobre cada una de los Derechos Mineros, en adelante la “Hipoteca”.

FIFTH - MORTGAGE:

5.1. Taking a Mortgage:

In order to assure SQM of the full and timely payment of the Royalty, as well as KM’s mandatory Payment for Inactivity, the SCM hereby takes a senior mortgage on each of the Mining Rights, hereinafter called the “Mortgage”, in favor of SQM, which in turn accepts it.

Cinco. Dos. Cobertura adicional de la Hipoteca.	5.2. Additional Mortgage Coverage:
La obligación garantizada por la Hipoteca comprende además los intereses, incluso penales, comisiones, honorarios, impuestos y	The obligation guaranteed by the Mortgage shall also include any interests, even penalty ones; commissions, fees and taxes regarding

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cualquier otra obligación accesoria existente en relación con la Regalía y con el Pago por Inactividad, obligaciones accesorias que, en su caso, incluirán, sin que ello implique limitación alguna, obligaciones en relación a honorarios legales, costas, gastos, indemnización por daños, impuestos, cargas, contribuciones, derechos, montos retenidos, remuneraciones, aumentos de costo, cargas financieras, gastos reembolsables, desembolsos y cualesquiera otras sumas adeudadas, así como las prórrogas y renovaciones que pudieren convenirse en relación a la Regalía y al Pago por Inactividad.	the Royalty and the Payment for Inactivity, as well as any other accessory obligations in connection thereof, including without limitation, obligations associated with legal fees, costs, expenses, damage compensations, taxes, charges, contributions, rights, withheld amounts, remunerations, cost increases, financial charges, reimbursable expenses, disbursements, and any other amounts owed, as well as any extensions or renewals that may be agreed in respect of the Royalty and the Payment for Inactivity.

Cinco. Tres. Cobertura de gastos legales.

La Hipoteca garantiza además el reembolso de gastos y honorarios legales, judiciales o extrajudiciales, incluyendo honorarios razonables de abogados en los que se haya incurrido en razón de requerimientos o medidas de cobro, actos de ejecución o demandas relacionadas con la Hipoteca. Los gastos razonables de una eventual defensa legal de SQM serán reembolsados por la SCM en la medida que su presupuesto haya sido aprobado previamente por la SCM, el cual no podrá ser rechazado arbitrariamente.

5.3. Coverage of Legal Expenses:

The Mortgage shall also guarantee the reimbursement of any and all in-court or out-of-court legal costs and fees, including reasonable attorneys’ fees, incurred for collection requirements or measures, enforcement actions or claims relating to the Mortgage. The SCM shall reimburse any reasonable expenses of any potential defense of SQM, to the extent previously approved by the SCM, which may not arbitrarily deny any such approval.

Cinco. Cuatro. Alcance de la Hipoteca.

La Hipoteca comprenderá y se extenderá sobre los Derechos Mineros y a sus bienes que se reputan accesorios. La SCM declara que con respecto a los bienes que se reputan accesorios a los Derechos Mineros no se ha constituido prenda alguna.

5.4. Extent of the Mortgage:

The Mortgage shall include, and extend to, the Mining Rights and accessory assets thereof. The SCM hereby states that none of the accessory assets of the Mining Rights have been pledged in any way.

Cinco. Cinco. Beneficiarios.

La Hipoteca beneficiará a SQM, y los derechos que ellas otorgan podrán ser ejercidos por SQM o por quienes revistan la calidad de sucesores o cesionarios a cualquier título de SQM. Tales sucesores o cesionarios a cualquier título tendrán en

5.5. Beneficiaries:

The Mortgage shall benefit SQM, and the rights thereof may be exercised by SQM or any of its successors or assignees in any capacities, which shall have the same rights and benefits as SQM in respect of the SCM, and shall be considered as such for all

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contra de la SCM los mismos derechos y beneficios que esta escritura otorga a SQM, considerándose como tal para todos los efectos legales y contractuales a que haya lugar.	applicable legal and contractual purposes.

SEXTO: PROHIBICIÓN.

La SCM, con el propósito de garantizar a SQM el íntegro y oportuno cumplimiento de la obligación de pago de la Regalía, así como de la obligación de KM de pagar el Pago por Inactividad, y de los demás derechos de SQM de que da cuenta este Contrato, establece y constituye en favor de SQM, quien acepta, una obligación de no gravar, enajenar, prometer gravar o enajenar, disponer o constituir garantías reales o cualquier carga gravamen, prohibición, regalías o derechos en favor de terceros, ni impedimento o restricción que pudiere afectar o embarazar el libre uso, goce o disposición de cualquiera de los Derechos Mineros o celebrar acto o contrato alguno que pudiera afectarlas, sin autorización escrita de SQM, en adelante como la “Prohibición”.

SIXTH - RESTRICTION:

In order to assure SQM of the full and timely Royalty payment, as well as KM’s Payment for Inactivity, and the rest of SQM’s rights hereunder, the SCM hereby establishes and creates an obligation in favor of SQM, which in turn accepts it, consisting in a restriction to encumber, sell, promise to encumber or sell, dispose of, or establish any real guarantees or any other burdens, charges, restrictions, royalties or rights in favor of third parties, or any impediments or limitations that may affect or hinder the free use, disposal or enjoyment of any of the Mining Rights, or enter into any acts, contracts or agreements that may affect them, without SQM’s previous written authorization, hereinafter called the “Restriction”.

SÉPTIMO: CONSENTIMIENTO Y OBLIGACIONES. Siete. Uno. Consentimiento. SQM acepta la Hipoteca que la SCM constituye y la Prohibición a que en ella se sujeta.	SEVENTH - CONSENT AND OBLIGATIONS: 7.1. Consent: SQM hereby accepts the Mortgage established by the SCM and the Restriction to which it is conditioned.

Siete. Dos. Extensión de la Regalía, Hipoteca y Prohibición.

La Regalia, Hipoteca y la Prohibición se harán extensivas sin necesidad de pacto expreso y en los mismos términos a los pedimentos, manifestaciones, concesiones de exploración y concesiones de explotación que pudieren llegar a constituirse por la SCM, sea directa o indirectamente por ella, en el Área. A mayor abundamiento, la SCM se obliga a suscribir una escritura pública extendiendo, en los mismos términos de esta escritura, la Regalía, Hipoteca y la Prohibición sobre tales pedimentos, manifestaciones, concesiones mineras de exploración o de explotación.

7.2. Extension of the Royalty, Mortgage and Restriction:

The Royalty, Mortgage and Restriction shall be extended, without needing any express agreement and in the same terms, to any petitioned mining claims for exploration, statements of discovery, and mining claims for exploration or exploitation, that may be directly or indirectly awarded to the SCM in the Area. Additionally, the SCM shall sign public deeds of any such extensions.

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NOVENO: PROTECCIÓN, AMPARO Y VIGENCIA DE LOS DERECHOS MINEROS.	NINTH [SIC] - PROTECTION, SHELTER AND VALIDITY OF THE MINING RIGHTS:
El íntegro y oportuno cumplimiento de la obligación de pago de la Regalía y de los demás derechos de SQM que se pactan en este Contrato, conlleva para la SCM la necesidad de cumplir también y en forma íntegra y oportuna, de su exclusiva cuenta, costo, riesgo y responsabilidad y en favor de SQM, que acepta, las siguientes obligaciones esenciales y copulativas:	Having to fully and timely meet the Royalty payment obligation and adhere to the rest of SQM’s rights hereunder shall entail that, on its own account and responsibility, and at its own cost and risk, the SCM also needed to fully and timely meet the following essential and concurrent obligations to SQM, which in turn accepts them:
/a/ La SCM pagará, a su costo, cuenta y responsabilidad, todas las patentes mineras de los Derechos Mineros, antes del día treinta de marzo de cada año, y efectuará todas las actuaciones, diligencias y trámites que sean necesarios o pertinentes para la correcta y debida constitución, protección, amparo y vigencia de los Derechos Mineros. Asimismo, la SCM adoptará, a su exclusivo costo, todas las medidas, judiciales y extrajudiciales, que sean necesarias para tales efectos y para defender dicha propiedad minera de cualquier pretensión de terceros. Si la SCM no ejerciere oportunamente, dentro de los plazos legales, la defensa de los Derechos Mineros, SQM podrá, sin que se encuentre obligado a ello, actuar en representación de la SCM en los procesos que se hayan iniciado. Para estos efectos, la SCM otorgará poder judicial a SQM y los costos legales razonables serán asumidos por la SCM. Alternativamente, y sin que se encuentre obligado a ello, SQM podrá participar en los procesos como tercero coadyuvante, a su exclusivo costo.	/a/ At its own cost, and on its own account and responsibility, the SCM shall pay the mining licenses of all the Mining Rights before March 30 of every year, and shall complete all acts, proceedings and paperwork needed or pertinent to properly and duly establish, protect and shelter the Mining Rights, and to keep them valid, and also at its own cost, shall take any in or out of court measures that may be needed for such purposes or to defend such mining properties from any third-party claims, and if the SCM failed to defend the Mining Rights within the corresponding legal terms, SQM may, without having to, represent the SCM in any filed proceedings, for which purposes, the SCM shall grant a power of attorney-at-law to SQM and shall bear all reasonable legal costs, and alternatively, SQM may, without any obligation to so, intervene in such proceeding as an offended party to assist, at its own cost, and
/b/ La SCM deberá permanentemente mantener los Derechos Mineros libres de todo litigio, embargo, carga, contrato, convenio, acuerdo, transacción, promesa, opción, renuncia, derechos preferentes de	/b/ The SCM shall permanently keep the Mining Rights free of any litigations, seizures, charges, contracts, agreements, arrangements, transactions, promises, options, waivers, third-party preferential

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terceros, medida precautoria, acción resolutoria, restricción de uso, evicción, deudas por concepto de patentes mineras y demás de cualquier tipo, clase o monto y, en general, libres de toda modalidad o caución total o parcial y de tipo o clase alguna que deba o pueda eventual o efectivamente restringir o afectar a las mismas, y realizar todas las diligencias y actuaciones que sean necesarias y conducentes con el propósito de alzar o de liberar a los Derechos Mineros de una cualquiera de las situaciones precedentes que pueda afectar a los mismos y que resulten de acciones de terceros.	rights, precautionary measures, actions for cancellation, restrictions of use, encumbrances, unpaid mining licenses and others of any kind or sort, or in any amounts, and generally, free of any kind or sort of total or partial payment modalities or sureties owed, or that may potentially or actually restrict or affect them, and shall take any actions and complete any processes needed and leading to lift any such burdens and release the Mining Rights from any of the previous situations resulting from third parties’ actions.

DÉCIMO: DERECHO PREFERENTE PARA LA COMPRA DE LOS DERECHOS

MINEROS.

/a/ Previo cumplimiento de los demás requisitos que hayan acordado las Partes, la SCM podrá -directa o indirectamente-abandonar, reducir, desamparar, caducar, renunciar o extinguir en todo o parte los Derechos Mineros, pedimentos, manifestaciones, concesiones mineras de exploración o de explotación que en el futuro solicite, adquiera y/o constituya, que abarquen total o parcialmente el Área, en adelante todos ellos denominados como los “Derechos Mineros a Abandonar” y este derecho denominado como el “Derecho a Renuncia”.

TENTH - PREFERENTIAL RIGHT TO

PURCHASE THE MINING RIGHTS:

/a/ Upon meeting the other requirements agreed by the Parties, the SCM may directly or indirectly abandon, reduce, desert, waive or extinguish all or any part of the Mining Rights, petitioned mining claims for exploration, statements of discovery, and mining claims for exploration or exploitation, that it may request, purchase or be awarded in the future in the entirety of any part of the Area, or let any thereof expire, hereinafter collectively called the “Mining Rights to be Abandoned,” and this right, the “Right of Waiver”;

/b/ Para ejercer su Derecho a Renuncia, la SCM previamente deberá informar a SQM por medio de carta certificada enviada al domicilio de esta, su decisión de ejercer su Derecho a Renuncia indicando el nombre del Derecho Minero a Abandonar y sus datos necesarios Para individualizarlo, incluyendo, antecedentes de inscripción de dominio, Rol Nacional, y datos del expediente judicial de tramitación, entre otros, ofreciéndole vender el Derecho Minero a Abandonar respectivo. Recibida la carta, SQM tendrá un plazo de	/b/ Before exercising its Right of Waiver, the SCM shall advise SQM of its decision to do so by certified letter sent to the latter’s address, stating the name of the Mining Right(s) to be Abandoned and the necessary identifying information, including information on the registration of ownership, the property registration number, information on the court dossier, among others, and offering to sell thereto the Mining Right(s) to be Abandoned, and SQM shall have 30 calendar days of receipt thereof to communicate its decision to

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treinta días corridos para comunicar, por medio de carta certificada, su decisión de comprar el Derecho Minero a Abandonar ofrecido vender. Si SQM no da respuesta al ofrecimiento de venta de SCM dentro del plazo de treinta días corridos, se entenderá que SQM ha renunciado al ejercicio de su derecho de compra, y la SCM podrá ejercer libremente su Derecho a Renuncia, de pleno derecho y sin necesidad de acuerdo adicional alguno de este Pacto y sin que se le genere responsabilidad alguna por el ejercicio de tal derecho.	purchase, also by certified letter, upon which term, if SQM had not replied to the offer to sell, it shall be deemed that it has waived its preferential right of purchase, and the SCM may freely exercise its Right of Waiver, by force of law, without needing any additional agreements hereunder and without any liabilities arising from its exercise of such right;
/c/ En el evento que SQM comunique su intención de ejercer su derecho de compra, deberá indicar en dicha comunicación el día en que las partes deberán concurrir a suscribir el contrato de compraventa, plazo que no podrá exceder de los treinta días corridos contados desde enviada la comunicación por parte de SQM. El contrato de compraventa se otorgará en la misma notaría en la que se otorga el presente instrumento, o aquella que la reemplace y sustituya, y el precio de compraventa será la suma única y total del valor de la patente anual del respectivo Derecho Minero a Abandonar objeto del mismo.	/c/ If SQM communicated its intention to purchase, in the same letter, it shall specify the execution date of the purchase agreement, which may not be more than 30 calendar days later, and must be at the same notary offices of execution hereof, or any others that may replace or substitute them, and the total purchase price shall amount to the cost of the annual license pertaining to the purchased Mining Right(s) to be Abandoned;
/d/ El contrato de compraventa antes señalado se celebrará pura y simplemente, y él o los Derechos Mineros se venderán como cuerpo cierto, en el estado en que se encuentran al día de la celebración, con todo lo edificado y construido sobre ellos, y demás instalaciones destinadas permanentemente a la investigación, arranque y extracción de sustancias minerales, con todos sus usos, derechos, costumbres, derechos y servidumbres, activas y pasivas y libres de obligación de pago de regalías voluntarias y convencionales, de todo embargo, prohibiciones, condiciones resolutorias, litigios pendientes, de contratos de entrega de minerales o de arriendo, o cualquiera otra	/d/ The aforesaid purchase agreement shall be pure and simple, and the Mining Rights shall be sold ad corpus, as they were on the date of the execution, with all buildings and constructions thereon, and all other facilities permanently allocated to study, strip and mine mineral substances, with all their uses, rights, customs, active or passive rights of way and easements, and free of any voluntarily or conventional royalty obligations, seizures, restrictions, conditions subsequent, pending litigations, mineral delivery or lease agreements, and any other kind of acts, real or personal rights, liens or limitations preventing the free use, enjoyment, disposal and conveyance thereof, and

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clase de actos, derechos reales o personales, gravamen y prohibición, que impidan su libre uso, goce, disposición y entrega.
/e/ Sin perjuicio de lo anterior, SQM tendrá un derecho preferente para comprar o adquirir el o los Derechos Mineros, en el mismo precio, en los mismos términos y condiciones, que aquellos que ofrezca un tercero a la SCM. La decisión de SQM de comprar se deberá comunicar dentro de sesenta días corridos desde que haya recibido toda la información por parte de la SCM. Esta compraventa se efectuará en los términos señalados en la letra /d/ anterior.	/e/ Notwithstanding the foregoing, SQM shall have a preferential right to purchase or acquire the Mining Rights, at the same price and in the same terms and conditions offered by any third parties to the SCM, and SQM’s decision to buy shall be communicated within 60 calendar days of receipt of all of the information from the SCM, and any such purchase agreement shall be as previously provided in Item /d/.

UNDÉCIMO: DEFENSA E INDEMNIDAD.

/a/ La SCM se obliga a defender judicial y extrajudicialmente, indemnizar y liberar de toda responsabilidad a SQM, a sus directores, funcionarios, empleados, agentes y representantes de todos ellos respecto de cualquier reclamo, demanda, acción, perjuicio, sanción, obligación, responsabilidad, pérdida o gastos - incluyendo honorarios y gastos legales- que surjan con motivo de:

ELEVENTH - DEFENSE AND INDEMNITY:

/a/ The SCM hereby commits to defend SQM in and out of court, and to indemnify and release the latter, its directors, officers and employees, agents, and representatives of any thereof, of any responsibilities, in respect of any claims, lawsuits, actions, and for any damages, penalties, obligations, liabilities, losses or expenses, including legal fees and expenses, arising:

-i- as actividades que efectúe, directa o indirectamente a través de sus contratistas, en los Derechos Mineros;	-i- from any activities performed directly or indirectly through contractors in the Mining Rights;
-ii- el incumplimiento real o la imputación de incumplimiento por parte de la SCM -o de sus contratistas- de cualquier ley, ordenanza, reglamento, norma u orden, o disposición del Contrato;	-ii- from any actual or claimed infringements to any laws, bylaws, regulations, standards or orders, or breaches of the provisions hereof, by the SCM, or any of its contractors;
-iii- las lesiones o muerte de cualquier persona -incluidos los empleados de SQM y de la SCM- o los daños o pérdidas de bienes atribuibles directa o indirectamente a la ejecución del Contrato o a las acciones u omisiones de la SCM y/o de sus contratistas; y	-iii- from any personal injuries or death, including those suffered by SQM’s and SCM’s employees, or property damages or losses directly or indirectly attributable to the implementation hereof, or any actions or omissions by the SCM or any of its contractors, and
-iv- cualquier responsabilidad relacionada con impuestos, contribuciones, derechos, gravámenes y retenciones legales.	-iv- from any liabilities regarding taxes, contributions, duties, levies or legal withholdings;

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/b/ Las obligaciones de liberación, defensa e indemnización que se indican en la presente Cláusula serán exigibles aun cuando dichos daños, gastos, multas, sanciones, etc., hayan sido causadas total o parcialmente por la Parte indemnizada.	/b/ The obligations of release, defense and indemnity stated in this clause shall be enforceable even when such damages, expenses, fines, penalties, etc. had been totally or partially caused by the indemnified Party;
/c/ Si, no obstante lo señalado, SQM resultase obligada a pagar una suma de dinero en virtud de las acciones, demandas, reclamos, procedimientos, sanciones o actuaciones antes referidos, ya sea a título de multa, indemnización de perjuicios, rehabilitación de áreas, programas de cierres de faenas, o por cualquier otra razón, causa o motivo, la SCM estará obligada a pagar o a reembolsar, en su caso, a SQM todas las cantidades que, en virtud de lo expuesto, hubiese sido obligada a pagar.	/c/ If despite the foregoing, SQM were forced to pay any amounts of money in reason of any of the foregoing actions, lawsuits, claims, proceedings, penalties or procedures, whether as fines, damage compensations, area restorations, site closing programs, or for any other reasons or causes, the SCM shall be bound to pay or reimburse thereto, as applicable, all amounts so paid by SQM in such cases, and
/d/ Las disposiciones de esta Cláusula y las obligaciones de defensa e indemnización de la SCM contempladas en este instrumento se mantendrán plenamente vigentes incluso después del término del Contrato.	/d/ The provisions of this clause and the SCM’s obligations of defense and indemnity hereunder shall remain fully effective even after termination hereof.

DUODÉCIMO: FUERZA MAYOR O CASO FORTUITO.

/a/ Para efectos del presente Contrato, se entenderá por fuerza mayor o caso fortuito, en adelante “Fuerza Mayor o Caso Fortuito”, el imprevisto a que no es posible resistir, como un naufragio, un terremoto, el apresamiento de enemigos, los actos de autoridad ejercidos por un funcionario público, etc. según se define en el artículo cuarenta y cinco del Código Civil.

TWELFTH - FORCE MAJEURE OR

UNFORESEEABLE CIRCUMSTANCES:

/a/ For the purposes hereof, force majeure or unforeseeable circumstance, hereinafter called a “Force Majeure or Unforeseeable Circumstance” shall be understood as any unexpected events that it were not possible to withstand, such as shipwrecks, earthquakes, enemies’ arrests, or acts of authority by public officers, etc., as defined in Article 45 of the Civil Code.

/b/ La Parte afectada por el evento de Fuerza Mayor o Caso Fortuito comunicará a la otra Parte en un plazo no mayor a cinco Días Hábiles, la existencia del evento y su fecha de inicio, así como una estimación de su duración y las medidas de mitigación que propone adoptar, todo lo cual será requisito para que, mientras dure tal evento de Fuerza Mayor o Caso Fortuito, se pueda suspender el cumplimiento de la obligación cuyo	/b/ The Party affected by a Force Majeure or Unforeseeable Circumstance shall inform the other thereof, within no more than 5 Business Days, stating the start date and estimated duration thereof, and the intended mitigation measures, all of which shall be required for suspending the need to meet any concerned obligations while the Force Majeure or Unforeseeable Circumstance continued, which in any case, shall be enforceable again

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cumplimiento es impedido, la cual -en todo thereafter. caso- se hará exigible una vez que cese tal evento de Fuerza Mayor o Caso Fortuito.
DÉCIMO TERCERO: ANTICORRUPCIÓN. /a/ La SCM acuerda dar cumplimiento al Código de Conducta para Socios Comerciales de SQM, a la Política de Cumplimiento Anti Soborno y Corrupción de Sociedad Química y Minera de Chile S.A. y sus empresas relacionadas, en adelante las “Políticas SQM”, y a todas las leyes aplicables, incluyendo leyes anti soborno, sobre lavado de dinero, financiamiento del terrorismo y receptación, contenidas en las leyes de Chile y la Ley de los Estados Unidos sobre Prácticas Corruptas Extranjeras U.S. Foreign Corrupt Practices Act, “FCPA”, en adelante las “Leyes Anticorrupción”.

THIRTEENTH – ANTICORRUPTION:

/a/ The SCM hereby agrees to comply with the Code of Conduct for SQM’s Commercial Partners, the Anti-Bribery and Anticorruption Compliance Policy of Sociedad Química y Minera de Chile S.A. and its related companies, hereinafter called “SQM’s Policies”, and with all applicable provisions against bribery, money laundering, terrorist financing and the receipt of stolen property contained in Chilean laws and the U.S. Foreign Corrupt Practices Act, “FCPA”, hereinafter called the “Anticorruption Laws”;

/b/ La SCM asegurará que los bienes que vienen directa o indirectamente de SQM, o aquellos a los cuales tuvo acceso en virtud de este Contrato, cualquiera sea su naturaleza, no serán usados para propósitos ilegales o como parte de cualquier delito bajo las Leyes Anticorrupción. La SCM declara que no ha hecho ni ha prometido hacer, y acuerda no hacer ni prometer hacer, en relación a este Contrato, ningún pago o transferencia de cualquier cosa de valor, directa o indirectamente, /i/ a cualquier persona que trabaje en calidad oficial para un gobierno, entidad pública (incluyendo empleados de sociedades anónimas de propiedad o controladas por el gobierno) u organización pública internacional; /ii/ a cualquier partido político, funcionario de un partido político o candidato; /iii/ a un intermediario para que éste pague a cualquiera de los anteriores; /iv/ a cualquier funcionario, director, empleado o representante de cualquier cliente efectivo o potencial de SQM; /v/ a cualquier funcionario, director o empleado de SQM o cualquiera de sus Personas Relacionadas; o /vi/ a cualquier	/b/ The SCM shall ensure that any assets coming directly or indirectly from SQM, or those to which it had access by virtue hereof, regardless of their nature, will not be used for illegal purposes or as a part of any crimes under the Anticorruption Laws. KM hereby states that, in connection with this Agreement, it has not made, or promised to make, and agrees not to make or promise to make, any direct or indirect payments or transfers of anything of value /i/ to any persons working as officials of any governments, international public organizations or public entities, including employees of state owned or controlled corporations; /ii/ to any political parties, officials thereof or candidates; /iii/ to any intermediaries for payment to any of the foregoing; /iv/ to any officials, directors, employees or representatives of any of SQM’s actual or potential clients; /v/ to any of SQM’s officials, directors, employees or related persons, or /vi/ to any other individuals or entities, in violation of the laws of the countries in which such payments or

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otra persona o entidad si dicho pago o transferencia infringe las leyes del país en el cual sea hecho, las Políticas SQM o las Leyes Anticorrupción. Es la intención de ambas Partes que no se hagan pagos o transferencias de valor que tengan el objeto efecto de soborno o “coima” o, en general, acciones o usos de bienes o dineros en relación a entidades o funcionarios públicos o privados que constituyan la realización de actos ilegítimos o inadecuados en conformidad con las Políticas SQM, las Leyes Anticorrupción y las leyes aplicables.

transfers were made, or SQM’s Policies or the Anticorruption Laws, and both Parties hereby intend that no payments or transfers of value be made with an aim at bribery, and generally that, in connection with entities or public or private officials, no actions be taken or uses made of assets or moneys involving illegitimate or improper acts according to SQM’s Policies, the Anticorruption Laws and all applicable laws;

/c/ La SCM no estará autorizado bajo ninguna circunstancia, ni bajo la instrucción de SQM o sus empleados o representantes, a realizar cualquiera de las actividades prohibidas por las Políticas SQM, las Leyes Anticorrupción, cualquier otra ley aplicable, ni siquiera bajo pretexto de dar cumplimiento a las instrucciones de SQM o constituir un beneficio para SQM.

/c/ The SCM shall not be authorized to do any of the activities forbidden by SQM’s Policies, the Anticorruption Laws, or any other applicable laws, under any circumstances, not even on instructions from SQM, or its employees or representatives, or under the excuse of following SQM’s directives or creating benefits for SQM;
/d/ La SCM acuerda adherir en forma íntegra y total a las Políticas de SQM, y declara haber recibido una copia completa de las mismas, las cuales se encuentran disponibles en http://ir.sqm.com.	/d/ The SCM hereby agrees to fully and totally adhere to all of SQM’s Policies, and states that it has received a complete copy thereof, which are also available at http://ir.sqm.com;
/e/ La SCM asegura que los empleados bajo su dependencia y cualquier persona que tenga relación con SQM, se abstendrán de ejecutar, en sus relaciones o vínculos con SQM, cualquier acto que sea ilegal, inadecuado o contrario a las conductas establecidas en las Políticas SQM.	/e/ The SCM hereby guarantees that the employees under its authority and any persons related to SQM shall refrain from doing anything illegal, improper or contrary to the conducts established in SQM’s Policies, in their relationships or associations with SQM;
/f/ La SCM informará inmediatamente a SQM cualquier situación de la que tome conocimiento que pueda resultar en el uso ilegal de los dineros o bienes de SQM o en una violación de las Políticas SQM o de las Leyes Anticorrupción.	/f/ The SCM shall immediately advise SQM of any situation of which it became aware that may result in any illegal use of SQM’s funds or assets, or in the violation of SQM’s Policies or the Anticorruption Laws, and
/g/ El incumplimiento de esta Cláusula será considerado un incumplimiento grave, material o esencial de las obligaciones impuestas por el Contrato y facultará a SQM	/g/ Any breaches of this clause shall be considered gross, material or essential breaches of the obligations hereunder, and shall entitle SQM to terminate this agreement

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Anexo Diez. Cinco /b/	Appendix 10.5 /b/

a ponerle término inmediato, sin responsabilidad para SQM, y la SCM indemnizará y mantendrá a SQM indemne por cualquier demanda, pérdida o daño que resulte se relacione a dicho incumplimiento. Todas las denuncias de la SCM podrán realizarse ingresando al portal web externo www.SQM.ethicspoint.com o a través de las líneas de teléfono disponibles de acuerdo con su ubicación, especificadas en dicho portal.

immediately, without any liability for SQM, and the SCM shall hold SQM harmless from, and compensate the latter for, any claims, losses or damages that may result from or in connection with any such breaches.

The SCM may report by entering the external web portal: www.SQM.ethicspoint.com, or by calling any of the phone lines available per location, as specified thereon.

DÉCIMO CUARTO: CONFIDENCIALIDAD. Catorce. Uno. Confidencialidad.

Toda la información obtenida en relación con el cumplimiento del Contrato será confidencial y no será entregada a ningún tercero ni al público en general, sin el consentimiento previo y por escrito de la Parte divulgadora.

FOURTEENTH - CONFIDENTIALITY:

14.1. Confidentiality:

Any information obtained in relation to the implementation hereof shall be confidential and not delivered to any third parties or the general public, without the prior written consent of the disclosing Party.

Catorce. Dos. Excepciones. El consentimiento no será requerido en los casos en que se entregue información a:	14.2. Exceptions: The consent shall not be required when information is delivered:
/a/ una Empresa Conectada, sus directores, trabajadores, consultores, asesores, contratistas o subcontratistas para el cumplimiento de sus funciones o encargos;	/a/ to any Connected Companies, their directors, workers, consultants, advisors, contractors or subcontractors for performing their duties or commissions;
/b/ una agencia u organismo federal o estatal, cuerpo regulatorio, especialmente bolsas de valores, de acuerdo con las leyes o reglamentos pertinentes o con las normas de cualquier índole;	/b/ to any federal or state agencies or entities, or regulatory bodies, especially stock exchange markets, according to pertinent laws, regulations or rules of any kind;
/c/ un tercero que esté interesado en adquirir la Regalía, previa suscripción de un acuerdo de confidencialidad; o	/c/ to any third parties interested in purchasing the Royalty, upon execution of a confidentiality agreement, or
/d/ cuando la información de que se trate ya forme parte del dominio público, excepto si fuere por su indebida divulgación por alguna de las Partes.	/d/ when the concerned information is already known by the public, except if through an undue disclosure by one of the Parties.
En los casos indicados en las letras /a/ y /c/ del párrafo anterior, sólo será entregada la información confidencial que el tercero tenga necesidad legítima de conocer para el propósito de cumplir con el objeto de que se señala en dichas letras /a/ y /c/, según	In the cases indicated in Items /a/ and /c/ of the preceding paragraph, only the confidential information that such third parties rightfully needed to know for the purposes stated in the said Items /a/ or /c/, as applicable, may be disclosed, and only conditioned to a

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Anexo Diez. Cinco /b/	Appendix 10.5 /b/

corresponda, y sólo si está sujeto a una obligación de confidencialidad y a la prohibición de utilizar dicha información para otro propósito.	confidentiality obligation and the restriction to use the information for any other purposes.
Además, en todo evento en el caso de la letra /c/ y en el caso que a los consultores, asesores, contratistas o subcontratistas se les entregue información sobre las reservas, recursos mineros o estratégica sobre los Derechos Mineros, la Parte divulgadora deberá previamente suscribir un acuerdo de confidencialidad con ellos, en el cual el receptor se obligue a no solicitar ni adquirir, directa, indirectamente o a través de terceros, derechos mineros o inmuebles en el Área, obligándose a vendérselos -al precio de diez Dólares por cada derecho- a la SCM para el caso que lo haga, dentro de los diez días corridos siguientes a que así lo requiera la SCM.	Additionally, in all events of Item /c/ with consultants, advisors, contractors or subcontractors receiving information on reserves, mining resources or strategic data on the Mining Rights, the disclosing Party shall Previously subscribe confidentiality agreements with them, whereby the receivers commit not to request or acquire mining rights or properties in the Area directly, indirectly or through any third parties, and having done so, they further promise to sell them to the SCM, at the price of USD 10 per right, within the 10 calendar days of the latter so requesting.

Catorce. Tres. Anuncios y avisos

públicos.

En caso de que alguna de las Partes requiera hacer, por ley o regulación aplicable a la que esté sujeta, algún anuncio o aviso público, distinto a los señalados en la letra /b/ de la Sección Catorce. Dos, en relación a las materias contenidas en este Contrato, previamente deberá compartir con la otra Parte un proyecto de comunicado y otorgar a dicha Parte un plazo no menor a siete Días Hábiles para revisarlo y dar sus observaciones, mismas que deberán de ser consideradas por la Parte que tenga la obligación de emitir el anuncio o aviso público siempre que se ajusten a la ley o regulación aplicable a la que esté sujeta.

14.3. Notices and Public Notices:

Should the law or any applicable regulations to which it were subject require that any of the Parties issued any public notices or announcements on matters hereunder, other than those stated in Item /b/ of Section 14.2, it must previously share a draft release with the other Party and give the latter at least 7 Business Days to examine it and make any comments, which must be considered by the Party having to issue the public notice or announcement, provided that they adhere to any applicable laws or regulations.

Catorce. Cuatro. Vigencia.

Las disposiciones de esta Cláusula se aplicarán durante la vigencia del Contrato, y en caso de que éste termine, se aplicarán también por un plazo de dos años contado desde la terminación del Contrato.

14.4. Survival of this Clause: The provisions of this clause shall apply throughout the effective term hereof, and should this Agreement terminate, they shall also apply for two years thereafter.
DÉCIMO QUINTO: CESIÓN, SUCESORES	FIFTEENTH - ASSIGNMENT,

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Anexo Diez. Cinco /b/	Appendix 10.5 /b/

Y CESIONARIOS.	SUCCESSORS AND ASSIGNEES:
La SCM no podrá vender, ceder, enajenar, transferir, asignar -ni siquiera por división- o de cualquier forma disponer de sus derechos ni novar sus obligaciones que emanan de este Contrato, a menos que según conste por escritura pública haya sido autorizada previa, expresa y específicamente para el caso en particular por SQM.	The SCM may not sell, assign, convey, transfer or hand over, not even through division, or in any way dispose of, its rights, or novate its obligations hereunder, unless previously, expressly and specifically authorized by SQM in a public deed, on a case by case basis.

DÉCIMO SEXTO: AVISOS,

COMUNICACIONES, NOTIFICACIONES Y CONTACTOS.

Dieciséis. Uno. Avisos, comunicaciones y notificaciones.

Todos los avisos, comunicaciones o notificaciones que las Partes deban enviar, intercambiar o efectuar en virtud de lo expuesto en este Contrato serán siempre efectuados por escrito. Ellos se harán efectivos y se considerará que han sido entregados:

SIXTEENTH - NOTICES,

COMMUNICATIONS, NOTIFICATIONS AND CONTACTS:

16.1. Notices, Communications and Notifications:

All notices, communications and notifications that the Parties must send, exchange or issue hereunder shall always be in writing, and shall be effective and deemed received:

/a/ Si es entrega por mano: en la fecha de entrega si es efectuada en Día Hábil y durante horas normales de oficina, de lo contrario se entenderá entregada el Día Hábil siguiente;	/a/ When delivered by hand: On the date of delivery if it fell on a Business Day and during normal business hours, and otherwise, on the next Business Day;
/b/ Si es por comunicación electrónica: el Día Hábil siguiente al día en que se reciba la comunicación electrónica;	/b/ When electronically delivered: On the Business Day following receipt thereof, and
/c/ Si es por correo certificado: el Día Hábil siguiente a su recibo efectivo.	/c/ When delivered by certified mail: On the next Business Day after actual receipt thereof.
Dieciséis. Dos. Contactos. Los avisos, comunicaciones o notificaciones se dirigirán a:	16.2. Contacts: All notices, communications or notifications shall be addressed:
/a/ Sociedad Química y Minera de Chile S.A., al señor [●], dirección de correo electrónico [●], con copia al señor [●], dirección de correo electrónico [●], ambos con domicilio en calle El Trovador número cuatro mil doscientos ochenta y cinco, piso seis, Comuna de Las Condes, Región Metropolitana, Chile; o, alternativamente, a la otra persona u otro domicilio que SQM oportunamente informará

/a/ For Sociedad Química y Minera de Chile S.A., to: [●], e-mail: [●], with copy to [●], e-mail: [●], both with legal address at 4,281, El Trovador, 6th Floor, Las Condes borough, Metropolitan Region, Chile, or alternatively, to any other addressees or addresses that SQM promptly communicated to the SCM in writing for such purposes, as provided in this clause, and

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Anexo Diez. Cinco /b/	Appendix 10.5 /b/

a la SCM mediante una comunicación escrita que enviará para tal efecto en conformidad con lo expuesto en esta Cláusula; y
/b/ SCM [●], al señor [●], dirección de correo electrónico [●], domicilio en [●], comuna de [●]; o, alternativamente, a la otra persona u otro domicilio que [●] oportunamente informará a SQM mediante una comunicación escrita que enviará para tal efecto en conformidad con lo expuesto en esta Cláusula.	/b/ For the SCM, to: [●], e-mail: [●], with copy to [●], e-mail: [●], both with legal address at [●], [●] borough, or alternatively, to any other addressees or addresses that [●] promptly communicated to SQM in writing for such purposes, per this clause.

DÉCIMO SÉPTIMO: PAGO E

IMPUTACIONES EN DÓLARES.

Salvo disposición específica en contrario en el presente Contrato, todos los pagos e imputaciones y demás similares que se efectúen en Dólar en virtud de lo expuesto en este Contrato se calcularán, previamente y para tal efecto, de acuerdo con el valor unitario del Dólar a que se hace referencia en el Título I, Capítulo I, número seis, del Compendio de Normas de Cambios Internacionales del Banco Central de Chile denominado “dólar observado” que aparezca publicado en el Diario Oficial del Día Hábil bancario anterior al día del pago e imputación que proceda y, consiguientemente, se podrán efectuar en pesos moneda nacional.

SEVENTEENTH - PAYMENTS AND

CHARGES IN DOLLARS:

Save as specifically provided herein, all payments, charges and the like made in Dollars hereunder shall be previously determined according to the Dollar unit value called “observed dollar” and referred to in Title I, Chapter I, Item 6, of the Compendium of Foreign Exchange Regulations of the Central Bank of Chile, as published in the Official Gazette on the bank Business Day prior to the date of the applicable payment and charge, and consequently, shall be made in Chilean pesos, the national currency.

DÉCIMO OCTAVO: PAGO POR

TRANSFERENCIA ELECTRÓNICA DE FONDOS.

Los pagos que la SCM efectúe a SQM por medio de transferencia electrónica de fondos se harán a la cuenta bancaria que para tal efecto SQM le comunique. Para todos los efectos legales, el pago se entenderá efectuado el día en que la cantidad correspondiente al mismo se encuentre totalmente disponible en la cuenta de SQM. Será obligación de la SCM enviar a SQM los documentos que den prueba de la transferencia de fondos.

EIGHTEENTH - PAYMENT BY

ELECTRONIC TRANSFER OF FUNDS:

Any payments by the SCM to SQM via electronic transfer of funds shall be made to the bank account informed by SQM to the SCM to this end. For all legal purposes, such payments shall be deemed made on the day when the corresponding amounts were fully available in SQM’s account. It shall be the SCM’s obligation to forward the documents evidencing each of such transfers of funds to SQM.

DÉCIMO NOVENO: INVALIDEZ O	NINETEENTH - SEVERABILITY:

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Anexo Diez. Cinco /b/	Appendix 10.5 /b/

INEXIGIBILIDAD.

La invalidez o inexigibilidad de una parte o Cláusula de este Contrato no afectarán la validez u obligatoriedad de otra parte o Cláusula del mismo. Toda parte o Cláusula inválida o inexigible se considerará separada de este Contrato; entendiéndose que las Partes negociarán, de buena fe, una modificación a tal Cláusula inválida o inexigible, con el objeto de cumplir con la intención original de las Partes.

If any clauses or parts hereof were invalid or unenforceable, the validity or obligatory nature of the rest of the clauses and parts hereof shall not be affected. Any such invalid or unenforceable clauses or parts shall be deemed separated from this Agreement, in the understanding that the Parties shall, in good faith, negotiate amendments thereto, so that they meet their original intention.

VIGÉSIMO: TÉRMINO ACUERDOS

ANTERIORES.

Este Contrato deja sin efecto y reemplaza, totalmente y a partir de este mismo momento, todo otro acuerdo, conversación, convenio, carta, e-mail, fax o contrato oral o escrito que SQM y la SCM puedan haber anteriormente suscrito o acordado en cualquier tiempo y con respecto de las demás materias indicadas en este instrumento.

TWENTIETH - TERMINATION OF

PREVIOUS AGREEMENTS:

This Agreement shall hereon fully annul and replace any other agreements, discussions, contracts, letters, e-mails, faxes, and oral or written contracts, previously executed or agreed at any time by SQM and SCM with regard to the Mining Rights or any other matters hereunder.

VIGÉSIMO PRIMERO: MODIFICACIONES A ESTE CONTRATO.

Toda modificación total o parcial a uno cualquiera de los términos o Cláusulas de este Contrato, sólo y únicamente producirá sus efectos en la medida exclusiva de que ella haya sido previamente convenida por escrito por las Partes.

TWENTY-FIRST – AMENDMENTS: Any total or partial amendments to any terms or clauses hereof shall only and solely be effective if previously agreed in writing by the Parties.

VIGÉSIMO SEGUNDO: RENUNCIA.

Si una Parte no insiste en el estricto cumplimiento de alguna disposición del Contrato, o si no ejerce un derecho, acción, reclamo o recurso en caso de su infracción, ello no constituirá una renuncia de una disposición del Contrato, ni limitará el derecho de esa Parte para, posteriormente, hacer cumplir una disposición o ejercer un derecho.

TWENTY-SECOND - WAIVER:

That a Party did not enforce the strict compliance with any provisions hereof, or did not exercise any rights, actions, claims or resorts in cases of breach, shall neither be a waiver of any such provisions, nor limit that Party’s right to subsequently enforce any of them or exercise any of its rights.

VIGÉSIMO TERCERO: RESOLUCIÓN DE CONFLICTOS.	TWENTY-THIRD – CONFLICT RESOLUTION:
Todas las diferencias, dificultades o conflictos	Any differences, difficulties or conflicts arising

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Anexo Diez. Cinco /b/	Appendix 10.5 /b/

que se susciten entre las Partes, por cualquier motivo y bajo cualquier circunstancia, relacionadas directa o indirectamente con este Contrato, serán sometidas al conocimiento y decisión de los Tribunales Ordinarios de Justicia con competencia en la ciudad de Santiago.	between the Parties for any reasons and under any circumstances, whether directly or indirectly relating hereto, shall be submitted for examination and resolution by the ordinary courts of justice with jurisdiction in the city of Santiago.

VIGÉSIMO CUARTO: DOMICILIO Y LEY APLICABLE.

Las Partes, para todos los efectos pertinentes, fijan domicilio especial en la ciudad y comuna de Santiago. Este Contrato se rige y regirá siempre por las leyes de la República de Chile.

TWENTY-FOURTH - LEGAL ADDRESS

AND APPLICABLE LAWS:

For all relevant purposes, the Parties hereby set their legal address in the city and borough of Santiago. This Agreement is and shall always be governed by the laws of the Republic of Chile.

VIGÉSIMO QUINTO: GASTOS

Veinticinco. Uno. Derechos notariales, conservatorios y de archivero judicial.

Todos los derechos notariales, conservatorios y de archivero judicial en que sea necesario incurrir o pagar con motivo de este Contrato, en especial con respecto a su otorgamiento, desistimiento total o parcial – de ser aplicable y autorizado por este Contrato-, término y ejercicio de la Promesa serán siempre pagados totalmente por la SCM a su exclusivo costo. La SCM, a su total y exclusivo costo, dentro del plazo de un mes desde la solicitud de SQM, se obliga a entregar a SQM copia de todas las inscripciones, cancelaciones, anotaciones y certificados que le solicite efectuar con motivo de lo anterior o de los requerimientos registrales al efecto, debidamente pagados por la SCM al Conservador de Minas respectivo.

TWENTY-FIFTH - EXPENSES:

25.1. Notary, Registrar and Court Archivist Fees:

All notary, registrar and court archivist fees incurred or paid in connection with this Agreement, and particularly for the execution hereof, the total or partial waiver hereof, as applicable and authorized herein, and the termination or exercise of the Promise, shall always be fully paid by the SCM, at its sole cost. Within one month of SQM’s request and at its own cost, the SCM hereby commits to deliver a copy of all registrations, cancellations, annotations and certificates requested by the latter by virtue of the foregoing, or as needed for registration purposes, duly paid by the SCM to the relevant Mine Registrars.

Veinticinco. Dos. Informes de avances y gestiones.

En el caso que la SCM entregue a SQM copia de los requerimientos registrales, en la forma y plazo señalados en la Sección anterior, entregará a SQM todas las inscripciones, cancelaciones y anotaciones que ésta le haya solicitado efectuar según esta Cláusula, dentro de un plazo de quince días corridos,

25.2. Reports on Progress and Paperwork:

If the SCM delivered a copy of the registration requirements to SQM, in the manner and within the term stated in the preceding section, it shall also furnish SQM with all registrations, cancellations and annotations requested by the later per this clause, within 15 calendar days of having received them from the relevant Mine Registrars. In any

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Anexo Diez. Cinco /b/	Appendix 10.5 /b/

contado desde la recepción de tales antecedentes por parte de la SCM del Conservador de Minas correspondiente. En todo caso, la SCM informará por escrito cada vez que SQM lo requiera y, al menos una vez por mes, los avances y gestiones realizadas ante el Conservador de Minas para la obtención de las inscripciones, cancelaciones y anotaciones referidas.	case, the SCM shall report to SQM in writing, whenever the latter required and at least once a month, on the progress and paperwork completed with the relevant Mine Registrars in order to have the aforesaid registrations, cancellations and annotations entered.

VIGÉSIMO SEXTO: FACULTAD AL PORTADOR.

Se faculta al portador de copia autorizada de la presente escritura para requerir las inscripciones y anotaciones que procedan en los registros pertinentes del Conservador de Minas respectivo.

TWENTY-SIXTH - BEARER AUTHORIZATION: The bearer of an authenticated copy hereof is hereby authorized to request any pertaining entries and annotations in the relevant Mine Registrars’ books.
PERSONERÍAS.	POWERS OF ATTORNEY:

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[Stamp on the top right corner of all odd pages: MARÍA SOLEDAD SANTOS MUÑOZ, NOTARY ASSIGNED, SANTIAGO 7th NOTARY OFFI CES]

[Stamp on the bottom right of all odd pages: MARÍA SOLEDAD SANTOS M., NOTARY PUBLIC, SANTIAGO 7TH NOTARY OFFICES, ATTESTING, SANTIAGO CHILE]

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Anexo Diez. Cinco /b/	Appendix 10.5 /b/

Anexo Uno. Cuatro: Plano.	Appendix 1.4: Map

[Insertar]	[To be inserted]

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Anexo Diez. Cinco /b/	Appendix 10.5 /b/

Anexo Cuatro. Dos: Tabla.

Precio Spot Promedio de Metales Preciosos		Precio Spot Promedio de Metales No Preciosos		Porcentaje NSR
Desde US$/oz-Oro	Hasta US$/oz-Oro	Desde US$/lb-Cobre	Hasta US$/lb- Cobre
0	500	0	1,5 1,5	1,25%
500	700	1,50	2,00	1,25%
700	900	2,0	2,50	1,25%
900	1.100	2,50	3,00	1,50%
1.100	1.300	3,00	3,50	2,00%
1.300	1.500	3,50	4,00	3,00%
1.500	1.700	4,00	4,50	4,00%
1.700	1.900	4,50	5,00	4,50%
1.900	2.000	5,00	5,50	4,50%
2.000	2.400	5,5	6,00	5,00%
2.400	2.600	6,00	7,00	6,00%
2.600	2.800	7,00	8,00	7,00%
2.800	3.000	8,00	9,00	8,00%
3.000	3.200	9,00	10,00	9,00%
Mayor a 3.200		Mayor a 10		10,00%

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Appendix 4.2: Table

Average Spot Price of Precious Metals		Average Spot Price of Non-Precious Metals		NSR Percentage
From USD/oz-Gold	To USD/oz-Gold	From USD/lb-Copper	To USD/lb-Copper
0	500	0	1.5	1.25%
500	700	1.50	2.00	1.25%
700	900	2.0	2.50	1.25%
900	1,100	2.50	3.00	1.50%
1,100	1,300	3.00	3.50	2.00%
1,300	1,500	3.50	4.00	3.00%
1,500	1,700	4.00	4.50	4.00%
1,700	1,900	4.50	5.00	4.50%
1,900	2,000	5.00	5.50	4.50%
2,000	2,400	5.5	6.00	5.00%
2,400	2,600	6.00	7.00	6.00%
2,600	2,800	7.00	8.00	7.00%
2,800	3,000	8.00	9.00	8.00%
3,000	3,200	9.00	10.00	9.00%
More than 3,200		More than 10		10.00%

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/d/ ANEXO DIEZ. SIETE: PACTO DE SOCIOS.	/d/ APPENDIX 10.7: PARTNERSHIP AGREEMENT
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Anexo Diez. Siete	Appendix 10.7

ANEXO DIEZ. SIETE: PACTO DE SOCIOS.	APPENDIX 10.7: PARTNERSHIP AGREEMENT
PACTO DE SOCIOS	SCM [●]
SCM [●]	PARTNERSHIP AGREEMENT
ENTRE	BY AND BETWEEN
KEY METALS CORPORATION CHILE SpA	KEY METALS CORPORATION CHILE SpA
Y	AND
SOCIEDAD QUÍMICA Y MINERA DE CHILE S.A.	SOCIEDAD QUÍMICA Y MINERA DE CHILE S.A.
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PACTO DE SOCIOS

En Santiago de Chile, con fecha [●], entre: Key Metals Corporation Chile SpA, RUT N° 77.393.842-3, en adelante “KM”, representada según se acreditará, por don [●], cédula nacional de identidad N° [●], domiciliados para estos efectos en [●];

PARTNERSHIP AGREEMENT

In Santiago, Chile, on [●], by and between: Key Metals Corporation Chile SpA, Taxpayer Identification No. 77,393,842-3, hereinafter called “KM” and herein represented, as shall be evidenced, by [●], national identity card No. [●], both with address for the purposes hereof at [●], and

Sociedad Química y Minera de Chile S.A., sociedad debidamente constituida bajo las leyes de la República de Chile, RUT N° 93.007.000-9, en adelante “SQM”, representada según se acreditará por don [●], cédula nacional de identidad N° [●] y por don [●], cédula nacional de identidad N° [●], domiciliados para estos efectos en [●]; ambas en adelante también conjuntamente denominadas las “Partes” o individualmente como una “Parte”;	Sociedad Química y Minera de Chile S.A., a duly incorporated company under the laws of the Republic of Chile, Taxpayer Identification No. 93,007,000-9, hereinafter called “SQM” and herein represented, as shall be evidenced, by [●], national identity card No. [●] and [●], national identity card No. [●], all of them with legal address for the purposes hereof at [●], both of them together hereinafter called the “Parties”, and individually a “Party”,
quienes declaran que han acordado celebrar el presente pacto de socios, en adelante el “Pacto”, a que se sujetarán sus relaciones mutuas en razón de su calidad de socios de SCM [●], en adelante, la “SCM”.	have stated that they have agreed on entering into this partnership agreement, hereinafter called the “Agreement”, whereby they shall govern their mutual relations as partners of SCM [●], hereinafter called the “SCM”.

PRIMERO: ANTECEDENTES.

La SCM es una sociedad contractual minera válidamente constituida según consta de escritura pública de fecha [●] otorgada ante el Notario Público de Santiago don [●], en adelante como los “Estatutos Sociales”. La SCM se encuentra en proceso de inscripción en el Registro de Propiedad y de Accionistas del Conservador de Minas de Santiago.

El objeto de la SCM es: /a/ explorar, reconocer, prospectar e investigar, desarrollar y explotar yacimientos mineros a fin de extraer, producir y procesar minerales, concentrados u otros productos procedentes de sustancias minerales, pudiendo para estos efectos instalar y operar plantas de beneficio y tratamiento de minerales;

FIRST - BACKGROUND:

The SCM is a mining contract company, validly incorporated as evidenced in a public deed executed on [●], before the Santiago Notary Public [●], hereinafter called the “Articles of Incorporation”. The SCM is in the process of registering in the Santiago Mine Registrar’s books of Property and Shareholders.

The SCM’s business shall be: /a/ to explore for, survey, prospect and study, develop and exploit, ore deposits, in order to mine, produce and process minerals, concentrates or other products from mineral substances, and for this purpose, install and operate mineral processing and treatment plants; be awarded and purchase mining rights of any

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constituir y adquirir derechos mineros de cualquiera naturaleza; vender, transportar, exportar y comercializar sustancias y productos minerales;	kind, and sell, transport, export and trade mineral substances and products;
/b/ el beneficio de minerales, tratamiento, procesamiento, producción, uso, transporte, exportación y comercialización de los minerales obtenidos de yacimientos mineros;	/b/ to process, treat, produce, use, transport, export and trade any minerals obtained from ore deposits;

/c/ el financiamiento del desarrollo y explotación de los yacimientos mineros;	/c/ to finance the development and mining of ore deposits;

/d/ la construcción y explotación de plantas de beneficio y concentración;	/d/ to build and operate process and concentration plants;

/e/ la constitución de propiedad minera a fin de proteger las áreas de interés del proyecto minero y sus instalaciones; y	/e/ to establish mining property in order to protect the areas of interest of the mining project and its facilities, and

/f/ en general, celebrar, realizar y ejecutar todos los actos, convenciones y contratos civiles, comerciales, mineros, industriales y metalúrgicos que directa o indirectamente conduzcan al cumplimiento de los objetivos señalados.

/f/ generally, to enter into, do and perform any and all acts, civil, commercial, mining, industrial and metallurgic conventions, contracts and agreements directly or indirectly leading to the aforesaid purposes.
El objeto de la SCM se desarrollará únicamente con respecto a sustancias minerales metálicas.	The SCM’s business shall only regard metallic mineral substances.

El capital de la SCM asciende a la cantidad de [●], el interés social se encuentra dividido en mil acciones, de las cuales ochocientas corresponden a la Serie A y doscientas corresponden a la Serie B.	The SCM’s capital shall amount to [●] and its equity capital shall be divided into 1,000 shares, with 800 thereof being Series A, and the other 200, Series B.

Quienes suscriben este Pacto son los únicos socios de la SCM conforme la siguiente distribución:	The signatories of this Agreement shall be the only partners in SCM, with the following distribution:

Socio	Nº. de acciones	Porcentaje	Partner	Number of Shares	Interest
KM	800 Serie A	80%	KM	800 Series A	80%
SQM	200 Serie B	20%	SQM	200 Series B	20%

SEGUNDO: DEFINICIONES,
INTERPRETACIÓN Y VENCIMIENTO DE PLAZOS.

Dos. Uno. Definiciones.

Para efectos del presente Pacto, los términos en mayúscula que se indican a continuación  tendrán los siguientes significados:

/a/ “Acciones”: Se refiere a las acciones en

SECOND - DEFINITIONS,

INTERPRETATION AND TERM EXPIRY DATES:

2.1. Definitions:

For the purposes hereof, the following words or expressions with initial capitals shall have the meanings respectively provided in this clause:

/a/ “Shares” refer to stock in SCM, whether

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la SCM, ya sea aquellas que suscriban los Socios al momento de la constitución de la SCM, o bien aquellas que directa o indirectamente adquieran en el futuro, a cualquier título, ya sean acciones de pago o liberadas de pago.

subscribed by the Partners upon the SCM’s incorporation, or directly or indirectly acquired thereby in the future, for any consideration, whether cash or non-cash shares;

/b/ “Acciones Ofertadas”: Se define en la Sección Doce. Tres.	/b/ “Offered Shares” are defined in Section 12.3;

/c/ “Aceptación del Socio Destinatario”: Se define en la letra /c/ de la Sección Doce. Tres.	/c/ “Recipient Partner’s Acceptance” is defined in Item /c/ of Section 12.3;

/d/ “Activos Mineros”: Significa los Derechos Mineros, los Productos Mineros y todos los otros bienes, muebles e inmuebles y derechos tangibles e intangibles destinados por la SCM a la ejecución del Proyecto Minero o que sean necesarios o convenientes para su adecuado desarrollo.

/d/ “Mining Assets” mean the Mining Rights, the Mining Products and all other movable or immovable property, and tangible or intangible rights, assigned by the SCM to implementing the Mining Project, or necessary or convenient for the proper development thereof;

/e/ “Área”: Significa el área efectiva o de extensión territorial que comprenden los Derechos Mineros.	/e/ “Area” means the actual area or territorial expansion covered by the Mining Rights;

/f/ “Aviso”: Se define en la letra /a/ de la Sección Doce. Tres.	/f/ “Notice” is defined in Item /a/ of Section 12.3;

/g/ “Bienes Restringidos”: Se define en la Cláusula Décimo Sexta.	/g/ “Restricted Assets” are defined in Clause 16;

/h/ “Comité Técnico”: Se define en la Sección Nueve. Uno.	/h/ “Technical Committee” is defined in Section 9.1;

/i/ “Comunicación de Intención de Venta”: Se define en la lera /a/ de la Sección Doce. Dos.	/i/ “Letter of Intent to Sell” is defined in Item /a/ of Section 12.2;
/j/ “Comunicación de Venta”: Se define en la lera /b/ de la Sección Quince. Uno.	/j/ “Notice of Sale” is defined in Item /b/ of Section 15.1;

/k/ “Contrato de Exploración y Promesa”: Se refiere al Contrato de Exploración Minera y Promesa Unilateral de Constitución de Sociedad celebrado entre SQM y KM con fecha [●].	/k/ “Exploration Agreement and Promise” refers to the Mining Exploration Agreement and Unilateral Promise to Incorporate a Company executed by SQM and KM on [●];

/l/ “Control” o “Controlador”: Según como se define en el artículo 97 de la Ley N°18.045 de Mercado de Valores.	/l/ “Control” or “Controller” are defined in Article 97 of Law No. 18,045 on stock markets;

/m/ “Derechos Mineros”: Son las concesiones mineras de explotación aportadas por SQM a la SCM. Asimismo, formarán parte de los Derechos Mineros cualquier solicitud, manifestación,

/m/ “Mining Rights” are the mining claims awarded for exploitation contributed by SQM to the SCM, as well as any requests, statements of discovery, requested mining claims for exploration, and awarded mining

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pedimento, concesión minera de exploración y/o de explotación de propiedad de la SCM o que la SCM constituya o adquiera en el Área, ya sea por cuenta propia o a nombre de terceros, sea que reemplacen, prorroguen o no, o se superpongan total o parcialmente a cualquiera de los Derechos Mineros.

/n/ “Día Hábil”: Significa un día que no sea un sábado, domingo u otro día feriado en Chile.

/o/ “Directorio”: Se define en la Sección Siete. Uno.

/p/ “Dólar” o “Dólares”: Significa la moneda denominada dólar de los Estados Unidos de América.

/q/ “Empresa Conectada”: Significa, con respecto a cada Parte, cualquier persona que, directa o indirectamente, controle, sea controlada por o esté bajo común control con dicha otra persona. Para efectos de esta definición, “Control” se debe entender en base a la definición contenida en el artículo 97 de la Ley N°18.045 de Mercado de Valores.

/r/ “Empresa Revisora”: Se define en la letra /a/ de Sección Once. Cuatro.

/s/ “Estatutos Sociales”: Se define en la Cláusula Primera.

/t/ “Estudio de Factibilidad”: Significa un estudio de factibilidad o feasibility study - según la definición del Canadian Institute of Mining, Metallurgy and Petroleum /”CIM”/ contenida en el “CIM Definition Standards on Mineral Resources and Mineral Reserves” y sus modificaciones- preparado y completado en conformidad al “Nationtrial Instrument 43101 - Standards of Disclosure for Mineral Projects” /”NI 43-101”/ de los Canadian Securities Administrators, y contendrá al menos una descripción detallada de las reservas, métodos de explotación, metalúrgica y procesamiento; estudio ambiental, ubicación de infraestructura, relaves, botaderos, pilas y otros según claims for exploration or exploitation, owed by the SCM in the Area, or that the latter may be awarded or purchased therein, whether for itself or on behalf of third parties, which may replace, extend or not, or fully or partly overlap any of the Mining Rights;

/n/ “Business Day” means any day other than Saturday, Sunday or other holidays in Chile;

/o/ “Board of Directors” is defined in Section 7.1;

/p/ “Dollar”, “Dollars” or “USD” refer to the national currency of the United States of America;

/q/ “Connected Company”, regarding each Party, means any company directly or indirectly controlling, being controlled or under common control with that other company, and for the purposes of this definition, “Control” must be understood according to the definition provided in Article 97 of Law No. 18,045 on stock markets;

/r/ “Reviewers” are defined in Item /a/ of Section 11.4;

/s/ “Articles of Incorporation” are defined in Clause 1;

/t/ “Feasibility Study” means a feasibility study, per the definition of the Canadian Institute of Mining, Metallurgy and Petroleum, (CIM), contained in the “CIM Definition Standards on Mineral Resources and Mineral Reserves” or any amendments thereto, prepared and completed according to the National Instrument 43-101, Standards of Disclosure for Mineral Projects (NI 43-101) for Canadian Securities Administrators, and containing at least a detailed description of reserves; mining, metallurgical and process methods; an environmental study, the location of all infrastructure, tailings, dumps, heaps, and others as applicable; operating and estimated capital costs; needed workers,

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corresponda, costos operacionales y capital estimativo; trabajadores necesarios, relaciones con la comunidad y asuntos sociales; costos y métodos de transporte; marketing y análisis del mercado, análisis de sensibilidad; la mejor alternativa técnico-económica de desarrollo de los Derechos Mineros, y otros aspectos usualmente considerados por este tipo de estudios respecto de todos los Derechos Mineros involucrados.

/u/ “Exploración”: Significa todas las actividades tendientes o que sean necesarias para verificar la existencia, ubicación, cantidad, calidad o valor comercial de los recursos minerales metálicos en los Derechos Mineros con el propósito de buscar un yacimiento minero factible de ser explotado comercialmente.

/v/ “Fuerza Mayor o Caso Fortuito”: Se define en la letra /a/ de la Cláusula Vigésimo.

/w/ “Gerente General”: Se define en la Cláusula Décimo Quinta de los Estatutos Sociales.

/x/ “Hipoteca y Prohibición SCM”: Se define en la Sección Diez. Seis del Contrato de Exploración y Promesa.

/y/ “Informe de Exploración”: Se define en la Sección Ocho. Cinco. Uno del Contrato de Exploración y Promesa.

/z/ “KM”: Se define en la comparecencia de este Pacto.

/aa/ “Oferta del Tercero”: Se define en la letra /a/ de la Sección Doce. Tres.

/bb/ “Oferta Preferente”: Se define en la letra /c/ de la Sección Doce. Dos.

/cc/ “Opción de Compra”: Se define en la letra /b/ de la Sección Doce. Tres.

/dd/ “Operaciones”: Significa la Exploración, explotación y en general todas las actividades relacionadas con la extracción, manejo, procesamiento, transporte de los recursos minerales, la obtención,

community relations and social affairs; transportation costs and methods; marketing and market analysis, sensitivity analysis, the technically and economically best option for developing the Mining Rights, and other aspects usually considered in this type of studies, with regards to all of the concerned Mining Rights;

/u/ “Exploration” refers to all activities aimed at, or needed for, verifying the existence, location, quantity, quality or commercial value of metallic mineral resources in the Mining Rights, so as to find commercially viable ore deposits;

/v/ “Force Majeure or Unforeseeable Circumstance” is defined in Item /a/ of Clause 20;

/w/ “General Manager” is defined in Clause 15 of the Articles of Incorporation;

/x/ “The SCM’s Mortgage and Restriction” is defined in Section 10.6 of the Exploration Agreement and Promise;

/y/ “Exploration Report” is defined in Section 8.5.1 of the Exploration Agreement and Promise;

/z/ “KM” is defined in the preamble hereof;

/aa/ “Third-Party’s Offer” is defined in Item /a/ of Section 12.3;

/bb/ “Preferential Offer” is defined in Item /c/ of Section 12.2.;

/cc/ “Purchase Option” is defined in Item /b/ of Section 2.3;

/dd/ “Operations” cover the Exploration, mining, and generally, all activities relating to extracting, handling, processing and transporting mineral resources, as well as obtaining, recovering, producing, smelting,

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recuperación, producción, fundición, refinamiento y comercialización de los Productos Mineros.

/ee/ “Operador”: Se define en la Sección Diez. Uno.

/ff/ “Parte” o “Partes”: Se define en la comparecencia de este Pacto.

/gg/ “Pacto”: Se define en la Comparecencia.

/hh/ “Pago por Inactividad”: Se define en la lera /a/ de la Sección Catorce. Uno.

/ii/ “Periodo del Derecho Preferente de Oferta”: Se define en la lera /b/ de la Sección Doce. Dos.

/jj/ Personas Relacionadas”: Se define en el artículo 100 de la Ley 18.045 de Mercado de Valores.

/kk/ “Políticas SQM”: Significa el Código de Conducta para Socios Comerciales de SQM y la Política de Cumplimiento Anti Soborno y Corrupción de Sociedad Química y Minera de Chile S.A. y sus empresas relacionadas.

/ll/ “Presupuesto Minero”: Significa una estimación detallada de todos los costos del Programa de Trabajo. El Presupuesto se establecerá en Dólares y los gastos en que se incurra en moneda nacional se convertirán a Dólares según el tipo de cambio correspondiente a la fecha en que se efectúe el desembolso.

/mm/ “Productos Mineros”: Significan todos los concentrados, precipitados metales, sustancias metálicas, y en general, lo que se obtiene y/o produce a partir de los minerales metálicos de toda clase extraído de los Derechos Mineros, incluyendo material mineralizado, concentrados y soluciones que contengan dichos minerales y todas las formas en que puedan encontrarse, extraerse o producirse, como igualmente cualquier subproducto de los mismos que tenga un valor comercial.

/nn/ “Programa de Trabajo”: Significa una

refining and marketing the Mining Products;

/ee/ “Operator” is defined in Section 10.1;

/ff/ “Party” or “Parties” are defined in the preamble hereof;

/gg/ “Agreement” is defined in the preamble;

/hh/ “Payment for Inactivity” is defined in Item /a/ of Section 14.1;

/ii/ “Period of the Right of Pre-Emption” is defined in Item /b/ of Section 12.2;

/jj/ “Related Persons” are defined in Article 100 of Law No. 18,045, on stock markets;

/kk/ “SQM’s Policies” comprise the Code of Conduct for SQM’s Commercial Partners, and the Anti-Bribery and Anticorruption Compliance Policy of Sociedad Química y Minera de Chile S.A. and its related companies;

/ll/ “Mining Budget” refers to a detailed and complete cost estimation of the Work Program, prepared in Dollars, with the expenses to be incurred in national currency and converted into Dollars according to the exchange rate corresponding to the date of disbursement;

/mm/ “Mining Products” comprise all concentrates, metal precipitates, metallic substances, and generally what is obtained or produced from metallic minerals of any type extracted from the Mining Rights, including mineralized materials, concentrates and solutions containing such minerals, and all forms in which they may be found, mined or produced, as well as any by-products thereof having a commercial value;

/nn/ “Work Program” means a reasonably

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descripción razonablemente detallada de las actividades de Exploración o de las Operaciones que se proponen. Además, contendrá, un listado y descripción de las partidas principales del Presupuesto Minero para realizar dichas actividades, una estimación de los costos o gastos en los que se incurrirá y una estimación del plazo máximo para que los Socios, enteren la parte que les corresponda en el financiamiento de dicho programa.

/oo/ “Proyecto Minero”: Significa el conjunto de Activos Mineros, Derechos Mineros, obras e instalaciones para extraer, tratar y procesar los recursos minerales, obtener, recuperar y/o producir y transportar los Productos Mineros, siendo su objeto la explotación comercial de los Derechos Mineros.

/pp/ “Regalía”: Se define en la letra /b/ de la Sección Diez. Cuatro del Contrato de Exploración y Promesa.

/qq/ “Reserva”: Se define en la Sección Dieciséis. Uno del Contrato de Exploración y Promesa y en los estatutos de la SCM.

/rr/ “SCM”: Se define en la comparecencia de este Pacto.

/ss/ “Socios”: Se define como los titulares de las Acciones al momento de la constitución de la SCM -KM y SQM- y los terceros que adquieran acciones de la SCM en virtud de transferencias realizadas por KM y SQM de acuerdo a lo dispuesto en este Pacto.

/tt/ “Socio Vendedor”: Se define en la letra /a/ de la Sección Doce. Tres.

/uu/ “Socio Destinatario”: Se define en la letra /a/ de la Sección Doce. Tres.

/vv/ “SQM”: Se define en la comparecencia de este Pacto.

/ww/ “Sustancias No Metálicas”: Se define en la letra /c/ de la Sección Dieciséis. Uno del Contrato de Exploración y Promesa.

/xx/ “Usufructo”: Según se define en la letra /a/ de la Sección Dieciséis. Tres del Contrato de Exploración y Promesa.

detailed description of the Exploration activities or proposed Operations, also containing a list and outline of the main items in the Mining Budget for such activities, the estimated costs or expenses and estimated the maximum term for the Partners to make their respective contributions to this program financing;

/oo/ “Mining Project” means the aggregate of Mining Assets, Mining Rights, works and installations for extracting, treating and processing obtained, recovered or produced mineral resources, and transporting the Mining Products, all aimed at the commercial exploitation of the Mining Rights;

/pp/ “Royalty” is defined in Item /b/ of Section 10.4 of the Exploration Agreement and Promise;

/qq/ “Reserve” is defined in Section 16.1 of the Exploration Agreement and Promise, and in the SCM’s Articles of Incorporation;

/rr/ “SCM” is defined in the preamble hereof;

/ss/ “Partners” are defined as the holders of the Shares in the SCM upon incorporation thereof, i.e. KM and SQM, and any third parties purchasing shares in the SCM by virtue of transfers by KM or SQM, as provided herein;

/tt/ “Selling Partner” is defined in Item /a/ of Section 12.3;

/uu/ “Recipient Partner” is defined in Item /a/ of Section 12.3;

/vv/ “SQM” is defined in the preamble hereof;

/ww/ “Non-Metallic Substances” are defined in Item /c/ of Section 16.1 of the Exploration Agreement and Promise, and

/xx/ “Usufruct” is defined in Item /a/ of Section 16.3 of the Exploration Agreement and Promise.

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Dos. Dos. Interpretación.

En este Pacto se entenderá, salvo que el contexto requiera algo distinto, lo siguiente:

/a/ los títulos sirven sólo para mayor conveniencia y no afectarán la interpretación de este Pacto;

/b/ a menos que se especifique lo contrario, las referencias a “Cláusulas”, “Secciones”. y “Anexos” constituyen referencias a las cláusulas, secciones, subsecciones y anexos de este Pacto;

/c/ la referencia a plural tendrá el mismo significado que el singular definido precedentemente, y viceversa; y

/d/ la referencia a cualquier documento o convenio, incluyendo este Pacto, debe entenderse que incluye las referencias a tal documento o convenio, según sea modificado, complementado o sustituido de tiempo en tiempo, si tal modificación, complemento o sustitución está específicamente autorizada por este Pacto de conformidad con sus términos, y según sea aplicable, sujeto al cumplimiento de los requisitos contenidos en aquél.

Dos. Tres. Vencimiento de plazos.

En el caso que un plazo venciere un día sábado, domingo o festivo, el plazo se prorrogará hasta el Día Hábil inmediatamente siguiente.

TERCERO: OBJETO DEL PACTO DE
SOCIOS.

En este acto, los comparecientes suscriben el presente Pacto, mediante el cual regirán sus relaciones como titulares de Acciones de la SCM y otras materias de su interés, en conformidad a las estipulaciones y disposiciones que se establecen a continuación.

Sin perjuicio de las estipulaciones siguientes, y del fiel cumplimiento de todas y cada una de las obligaciones que resulten para los Socios en su calidad de tales, de un modo especial se comprometen a respetar los siguientes principios y deberes particulares: /a/

2.2. Interpretation:

Unless the context required otherwise, the interpretation hereof shall consider:

/a/ that all titles have only been inserted by way of convenience and shall not affect the interpretation hereof;

/b/ that, unless otherwise specified, any references to “Clauses”, “Sections” or “Appendices” shall refer to clauses, sections or subsections hereof, or appendices hereto;

/c/ that any plural forms shall have the same meaning as their respective previously defined singular forms, and vice versa, and

/d/ that any references to documents or agreements, including this Agreement, shall be deemed as including references to any eventual amendments or addenda thereto, as well as replacements thereof, provided that such amendments, addenda or replacements were specifically authorized herein, according to the terms hereof, as applicable, and conditioned to meeting any and all requirements contained therein.

2.3 Deadlines:

If any terms ended on a Saturday, Sunday or holiday, the deadlines shall be postponed until the immediately following Business Day.

THIRD - PURPOSE OF THE
PARTNERSHIP AGREEMENT:

The appearing parties hereby execute this Agreement, whereby they shall govern their relationships as holders of Shares in the SCM and other matters of their interest, per the stipulations and provisions defined hereinafter.

Notwithstanding the following stipulations and the true compliance of each and every obligation resulting for the Partners as such, the Parties specially commit to respect the following principles and particular duties:

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/a/ fin de optimizar la administración y operación de la SCM, las Partes convienen en colaborar mutuamente y se comprometen a emplear sus mejores esfuerzos en orden a asegurar que la administración y operación de la SCM sean ejecutadas en la forma más eficiente posible para beneficio y éxito del negocio. Cada uno de los Socios instruirá a sus representantes y directores de la SCM de un modo que dé plena vigencia y efecto a las disposiciones de este Pacto.

/b/ La SCM será administrada de modo que:

-i- actúe independientemente de los intereses particulares y de los negocios de cada Socio;

-ii- genere utilidades para los Socios;

-iii- se asegure de que las operaciones entre la SCM y cualquiera de sus Socios y Personas Relacionadas se ajusten a condiciones de equidad similares a los que habitualmente prevalecen en el mercado;

-iv- no se vulneren ni se tome provecho indebido o ilegal de los secretos profesionales y de la información confidencial de la SCM en perjuicio de esta última, aún más allá del término de las relaciones laborales de sus empleados y/o término de las participaciones accionarias de los Socios;

-v- no haga uso ni explote las denominaciones, marcas comerciales o razones sociales de sus Socios, sin el consentimiento previo y por escrito del respectivo Socio; y

-vi- siempre privilegie el beneficio de los Socios mediante la obtención de utilidades de la SCM y su distribución a través de dividendos.

CUARTO: EXTENSIÓN DE ESTE ACUERDO.

El presente Pacto se aplica tanto a las Acciones que cada una de las Partes tiene actualmente en la SCM como a las que cualquiera de las Partes adquiera en el futuro a cualquier título.

/a/ In order to optimize the SCM’s administration and operation, the Parties hereby agree to mutually cooperate and make their best efforts to ensure that the SCM’s administration and operation are as efficient as possible for the benefit and success of the business, and to instruct their respective representatives and directors in the SCM in a way that gives full validity and effectiveness to the provisions hereof, and

/b/ the SCM shall be managed so:

-i- as to act independently from each Partner’s particular interests and business;

-ii- as to yield profits for the Partners;

-iii- as to ensure that the operations between the SCM and any of its Partners and Related Persons adjust to arm’s length similar conditions to those usually prevailing in the market;

-iv- as to ensure that no confidential information or professional secrets are broken or illegally used to the detriment thereof, even after the end of any labour relationships or the Partners’ shareholdings;

-v- as not to use, or benefit from, its Partner’s sales descriptions, trademarks or corporate names, without the respective Partner’s prior and written consent, and

-vi- as to always privilege the Partners’ benefit by yielding profits for the SCM’s and distributing them as dividends.

FOURTH - EXTENSION OF THIS AGREEMENT:

This Agreement shall apply to both the Shares currently held by each Party in the SCM and those that either one may acquire in the future for any consideration.

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QUINTO: RELACIÓN ENTRE LAS PARTES Y OTRAS ACTIVIDADES.

Cinco. Uno. Relación entre las Partes.

Ninguna de las Partes tendrá facultad para actuar en representación o asumir cualquier obligación o responsabilidad por cuenta de la otra Parte, salvo lo que expresamente se faculta en este instrumento.

Los derechos, deberes, obligaciones y responsabilidades de las Partes serán individuales y no conjuntas o solidarias. Cada Parte será responsable sólo por sus obligaciones y por su participación en los costos y gastos, según se estipula en este instrumento.

Cinco. Dos. Actividades fuera del Área.

Cada una de las Partes tendrá el libre e irrestricto derecho de dedicarse, en forma independiente, y/o en representación de terceros, a su propio negocio y a recibir todos los beneficios de cualquier negocio que esté fuera de los límites del perímetro del Área sin consultar a la otra Parte o invitar o permitir que participe la otra Parte.

SEXTO: INTERÉS SOCIAL.

Seis. Uno. Interés social, series de acciones y preferencia.

El interés social en la SCM estará dividido en [●] acciones, las que se distribuirán en dos series de acciones de la siguiente forma:

/a/ [●] acciones de la Serie A, representarán el ochenta por ciento del interés social, no tendrán preferencia alguna y pertenecerán a KM; y

/b/ [●] acciones de la Serie B, representarán el veinte por ciento del interés social, tendrán la preferencia que se indica a continuación y pertenecerán a SQM.

FIFTH - RELATIONSHIP BETWEEN THE PARTIES AND OTHER ACTIVITIES:

5.1. Relationship between the Parties:

Unless as expressly authorized herein, neither Party may act for, or undertake any obligations or responsibilities on behalf of, the other.

The Parties’ rights, duties, obligations and responsibilities shall be individual and not joint or several. Each Party shall only be responsible for its own obligations and participation in the costs and expenses, as stipulated herein.

5.2. Activities Outside the Area:

Each Party shall be freely and unlimitedly entitled to independently, or on behalf of any third parties, conduct its own business, and receive all benefits from any businesses outside the boundaries of the Area, without either consulting the other Party, or inviting or permitting the participation thereof.

SIXTH - CORPORATE INTEREST:

6.1. Corporate Interest, Share Series and Preference:

The corporate interest in the SCM shall be divided into E●] shares, distributed in two series as follows:

/a/ E●] Series A shares, representing 80% of the company’s equity, with no preference whatsoever and belonging to KM, and

/b/ E●] Series B shares, representing 20% of the company’s capital, with the preference provided hereinafter and belonging to SQM.

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Seis. Dos. Preferencia de las acciones de la Serie B.

La preferencia de las acciones de la Serie B consiste en que no perderán su participación del veinte por ciento en el interés social de la SCM y no podrán ser diluidas por causa alguna, quedando por lo tanto eximidas de ejecutar cualquier acto para mantener tal participación y no ser diluidas como, por ejemplo:

/a/ concurrir a los aportes o aumentos de capital a la SCM;

/b/ contribuir a los gastos de la SCM, de cualquier tipo o naturaleza que estos sean; y/o

/c/ otorgar financiamiento de cualquier tipo o naturaleza a la SCM.

Con motivo de lo anterior, KM será responsable por todo y cualquier costo y gasto de la SCM, y al hacerlo tendrá la responsabilidad de dejar libre de toda deuda a la SCM, sin que dichos costos y gastos constituyan deuda ni obligación alguna para SQM ni para la SCM.

Por lo tanto, únicamente KM, sin diluir la participación de SQM en la SCM, aportará o contribuirá a la SCM todos los fondos necesarios para el desarrollo de las actividades de la SCM y responderá de todo costo, gasto y pérdida de la SCM.

Seis. Tres. Extinción de la preferencia de la Serie B.

Sujeto al cumplimiento de las condiciones y términos de los Estatutos Sociales y del Pacto, y a que la SCM no tenga deuda alguna pendiente de pago, devengada y/o pendiente de devengarse, la preferencia de las acciones Serie B se extinguirá al día siguiente a la aprobación del Estudio de Factibilidad por parte del Directorio.

SÉPTIMO: ADMINISTRACIÓN.

Siete. Uno. Directorio.

/a/ La SCM será administrada por un

6.2. Preference of Series B Shares:

The Series-B share preference shall consist in that the holder of these shares shall not lose its 20% interest in the SCM, the shares may not be diluted for any reasons, and hence, the holder thereof shall be exempt from doing anything to keep the aforesaid interest and not have its shares diluted, such as, for instance:

/a/ participating in any contributions to, or increases of, the SCM’s capital;

/b/ contributing to the SCM’s expenses, whatever their type or nature, or

/c/ financing the SCM in any way.

Consequently, KM shall be responsible for any and all of the SCM’s costs and expenses, and hence, for keeping the SCM free of any debts, so that none of such costs and expenses ever become a debt or obligation of SQM or the SCM.

Therefore, without diluting SQM’s interest in the SCM, only KM shall contribute all of the funds needed by the SCM for performing its activities, and respond for all of the SCM’s costs, expenses and losses.

6.3. Extinction of the Series B Preference:

Subject to compliance with the conditions and terms of the Articles of Incorporation and the Partnership Agreement, and provided the SCM had no outstanding debts, whether accrued or pending accrual, the preference of the Series B shares shall be extinguished on the day after the Board’s approval of the Feasibility Study.

SEVENTH – ADMINISTRATION:

7.1. Board of Directors:

/a/ The SCM shall be administered by a

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directorio, en adelante el “Directorio”, que estará integrado por tres miembros titulares y tres suplentes, los que podrán ser socios o no.

/b/ KM nombrará a dos directores titulares y a dos directores suplentes.

/c/ SQM nombrará a un director titular y a un director suplente.

/d/ SQM, independiente de su participación accionaria y en tanto mantenga una participación de a lo menos el 5% de las acciones en la SCM, podrá designar siempre a un director titular y a un director suplente. En el evento que no tenga derecho a designarlo, podrá designar a un apoderado para que participe en las sesiones del Directorio con los mismos derechos que los demás directores, con excepción del derecho a voto.

Siete. Dos. Sesiones de Directorio.

/a/ El Directorio se reunirá periódicamente en los días y hora que el mismo acuerde, a lo menos trimestralmente, sin perjuicio de celebrar reuniones especiales cuando sean citados por su presidente o a requerimiento de uno o más directores. Salvo acuerdo por la unanimidad de los directores, las reuniones se efectuarán en el domicilio social.

/b/ En las reuniones de Directorio solo se conocerán aquellas materias indicadas expresamente en la citación que efectúe el presidente del Directorio, a menos que la unanimidad de los directores en ejercicio acuerde conocer alguna materia no contenida en la citación correspondiente.

Siete. Tres. Quorum de constitución.

Las reuniones del Directorio se constituirán con la asistencia de dos directores a lo menos, debiendo el director designado por SQM ser siempre uno de dichos asistentes.

Siete. Cuatro. Quorum para acuerdos del Directorio.

Los acuerdos del Directorio requerirán mayoría absoluta de sus miembros presentes

Board of Directors, hereinafter called the “Board”, to be formed by three regular and three alternate members, who may or may not be partners;

/b/ KM shall designate two regular and two alternate directors;

/c/ SQM shall designate one regular and one alternate directors, and

/d/ Regardless of SQM’s shareholding and as long as it keeps an interest of at least 5% of the shares in the SCM, SQM may always designate a regular and an alternate board member. In the event that it were not entitled to such appointments, it may designate an agent to participate in the Board meetings with the same rights as the other directors, except for the voting right.

7.2 Meetings of the Board of Directors:

/a/ The Board of Directors shall meet regularly and at least quarterly, on days and at times agreed by them, without limiting any special meetings called by the Chair or at the request of one or more directors, and with all such meetings held at the corporate headquarters, unless unanimously agreed otherwise by the Board;

/b/ Only matters expressly stated in the Chair’s call shall be addressed at Board meetings, unless all of the directors on duty agreed to discuss any matters not included in the corresponding call;

7.3. Quorum for Meetings:

The Board meetings shall be validly held with at least two attending directors, provided that one of them were SQM’s appointee.

7.4. Quorum for Board Resolutions:

Board resolutions shall require the approval by simple majority of the attending members

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con derecho a voto. En caso de empate, el presidente tendrá voto dirimente y no tendrá aplicación lo dispuesto en el inciso final del artículo ciento ochenta y ocho del Código de Minería. Sin perjuicio de lo anterior, se requerirá necesariamente de la aprobación del director elegido por SQM para:

/a/ vender o enajenar, o ceder el uso o goce a cualquier título de todo o parte de los Derechos Mineros;

/b/ constituir derechos reales, que no sean garantías;

/c/ constituir regalías;

/d/ otorgar garantías reales o personales para caucionar obligaciones de las filiales de la SCM;

/e/ contratar nuevas deudas, asumir obligaciones o celebrar cualquier acto o contrato que comprometa la capacidad financiera de la SCM, ya sea en forma directa o indirecta, por un monto superior a un millón de Dólares;

/f/ celebrar operaciones con Personas Relacionadas en condiciones distintas de las que prevalecen en el mercado;

/g/ celebrar contratos de agencia para comercializar los Productos Mineros de la SCM a condiciones distintas de mercado;

/h/ llevar a cabo inversiones ajenas al desarrollo y explotación de los Derechos Mineros;

/i/ determinar la política de dividendos de la SCM y la declaración y distribución de cualquier dividendo, ya sea en calidad de provisorio o definitivo, cuando ello resulte en una cantidad inferior al treinta por ciento de las utilidades líquidas de cada ejercicio;

/j/ solicitar el inicio de un procedimiento concursal de reorganización o liquidación forzosa;

/k/ designar y remover a los auditores externos;

/l/ aprobar o implementar cambios materiales en los principios de auditoría o principios with voting right. In cases of tie, the Chair shall have a casting vote, and the provisions of the last subparagraph of Article 188 of the Mining Code shall not apply. Notwithstanding the foregoing, the approval of the director elected by SQM shall be required:

/a/ to sell, dispose of, or assign the use or enjoyment of all or any part of the Mining Rights, for whatever consideration;

/b/ to establish rights in rem that were not guarantees;

/c/ to establish royalties;

/d/ to give any real or personal guarantees for securing obligations of any of the SCM’s subsidiaries;

/e/ to take new debts, assume obligations, or enter into any acts, contracts or agreements, directly or indirectly compromising the SCM’s financial capacity, for any amounts exceeding USD 1,000,000;

/f/ to enter into any transactions with Related Persons in conditions other than those prevailing in the market;

/g/ to enter into any agency agreements for trading the SCM’s mining products in conditions other than at arm’s length;

/h/ to make any investments other than in developing and exploiting the Mining Rights;

/i/ to determine the SCM’s dividend policy, and the filing and distribution of any provisional or final dividends, whenever they represented less than 30% of the net profits of any fiscal period;

/j/ to request the start of reorganization bankruptcy or forced liquidation proceedings;

/k/ to designate and remove any external auditors;

/l/ to approve or implement any material changes to the audit or accounting principles

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Anexo Diez. Siete	Appendix 10.7

contables que deben ser aplicados por la SCM;

/m/ aprobar la colocación en bolsa de valores de las acciones de la SCM;

/n/ aprobar el estudio de pre-factibilidad y/o el Estudio de Factibilidad, y el financiamiento para realizar el desarrollo del Proyecto Minero;

/o/ aprobar el Programa de Trabajo, el Presupuesto Minero, el presupuesto anual de la SCM y/o cualquiera de sus modificaciones;

/p/ autorizar cualquier gasto o inversión no incluida en el presupuesto que exceda de un millón de Dólares;

/q/ adoptar cualquier decisión con respecto a la Reserva, Regalía, Hipoteca y Prohibición SCM, Usufructo y/o Sustancias No Metálicas; y

/r/ Proponer a la Junta de Socios los asuntos que para su acuerdo se requiera la aprobación de SQM.

Siete. Cinco. Gerente General y ejecutivos.

/a/ El Gerente General deberá:

-i- someter a la aprobación del Directorio todos aquellos asuntos o materias que por su naturaleza o importancia presenten características de extraordinarios o trasciendan las facultades normales u ordinarias de administración;

-ii- presentar a los directores estados de cuenta mensuales que reflejen los gastos efectuados en el desarrollo de su gestión; e

-iii- informar al Directorio de todas las operaciones con Personas Relacionadas.

/b/ Los demás gerentes, sub-gerentes y ejecutivos principales de la SCM serán designados por el Directorio a proposición del Gerente General.

/c/ El cargo de Gerente General y de cualquier otro gerente será incompatible con el de presidente, contador o auditor de la SCM.

to be applied by the SCM;

/m/ to approve the stock-exchange listing of the SCM’s shares;

/n/ to approve the pre-feasibility or Feasibility Study, and financing of the Mining Project;

/o/ to approve the Work Program, the Mining Budget, the SCM’s annual budget, or any modifications thereto;

/p/ to authorize any expenses or investments not included in the budget and exceeding USD 1,000,000;

/q/ to make any decisions regarding the Reserve, Royalty, Mortgage and Restriction, Usufruct, or Non-Metallic Substances, and

/r/ to propose matters requiring SQM’s approval for resolution to any Partners’ Meetings.

7.5. General Manager and Executives:

/a/ The General Manager shall:

-i- submit all issues or matters extraordinary or exceeding the normal or ordinary administration powers because of their nature or importance, for the Board’s approval;

-ii- monthly account to the board members in writing on all expenses incurred in the course of his or her management, and

-iii- inform the Board of all transactions with Related Persons;

/b/ The rest of the managers, as well as all assistant managers and top executives, of the SCM shall be appointed by the Board at the General Manager’s proposal, and

/c/ None of the individuals holding the General Manager or any other managerial positions may be the SCM’s Chair, or an accountant or auditor thereof.

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OCTAVO: JUNTAS DE SOCIOS.

Ocho. Uno. Sesiones de la Junta de Socios.

Los socios se reunirán anualmente en junta ordinaria, en la fecha que el Directorio determine, dentro del primer cuatrimestre de cada año, y en junta extraordinaria cuando el presidente la cite a requerimiento de cualquier Socio.

Ocho. Dos. Quorum de constitución.

Las Juntas de Socios se constituirán con la asistencia de la mayoría absoluta de las Acciones, debiendo SQM ser siempre uno de dichos asistentes.

Ocho. Tres. Quorum para los acuerdos de la Junta de Socios.

Los acuerdos de las Juntas de Socios, tanto ordinarias como extraordinarias, se adoptarán con la mayoría absoluta de las acciones suscritas y pagadas que se encuentren representadas en la Junta de Socios.

Sin perjuicio de lo anterior, se requerirá necesariamente de la aprobación de SQM para los acuerdos relativos a las siguientes materias:

/a/ la disolución anticipada de la SCM, su transformación, división o fusión;

/b/ la modificación de los Estatutos Sociales;

/c/ la aprobación de aportes y estimación de bienes no consistentes en dinero;

/d/ la enajenación del 50% o más de su activo, sea que incluya o no su pasivo, lo que se determinará conforme al balance del ejercicio anterior, y la formulación o modificación de cualquier plan de negocios que contemple la enajenación de activos por un monto que supere dicho porcentaje;

/e/ la celebración de los actos y ejecución de los actos que se señalan en los artículos 169 y 189 del Código de Minería.

/f/ el otorgamiento de garantías reales o personales para caucionar obligaciones de terceros;

EIGHTH - PARTNERS’ MEETINGS:

8.1. Partners’ Meetings:

The partners shall hold annual ordinary meetings on a date set by the Board within the first four months of each year, and extraordinary meetings whenever called by the Chair at any Partner’s request.

8.2. Quorum:

Partners’ Meetings shall be validly held with the attendance of a simple majority of Shares and SQM must always be present.

8.3. Quorum for Resolutions in Partners’ Meeting:

Ordinary and extraordinary Partners’ Meetings shall adopt resolutions with the simple majority of the subscribed and paid-up shares represented.

Notwithstanding the foregoing, SQM’s approval shall be required to decide on the following matters:

/a/ early dissolving, transforming, splitting-up or merging the SCM;

/b/ amending the Articles of Incorporation;

/c/ approving contributions and estimating non-cash assets;

/d/ disposing of 50% or more of its assets, whether or not including its liabilities, which shall be determined per the balance sheet of the previous fiscal period, and creating or modifying any business plans comprising the disposal of assets for an amount exceeding the aforesaid percentage;

/e/ entering into and executing any of the acts stated in Articles 169 and 189 of the Mining Code.

/f/ giving any real or personal guarantees to secure third party’s obligations;

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Anexo Diez. Siete	Appendix 10.7

/g/ la decisión de externalizar o tercerizar la explotación del Proyecto Minero;

/h/ la formación de sociedades filiales o adquisición de participación en otras sociedades;

/i/ la formación de fondos de reserva, salvo los que sean exigidos por la ley;

/j/ Aprobar las demás materias indicadas en el artículo sesenta y siete de la Ley N° 18.046 sobre Sociedades Anónimas.

NOVENO: COMITÉ TÉCNICO.

Nueve. Uno. Comité Técnico.

/a/ La SCM contará también con un comité técnico, en adelante el “Comité Técnico”, que estará formado por cuatro miembros titulares y sus correspondientes suplentes, de los cuales dos miembros titulares y sus correspondientes suplentes serán nombrados por KM y dos miembros titulares y sus correspondientes suplentes serán nombrados por SQM. Uno de los miembros designados por KM deberá ser el Gerente General, quien presidirá el Comité Técnico.

/b/ Las materias que considerará el Comité Técnico serán fundamentalmente de orden técnico y no serán objeto de votación.

/c/ El Comité Técnico dejará de existir tan pronto como KM o SQM se diluyan en o a menos de un diez por ciento del interés social.

Nueve. Dos. Función.

Sin perjuicio de las facultades privativas del Directorio y del Gerente General, es función del Comité Técnico:

/a/ la dirección, revisión para su presentación al Directorio del estudio de pre-factibilidad, del Estudio de Factibilidad, de los Programas de Trabajo y del Presupuesto; y

/b/ el análisis periódico y sistemático de las Operaciones, del Programa de Trabajo y del Presupuesto para facilitar la toma de decisiones en forma oportuna por parte del Socio que los haya designado.

/g/ deciding on outsourcing or externalizing the exploitation of the Mining Project;

/h/ creating any subsidiaries or purchasing any interests in other companies;

/i/ creating any reserve funds other than those required by law, and

/j/ approving any of the other matters provided in Article 67 of the Companies Law No. 18,046.

NINTH - TECHNICAL COMMITTEE:

9.1. Technical Committee:

/a/ The SCM shall also have a technical committee, hereinafter called the “Technical Committee”, to be formed by four regular members and their corresponding alternates, with two of each appointed by KM, and two of each by SQM, and one of the members designated by KM being the General Manager, who shall chair the Technical Committee;

/b/ The matters to be considered by the Technical Committee shall be basically technical and shall not be voted, and

/c/ The Technical Committee shall cease to exist as soon as KM or SQM diluted their equity to 10% or less.

9.2. Duties:

Notwithstanding the exclusive powers of the Board of Directors and the General Manager, the Technical Committee shall be in charge:

/a/ of the governance, and reviewing the prefeasibility Study, the Feasibility Study, the Work Programs and Budget for submittal to the Board, and

/b/ of the periodical and systematic analysis of the Operations, Work Program and Budget to facilitate a timely decision-making by their respective appointing Partners.

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Nueve. Tres. Reuniones.

/a/ El Comité Técnico celebrará reuniones ordinarias, cada tres meses, en el lugar y fecha que acuerden los Socios -sin perjuicio de que puedan realizarse por videoconferencia-, y serán convocadas por el Gerente General, debiendo citar a sus miembros con diez días corridos de anticipación. Además, cualquiera de sus miembros podrá solicitar al Gerente General que se convoque a una reunión extraordinaria, a la cual citará con quince días corridos de anticipación. En caso de emergencia, bastará un aviso dado con una anticipación razonable.

/b/ Cada convocatoria a reunión incluirá una tabla detallada preparada por el Gerente General, en caso de una reunión ordinaria, o por el miembro que convoque a la reunión, en caso de una reunión extraordinaria, pero cualquier asunto podrá ser considerado con el consentimiento de todos los asistentes.

/c/ El quorum de constitución de una reunión será al menos la asistencia de un miembro en representación de cada Socio.

/d/ El Gerente General levantará un acta y la distribuirá a los demás miembros dentro de los diez siguientes a su realización. Una vez firmada por todos los asistentes, el acta será el registro oficial de las decisiones tomadas por el Comité Técnico.

DÉCIMO: OPERADOR.

Diez. Uno. Operador.

KM será el operador del Proyecto Minero, en adelante el “Operador”. La SCM suscribirá un contrato con el Operador con el objeto de regular los derechos y obligaciones de las Partes, según las prácticas y estándares habituales de la industria para contratos de esta naturaleza, en adelante el “Contrato de Operaciones”. En el evento de no suscribirse el Contrato de Operaciones, la función del Operador la llevará la misma SCM.

9.3. Meetings:

/a/ The Technical Committee shall meet in ordinary meetings every three months, at the place and on the date agreed by the Partners, notwithstanding that they may be held by video conference; the General Manager shall call the members to any meetings 10 calendar days in advance thereof, and additionally, any of the members may request the General Manager to call an extraordinary meeting, for which purpose a call notice shall be sent 15 calendar days in advance, though in emergencies, a notice given with reasonable advance shall suffice;

/b/ Each meeting call shall include a detailed agenda prepared by the General Manager for ordinary meetings, or by the member calling the meeting for extraordinary meetings, but any other issues may be addressed with the consent of all attending members;

/c/ The quorum for validly holding meetings shall be at least one attending member per Partner, and

/d/ The General Manager shall prepare minutes and distribute them to the other members within 10 days of each meeting, and once signed by all members present, these minutes shall be the official record of the Technical Committee’s decisions.

TENTH - OPERATOR:

10.1. Operator:

KM shall be the operator of the Mining Project, hereinafter called the “Operator”, and the SCM shall execute an agreement with the Operator to govern the Parties’ rights and obligations, per the usual practices and standards in the industry for agreements of this kind, hereinafter called the “Operations Agreement”. Should the Operations Agreement not be executed, the SCM itself shall undertake the Operator’s duties.

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Diez. Dos. Funciones.

El Operador tendrá a su cargo la administración ordinaria –día a día–, conducción y control de las Operaciones conforme al Programa de Trabajo y al Presupuesto Minero aprobado por el Directorio.

Las Operaciones se realizarán, los gastos se incurrirán y los Activos Mineros se adquirirán únicamente según el Programa de Trabajo y el Presupuesto Minero.

El Operador responderá de culpa leve ante la SCM y sus Socios por cualquier acto u omisión que resulte en daños, pérdidas, costos, gastos, multas, responsabilidades, acciones, reclamos, demandas o juicios y que le sea imputable.

Diez. Tres. Presentación del Programa de Trabajo y del Presupuesto Minero al Directorio.

El Programa de Trabajo y el Presupuesto Minero, a menos que el Directorio determine lo contrario, cubrirán un periodo de un año calendario.

Por lo menos dos meses antes de su vencimiento, el Gerente General preparará y propondrá el Programa de Trabajo y el Presupuesto Minero para el período siguiente, que será presentado al Comité Técnico y al Directorio. En todo caso, el Presupuesto Minero será presentado a más tardar en el mes de septiembre de cada año para efectos de que sea informado a SQM.

Cada uno del Programa de Trabajo y Presupuesto Minero, se presentará en forma y con un grado razonable de detalle para permitir que los miembros del Directorio tomen las decisiones pertinentes.

El Directorio deberá revisar el Programa de Trabajo y el Presupuesto Minero, y si estima que es adecuado, lo aprobará, sin perjuicio de introducirle cambios si lo estimare necesario.

10.2. Duties:

The Operator shall be in charge of the ordinary, day-by-day, administration, direction and control of the Operations, in accordance with the Work Program and Mining Budget approved by the Board.

The Operations, incurred expenses and purchase of Mining Assets shall be according to the Work Program and Mining Budget.

The Operator shall be responsible to the SCM and its Partners for any negligent acts or omissions resulting in damages, losses, costs, expenses, fines, liabilities, actions, claims, lawsuits or trials attributable thereto.

10.3. Submittal of the Work Program and Mining Budget to the Board:

Unless the Board determined otherwise, the Work Program and the Mining Budget shall cover a period of one calendar year.

At least two months before their expiration, the General Manager shall prepare and propose a Work Program and a Mining Budget for the next period. These documents shall be submitted to the Technical Committee and the Board. In any case, the Mining Budget shall be submitted within the month of September of each year, so that it may be communicated to SQM.

Both the Work Program and the Mining Budget shall be presented in a format and with sufficient details to enable the Board members’ decisions.

After reviewing the Work Program and the Mining Budget, the Board shall approve them, if deemed adequate, but may also make any changes deemed necessary thereto.

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UNDÉCIMO: FASE DE FACTIBILIDAD.

Once. Uno. Estudio de Factibilidad.

Desde la constitución de la SCM, ésta deberá desarrollar y concluir un Estudio de Factibilidad para ejecutar un Proyecto Minero que concluya que tal proyecto es técnica y económicamente viable, y que se encuentra en estado de financiarse por cualquier banco e institución financiera, pública o privada, fondos de inversión, inversionistas individuales o institucionales, sean nacionales, extranjeros o internacionales, debiendo contener los términos del financiamiento que requiera el Proyecto Minero, según las prácticas de la industria.

El Estudio de Factibilidad deberá ser presentado al Directorio en un plazo máximo de tres años contados desde la fecha de la escritura pública de constitución de la SCM.

Con motivo de la preferencia de la Acciones pertenecientes a la Serie B, el financiamiento de los gastos que origine el desarrollo y conclusión del estudio de pre-factibilidad y del Estudio de Factibilidad será de costo y cuenta de los Socios que tengan Acciones de la Serie A.

Once. Dos. Presentación y revisión del Estudio de Factibilidad.

El Gerente General presentará al Directorio el Estudio de Factibilidad, adjuntando toda la documentación relacionada a él -incluyendo toda la información, mapas y otra documentación e información relevante-, en forma impresa o digital, para que, en el plazo que va entre los sesenta a ochenta días corridos siguientes, el Directorio se reúna para pronunciarse sobre la aprobación o rechazo del Estudio de Factibilidad.

En la referida reunión, el director designado por SQM podrá aprobar el Estudio de Factibilidad o rechazarlo fundadamente.

Once. Tres. Discrepancia.

En caso de que el director designado por

ELEVENTH - FEASIBILITY STAGE:

11.1. Feasibility Study:

From its incorporation, the SCM shall conduct and complete a Feasibility Study to implement a Mining Project, concluding that such a project is technically and economically viable, can be financed by any national, foreign or international, public or private banks or financial institutions, investment funds, individual or institutional investors, and containing the financing terms required for the Mining Project, according to industry practice.

The Feasibility Study shall be submitted to the Board in a maximum term of three years of the date of the SCM’s incorporation.

Because of the Series B Share preference, financing the expenses of conducting and completing the prefeasibility study and the Feasibility Study shall be paid and borne by the Partners holding Series A Shares.

11.2. Submittal and Review of the Feasibility Study:

The General Manager shall submit the Feasibility Study for the Board’s consideration, enclosing any documents related thereto, and including all printed or digital information, maps and other documents and relevant information, for the Board to approve or reject it, at a meeting held within 60 to 80 calendar days thereafter.

At the aforesaid meeting, the SQM-appointed director may approve the Feasibility Study or reject it providing reasons.

11.3. Differences:

If the SQM-appointed director rejected the

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SQM rechace el Estudio de Factibilidad, la SCM deberá adoptar, en un plazo de veinte días corridos, una de las siguientes decisiones:

/a/ aceptar las objeciones planteadas por SQM, en cuyo caso deberá entregar una nueva versión del Estudio de Factibilidad corregido en conformidad con ellas, dentro del plazo que acuerden las Partes, el que no podrá ser inferior a un año desde la fecha de aceptación antedicha; o

/b/ rechazar las objeciones planteadas por SQM, en cuyo caso la SCM informará de este hecho a SQM, especificando las objeciones rechazadas y sus motivos.

Si la SCM no se pronuncia respecto a las objeciones planteadas por SQM dentro del plazo de veinte días corridos, se entenderá que las acepta.

Once. Cuatro. Resolución de Discrepancias.

Si la SCM rechaza las objeciones planteadas por SQM, las discrepancias serán resueltas de acuerdo a las reglas que se indican a continuación:

/a/ Para efectos de resolver las discrepancias antes indicadas, SQM designará, a su sola elección, una cualquiera de las siguientes empresas o a alguno de sus sucesores: SRK Consulting, Golder Associates, Wood Group y Hatch, en adelante, la “Empresa Revisora”.

/b/ La Empresa Revisora tendrá un plazo máximo de cuarenta y cinco días corridos contados desde la aceptación del encargo - hecho que comunicará por correo electrónico a SQM y a KM en la misma fecha- para entregar una copia de su informe a cada una de las Partes.

/c/ Si por cualquier causa la Empresa Revisora no completa el informe requerido dentro del plazo antes indicado o no aceptare el encargo dentro del plazo de quince días corridos, entonces, SQM procederá a

Feasibility Study, the SCM may make one of the following decisions, within 20 calendar days:

/a/ to accept SQM’s objections, and in this case, submit a new, accordingly amended version of the Feasibility Study, within a term agreed by the Parties, which may not be shorter than one year after the aforesaid acceptance, or

/b/ to reject SQM’s objections, and in this case, advise SQM thereof, specifying the rejected objections with reasons.

If the SCM failed to accept or reject SQM’s objections within 20 calendar days, these shall be deemed accepted.

11.4. Resolution of Discrepancies:

If the SCM rejected SQM’s objections, any discrepancies shall be resolved according to the following rules:

/a/ For the purposes of resolving any such discrepancies, SQM shall appoint one of the following companies, or any of their successors, at its own choice: SRK Consulting, Golder Associates, Wood Group and Hatch, hereinafter called the “Reviewers”;

/b/ The Reviewers shall deliver a copy of their report to each Party, within a maximum term of 45 calendar days of accepting the commission by advising SQM and KM of their acceptance by e-mail on the same date;

/c/ If for any reasons, the Reviewers failed to complete the report required within the aforesaid term or to accept the commission within a term of 15 calendar days, then, SQM shall proceed to designate new Reviewers for

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designar a una segunda Empresa Revisora para que lleve a cabo el informe requerido. Esta Empresa Revisora tendrá los mismos plazos señalados en la letra /b/ anterior para evacuar su informe. Para el caso que la segunda Empresa Revisora designada por SQM tampoco completare el informe requerido dentro del plazo antes indicado, o no aceptare el cargo dentro del plazo de quince días corridos, entonces las Partes de común acuerdo designarán a la Empresa Revisora.

/d/ Si en virtud de la revisión, una o más de las objeciones planteadas por SQM son finalmente aceptadas por la Empresa Revisora, la SCM deberá entregar una nueva versión del Estudio de Factibilidad corregido en conformidad con las objeciones en cuestión, dentro del plazo que acuerden las Partes, el que no podrá ser inferior a seis meses desde recibido el resultado de la revisión.

/e/ Si todas las objeciones planteadas por SQM son finalmente rechazadas por la Empresa Revisora, el Estudio de Factibilidad se entenderá por aprobado.

DUODÉCIMO: RESTRICCIONES A LAS TRANSFERENCIAS DE ACCIONES Y DERECHOS PREFERENTES.

Doce. Uno. Restricciones a las transferencias.

Los Socios se obligan recíprocamente en este acto a someterse a las disposiciones de este Pacto en todo aquello que diga relación con la venta, enajenación, gravamen, cesión y/o transferencia de Acciones.

En particular, cada Socio se obliga durante la vigencia de este Pacto, sin el consentimiento del otro Socio, a no enajenar, vender, ceder, transferir, disponer, prendar, dar en depósito, constituir limitaciones o derechos a favor de terceros, o gravar de alguna manera ni a cualquier título ninguna de sus Acciones o de drafting the required report, within the same periods stated in the preceding Item /b/, and in the event that these new Reviewers also failed to complete the required report within the aforesaid term, or to accept the commission within the term of 15 calendar days, then the Parties shall appoint the Reviewers by mutual agreement;

/d/ If based on the review, one or more of SQM’s objections were finally accepted by the Reviewers, the SCM shall deliver a new, accordingly rectified version of the Feasibility Study, within a term agreed by the Parties, which may not be shorter than 6 months after receiving the outcome of the review, and

/e/ If all of SQM’s objections are finally rejected by the Reviewers, the Feasibility Study shall be deemed approved.

TWELFTH - SHARE TRANSFER RESTRICTIONS AND PREFERENTIAL RIGHTS:

12.1. Transfer Restrictions:

The Partners hereby reciprocally commit to submit to the provisions hereof in everything related to the sale, disposal, encumbrance, assignment or transfer of Shares.

Particularly, each Partner hereby promises not to, in any way or for any consideration, save per the procedures agreed herein, convey, sell, assign, transfer, dispose of, pledge, give in deposit, or encumber, any of its Shares or options to subscribe for Shares, as applicable, and not to establish any

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sus opciones para suscribir Acciones, según sea el caso, salvo conforme a los procedimientos que se acuerden en este Pacto.

Sin perjuicio de lo anterior, en el evento que una o más Acciones de KM sean objeto de embargos u otras medidas judiciales o prejudiciales de cualquier tipo, KM inmediatamente obtendrá que sean dejadas sin efecto o sustituidas por otras garantías. En el evento que no lo logre, dentro de los 15 Días Hábiles siguientes al requerimiento de SQM, SQM tendrá el derecho, pero no la obligación, para comprar los Derechos Mineros y la SCM la obligación de vendérselos al precio de cien Dólares cada uno de ellos de la forma que se pacta en la letra /e/ de la Sección Décimo Octava sobre “Derecho Preferente para la compra de los Derechos Mineros”.

Doce. Dos. Derecho Preferente de Oferta.

/a/ En caso de que SQM tenga la intención de vender una parte o el total de sus Acciones, deberá notificársela por escrito a KM, en adelante la “Comunicación de Intención de Venta”. A continuación, KM -dentro del Periodo del Derecho Preferente de Oferta-tendrá el derecho preferente de hacer una primera oferta firme e irrevocable sobre dicha participación.

/b/ El “Periodo del Derecho Preferente de Oferta” comenzará desde la notificación de la Comunicación de Intención de Venta y tendrá una vigencia hasta que ocurra lo primero de lo siguiente:

-i- Treinta Días Hábiles desde la notificación a KM de la Comunicación de Intención de Venta. Este plazo se extenderá por treinta Días Hábiles adicionales desde que KM comunique la Oferta Preferente a SQM;

-ii- SQM notifique a KM que rechaza la Oferta Preferente; o

-iii- Sesenta Días Hábiles desde la notificación a KM de la Comunicación de limitations or rights in favor of third parties thereon, without the other Partner’s consent, while this Agreement is effective.

Notwithstanding the foregoing, should one or more of KM’s Shares be subject to seizure, or any other trial or pre-trial measures of whatever kind, KM shall immediately have them annulled or replaced by other guarantees. If this were not possible after 15 Business Days of SQM so requesting, the latter shall have the right, but not the obligation, to purchase the Mining Rights, and the SCM shall be bound to sell them thereto, at the price of USD 100 each, in the manner agreed in Item /e/ of Section 18 on the “Preferential Right to Purchase Mining Rights.”

12.2. Right of Pre-Emption:

/a/ If SQM intended to sell any part or all of its shares, it shall advise KM in writing, hereinafter called the “Letter of Intent to Sell” , and within the period of the Right of Pre-Emption, KM shall have a preferential right to make a first, firm and irrevocable offer on such shareholding;

/b/ The “Period of the Right of Pre-Emption” shall begin with forwarding the Letter of Intent to Sell and expire on the earliest of the following occurrences:

-i- A lapse of 30 Business Days after forwarding the Letter of Intent to Sell to KM, which may be extended for another 30 Business Days of KM sending a Preferential Offer to SQM;

-ii- SQM communicating its rejection of the Preferential Offer to KM, or

-iii- A lapse of 60 Business Days after forwarding the Letter of Intent to Sell to KM;

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Intención de Venta.

/c/ La “Oferta Preferente” deberá ser una oferta de compra, por KM a SQM, escrita, formal, pura y simple respecto de todas las Acciones que SQM haya decido vender.

/d/ SQM deberá responder la Oferta Preferente por escrito en el plazo de 30 Días Hábiles desde que le sea notificada. En caso de que la Oferta Preferente sea rechazada por SQM, ésta tendrá la opción de vender el total de sus Acciones en la SCM según como se estable en la Cláusula Décimo Quinta sobre “Derecho de Venta de la Participación de SQM en la SCM”.

/e/ Si no se suscribe una compraventa -de la participación de SQM en la SCM- con un tercero dentro del plazo de un año desde el término del Periodo del Derecho Preferente de Oferta, las Acciones de SQM en la SCM no podrán ser vendidas a un tercero, salvo que sean ofrecidas nuevamente a KM, de acuerdo con la presente Sección.

/f/ Por el contrario, en caso que la Oferta Preferente sea aceptada, KM y SQM deberán suscribir el contrato de compraventa de acciones dentro de los 30 días corridos contados desde la aceptación.

Doce. Tres. Derecho Preferente de Compra.

/a/ Si KM, en adelante el “Socio Vendedor”, recibe una oferta formal de buena fe de un tercero -entendiendo por tal una oferta de una persona que no sea Persona Relacionada con el Socio Vendedor, con un interés serio y actual de adquirir las Acciones respectivas, en adelante la “Oferta del Tercero”-, para comprar todo o parte de las Acciones del Socio Vendedor, en adelante las “Acciones Ofertadas”, y el Socio Vendedor tiene intención de vender o enajenar las Acciones respectivas, deberá remitir al otro Socio, en adelante el “Socio Destinatario”, una comunicación por escrito, en adelante el “Aviso”, por medio de la cual informará los

/c/ The “Preferential Offer” shall be a written, formal, pure and simple proposal by KM to purchase all of the Shares that SQM had decided to sell;

/d/ SQM shall answer the Preferential Offer in writing within 30 Business Days of receipt, and if rejected, shall have the option of selling all its shares in the SCM as stated in Clause 15 on “SQM’s Right to Sell its Interest in the SCM”;

/e/ If no agreements to purchase of SQM’s shares in SQM were executed with any third parties within one year of Right of Pre-Emption having expired, SQM’s Shares in the SCM may not be sold to any third parties, without offering them again to KM, per this section, and

/f/ On the contrary, if the Preferential Offer were accepted, KM and SQM shall execute a share purchase agreement within 30 calendar days of acceptance.

12.3. Right of First Refusal:

/a/ If KM, hereinafter called the “Selling Partner”, received a formal offer to purchase all or a part of its Shares, hereinafter called the “Offered Shares”, made in good faith by any third party not Related Person thereto having a firm and actual interest in purchasing such Shares, hereinafter called the “Third Party’s Offer”, and the Selling Partner intended to sell or convey those Shares, the latter shall send a written notice, hereinafter called the “Notice”, to the other Partner, hereinafter called the “Recipient Partner”, fully detailing all the information on the Third Party’s Offer, attaching a copy thereof, and precisely stating the number of Shares that the third party offered to buy, the purchase

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detalles completos e íntegros que conciernen a la Oferta del Tercero, con una copia de la misma, con indicación precisa del número de Acciones que el tercero ofrece comprar, el precio de compra por Acción ofrecido por el tercero y cualquier otro término o condición aplicable a la Oferta del Tercero.

/b/ Una vez dado el Aviso por el Socio Vendedor, el Socio Destinatario tendrá el derecho y la opción irrevocable de comprar todas, y no menos que todas, las Acciones Ofertadas, en los mismos términos y condiciones contenidos en la Oferta del Tercero, en adelante la “Opción de Compra”.

/c/ Si el Socio Destinatario decide ejercer la Opción de Compra, deberá comunicarlo por escrito al Socio Vendedor, dentro de los treinta Días Hábiles siguientes a la fecha del Aviso, en adelante la “Aceptación del Socio Destinatario”. La Aceptación del Socio Destinatario deberá ser pura y simple y extenderse a la cantidad de Acciones Ofertadas contenidas en la Oferta del Tercero.

/d/ Ejercida la Opción de Compra por el Socio Destinatario conforme a los párrafos precedentes, la respectiva compraventa entre éste y el Socio Vendedor se celebrará dentro de los noventa Días Hábiles siguientes al vencimiento del plazo indicado en la letra /c/ anterior. Las Acciones Ofertadas deberán transferirse libres de cualquier prenda, gravamen o prohibición de cualquier naturaleza.

/e/ En el evento que el Socio Destinatario no hubiese ejercido la Opción de Compra de conformidad con los párrafos precedentes, el Socio Vendedor podrá libremente venderlas al tercero que efectuó la Oferta del Tercero en términos no más favorables para dicho tercero, en ningún aspecto, condición o estipulación, a los contenidos en la Oferta del Tercero, dentro de los noventa Días Hábiles price per Share offered and any other terms or conditions applicable to the Third Party’s Offer;

/b/ Once the Selling Partner had given the Notice, the Recipient Partner shall have an irrevocable right and option to purchase all, and no less than all, of the Offered Shares, in the same terms and conditions as those of the Third Party’s Offer, hereinafter called the “Purchase Option”;

/c/ If the Recipient Partner decided to exercise the Purchase Option, it shall advise the Selling Partner in writing, within 30 Business Days of the date of the Notice, hereinafter called the “Recipient Partner’s Acceptance”, which shall be pure and simple and for all the Offered Shares of the Third Party’s Offer;

/d/ Upon the Recipient Partner exercising the Purchase Option pursuant to the preceding paragraphs, the Selling and Recipient Partners shall execute the pertaining purchase agreement, within 90 Business Days of the term previously stipulated in Item /c/ having expired, and the Offered Shares must be transferred free of pledges, liens or restrictions of any kind;

/e/ Should the Recipient Partner fail to exercise the Purchase Option per the preceding paragraphs, the Selling Partner may freely sell them to the third party that made the Third Party’s Offer, in terms no less favorable in any aspects, conditions or stipulations than those contained in the Third Party’s Offer, within 90 Business Days the term previously specified in Item /c/ having

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siguientes al vencimiento del plazo indicado en la letra /c/ anterior. Si la venta no se materializa dentro dicho plazo, las Acciones Ofertadas no podrán ser vendidas, cedidas o transferidas, salvo que sean ofrecidas nuevamente al Socio Destinatario, de acuerdo con la presente Sección.

/f/ Las ventas, cesiones o transferencias de una parte o la totalidad de las Acciones del Socio Vendedor a un tercero, serán inoponibles al otro Socio si el Socio Vendedor no siguió el procedimiento señalado en esta Sección.

Doce. Cuatro. Pacto de Adhesión en la venta de las Acciones.

/a/ En caso que KM, en su calidad de Socio mayoritario, decida vender una parte o el total de sus Acciones, SQM tendrá el derecho a que KM incluya en la venta al mismo comprador, la misma proporción de las Acciones que SQM mantenga, en los mismos términos y condiciones de venta por Acción que aquellas convenidas entre KM y el tercero.

/b/ Para estos efectos, KM deberá enviar un aviso por escrito a SQM informándole su intención de vender una parte o el total de sus Acciones y las condiciones de dicha venta. SQM tendrá un plazo de treinta Días Hábiles contados desde dicha notificación para informar a KM de su intención de que las Acciones de su propiedad sean incluidas en dicha venta.

/c/ En el evento de que SQM informe a KM dicha intención, KM dispondrá de un plazo de seis meses para completar dicha venta en los mismos términos señalados en el aviso antes indicado, quedando KM liberado de responsabilidad en el evento que no logre concretar la transacción de venta de sus Acciones y las de SQM a dicho tercero.

/d/ En el evento de que SQM no informe a KM de su intención dentro del plazo de treinta Días Hábiles antes señalado, o bien informe expired, upon which term, the Offered Shares may not be sold, assigned or transferred, unless they are offered again to the Recipient Partner, as provided in this section, and

/f/ Any sales, assignments or transfers of any part or all of the Selling Partner’s Shares to any third parties shall be unenforceable against the other Partner if the Selling Partner did not follow the procedure provided in this section.

12.4. Agreement to Adhere to the Share Sale:

/a/ If KM decided, as majority Partner, to sell a part or all of its Shares, SQM shall be entitled to have KM include the same proportion of Shares held by SQM, in the sale to the same buyer, in the same terms and conditions of sale per Share as those agreed between KM and the third party;

/b/ For these purposes, KM shall send a written notice to SQM informing the latter of its intention to sell a part or all of its Shares, and the conditions of such sale, and SQM shall have a term of 30 Business Days of receipt thereof to advise KM of its intention to have its own Shares included in the sale;

/c/ If SQM so advised KM, KM shall have a 6 months to complete the sale in the terms specified in the aforesaid notice, with KM being released from liability if it did not manage to close the sale of its own and SQM’s Shares to that third party;

/d/ If SQM failed to inform KM of its intention within the aforesaid term of 30 Business Days, or informed its intention not to sell its

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su intención de no vender sus Acciones, KM estará facultado para vender, dentro del plazo de seis meses, todo o parte de sus Acciones sin tener que incluir a SQM en dicha transacción, en los mismos términos contenidos en el aviso enviado a SQM.

/e/ Si por cualquier motivo, KM no cumple con lo convenido en esta Sección y vende un porcentaje o el total de sus Acciones sin incluir la prorrata de las Acciones de propiedad de SQM, al mismo comprador y en los mismos términos y condiciones, pese a haber recibido el aviso oportuno y por escrito de SQM informando su intención de ser incluido en dicha venta, KM quedará obligada a comprar a SQM sus Acciones, a simple requerimiento de ésta, en los mismos términos y condiciones de la venta que KM realizó.

Doce. Cinco. Requisitos para la transferencia de Acciones.

Sujeto a que KM esté en cumplimiento de sus obligaciones emanadas del Pacto y al cumplimiento de los requisitos para la transferencia de las Acciones que le sean aplicables, KM podrá vender, ceder, transferir o de cualquier forma disponer de todo o parte de sus Acciones en la medida que además el adquirente cumpla con las siguientes condiciones copulativas:

/a/ que declare, en el contrato que sirve de título a su adquisición, su consentimiento y aceptación respecto del presente Pacto;

/b/ que en el mismo título se obligue a cumplir las obligaciones que la Parte cedente ha contraído en virtud de este Pacto, en los mismos términos y como si este Pacto hubiere sido originalmente celebrado por dicho adquirente.

/c/ que en el mismo título acepte que cualquier posterior venta, cesión, transferencia u otra disposición en relación con las Acciones, estarán sujetos a las mismas restricciones y condiciones contenidas en esta Cláusula;

Shares, KM shall be entitled to sell all or any portion of its Shares, within 6 months, in the terms specified in the notice sent to SQM, without needing to include SQM in the transaction, and

/e/ If for any reason, KM failed to meet the stipulations of this section, and sold a percentage or all of its Shares, without including SQM’s pro rata number of Shares to the same buyer and in the same terms and conditions, despite having received the prompt written notice of SQM informing its intention to be included in the sale, KM shall be bound to purchase those Shares from SQM, on the latter’s mere request, in the same terms and conditions as those of the sale closed by KM.

12.5. Requirements for the Transfer of Shares:

Conditioned to KM having met its obligations hereunder and any applicable requirements for the transfer of Shares, KM may sell, assign, transfer, or in any way dispose of, all or any part of its Shares, provided that the buyer also met the following concurrent conditions:

/a/ that it stated its consent and acceptance hereof in the agreement serving as share certificate;

/b/ that, in the same certificate, it committed to meet all of the assignor’s obligations hereunder, in the same terms and as if this Agreement had been originally executed by the buyer;

/c/ that, in the same certificate, it accepted that any subsequent sales, assignments, transfers or other disposals of the Shares shall be subject to the limitations and conditions contained in this clause;

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/d/ que el adquirente o alguna empresa que sea Persona Relacionada con él, no sea productor de carbonato de litio, hidróxido de litio, cloruro de litio, yodo, sales de yodo orgánico e inorgánico, yodo prilado, nitrato de potasio, nitrato sódico potásico o nitrato de sodio;

/e/ que el adquirente mantenga a esa fecha un balance auditado con una condición financiera que permita el cumplimiento de sus obligaciones en este Pacto, lo que será acreditado con la opinión de una firma contable o financiera de reconocido prestigio seleccionada por mutuo acuerdo entre SQM y KM; y

/f/ que apruebe, al momento de efectuarse la venta, cesión, transferencia o disposición, un due diligence bajo los estándares FCPA (Foreign Corrupt Practices Act) de Estados Unidos y a las Políticas SQM. Este due diligence será efectuado por y a costa de SQM. KM, o su respectivo sucesor, y el adquirente cooperarán en el desarrollo de este due diligence y otorgarán toda la información que solicite SQM.

Doce. Seis. Aceptación del Pacto por el adquirente.

Como condición para que terceros distintos de Empresas Conectadas de las Partes se incorporen a la SCM, ellos deberán suscribir el presente Pacto y deberá modificarse el mismo en el sentido de hacerlo extensivo a dichas nuevas partes. Para dichos efectos, los terceros que se incorporen a la SCM deberán señalar por escrito que asumen todos y cada uno de los términos, obligaciones y derechos que el Pacto les impone u otorga.

Doce. Siete. Cambio de control.

En caso de ocurrir que un tercero adquiera, directa o indirectamente, el Control de KM -o bien en la sociedad que por parte de KM detente directa o indirectamente participación

/d/ that neither buyer or any of its Related Persons were a producer of lithium carbonate, lithium hydroxide, lithium chloride, iodine, organic or inorganic iodine salts, prilled iodine, or potassium, sodium-potassium or sodium nitrates;

/e/ that the buyer kept an audited balance sheet as on that date, with a financial position enabling it to meet its obligations hereunder, which shall be certified with the opinion of a prestigious accounting or financial firm selected by mutual agreement between SQM and KM, and

/f/ that, at the time of the sale, assignment, transfer or disposal, the buyer passed a due diligence per the United-States Foreign Corrupt Practices Act (FCPA) standards and SQM’s Policies, which shall be conducted by SQM, at its own cost, and KM, or its corresponding successor, and the buyer shall cooperate in this due diligence and provide all of the information that SQM requested.

12.6. The Buyer’s Acceptance of the Agreement:

As a condition for including any third parties, other than the Parties’ Connected Companies, in the SCM, they must execute this Agreement amended so that it extends thereto. For these purposes, any third party joining the SCM must state in writing that they undertake each and all terms, obligations and rights hereunder.

12.7. Change of Control:

If any third parties were to acquire the direct or indirect Control of KM, or the company holding a direct or indirect interest in the SCM on behalf of KM, such third parties must meet

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accionaria en la SCM-, dicho tercero deberá cumplir con los requisitos establecidos en la Sección Doce. Cinco. En cualquier caso de cambio de Control, SQM tendrá el derecho, pero no la obligación, de vender y transferir sus Acciones en la SCM a KM, quien a su vez tendrá la obligación de comprarlas según como se estable en la Cláusula Décimo Quinta sobre “Derecho de Venta de la Participación de SQM en la SCM”.

DÉCIMO TERCERO: INFORMES DE LA SCM.

Trece. Uno. Informe de nuevas exploraciones.

Una vez constituida la SCM, ésta le entregará anualmente a SQM, dentro del primer cuatrimestre de cada año, un reporte referido a las actividades de Exploración desarrolladas en el Área en el año calendario anterior. Este informe, que no tendrá costo para SQM, contendrá -en la medida que fuere aplicable a los trabajos de Exploración realizados- todos sus antecedentes fundantes y toda la información que KM haya obtenido con motivo de ella, incluyendo a modo ejemplar y no limitativo:

/a/ información de las campañas de sondajes realizadas -año, método de perforación, diámetros, metros- y las campañas futuras;

/b/ bases de datos de sondajes, incluyendo tablas “Assays”, “Collar”, “Survey” y “Lithology”;

/c/ bases de datos de zanjas y muestreo superficial;

/d/ ubicación de los sondajes y las zanjas;

/e/ desviación de los sondajes, método usado y frecuencia de medición;

/f/ descripción geológica de los sondajes, incluyendo el lugar donde se encuentran los testigos;

/g/ porcentaje de recuperación de las muestras;

/h/ leyes de las muestras;

/i/ informes del manejo y resguardo de

the requirements defined in Section 12.5. In any cases of change of Control, SQM shall be entitled, but not obliged, to sell and transfer its shares in the SCM to KM, which in turn shall be bound to buy them as stated in Clause 15 on “SQM’s Right to Sell its Shares in the SCM”.

THIRTEENTH - THE SCM’s REPORTS:

13.1. Report on New Explorations:

Upon its incorporation and within the first 4 months of each year, the SCM shall provide SQM with an annual report on the Exploration activities developed in the Area during the preceding calendar year. This report shall have no cost for SQM and shall contain, to the extent applicable to the executed Exploration works, all supporting documents and all information obtained by KM in the performance thereof, including, by way of example and without limitation:

/a/ information on drilling campaigns, specifying years, methods, diameters, meters, and future campaigns;

/b/ borehole databases, including tables on “Assays”, “Collar”, “Survey” and “Lithology”;

/c/ trench and surface-sampling databases;

/d/ borehole and trench locations;

/e/ drilling deviations, used methods and measurement frequencies;

/f/ geological description of boreholes, including core-sample locations;

/g/ sample recovery percentages;

/h/ sample grades;

/i/ reports on handling and safeguards of

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muestras de sondajes y otras muestras;

/j/ mapeo de zanjas y túneles;

/k/ topografía superficial, de sondajes, de zanjas o labores;

/l/ informes de pruebas de tratabilidad y de densidad, con su respectiva distribución espacial;

/m/ interpretaciones geológicas, geoquímicas, geofísicas, estructurales, entre otras, junto con sus respectivos planos y bases de datos;

/n/ resultados de pruebas metalúrgicas;

/o/ informe geológico incluyendo modelos geológicos, de recursos;

/p/ interpretaciones, perfiles, plantas, sólidos, unidades geológicas y modelos geometalúrgicos;

/q/ para el evento que KM observe la presencia de reservas o recursos proveerá además los informes de estimación de recursos y reservas, y su actualización respectiva, con la metodología empleada, radios de búsqueda, criterios para clasificar los recursos;

/r/ informes de estudio de perfil, pre-factibilidad y/o factibilidad en caso que alguno sea completado en el período correspondiente, definición de ley de corte, recuperaciones mineras, rendimientos de proceso, entre otros;

/s/ informe QA/QC, análisis de muestras duplicados, estándar y blancos. Metodologías de análisis y preparación de muestras;

/t/ resultados de investigación geotécnica;

/u/ archivos digitales de planos, mapas geológicos, y topográficos; y

/v/ cualquier otra información que se haya generado y que resulte pertinente incluir.

Trece. Dos. Informe sobre Proyecto Minero y reservas.

Si la SCM define o evalúa un Proyecto Minero de explotación de minerales en el Área, a simple requerimiento de cualquiera de sus drilling and other samples;

/j/ trench and tunnel mapping;

/k/ surface, borehole, trench and work topography;

/l/ treatability and density testing reports, with their corresponding spatial distribution;

/m/ geological, geochemical, geophysical, structural and other interpretations, with their corresponding drawings and databases;

/n/ results of metallurgical tests;

/o/ a geological report including geological models, and resources;

/p/ interpretations, profiles, plants, solids, geological units and geo-metallurgical models;

/q/ in the event that KM observed the presence of reserves or resources, it shall also provide reports on resource and reserve estimations, and their respective update, with the employed methodology, search radius, and resource classification criteria;

/r/ conceptual, pre-feasibility and feasibility study reports, if any were completed in the corresponding period, with cut-off grades, mineral recoveries and process capacities, among other;

/s/ a QA/QC report, with analysis of standard, blank and replicated samples, analysis methodologies and sample preparation;

/t/ geotechnical research results;

/u/ digital files of drawings, geological and topographic maps, and

/v/ any other pertinent information produced.

13.2. Report on Mining Project and Reserves:

If the SCM defined or assessed a Mining Project in the Area, at the simple request of any of its partners, and at no cost for them, it

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socios, y sin costo para ellos, les entregará dentro del plazo de veinte días corridos contados desde tal requerimiento, y luego sucesivamente dentro del primer cuatrimestre de cada año, copia del plan de explotación vigente, del plan minero, y los recursos y las reservas estimadas que contenga el Área. De igual forma, y en el evento que durante el año respectivo dicho plan o las estimaciones de reservas varíen, esta circunstancia será comunicada a los Socios dentro de los treinta días corridos siguientes a su ocurrencia. Lo anterior es sin perjuicio del derecho exclusivo de la SCM de modificar, variar, suspender, paralizar, descontinuar o en cualquier otra forma alterar el plan de explotación que la SCM entregue a sus socios conforme a esta Sección.

DÉCIMO CUARTO. PAGO POR INACTIVIDAD.

Catorce. Uno. Objeto y Alcance.

/a/ Si al cumplirse diez años desde la constitución de la SCM, ésta no ha iniciado la explotación comercial de un yacimiento minero en los Derechos Mineros, y mientras no se efectué tal explotación, KM pagará anualmente a SQM, dentro del primer mes de cada año siguiente, una cantidad por concepto de inactividad que corresponderá al mayor valor entre: -i- un millón de Dólares, o -ii- doscientos Dólares por hectárea del Área de los Derechos Mineros aportados a la SCM, en adelante el “Pago por Inactividad”.

/b/ Si una vez iniciada la explotación comercial, esta se suspendiese por un periodo de tiempo que exceda el plazo de tres años, se devengará y pagará nuevamente el Pago por Inactividad conforme a lo indicado anteriormente.

/c/ Las Partes dejan expresa constancia que SQM tendrá derecho a cobrar y percibir el Pago por Inactividad aun cuando transfiera el derecho de Regalía, y esta obligación de pago procederá cualquiera sea la persona shall deliver a copy of the current exploitation and mining plans, and estimated resources and reserves contained in the Area, within of 20 calendar days of any such request, and successively within the first 4-months of each year. If during the corresponding year, such plans or the reserve estimations changed, it shall advise the Partners thereof within 30 calendar days of any such occurrences. The foregoing shall not limit the SCM’s exclusive right to modify, change, suspend, stop, discontinue or in any other way alter the mining plan furnished by the SCM to its Partners per this section.

FOURTEENTH - PAYMENT FOR INACTIVITY:

14.1. Purpose and Scope:

/a/ If after 10 years of its incorporation, the SCM’s had not started the commercial exploitation of any ore deposit in the Mining Rights, and as long as it did not do so, KM shall make an annual payment for inactivity to SQM, within the first month of each year thereafter, in an amount equivalent to the greater: -i- of USD 1,000,000, or -ii- of USD 200,000 per hectare in the Area of the Mining Rights contributed to the SCM, hereinafter called the “Payment for Inactivity”;

/b/ If once started, the commercial exploitation were suspended for a period exceeding 3 years, the Payment for Inactivity shall be accrued and paid again, as previously stated;

/c/ The Parties hereby expressly record that SQM shall be entitled to charge and receive the Payment for Inactivity even after transferring the Royalty right, and this payment obligation shall apply regardless of

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que sea dueño y/o explote los Derechos Mineros.

/d/ KM podrá eximirse del Pago por Inactividad en caso de que la SCM venda y transfiera a SQM todos los Derechos Mineros a un precio equivalente en pesos a cien Dólares por cada Derecho Minero.

/e/ Con todo, en caso que, dentro del plazo de diez años contados desde la fecha de constitución de la SCM, el Estudio de Factibilidad no sea aprobado por la SCM según lo establecido en la Cláusula Undécima, SQM tendrá derecho a que la SCM se disuelva anticipadamente y liquide, restituyéndose a cada Parte sus aportes efectuados a la SCM, y pasando a SQM el dominio de los Informes de Exploración.

Catorce. Dos. Garantías del Pago por Inactividad.

El cumplimiento de la obligación de KM de pagar el Pago por Inactividad se garantizará incluyéndola en la Hipoteca y Prohibición SCM.

Para tal efecto, en caso de que no se constituya tal garantía, KM confiere desde ya poder irrevocable y especial, pero tan amplio como en derecho corresponda, a SQM para que, en nombre y representación de KM y sin obligación de rendir cuenta, suscriba todos los actos societarios y corporativos que se requieran en la SCM para su constitución.

DÉCIMO QUINTO: DERECHO DE VENTA DE LA PARTICIPACIÓN DE SQM EN LA SCM.

Quince. Uno. Derecho de venta.

/a/ SQM tendrá el derecho de vender toda su participación en la SCM:

-i- a un tercero en los términos, condiciones y precio que estime conveniente, o

-ii- a KM, quien estará obligado a comprarla.

/b/ En caso de que SQM decida ejercer su derecho de vender a KM toda su participación en la SCM, deberá notificársela por escrito a whoever then owned or exploited the Mining Rights;

/d/ KM may be released from the Payment for Inactivity if the SCM sold and transferred all of the Mining Rights to SQM, at a price in Chilean pesos equivalent to USD 100 each, and

/e/ Nevertheless, if the SCM had not approved the Feasibility Study, as provided in in Clause 11 of the Partnership Agreement, after 10 years of its incorporation, SQM shall be entitled to the early dissolution and liquidation of the SCM, with the respective contributions of each Party returned thereto, and ownership of the Exploration Reports passed to SQM.

14.2. Guarantees of the Payment for Inactivity:

KM’s Payment for Inactivity obligation shall be guaranteed by including it in the SCM’s Mortgage and Restriction.

For this purpose and in the event that this guarantee were not created, KM hereby grants irrevocable special powers, as wide as legally permitted, to SQM, so that, on behalf and in representation of KM, and without any accountability obligations, SQM may execute all company or corporate acts needed by the SCM for its incorporation.

FIFTEENTH - SQM’s RIGHT TO SELL ITS INTEREST IN THE SCM:

15.1. Right of Sale:

/a/ SQM shall be entitled to sell all its Shares in the SCM:

-i- to any third party in the terms, conditions and price that it deemed convenient, or

-ii- to KM, which shall be bound to buy them.

/b/ If SQM decided to exercise its right of sale of all its Shares in the SCM to KM, the former shall advise the latter in writing, hereinafter

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KM, en adelante la “Comunicación de Venta”.

Quince. Dos. Venta a KM.

/a/ En caso de que SQM venda toda su participación en la SCM a KM, el precio será, a elección de SQM:

-i- un precio justo de mercado determinado por un tercero según como se señala en el Anexo N° 15.2 /a/ -i- de este Pacto, el cual se entiende formar parte integrante de éste; o

-ii- un incremento en los valores de la Regalía determinado por un tercero. Para esta determinación se seguirá el mismo procedimiento y factores que se señalan en el Anexo N° 15.2 /a/ -i-.

/b/ En la Comunicación de Venta, SQM deberá informar el precio de la compraventa.

/c/ La participación en la SCM será vendida por SQM libre de toda prenda, gravamen, litigio o prohibición. Con todo, SQM no estará obligada a otorgar declaraciones o garantías sobre tal participación, distintas de aquellas indicadas anteriormente.

/d/ La compraventa de la participación de SQM en la SCM se suscribirá dentro los 90 días corridos siguientes a la Comunicación de Venta. KM deberá consentir y cooperar en la suscripción de los documentos que SQM razonablemente estimare necesarios para la celebración de la compraventa.

/e/ En caso de que SQM elija el pago con un incremento en los valores de la Regalía, la Hipoteca y Prohibición SCM garantizará y se extenderá a este incremento, para lo cual la SCM suscribirá una escritura pública de modificación y ampliación de la Hipoteca y Prohibición SCM. Para tal efecto, en caso de que no se suscriba dicha escritura pública de modificación y ampliación, KM confiere desde ya poder irrevocable y especial, pero tan amplio como en derecho corresponda, a SQM para que, en nombre y representación de KM y sin obligación de rendir cuenta, suscriba todos los actos societarios y corporativos que se requieran en la SCM para que se suscriba.

called the “Notice of Sale.”

15.2. Sale to KM:

/a/ If SQM sold all its Shares in the SCM to KM, at SQM’s option, the price shall be:

-i- at arm’s length determined by a third party, as stated in Appendix 15.2 /a/ -i- hereto, which is understood as an integral part hereof, or

-ii- at the increased Royalty values determined by a third party, following the same procedure and factors stated in Appendix 15.2 /a/ -i-;

/b/ In the Notice of Sale, SQM shall inform the purchase price;

/c/ SQM shall sell its interest in the SCM free of any pledges, liens, litigations or restrictions, but shall not be bound to make representations or guarantees thereon, other than those previously stated;

/d/ The agreement to purchase SQM’s interest in the SCM shall be executed within 90 calendar days of the Notice of Sale, and KM shall consent and cooperate by signing any documents that SQM deemed reasonably necessary for the execution of the purchase agreement;

/e/ If SQM opted for the increased Royalty values, the SCM’s Mortgage and Restriction shall guarantee and include this increase, by the SCM executing a notarized and registered amendment and extension of the Mortgage and Restriction, and in case the latter did not do so, KM hereby grants irrevocable and special powers of attorney, as ample as legally required, to SQM, so that, on behalf and in representation of KM and without any accountability obligations, it may sign any company documents required by the SCM for the execution thereof, and

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/f/ KM podrá designar a un tercero, que cumpla con las Políticas SQM y con esta Sección, para que compre toda la participación de SQM en la SCM. Esta designación deberá ser comunicada por KM a SQM dentro de los 15 días corridos siguientes a la Comunicación de Venta. En el caso de que el tercero no cumpla con las Políticas SQM, la participación de SQM en la SCM la deberá comprar KM.

DÉCIMO SEXTO: ADQUISICIÓN DE BIENES RESTRINGIDOS EN EL ÁREA Y EN EL ÁREA DE INTERÉS.

Durante la vigencia del Pacto, y por un periodo de dos años posteriores a su término, ningún Socio podrá, directa, indirectamente o a través de terceros, negociar, adquirir o recibir en arriendo, usufructo, comodato o en cualquier otra forma o título, constituir o solicitar la constitución de uno o más pedimentos mineros, manifestaciones mineras, concesiones mineras de exploración, concesiones mineras de explotación, derechos de aprovechamiento de aguas, derecho de cualquier tipo en relación al predio superficial y/o de otro derecho, que se superpongan total o parcialmente con el Área, en adelante los “Bienes Restringidos”. En caso de incumplimiento a esta prohibición, el Socio infractor se obliga a que los Bienes Restringidos sean vendidos a la SCM, dentro de los diez días corridos siguientes a que así lo requiera el otro Socio y/o la SCM, a un precio de diez Dólares cada uno.

DÉCIMO SÉPTIMO: PROTECCIÓN, AMPARO Y GRAVÁMENES DE LOS DERECHOS MINEROS.

Diecisiete. Uno. Protección, amparo y vigencia de los Derechos Mineros.

La SCM pagará, a su costo, cuenta y

/f/ KM may designate a third party compliant with SQM’s Policies and this section to buy all of SQM’s interests in the SCM, advising SQM thereof within 15 calendar days of the Notice of Sale, and if the third party failed to comply with SQM’s policies, SQM’s interests in the SCM must be purchased by KM.

SIXTEENTH - ACQUISITION OF RESTRICTED ASSETS IN THE AREA AND THE AREA OF INTEREST:

While the Agreement is in force and for a period of two years thereafter, no Partner may, directly, indirectly or through any third parties, negotiate, acquire or receive in lease, usufruct, loan or in any other way or for any consideration, or request or be awarded, any one or more petitioned mining claims for exploration, awarded mining claims for exploration or exploitation, water use rights, rights of any kind on the surface land, or any other rights, overlapping all or any part of the Area, hereinafter called the “Restricted Assets.” Each Partner hereby commits to sell the Restricted Assets to the SCM within 10 calendar days of the other Partner or the SCM so requesting, at a price of 10 Dollars each, if it breached this restriction.

SEVENTEENTH: PROTECTION, SHELTER AND ENCUMBRANCES OF THE MINING RIGHTS:

17.1. Protection, Shelter and Validity of the Mining Rights:

The SCM shall pay all mining patents of the

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responsabilidad, todas las patentes mineras de los Derechos Mineros, antes del día treinta de marzo de cada año, y efectuará todas las actuaciones, diligencias y trámites que sean necesarios o pertinentes para la correcta y debida constitución, protección, amparo y vigencia de los Derechos Mineros. Asimismo, la SCM adoptará, a su exclusivo costo, todas las medidas, judiciales y extrajudiciales, que sean necesarias para tales efectos y para defender dicha propiedad minera de cualquier pretensión de terceros.

Si la SCM no ejerciere oportunamente, dentro de los plazos legales, la defensa de los Derechos Mineros, SQM podrá, sin que se encuentre obligado a ello, actuar en representación de la SCM en los procesos que se hayan iniciado. Para estos efectos, la SCM otorgará poder judicial a SQM y los costos legales razonables serán asumidos por la SCM.

Alternativamente, y sin que se encuentre obligado a ello, SQM podrá participar en los procesos como tercero coadyuvante, a su exclusivo costo.

Diecisiete. Dos. Gravámenes de los Derechos Mineros.

Los Derechos Mineros quedarán sujetos a los gravámenes, términos y obligaciones pactados por la SCM en los contratos en los cuales se constituya la Reserva, Regalía, Hipoteca y Prohibición SCM y Usufructo, obligándose KM a cumplir con ellos, y a causar que la SCM también cumpla con ellos, siendo imprescindible para lo anterior que los Derechos Mineros se encuentren debidamente protegidos, amparados y vigentes. KM se obliga en forma adicional, a procurar que la SCM dé cumplimiento estricto por parte de sus órganos sociales, a los compromisos y obligaciones contractuales pactadas en dichos contratos. A modo ejemplar, y sin que ello implique exclusión de otras obligaciones, no se podrán adoptar

Mining Rights, before March 30 of every year, at its own cost, and on its account and responsibility, and shall take any actions and complete any procedures and paperwork that may be necessary or applicable to properly and duly establish, protect and shelter the Mining Rights, and keep them valid. Likewise, the SCM shall, at its sole cost, take all judicial and extrajudicial measures that may be necessary for such purposes and to defend such mining properties from any third-party claims.

If the SCM failed to promptly defend the Mining Rights within the legal terms, SQM may represent the SCM in any initiated processes, without being obliged thereto. For these purposes, the SCM shall grant a power of attorney-at-law to SQM and assume all reasonable legal costs.

 Alternatively and without being obliged thereto, SQM may take part in the processes as intervenor, at its sole cost.

17.2. Liens on Mining Rights:

The Mining Rights shall be subject to the liens, terms and obligations agreed by the SCM in the agreements establishing the Reserve, the Royalty, the SCM’s Mortgage and Restriction and the Usufruct, while KM hereby commits to comply, and have the SCM to also comply, therewith, for which that the Mining Rights be always duly protected, sheltered and valid shall be essential. Additionally KM hereby promises to do its best for the SCM’s corporate bodies strictly complying with the commitments and obligations agreed in the aforesaid agreements. By way of example, and without implying the exclusion of any other obligations, no decisions, agreements or omissions may compromise or endanger the

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Anexo Diez. Siete	Appendix 10.7

decisiones o acuerdos algunos, o incurrir en omisiones que comprometan o pongan en riesgo el cumplimiento íntegro y oportuno de dichas obligaciones.

DÉCIMO OCTAVO: DERECHO PREFERENTE PARA LA COMPRA DE LOS DERECHOS MINEROS.

/a/ Previo cumplimiento de los demás requisitos que hayan acordado las Partes, la SCM podrá -directa o indirectamente-abandonar, reducir, desamparar, caducar, renunciar o extinguir en todo o parte los Derechos Mineros, pedimentos, manifestaciones, concesiones mineras de exploración o de explotación que en el futuro solicite, adquiera y/o constituya, que abarquen total o parcialmente el Área, en adelante todos ellos denominados como los “Derechos Mineros a Abandonar” y este derecho denominado como el “Derecho a Renuncia”.

/b/ Para ejercer su Derecho a Renuncia, la SCM previamente deberá informar a SQM por medio de carta certificada enviada al domicilio de esta, su decisión de ejercer su Derecho a Renuncia indicando el nombre del Derecho Minero a Abandonar y sus datos necesarios para individualizarlo, incluyendo, antecedentes de inscripción de dominio, Rol Nacional, y datos del expediente judicial de tramitación, entre otros, ofreciéndole vender el Derecho Minero a Abandonar respectivo. Recibida la carta, SQM tendrá un plazo de treinta días corridos para comunicar, por medio de carta certificada, su decisión de comprar el Derecho Minero a Abandonar ofrecido vender. Si SQM no da respuesta al ofrecimiento de venta de SCM dentro del plazo de treinta días corridos, se entenderá que SQM ha renunciado al ejercicio de su derecho de compra, y la SCM podrá ejercer libremente su Derecho a Renuncia, de pleno derecho y sin necesidad de acuerdo adicional alguno de este Pacto y sin que se le genere responsabilidad alguna por el ejercicio de tal derecho.

full and prompt fulfilment of such obligations.

EIGHTEENTH - PREFERENTIAL RIGHT TO PURCHASE MINING RIGHTS:

/a/ Upon meeting the other requirements agreed by the Parties, the SCM may directly or indirectly abandon, reduce, desert, waive or extinguish all or any part of the Mining Rights, petitioned mining claims for exploration, statements of discovery, or mining claims for exploration or exploitation, that it may request, purchase or be awarded in the future in the entirety of any part of the Area, or let any thereof expire, hereinafter collectively called the “Mining Rights to be Abandoned,” and this right, the “Right of Waiver”;

/b/ To exercise its Right of Waiver, the SCM shall previously inform its decision to SQM, by certified letter sent to the latter’s address, stating the name of the Mining Right to be Abandoned, providing the necessary identifying information, including that on ownership registration, property registration number and court dossier, among others, and offering to sell the corresponding Mining Right to be Abandoned; upon receiving the letter, SQM shall have 30 Business Days to inform, by certified letter, its decision to buy the Mining Right to be Abandoned offered for sale; if SQM did not answer to the SCM’s offer within 30 calendar days, it shall be understood that SQM had waived its right, and the SCM may freely and rightfully exercise its Right of Waiver, without the need for any additional agreements hereunder, and without this creating any liabilities thereto;

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/c/ En el evento que SQM comunique su intención de ejercer su derecho de compra, deberá indicar en dicha comunicación el día en que las partes deberán concurrir a suscribir el contrato de compraventa, plazo que no podrá exceder de los treinta días corridos contados desde enviada la comunicación por parte de SQM. El contrato de compraventa se otorgará en la misma notaría en la que se otorga el presente instrumento, o aquella que la reemplace y sustituya, y el precio de compraventa será la suma única y total del valor de la patente anual del respectivo Derecho Minero a Abandonar objeto del mismo.

/d/ El contrato de compraventa antes señalado se celebrará pura y simplemente, y él o los Derechos Mineros se venderán como cuerpo cierto, en el estado en que se encuentran al día de la celebración, con todo lo edificado y construido sobre ellos, y demás instalaciones destinadas permanentemente a la investigación, arranque y extracción de sustancias minerales, con todos sus usos, derechos, costumbres, derechos y servidumbres, activas y pasivas y libres de obligación de pago de regalías voluntarias o convencionales, de todo embargo, prohibiciones, condiciones resolutorias, litigios pendientes, de contratos de entrega de minerales o de arriendo, o cualquiera otra clase de actos, derechos reales o personales, gravamen y prohibición, que impidan su libre uso, goce, disposición y entrega.

/e/ Sin perjuicio de lo anterior, SQM tendrá un derecho preferente para comprar o adquirir el o los Derechos Mineros, en el mismo precio, en los mismos términos y condiciones, que aquellos que ofrezca un tercero a la SCM. La decisión de SQM de comprar se deberá comunicar dentro de sesenta días corridos

/c/ In the event SQM informed its intention to exercise its purchase right, in the same notice, it shall indicate the date when the parties must sign the purchase agreement, which may not exceed 30 calendar days after SQM’s remittance of the notice; the purchase agreement shall be signed in the same notarial offices as this instrument, or such other offices replacing it, and the purchase price shall be the single and total cost of the annual patent of the respective Mining Right to be Abandoned thereunder;

/d/ The forenamed purchase agreement shall be pure and simple, and the Mining Rights shall be sold as corpus certum, as they were on the date of the execution, with all buildings and constructions thereon, and other facilities permanently destined to searching for, mining and extracting mineral substances, with all their uses, rights, customs, rights of way and easements, whether active or passive, and free of any payment obligations of voluntary or conventional royalties, any seizures, limitations, conditions subsequent, pending litigations, agreements for the delivery of mineral or leases, or any other kind of acts, rights in-rem or personal rights, liens or restrictions, preventing the free use, enjoyment, disposal and delivery thereof, and

/e/ Notwithstanding the foregoing, SQM shall have a right of first refusal to purchase or acquire the Mining Rights, at the same price, and in the same terms and conditions, offered by any third parties to the SCM, with SQM advising the latter of its purchase decision within 60 calendar days of receiving all the

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Anexo Diez. Siete	Appendix 10.7

desde que haya recibido toda la información por parte de la SCM. Esta compraventa se efectuará en los términos señalados en la letra /d/ anterior.

DÉCIMO NOVENO: RESPONSABILIDAD POR LABORES E INDEMNIDAD.

/a/ La SCM asumirá cualquier costo o gasto relacionado con responsabilidades de cualquier naturaleza, incluyendo ambiental, que pudieren derivarse de las labores que efectúe en los Derechos Mineros, de cualquier naturaleza que las mismas sean, y que fueren imputables a la SCM y/o sus contratistas. La SCM se obliga a mantener libre e indemne a SQM de cualesquiera acciones, demandas, reclamos, procedimientos, sanciones, o cualesquiera actuaciones -de cualquier naturaleza que éstas fuesen- que pudiesen intentar terceros o la autoridad en contra de SQM en virtud de las responsabilidades señaladas. Si no obstante lo señalado, SQM resultase obligada a pagar una suma de dinero en virtud de las acciones, demandas, reclamos, procedimientos, sanciones o actuaciones antes referidos, ya sea a título de multa, indemnización de perjuicios, rehabilitación de áreas, programas de cierres de faenas, o por cualquier otra razón, causa o motivo, la SCM estará obligada a pagar o a reembolsar, en su caso, a SQM todas las cantidades que, en virtud de lo expuesto, hubiese sido obligada a pagar. Lo dispuesto en esta Cláusula subsistirá y continuará vigente al término del Pacto.

/b/ La SCM mantendrá una suficiente cobertura de seguros para proteger a SQM de reclamos de terceros por las actividades que desarrolle en los Derechos Mineros.

VIGÉSIMO: FUERZA MAYOR O CASO FORTUITO.

 /a/ Para efectos del presente Contrato, se entenderá por fuerza mayor o caso fortuito,

information from the former, and this purchase being in the terms stated in the preceding Item /d/.

NINETEENTH - LIABILITY FOR WORKS AND INDEMNITY:

/a/ The SCM shall assume any costs or expenses related to liabilities of any nature, including those regarding the environment, that may derive from the works done in the Mining Rights, whatever their nature, and were attributable to the SCM or any of its contractors, and hereby commits to keep SQM harmless and free of any actions, lawsuits, claims, procedures, penalties or acts of any kind that may be attempted by third parties or the authority against SQM in reason of the aforesaid liabilities, but if SQM had to pay any sums of money because of any such actions, shares, claims, complaints, procedures, penalties or acts, whether by way of fines, damage compensations, area restorations, site closing programs, or for any other reasons, causes or motives, the SCM shall be bound to pay or reimburse, as the case may be, all amounts so disbursed by SQM, and the provisions of this clause shall survive and continue effective upon termination hereof, and

/b/ The SCM shall keep enough insurance coverage to protect SQM from any third party claims for the former’s activities in the Mining Rights.

TWENTIETH - FORCE MAJEURE OR UNFORESEEABLE CIRCUMSTANCES:

/a/ For the purposes of this Agreement, force majeure or unforeseeable circumstance,

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en adelante “Fuerza Mayor o Caso Fortuito”, el imprevisto a que no es posible resistir, como un naufragio, un terremoto, el apresamiento de enemigos, los actos de autoridad ejercidos por un funcionario público, etc. según se define en el artículo cuarenta y cinco del Código Civil.

/b/ La Parte afectada por el evento de Fuerza Mayor o Caso Fortuito comunicará a la otra Parte en un plazo no mayor a cinco Días Hábiles, la existencia del evento y su fecha de inicio, así como una estimación de su duración y las medidas de mitigación que propone adoptar, todo lo cual será requisito para que, mientras dure tal evento de Fuerza Mayor o Caso Fortuito, se pueda suspender el cumplimiento de la obligación cuyo cumplimiento es impedido, la cual -en todo caso- se hará exigible una vez que cese tal evento de Fuerza Mayor o Caso Fortuito.

VIGÉSIMO PRIMERO: ANTICORRUPCIÓN.

Veintiuno. Uno. Definiciones.

Para los efectos de esta Cláusula, los términos que se indican a continuación, cada vez que se usen con mayúscula inicial, tendrán el siguiente significado:

/a/ “Cosa de Valor”: Significa cualquier Item o beneficio, incluyendo, pero no limitado a, dinero en efectivo, equivalentes a efectivo - tales como gift cards, certificados de regalos o descuentos para mercancías-, préstamos, regalos, viajes, entretenimiento, comidas, viáticos, favores, negocios u oportunidades laborales, así como el cumplimiento de una solicitud de entregar una cosa de valor a un tercero -tales como, un pariente de un Funcionario Público u otra persona externa-.

/b/ “Persona Cercana”: Significa el cónyuge, pareja, padres, abuelos, hermanos, hijos, nietos, sobrinos, tíos o primos, ya sea por consanguineidad o por afinidad; incluidos los del cónyuge o pareja del Funcionario Público; un socio de negocios, o cualquier otra persona que el Funcionario Público considere cercana.

hereinafter called a “Force Majeure or Unforeseeable Circumstance” shall be understood as any unexpected events that it were not possible to withstand, such as shipwrecks, earthquakes, enemies’ arrests, or acts of authority by public officers, etc., as defined in Article 45 of the Civil Code, and

/b/ The Party affected by the Force Majeure or Unforeseeable Circumstance shall inform the other thereof in a maximum term of 5 Business Days, specifying the starting date and a duration estimate, as well as the mitigation measures to be taken, all of which shall be required for suspending the need to meet any obligations involved while the Force Majeure or Unforeseeable Circumstance continued, which in any case, shall be enforceable again thereafter.

TWENTY-FIRST - ANTICORRUPTION:

21.1. Definitions:

For the purposes of this clause, the following terms, whenever written with an initial capital letter, shall have the following meaning:

/a/ “Valuable Thing” shall refer to any items or benefits, including, but not limited to, cash, equivalent to cash, such as gift cards, gift certificates or discounts for goods, loans, presents, trips, entertainment, food, travel expenses, favours, businesses or work opportunities, as well as responding to any requests to deliver any valuable things to any third parties, such as, a Public Officer’s relatives or other external persons;

/b/ “Close Person” shall designate the spouse or partner, or a parent, grandparent, sibling, child, grandchild, nephew or niece, aunt, uncle or cousin, whether by blood or affinity, including those of any Public Officers’ spouses or partners, any business partners or any other individuals that any Public Officers considered close;

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Anexo Diez. Siete	Appendix 10.7

/c/ “Entidad Pública”: Significa todo órgano, departamento, agencia u órgano estatal nacional, regional, local u otro, de cualquier poder /ejecutivo, legislativo o judicial/, u otra organización, sociedad o empresa de propiedad o controlada por el Estado.

/d/ “Funcionario Público”: Significa todo:

/i/ funcionario o empleado de cualquier gobierno nacional, regional, local u otro, o cualquier departamento, agencia u órgano de dicho gobierno, incluyendo todo funcionario elegido o designado en cualquier poder - ejecutivo, legislativo o judicial-;

/ii/ funcionario o empleado de una sociedad o empresa de propiedad, controlada por, o que desempeña la función de un gobierno;

/iii/ funcionario o empleado de universidades u organizaciones de investigación públicas o patrocinadas por el estado;

/iv/ partido político, funcionario de un partido político o candidato a un cargo público de cualquier nivel;

/v/ funcionario o empleado de una organización pública internacional -por ejemplo, el Banco Mundial, las Naciones Unidas o el Fondo Monetario Internacional-;

/vi/ miembro de una familia real o miembro de fuerzas militares;

/vii/ persona natural actuando en calidad oficial por o en representación de cualquiera de las categorías anteriores -ya sea remunerado o no-; y

/viii/ persona natural que de otra forma califique como Funcionario Público bajo las leyes locales aplicables.

/e/ “Pago Prohibido”: Significa el pago, oferta o promesa de pago, o autorización de pago, oferta o promesa de dinero o cualquier Cosa de Valor, directa o indirectamente a:

-i- un Funcionario Público con el objeto de influenciar inadecuadamente sus acciones o decisiones, o para asegurar cualquier ventaja inadecuada de parte de dicho Funcionario Público;

/c/ “Public Entity” shall mean any state, national, regional, local or other bodies, departments, agencies or organizations of the executive, legislative or judiciary powers, or other organizations or companies owned or controlled by the State;

/d/ “Public Officer” shall designate:

/i/ any officers or employees of national, regional, local or other governments, or any departments, agencies or bodies thereof, including any officers elected or appointed to the executive, legislative or judiciary powers;

/ii/ any officers or employees of companies or corporations owned or controlled by any governments, or performing duties as such;

/iii/ any officers or employees of universities or research organizations, whether public or sponsored by the state;

/iv/ any political parties, officers thereof, or candidates to a public offices at any level;

/v/ any officers or employees of any international public organizations, for example, the World Bank, the United Nations, or the International Monetary Fund;

/vi/ any members of royal families or armed forces;

/vii/ any individuals acting officially for, or on behalf of, any of the previous categories, whether or not remunerated, and

/viii/ any individuals who otherwise qualified as Public Officers under the applicable local laws;

/e/ “Prohibited Payment” shall mean any direct or indirect payments, offers or promises to pay, or payment authorizations, offers or promises of cash or any Valuable Things:

-i- to any Public Officers to improperly influence their actions or decisions, or secure any improper advantages from them;

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Anexo Diez. Siete	Appendix 10.7

-ii- cualquier persona -sea Funcionario Público o no, incluyendo los clientes, potenciales clientes, dueños, ejecutivos, directores y empleados de SQM- para influenciarla a actuar o dejar de actuar, para recompensarla por actuar o dejar de actuar, o cuando la recepción de la Cosa de Valor infringe por sí misma un deber de buena fe, imparcialidad o confianza; o

-iii- cualquier persona mientras sepa o tenga razones para saber que todo o una parte de los dineros u otras Cosas de Valor serán ofrecidas, prometidas o dadas a un Funcionario Público con el objeto de influenciar o recompensar en forma inadecuada una acción oficial, o a cualquier persona para influenciarla o recompensarla por infringir un deber de buena fe, imparcialidad o confianza.

/f/ “Socio de Desarrollo Comercial”: Significa cualquier transacción de negocios con: /i/ toda persona natural o entidad que, a través de cualquier transacción, reciba intereses de trabajo, regalías, intereses de ganancias netos, y/u otra transferencia de minerales en cualquier propiedad de la SCM, y /ii/ toda persona natural o entidad para una actividad o entrega de trabajo en conjunto en la que los costos, riesgos y/o ganancias que surgen del trabajo son compartidos por las partes.

/g/ “Tercera Parte Intermediaria”: Significa cualquier persona natural que no sea empleada de cualquiera de los socios de la SCM, o cualquier entidad que no sea de propiedad o controlada, aún en parte, por uno de los socios de la SCM, que la SCM haya contratado o contrate en el futuro para proveer bienes o servicios a la SCM, o para participar en actividades de negocios con o en representación de la SCM, y que, en el curso de la provisión de bienes y servicios a la SCM, tenga contacto con una Entidad Pública o un Funcionario Público en representación de la SCM o con una persona o entidad que se sabe o se cree que es de propiedad o controlada por una Entidad Pública o un Funcionario Público.

-ii- to any persons, whether or not Public Officers, including SQM’s clients, potential clients, owners, executives, directors and employees, in order to influence or compensate their actions or inactions, or whenever receiving such Valuable Things breached per se any duties of good faith, impartiality or trust, or

-iii- to any persons while knowing, or having reasons to know, that all or a part of the cash or other Valuable Things shall be offered, promised or given to Public Officers to improperly influence or compensate any official actions, or to any persons so as to influence or compensate them for breaching any duties of good faith, impartiality or trust;

/f/ “Commercial Development Partner” shall mean any business transactions: /i/ with any individuals or organizations that, through any transactions, received work interests, royalties, interests on net earnings, or any transfers of minerals in any of the SCM’s properties, or /ii/ with any individuals or organizations for joint activities or work deliveries, where the costs, risks or earnings arising from the work were shared by the parties, and

/g/ “Intermediary Third Party” shall designate any individuals who were not employed by any of the SCM’s partners, or any entities not fully or partly owned or controlled by any of the latter, that the SCM had employed, or may employ in the future, to provide goods or services, or to take part in business activities with, or on behalf of, the SCM, and that, in the course of providing goods and services thereto had contact with any Public Entities or Officers on its behalf, or with any individuals or organizations known to be, or deemed as being, owned or controlled by any thereof.

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Anexo Diez. Siete	Appendix 10.7

Veintiuno. Dos. Declaraciones y Garantías.

Por la duración de este Pacto y en relación al mismo, KM declara y garantiza que:

/a/ Los dueños, ejecutivos, directores, empleados, subcontratistas, agentes, socios, personas relacionadas de KM, en adelante cada uno, un “Agente de KM”, así como los directores y ejecutivos de KM designados para la SCM, no efectuarán Pagos Prohibidos en relación al negocio y operación de la SCM y de cualquiera de sus filiales o personas relacionadas.

/b/ KM, la SCM y los Agentes de KM han cumplido y cumplirán con todas las leyes anticorrupción aplicables, incluidas las leyes de Chile, [●] y la Ley de los Estados Unidos sobre Prácticas Corruptas Extranjeras U.S. Foreign Corrupt Practices Act, “FCPA”, en adelante las “Leyes Anticorrupción”.

/c/ Conforme al conocimiento de KM, ningún Agente de KM es un Funcionario Público o Persona Cercana de un Funcionario Público, y ningún Funcionario Público es directa o indirectamente dueño o inversionista. KM informará a SQM, en forma oportuna y por escrito si, en cualquier momento, hay un cambio en cualquiera de las declaraciones realizadas en este párrafo. Si, en opinión de SQM, dicho cambio aumenta los riesgos de cumplimiento relacionados a la SCM, las partes trabajarán conjuntamente para lograr una solución aceptable. Si no se encuentra una solución aceptable, dicho cambio constituirá un fundamento para la terminación de la SCM conforme se establece en la Sección Veintiuno. Cuatro sobre “Terminación” contenida más abajo.

21.2. Representations and Guarantees:

For the duration of this Agreement and in relation hereto, KM herby represents and guarantees:

/a/ That none of KM’s owners, executives, directors, employees, subcontractors, agents, partners or Related Persons, hereinafter each thereof called a “KM Agent,” and none of the KM-appointed directors and officers in the SCM, shall make any Prohibited Payments regarding the business and operation of the latter, or any of its subsidiaries or Related Persons;

/b/ That KM, the SCM and all KM’s Agents have complied, and will comply, with all applicable anticorruption laws, including the laws of Chile, [●] and the US Foreign Corrupt Practice Act, “FCPA”, hereinafter called the “Anticorruption Laws”;

/c/ That, to KM’s knowledge, none of its Agents are Public Officers or Close Persons of any thereof, and no Public Officers are direct or indirect owners or investors, and that it shall inform SQM promptly and writing, if at any time, there were any changes in any of the representations in this paragraph, but if in its opinion, any such changes increased the risk of compliance with reference to the SCM, the parties shall jointly work to reach an acceptable solution, and should they not find any, such changes shall be causes for the SCM’s termination as established hereinafter in Section 21.4 on “Termination”;

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/d/ KM no empleará ni contratará a sub- agentes, personas, entidades o representantes para desempeñar los deberes u obligaciones de KM bajo este Pacto y la SCM, para realizar cualquier acto que KM no pueda realizar conforme a este Pacto, o que constituiría una infracción de este Pacto sin el consentimiento previo y escrito de SQM.

/e/ KM cumplirá con el Código de Ética y la Política de Cumplimiento Anti Soborno y Corrupción de SQM y ha implementado y continuará manteniendo políticas y procedimientos escritos diseñados para asegurar y promover el cumplimiento de las Leyes Anticorrupción, incluyendo procedimientos de due diligence basados en riesgo, contratación y monitoreo de terceros. Si KM no cuenta con dichas políticas y procedimientos escritos ya implementados, KM deberá asegurar que dichas políticas y procedimientos sean implementadas dentro de un año.

/f/ KM deberá hacer que la SCM prepare y mantenga libros y registros financieros precisos y razonablemente detallados relacionados con su desempeño y a los pagos efectuados. KM deberá provocar que la SCM diseñe y mantenga un sistema de controles contables internos suficiente para asegurar razonablemente que: -i- las transacciones sean ejecutadas y que se dé acceso a los activos sólo en conformidad con la autorización general o específica de la administración; -ii- las transacciones sean registradas en la forma en que sea necesaria para permitir la preparación de estados financieros periódicos y para mantener la contabilidad de los activos; y -iii- la contabilidad registrada de los activos sea comparada con los activos existentes en intervalos razonables de tiempo y se adopten las acciones que sean adecuadas en caso de existir diferencias.

/d/ That KM shall not hire or employ any subagents, individuals, organizations or representatives to perform its duties or meet its obligations hereunder, or those of the SCM, or to do anything that KM may not do hereunder, or that would be a breach without SQM’s prior written consent;

/e/ That KM shall comply with SQM’s Code of Ethics and Anti-Bribery and Anticorruption Compliance Policy; has implemented, and shall continue to maintain, written policies and procedures designed to ensure and promote compliance with the Anticorruption Laws, including due diligence procedures based on third parties’ risk, hiring and monitoring, and if it had not yet implemented any such written policies and procedures, it shall ensure that they be implemented within one year;

/f/ That KM shall cause the SCM to prepare and keep accurate and reasonably detailed financial books and records of its performance and payments made, and shall have the SCM design and keep an internal accounting control system sufficient to reasonably ensure: -i- that all transactions are made and access to assets given only pursuant to general or specific authorizations of the administration; -ii- that all transactions are registered as needed for regularly preparing financial statements and keeping the accounting of assets, and -iii- that all asset accounting records are compared against the existing assets at reasonable time intervals, and adequate actions taken in case of any differences;

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Anexo Diez. Siete	Appendix 10.7

/g/ En caso que así sea solicitado, mientras SQM sea socio de la SCM y por un plazo de cinco años luego de que haya dejado de serlo, SQM tendrá derecho a auditar y examinar los libros y registros financieros de la SCM y KM de modo de verificar el cumplimiento de este Pacto y de las declaraciones, garantías y compromisos aquí asumidos. KM entregará toda la información y asistencia que sea razonablemente requerida por SQM en relación a dicha auditoría, incluyendo acceso a su personal clave, incluyendo a quienes trabajan por o en representación de la SCM. Las auditorías serán realizadas por los empleados del Departamento de Auditoría Interna de SQM o por un auditor independiente u otra firma profesional mutuamente aceptable para SQM y KM. Los costos de dichas auditorías serán de cargo de la Parte que la solicite.

/h/ La información anticorrupción usada en el due diligence previamente entregada por KM a SQM sigue siendo precisa y completa. KM acuerda entregar a SQM la información adicional para el due diligence que pueda ser requerida por SQM mientras KM sea socio de la SCM. En caso de cambios significativos de la información de due diligence previamente entregada a SQM, KM acuerda notificarle dichos cambios en forma oportuna y por escrito a SQM.

/i/ KM deberá causar la implementación, dentro de un plazo razonable, de una función de cumplimiento independiente en la SCM que la supervise, para monitorear el cumplimiento de las Leyes Anticorrupción. Esa función de cumplimiento independiente incluirá al menos a un representante de SQM. KM deberá asegurar que dentro de los cuarenta y cinco días corridos siguientes a la constitución de la SCM, la función de cumplimiento independiente de la SCM genere la adopción e implementación de políticas y procedimientos escritos que rijan a

/g/ That, if so requested, while SQM is a partner in the SCM and for a term of 5 years thereafter, SQM shall be entitled to audit and examine the SCM’s and KM’s financial books and records to verify compliance with this Agreement, and the representations, guarantees and commitments assumed herein, with KM delivering all information and assistance reasonably required by SQM regarding such audits, including access to its key personnel, even those who work for or on behalf of the SCM, audits that shall conducted by employees of SQM’s Internal Audit Department, external auditors or other professional firm acceptable to both SQM and KM, with the costs borne by the requesting Party;

/h/ That all anticorruption information used in the due diligence and previously delivered by KM to SQM is still precise and complete, and KM hereby agrees to deliver to SQM any additional due-diligence information that the latter may require while it is a partner in the SCM, and in case of significant any changes to the information previously delivered to SQM in this context, KM also agrees to communicate them thereto promptly and in writing;

/i/ That, within a reasonable period of time, KM shall cause the implementation of an independent compliance role in the SCM to supervise and monitor compliance with the Anticorruption Laws, which shall include at least one SQM representative, and KM shall ensure that within 45 calendar days of its incorporation, the SCM’s independent compliance role brings about the adoption and implementation of written governance policies and procedures that also ensure and promote compliance with the Anticorruption Laws, including, but not limited to, an

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la SCM, que aseguren y promuevan el cumplimiento de las Leyes Anticorrupción, incluyendo pero no limitado a, una política anticorrupción, una política de viajes y entretenimientos, y un programa de due diligence de terceros basado en el riesgo, en adelante las “Políticas Anticorrupción”, y que sean sustancialmente equivalentes a las Políticas Anticorrupción existentes de SQM. SQM revisará las Políticas Anticorrupción implementadas en la SCM para determinar si son sustancialmente equivalentes.

/j/ A solicitud de cualquier otra parte, KM deberá hacer que la SCM contrate a un abogado externo para asesoría legal sobre asuntos anticorrupción.

/k/ KM acuerda que los Agentes de KM, así como las personas que trabajen en representación de la SCM que puedan interactuar con Funcionarios Públicos, incluyendo sub-agentes o subcontratistas aprobados por SQM, deberán realizar una capacitación de cumplimiento anticorrupción. /l/ KM acuerda certificar el cumplimiento de las declaraciones y garantías anteriores, y de las Políticas Anticorrupción, anualmente o cuando sea así sea solicitado por SQM.

/m/ Se podrá remover de la SCM a un director y/u otro cargo gerencial identificado en este acuerdo o en otros relacionados y designado por un Socio, con causa justificada, incluyendo la infracción de las Políticas Anticorrupción de la SCM, solo mediante el voto de los directores de la Parte cumplidora.

/n/ Todo aporte que KM haga a la SCM, incluyendo, pero no limitado a, información, estudios, análisis, reportes, informes y muestras relacionadas con concesiones mineras, derechos mineros, concesiones, licencias, permisos y autorizaciones, fueron obtenidos, y se mantendrán, cumpliendo con las Leyes Anticorrupción y todas las otras leyes aplicables.

anticorruption policy, a travel and entertainment policy, a risk-based third-party due diligence program, hereinafter called the “Anticorruption Policies”, essentially equivalent to SQM’s Anticorruption Policies, with SQM verifying that they are so by reviewing them;

/j/ That, at the request of any other parties, KM shall have the SCM hire an external lawyer as counsel on anticorruption issues;

/k/ That KM hereby agrees that its Agents and any individuals working on behalf of the SCM, who may interact with Public Officers, including subagents or subcontractors approved by SQM, must attend an anticorruption compliance training course; /l/ That KM hereby agrees to certify compliance with the previous representations and guarantees and the Anticorruption Policies, annually or whenever so requested by SQM;

/m/ That any directors or other managers identified herein, or in other related agreements, and appointed by a Partner may be removed from the SCM with justification, including the breach of the SCM’s Anticorruption Policies, and only with the vote of the complying Party’s board members, and

/n/ That any contributions made by KM to the SCM, including, but not limited to, information, studies, analysis, reports, notifications and samples relating to mining claims or rights, other claims, licenses, permits or authorizations, were obtained and shall be kept in compliance with the Anticorruption Laws and all other applicable laws.

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Veintiuno. Tres. Terceros.

La SCM deberá revisar y aprobar o rechazar a todas las Terceras Partes Intermediarias y Socios de Desarrollo Comercial de la SCM conforme a las políticas y procedimientos implementadas en conformidad la letra /i/ de la Sección Veintiuno. Dos. La SCM o KM deberá notificar a SQM antes de contratar a una Tercera Parte Intermediaria o Socio de Desarrollo Comercial y deberá entregar a SQM trimestralmente una lista de todas las Terceras Partes Intermediarias y todos los Socios de Desarrollo Comercial aprobados, además de entregar a SQM informes mensuales de los pagos efectuados a Terceras Partes Intermediarias, incluyendo los materiales de respaldo que sean relevantes. Cuando sea solicitado por SQM, la SCM le entregará a SQM todos los archivos de due diligence relacionados y correspondientes a dichas Terceras Partes Intermediarias y dichos Socios de Desarrollo Comercial.

Veintiuno. Cuatro. Terminación.

/a/ Si SQM razonablemente y de buena fe, y en base a evidencia fidedigna, cree que puede haber habido un incumplimiento de cualquier declaración o garantía establecida en la Sección Veintiuno. Dos sobre “Declaraciones y Garantías” de esta Cláusula, entonces KM deberá cooperar de buena fe para determinar si dicho incumplimiento ha ocurrido. Si SQM determina razonablemente y de buena fe, en base a evidencia fidedigna, que ha habido incumplimiento de cualquiera de dichas declaraciones o garantías de parte de KM, o si KM no coopera de buena fe, tendrá derecho a poner término unilateral e inmediato a su participación en la SCM, o a adoptar otras acciones apropiadas en conformidad con los términos de este Pacto.

/b/ KM acuerda que, si SQM razonablemente y de buena fe, y en base a evidencia

21.3. Third Parties:

The SCM shall review, and approve or reject, any Intermediary Third Parties and Commercial Development Partners of the SCM per the policies and procedures implemented as provided in Item /i/ of Section 21.2. The SCM and KM shall notify SQM before hiring any Intermediary Third Parties or taking any Business Development Partners, and shall quarterly deliver a list of all approved Intermediary Third Parties and Commercial Development Parties to SQM, as well as monthly reports on payments made to Intermediary Third Parties, including any pertinent supporting documents. At SQM’s request, the SCM shall deliver thereto all files on due diligence relating and corresponding to such Intermediary Third Parties and Business Development Partners.

21.4. Termination:

/a/ If reasonably, in good faith, and based on true evidence, SQM believed that any of the representations or guarantees made in Section 21.2 on “Representations and Guarantees” of this clause had been breached, KM shall cooperate in good faith to determine whether any such breaches had actually occurred, and should SQM, also reasonably, in good faith, and based on true evidence, determine that there had indeed been any such beaches by KM, or should KM not cooperate in good faith, SQM shall be entitled to unilaterally and immediately terminate its shareholding in the SCM, or adopt other appropriate actions in accordance with the terms hereof, and

/b/ KM hereby agrees that, if reasonably, in good faith and based on true evidence, SQM

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fidedigna, determina que KM ha incumplido cualquier declaración o garantía establecida en la Sección Veintiuno. Dos sobre “Declaraciones y Garantías” de esta Cláusula en relación a la SCM, SQM tendrá una opción para -i- comprar a KM toda su participación social en la SCM; o -ii- vender a KM o a un tercero toda su participación social en la SCM según como se estable en la Cláusula Décimo Quinta sobre “Derecho de Venta de la Participación de SQM en la SCM”.

VIGÉSIMO SEGUNDO: CONFIDENCIALIDAD.

Veintidós. Uno. Confidencialidad.

Toda la información obtenida en relación con el cumplimiento del Pacto será de propiedad exclusiva de las Partes y confidencial. Exceptuando lo dispuesto más adelante, tal información no será entregada a ningún tercero ni al público en general, sin el consentimiento previo y por escrito de la otra Parte.

Veintidós. Dos. Excepciones.

El consentimiento no será requerido en los casos en que se entregue información a:

/a/ una Empresa Conectada, sus directores, trabajadores, consultores, asesores, contratistas o subcontratistas para el cumplimiento de sus funciones o encargos;

/b/ una agencia u organismo federal o estatal, o cuerpo regulatorio, especialmente bolsas de valores, de acuerdo con las leyes o reglamentos pertinentes o con las normas de cualquier índole;

/c/ un tercero que esté interesado en adquirir una participación en la SCM o en una de las Partes, en las condiciones indicadas en este Pacto, previa suscripción de un acuerdo de confidencialidad; o

/d/ cuando la información de que se trate ya forme parte del dominio público, excepto si fuere por su indebida divulgación por alguna de las Partes.

determined that KM had not complied with any of the representations or guarantees made in Section 21.2 on “Representations and Guarantees” of this clause with respect to the SCM, SQM may opt -i- for buying all of KM’s equity in the SCM; or -ii- for selling all its equity in the SCM to KM or any third parties, as stipulated in Clause 15 on “SQM’s Right to Sell its Interest in the SCM”.

TWENTY-SECOND - CONFIDENTIALITY:

22.1 Confidentiality:

Any information obtained regarding the implementation hereof shall be confidential and solely owned by the Parties. Except as provided hereinafter, any such information shall not be delivered to any third parties or the general public without the other Party’s prior written consent.

22.2. Exceptions:

The consent shall not be required in cases when information is delivered:

/a/ to any Connected Companies, or any of their directors, workers, consultants, advisors, contractors or subcontractors, for the performance of their duties or commissions;

/b/ to any federal or state agencies or entities, or regulatory bodies, specially stock exchanges, according to any pertinent laws or regulations or rules of any kind;

/c/ to any third parties interested in acquiring interests in the SCM or any of the Parties, in the conditions stated herein, upon subscription of a confidentiality agreement, or

/d/ when the concerned information is already public, except if it is so because of an undue disclosure by any of the Parties.

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En los casos indicados en las letras /a/ y /c/ del párrafo anterior, sólo será entregada la información confidencial que el tercero tenga necesidad legítima de conocer para el propósito de cumplir con el objeto de que se señala en dichas letras /a/ y /c/, según corresponda, y sólo si está sujeto a una obligación de confidencialidad y a la prohibición de utilizar dicha información para otro propósito.

Además, en todo evento en el caso de la letra /c/ y en el caso que a los consultores, asesores, contratistas o subcontratistas se les entregue información sobre las reservas, recursos mineros o estratégica sobre los Derechos Mineros, el Socio divulgador deberá previamente suscribir un acuerdo de confidencialidad con ellos, en el cual el receptor se obligue a cumplir con lo que se señala en la Cláusula Décimo Sexta sobre “Adquisición de Bienes Restringidos en el Área”.

Veintidós. Tres. Anuncios y avisos públicos.

/a/ En caso que una de las Partes quiera divulgar el hecho de la suscripción del Pacto a la prensa, las Partes deberán acordar el alcance, oportunidad y términos del comunicado en términos consistentes con las políticas de comunicaciones externas de ambas Partes.

/b/ En caso de que alguna de las Partes requiera hacer, por ley o regulación aplicable a la que esté sujeta, algún anuncio o aviso público, distinto a los señalados en la letra /b/ de la Sección Veintidós. Dos, en relación a las materias contenidas en este Pacto, previamente deberá compartir con la otra Parte un proyecto de comunicado y otorgar a dicha Parte un plazo no menor a siete Días Hábiles para revisarlo y dar sus observaciones, mismas que deberán de ser consideradas por la Parte que tenga la obligación de emitir el anuncio o aviso público siempre que se ajusten a la ley o regulación aplicable a la que esté sujeta.

In the cases stated in the previous Items /a/ and /c/, the deliveries shall only include confidential information that such third parties legitimately need to know for the purpose of complying with the matters stated in said Items /a/ and /c/, as applicable, and solely if subject to an obligation of confidentiality and a restriction to use it for any other purposes.

Additionally, in all events in the case of Item /c/ with consultants, advisors, contractors or subcontractors receiving information on the reserves, mining resources or strategic data on the Mining Rights, the disclosing Partner shall previously subscribe a confidentiality agreement with them, whereby any such receivers committed to comply with the provisions of Clause 16 on “Acquisition of Restricted Assets in the Area”.

22.3. Public Announcements and Notices:

/a/ If one of the Parties wished to disclose the execution hereof to the press, the Parties shall agree the extent, time and terms of such release in a manner consistent with the external communication policies of both Parties, and

/b/ If one of the Parties were required, by any applicable laws or regulation to which it were subject, to issue any public announcements or communication on matters hereunder, other than as stated in Item /b/ of Section 22.2, it shall previously share a draft release with the other Party, and give it a term no shorter than 7 Business Days to review it and present its observations, which shall be considered by the Party obliged to issue the public announcement or release, provided that they adhere to all applicable laws or regulations by which it were governed.

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Veintidós. Cuatro. Vigencia.

Las disposiciones de esta Cláusula se aplicarán durante la vigencia del Pacto, y en caso de que éste termine, se aplicarán también por un plazo de dos años contado desde la terminación del Pacto.

VIGÉSIMO TERCERO: CESIÓN Y EFECTOS DEL PACTO.

Veintitrés. Uno. Cesión.

Exceptuando las transferencias de las Acciones conforme a los términos de este Pacto, ninguna de las Partes podrá ceder ni transferir cualquiera de sus derechos u obligaciones bajo este Pacto sin la autorización previa y por escrito de la otra.

Veintitrés. Dos. Efectos del Pacto con respecto a las Partes, sucesores y cesionarios.

Este Pacto será obligatorio para las Partes y sus respectivos sucesores y cesionarios autorizados.

Veintitrés. Tres. Adhesión al Pacto.

Cada vez que una de las Partes efectúe una transferencia de Acciones, siempre bajo los términos y condiciones establecidos en este Pacto, el tercero adquirente deberá adherirse pura y simplemente al presente Pacto haciendo suyos los derechos y obligaciones que contiene. En razón de ello, el tercero adquirente de las Acciones estará obligado a suscribirlo, en sus mismos términos y condiciones, simultánea y conjuntamente con la adquisición de ellas.

VIGÉSIMO CUARTO: AVISOS, COMUNICACIONES, NOTIFICACIONES Y CONTACTOS.

Veinticuatro. Uno. Avisos, comunicaciones y notificaciones.

Todos los avisos, comunicaciones o notificaciones que las Partes deban enviar, intercambiar o efectuar en virtud de lo expuesto en este Pacto serán siempre efectuados por escrito. Ellos se harán efectivos y se considerará que han sido entregados:

22.4. Duration:

The provisions of this clause shall apply throughout the effective term hereof and for two years thereafter, should it be terminated.

TWENTY-THIRD - AGREEMENT ASSIGNMENT AND EFFECTS:

23.1. Assignment.

Except for transfers of Shares pursuant to the terms hereof, neither Party may assign or transfer any of its rights or obligations hereunder without the other party’s prior and written authorization.

23.2. Effects of the Agreement on the Parties, Successors and Assignees:

This Agreement shall be binding to the Parties and their respective authorized successors or assignees.

23.3. Adherence to the Agreement:

Whenever one of the Parties transferred Shares, always under the terms and conditions hereof, any third-party buyers shall pure and simply adhere hereto, assuming the rights and obligations hereunder. Therefore, such third-party buyers of shares shall have to execute it, in the same terms and conditions, simultaneously and concurrently with their respective purchases.

TWENTY-FOURTH - NOTICES, COMMUNICATIONS, NOTIFICATIONS AND CONTACTS:

24.1. Notices, Communications and Notifications:

All notices, communications and notifications sent, exchanged or issued by the Parties hereunder shall always be in writing, and shall be effective and considered received:

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/a/ Si es entrega por mano: en la fecha de entrega si es efectuada en Día Hábil y durante horas normales de oficina, de lo contrario se entenderá entregada el Día Hábil siguiente;

/b/ Si es por comunicación electrónica: el Día Hábil siguiente al día en que se reciba la comunicación electrónica;

/c/ Si es por correo certificado: el Día Hábil siguiente a su recibo efectivo.

Veinticuatro. Dos. Contactos.

Los avisos, comunicaciones o notificaciones se dirigirán a:

/a/ Sociedad Química y Minera de Chile S.A., al señor [●], dirección de correo electrónico [●], con copia al señor [●], dirección de correo electrónico [●], ambos con domicilio en calle El Trovador número cuatro mil doscientos ochenta y cinco, piso seis, Comuna de Las Condes, Región Metropolitana, Chile; o, alternativamente, a la otra persona u otro domicilio que SQM oportunamente informará a KM mediante una comunicación escrita que enviará para tal efecto en conformidad con lo expuesto en esta Cláusula; y

/b/ Key Metals Corporation Chile SpA, al señor [●], dirección de correo electrónico [●], domicilio en [●], comuna de [●]; o, alternativamente, a la otra persona u otro domicilio que KM oportunamente informará a SQM mediante una comunicación escrita que enviará para tal efecto en conformidad con lo expuesto en esta Cláusula.

VIGÉSIMO QUINTO: PAGO E IMPUTACIONES EN DÓLARES.

Salvo disposición específica en contrario en el presente Pacto, todos los pagos e imputaciones y demás similares que se efectúen en Dólar en virtud de lo expuesto en este Pacto se calcularán, previamente y para

/a/ When delivered by hand: On the date of delivery if a Business Day and during normal business hours, and otherwise, on the next Business Day;

/b/ When sent electronically: On the following Business Day of receipt thereof, and

/c/ When sent by certified mail: On the next Business Day after actual receipt thereof.

24.2. Contacts:

All notices, communications or notifications shall be addressed as follows:

/a/ For Sociedad Química y Minera de Chile S.A., to [●], e-mail address [●], with copy to [●], e-mail address [●], both with address at 4,281, El Trovador St., 6th Floor, Las Condes borough,, Metropolitan Region, Chile, or alternatively, to any other persons or addresses promptly informed by SQM to KM in writing and sent as provided in this clause, and

/b/ For Key Metals Corporation Chile Spa, to [●], e-mail address [●], with address at [●], borough of [●]; or, alternatively, to any other persons or addresses promptly informed to by KM to SQM in writing and sent as provided in this clause.

TWENTY-FIFTH - PAYMENT AND CHARGES IN DOLLARS:

Save as otherwise specifically provided herein, all payments and charges, and the like, made in Dollars hereunder shall be previously converted for such purposes according to the Dollar unit value designated

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tal efecto, de acuerdo con el valor unitario del Dólar a que se hace referencia en el Título I, Capítulo I, número seis, del Compendio de Normas de Cambios Internacionales del Banco Central de Chile denominado “dólar observado” que aparezca publicado en el Diario Oficial del Día Hábil bancario anterior al día del pago e imputación que proceda y, consiguientemente, se podrán efectuar en pesos moneda nacional.

VIGÉSIMO SEXTO: PAGO POR TRANSFERENCIA ELECTRÓNICA DE FONDOS.

Los pagos que KM efectúe a SQM por medio de transferencia electrónica de fondos se harán a la cuenta bancaria que para tal efecto SQM le comunique. Para todos los efectos legales, el pago se entenderá efectuado el día en que la cantidad correspondiente al mismo se encuentre totalmente disponible en la cuenta de SQM. Será obligación de KM enviar a SQM los documentos que den prueba de la transferencia de fondos.

VIGÉSIMO SÉPTIMO: INVALIDEZ O INEXIGIBILIDAD.

La invalidez o inexigibilidad de una parte o Cláusula de este Pacto no afectarán la validez u obligatoriedad de otra parte o Cláusula del mismo. Toda parte o Cláusula inválida o inexigible se considerará separada de este Pacto; entendiéndose que las Partes negociarán, de buena fe, una modificación a tal Cláusula inválida o inexigible, con el objeto de cumplir con la intención original de las Partes.

VIGÉSIMO OCTAVO: TÉRMINO ACUERDOS ANTERIORES.

Este Pacto deja sin efecto y reemplaza, totalmente y a partir de este mismo momento, todo otro acuerdo, conversación, convenio, carta, e-mail, fax o contrato oral o escrito que SQM y KM puedan haber anteriormente suscrito o acordado en cualquier tiempo y con

“observed dollar” and referred to in Title I, Chapter I, number 6, of the Compendium of Foreign Exchange Regulations of the Central Bank of Chile, as published in the Official Gazette on the bank Business Day prior to the date of the applicable payments and charges, and consequently, they can be made in Chilean pesos.

TWENTY-SIXTH - PAYMENTS BY ELECTRONIC TRANSFER OF FUNDS:

Any payments by KM to SQM via electronic transfers shall be made to the bank account informed by the latter to that end. For all legal purposes, any such payments shall be deemed made on the day when the corresponding amounts were fully available in SQM’s account. It shall be KM’s obligation to send any documents evidencing such transfers of funds to SQM.

TWENTY-SEVENTH - SEVERABILITY:

The invalidity or unenforceability of any portions or clauses hereof shall not affect the validity or obligatory nature of any other parts or clauses hereof. Any invalid or unenforceable portions or clauses shall be considered separated from this Agreement, in the understanding that the Parties shall negotiate amendments thereof in good faith, so that they meet their original intentions.

TWENTY-EIGHTH - TERMINATION OF PREVIOUS AGREEMENTS:

From now on, this Agreement shall totally annul and replace any other agreements, conversations, arrangements, letters, e-mails, faxes, or oral or written contracts, previously executed or agreed by SQM and KM at any time with regard to the SCM,

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respecto de SCM, sin perjuicio de lo establecido en los Estatutos Sociales.

VIGÉSIMO NOVENO: MODIFICACIONES A ESTE PACTO.

Toda modificación total o parcial a uno cualquiera de los términos o Cláusulas de este Pacto, sólo y únicamente producirá sus efectos en la medida exclusiva de que ella haya sido previamente convenida por escrito por las Partes.

TRIGÉSIMO: RENUNCIA.

Si una Parte no insiste en el estricto cumplimiento de alguna disposición del Pacto, o si no ejerce un derecho, acción, reclamo o recurso en caso de su infracción, ello no constituirá una renuncia de una disposición del Pacto, ni limitará el derecho de esa Parte para, posteriormente, hacer cumplir una disposición o ejercer un derecho.

TRIGÉSIMO PRIMERO: RESOLUCIÓN DE CONFLICTOS.

Todas las diferencias, dificultades o conflictos que se susciten entre las Partes, por cualquier motivo y bajo cualquier circunstancia, relacionadas directa o indirectamente con este Pacto, serán sometidas al conocimiento y decisión de los Tribunales Ordinarios de Justicia con competencia en la ciudad de Santiago.

TRIGÉSIMO SEGUNDO: DOMICILIO Y LEY APLICABLE.

Las Partes, para todos los efectos pertinentes, fijan domicilio especial en la ciudad y comuna de Santiago. Este Pacto se rige y regirá siempre por las leyes de la República de Chile.

TRIGÉSIMO TERCERO: DURACIÓN.

El presente Pacto tendrá una duración indefinida y expirará ipso facto y de pleno derecho, en los siguientes eventos:

/a/ de común acuerdo por los Socios, lo que deberá constar por escrito;

without limiting the Articles of Incorporation.

TWENTY-NINTH – AMENDMENTS TO THIS AGREEMENT:

Any total or partial amendments to any terms or clauses hereof shall only and solely have effect to the extent that they had been previously agreed in writing by the Parties.

THIRTY – WAIVER:

That a Party did not enforce the strict compliance with any provisions hereof, or did not exercise any rights, actions, claims or resorts in case of breaches hereof, shall neither be a waiver of any such provisions, nor limit that Party’s right to subsequently enforce any of them or exercise any rights.

THIRTY-FIRST - CONFLICT RESOLUTION:

Any differences, difficulties or conflict arising between the Parties for any reasons and under any circumstances directly or indirectly relating hereto shall be submitted for examination and resolution by the ordinary courts of justice with jurisdiction in the city of Santiago.

THIRTY-SECOND – LEGAL ADDRESS AND APPLICABLE LAW:

For all applicable purposes, the Parties specifically set their address in the city and borough of Santiago. This Agreement is, and shall always be, governed by the laws of the Republic of Chile.

THIRTY-THIRD – DURATION:

This Agreement shall have an indefinite duration and shall ipso facto and rightfully expire on the following occasions:

/a/ the Partners’ mutual agreement, which must be evidenced in writing;

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/b/ por disolución de la SCM;

/c/ por la adquisición de todas las Acciones por parte de un Socio y/o las empresas que sean Personas Relacionadas con él; y

/d/ conforme a los propios términos establecidos en este Pacto.

En estos casos, y sin perjuicio de la terminación del Pacto, subsistirán los efectos, vigencia, obligaciones y cargas de aquellas disposiciones del presente Pacto destinadas a perdurar en el tiempo más allá de la duración de éste, según se desprenda de su tenor y/o alcance y particularmente aquellas que se hayan establecido en beneficio de la Reserva y el Usufructo a favor de SQM.

TRIGÉSIMO CUARTO: CUMPLIMIENTO DEL PACTO.

Treinta y cuatro. Uno. Cumplimiento del Pacto.

Los Socios se obligan a cumplir con los Estatutos Sociales, y a realizar todas las acciones, actos y contratos que fueran necesarios o útiles para que la SCM cumpla con ellos de conformidad a las normas legales, reglamentarias y convencionales que les sean exigibles o aplicables, así como a las estipulaciones del presente Pacto.

Treinta y cuatro. Uno. Normas de interpretación.

El presente Pacto se interpretará en conjunto con los Estatutos Sociales. No obstante lo anterior, para los efectos de regular las relaciones entre los Socios, y en el evento de surgir disputas entre ellos, las Partes que lo suscriben convienen que en caso de conflicto entre las disposiciones de este Pacto y las disposiciones de los Estatutos Sociales, prevalecerán las disposiciones, términos y condiciones de este Pacto. En todo lo no previsto por este Pacto, serán supletorios los Estatutos Sociales.

Treinta y cuatro. Dos. Promesa de Hecho Ajeno.

La adopción, ejecución o celebración de

/b/ the SCM’s dissolution;

/c/ the acquisition of all Shares by a Partner or companies that were Related Persons thereto, or

/d/ per the terms hereof themselves.

In these cases, the effects, validity, obligations and burdens of any provisions hereof intended to survive beyond the duration hereof, as inferred from their wording or scope, shall survive notwithstanding the termination hereof, and particularly those that have been established to the benefit of the Reserve and the Usufruct in favor of SQM.

THIRTY-FOURTH - IMPLEMENTATION OF THE AGREEMENT:

34.1. Implementation of the Agreement:

The Partners hereby promise to comply with the Articles of Incorporation, take any actions, and execute any acts, contracts or agreements that may be necessary or useful for the SCM to comply with them, in accordance with all enforceable or applicable legal, regulatory and conventional rules, and the stipulations hereof.

34.1. [SIC] Rules of Interpretation:

This Agreement shall be interpreted together with the Articles of Incorporation. However, for the purposes of regulating the relationships between the Partners and in the event of any conflicts between them, the Parties hereby agree that, in case of any conflicts between the provisions hereof and those of the Articles of Incorporation, the provisions, terms and conditions hereof shall prevail. The Articles of Incorporation shall supplement anything not provided by this Agreement.

34.2. Promise of Performance by Others:

Making any decisions, or executing, or entering into, any acts, contracts or

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decisiones, actos y contratos necesarios para el cumplimiento de este Pacto, deben ser ejecutadas o acordadas por las Partes o sus representantes, sea en el curso de la administración ordinaria de la SCM, en un directorio o en una junta de socios, según la materia de que se trate. En este acto y como promesa de hecho ajeno, según los términos del artículo mil cuatrocientos cincuenta del Código Civil, las Partes se obligan a que los directores designados por ellas no infringirán las obligaciones asumidas por las Partes en el presente Pacto, en lo relativo a la administración de la SCM.

Con motivo de lo anterior, KM se obliga a causar el cumplimiento por parte de la SCM de todas las obligaciones que en este Pacto se establecen para la SCM y a que éstas - como promesa de hecho ajeno de acuerdo al artículo mi cuatrocientos cincuenta del Código Civil- sean cumplidas por la SCM.

Treinta y cuatro. Tres. Declaración.

Las Partes y sus representantes declaran y garantizan que tienen facultades suficientes para suscribir el presente Pacto, para obligarse y dar cumplimiento al mismo de conformidad a sus términos.

Treinta y cinco. Cuatro. Aceptación del Pacto por la SCM.

Por este acto, SCM [●], sociedad del giro de su denominación, representada según se acreditará, por don [●], cédula nacional de identidad N°[●], ambos domiciliados para estos efectos en [●], acepta el presente Pacto, para lo cual se obliga a cumplir con todos sus términos y condiciones en todo lo que a ella concierna, incluyendo -entre otras-la obligación de suscribir las escrituras públicas de constitución en favor de SQM, y a cumplir y respetar la Reserva, Regalía, Hipoteca y Prohibición SCM y Usufructo.

agreements needed for the implementation hereof must be made or agreed by the Parties or their representatives, in the course of the SCM’s ordinary administration, or in board or partners’ meetings, depending on the matters. The Parties hereby promise that their respectively appointed board members shall meet the obligations assumed by the Parties in this Agreement in what regards the SCM’s administration, and do so as a promise of performance by others according to the terms of Article 1,450 of the Civil Code.

Consequently, KM hereby commits to have the SCM meet all of the latter’s obligations hereunder, and as a promise of performance by others according to Article 1,450 of the Civil Code, ensure that the SCM does so.

34.3. Representation:

The Parties and their representatives hereby represent and guarantee that they have sufficient authority to subscribe this Agreement, to bind themselves and implement this Agreement per its terms.

35.4. [SIC] The SCM’s Acceptance of the Agreement:

The SCM [●], a company in the mining business, herein represented, as shall be proven, by [●], national identity card No. [●], both with legal address for the purposes hereof at [●], hereby accepts this Agreement, for which purpose it commits to meet all terms and conditions hereof in anything related thereto, including, among others, the obligation to execute, abide by and adhere to, the notarized and registered documents establishing the Reserve, the Royalty, SCM’s Mortgage and Restriction, and the Usufruct in favor of SQM.

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Treinta y seis. Cinco. Depósito del Pacto.

Una copia autorizada de este Pacto es depositada en la SCM. Presente a este acto, don [●], en representación de la SCM, recibe una copia autorizada de este Pacto y se notifica de sus términos.

TRIGÉSIMO QUINTO: FACULTAD AL PORTADOR.

Se faculta al portador de una copia debidamente firmada de este Pacto para requerir su anotación en el Registro de Accionistas del Conservador de Minas, requerir la inscripción de las prohibiciones contenidas en él, y para materializar las demás medidas de publicidad del Pacto que fueren requeridas; como asimismo para requerir su protocolización en una Notaría de Santiago.

PERSONERÍAS.

La personería de don [●] para representar a Key Metals Corporation Chile SpA consta en escritura pública de fecha [●], otorgada en la Notaría de [Santiago] de don [●].

La personería de don [●] y de don [●] para representar a Sociedad Química y Minera de Chile S.A. consta en escritura pública de fecha [●], otorgada en la Notaría de Santiago de don [●].

La personería de don [●] para representar a SCM [●] consta en escritura pública de fecha [●], otorgada en la Notaría de Santiago de don [●].

[●]

pp. Key Metals Corporation Chile SpA.

[●]

pp. Sociedad Química y Minera de Chile

S.A.

[●]

pp. Sociedad Química y Minera de Chile

S.A.

[●]

pp. SCM [●]

36.5. [SIC] Authenticated Copy to the SCM:

An authenticated copy hereof is hereby given to the SCM, through [●] appearing herein on behalf thereof, who receives it and is informed of the terms hereof.

THIRTY-FIFTH – BEARER AUTHORIZATION:

The bearer of a duly signed copy hereof is hereby authorized to request that it be annotated in the Mine Registrar’s Book of Shareholders, as well as the entry of the restrictions herein, and to take any necessary publishing measures, and request the filing thereof at a Santiago notarial office.

POWERS OF ATTORNEY:

[●] has been authorized to represent Key Metals Corporation Chile SpA in a public document executed on [●], at the [Santiago] Notary Office of [●].

[●] and [●] have been authorized to represent Sociedad Química y Minera de Chile S.A. in a public document signed on [●], at the Santiago Notary Office of [●].

[●] has been authorized to represent the SCM [●] in a public document signed on [●], at the [Santiago] Notary Office of [●].

[●]

For Key Metals Corporation Chile SpA

[●]

For Sociedad Química y Minera de Chile

S.A.

[●]

For Sociedad Química y Minera de Chile

S.A.

[●]

For the SCM [●]

[Translation on the right]	56/57

Anexo Diez. Siete	Appendix 10.7

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[Stamp on the top right corner of all odd pages:

MARÍA SOLEDAD SANTOS MUÑOZ, NOTARY ASSIGNED, SANTIAGO 7th NOTARY OFFICES]

[Stamp on the bottom right of all odd pages:

MARÍA SOLEDAD SANTOS M., NOTARY PUBLIC, SANTIAGO 7th NOTARY OFFICES, ATTESTING, SANTIAGO CHILE]

[Translation on the right]	57/57

Anexo Diez. Siete	Appendix 10.7

Anexo N° 15.2 /b/ -i: Precio justo de
mercado.

1.       Definiciones.

/a/ “Consultor”: Significa un consultor de reconocido prestigio con experiencia en la industria minera y designado de conformidad con lo establecido en este Anexo.

/b/ “Precio Justo de Mercado”: Significa el precio de la participación de SQM en la SCM, según sea determinado por el Consultor, en términos y condiciones de mercado prevalecientes en ese momento.

2.       Determinación del Precio Justo de Mercado.

/a/ En la comunicación en que SQM notifique a KM su decisión de ejercer su derecho de venta, SQM designará al Consultor, a su sola elección, de una cualquiera de las siguientes empresas o a alguno de sus sucesores: SRK Consulting, Golder Associates, Wood Group y Hatch

/b/ El Consultor deberá determinar el Precio Justo de Mercado en un plazo no mayor a sesenta Días Hábiles contados a partir de la fecha de su designación.

/c/ Las Partes se obligan a cooperar con el Consultor y a proporcionarle, o causar que la SCM le proporcione, la información que razonablemente solicite para el cumplimiento de su encargo, incluyendo de manera enunciativa, los libros, registros, contabilidad, reportes, contratos e información técnica relativa a los Derechos Mineros, según corresponda.

/d/ Para efectos de determinar el Precio Justo de Mercado, el Consultor deberá tomar en cuenta los siguientes factores:

-i- los trabajos, resultados e interpretación de exploración realizados hasta la fecha;

-ii- los estudios de estimación de recursos;

-iii- los estudios de ingeniería;

Appendix 15.2 /b/ -i: Fair Market Price:

1.       Definitions:

/a/ “Consultants” shall mean any prestigious consulting firm with experience in the mining industry designated per this Appendix, and

/b/ “Fair Market Price” shall refer to the price of SQM’s Shares in the SCM, as determined by the Consultants, at arm’s length conditions prevailing at that time;

2.       Determination of the Fair Market Price:

/a/ In its notice advising KM of its decision to exercise its right of sale, SQM shall designate the Consultants, at its discretion, among any of the following companies or their successors: SRK Consulting, Golder Associates, Wood Group and Hatch;

/b/ The Consultants shall determine the Fair Market Price within a maximum of 60 Business Days of their appointment;

/c/ The Parties hereby promise to cooperate with the Consultants and furnish them, or have the SCM furnish them, any information that they may reasonably request to complete their commission, including, without limitation, all pertinent books, records, accounting, reports, contracts, agreements and technical information on the Mining Rights;

/d/ For the purposes of determining the Fair Market Price, the Consultants shall take into account the following factors:

-i- exploration works, results and interpretation as at that date;

-ii- resource estimation studies;

-iii- engineering studies;

[Translation on the right] [All stamps have been copied and pasted at the client’s request, and translated at the end, as applicable.]	1/2

-iv- servidumbres mineras, derechos de aprovechamientos de aguas, acuerdos con comunidades, licencias y permisos;

-v- la preferencia y derechos de las Acciones de SQM; y

-vi- cualquier otra información que considere relevante.

/e/ La decisión del Consultor será obligatoria para las Partes, renunciando ellas desde ya a todos los recursos legales.

/f/ Los honorarios del Consultor serán cubiertos por SQM.

-iv- mining easements, water use rights, agreements with communities, licenses and permits;

-v- preference and rights of SQM’s Shares, and

-vi- any other information deemed relevant;

/e/ The Consultant’s decision shall binding to the Parties, who hereby waive any legal actions, and

/f/ The Consultant’s fees shall be covered by SQM.

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[Al dorso, encabezado] Anexo Diez.Siete	[On the back, header] Appendix 10.7
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[Translation on the right] [All stamps have been copied and pasted at the client’s request, and translated at the end, as applicable.]	2/2

/e/ ANEXO DIECISÉIS. TRES: USUFRUCTO. -El resto de la página se deja intencionalmente en blanco.- -El resto de la página se deja intencionalmente en blanco.-	/e/ APPENDIX 16.3: USUFRUCT -The remainder of this page has been intentionally left blank.- -The remainder of this page has been intentionally left blank.-

[Translation on the right]

Anexo Dieciséis.Tres /a/	Appendix 16.3/a/

CONTRATO DE COMPRAVENTA Y CONSTITUCIÓN DE USUFRUCTO MINERO[1] SCM [●] Y SOCIEDAD QUÍMICA Y MINERA DE CHILE S.A. -Sector Fiel Rosita-	MINING USUFRUCT PURCHASE AGREEMENT[1] SCM [●] AND SOCIEDAD QUÍMICA Y MINERA DE CHILE S.A. -Fiel Rosita Sector -

EN SANTIAGO DE CHILE, a [●] de [●] de dos mil [●],

Entre SCM [●], rol único tributario número [●], sociedad contractual minera, del giro de su denominación, representada por don [●], [nacionalidad], [estado civil], [profesión u oficio], cédula de identidad número [●], ambos domiciliados, para estos efectos, en [●], comuna de [●], en adelante la “SCM”, por una parte;

y por la otra, SOCIEDAD QUÍMICA Y MINERA DE CHILE S.A., rol único tributario número noventa y tres millones siete mil guion nueve, sociedad anónima del giro de su denominación, representada por don [●], [nacionalidad], [estado civil], [profesión u oficio], cédula de identidad número [●], y don [●], [nacionalidad], [estado civil], [profesión u oficio], cédula de identidad número [●], todos domiciliados, para estos efectos, en calle El Trovador número cuatro mil doscientos ochenta y cinco, piso seis, comuna de Las Condes, Región Metropolitana, en Adelante “SQM”; y SQM e individualmente denominadas la “Parte” y conjuntamente, las “Partes”; se ha acordado celebrar el siguiente contrato de compraventa y constitución de usufructo minero, en adelante el “Contrato”:

[1] A otorgarse por escritura pública.

PRIMERO: ANTECEDENTES.

Uno. Uno. Contrato de Exploración y Promesa y constitución de SCM [●]

IN SANTIAGO, CHILE, on [●] [●], 202[●], SCM [●], taxpayer identification No. [●], a contract mining company engaged in mining operations, herein represented by [●], [nationality] [profession or activity], [marital status], identification card No. [●], both with address, for the purposes hereof, at [●], [●] borough, party of the first part, hereinafter called the “SCM”, and

SOCIEDAD QUÍMICA Y MINERA DE CHILE S.A., taxpayer identification No. 93,007,000-9, a corporation in the business of its name, i.e. mining and chemicals, herein represented by [●], [nationality] [profession or activity], [marital status], identification card No. [●], and [●], [nationality] [profession or activity], [marital status], identity card No. [●], all of them with address, for the purposes hereof, at 4,281, El Trovador St., 6th Floor, Las Condes borough, Metropolitan Region, party of the second part, hereinafter called “SQM”, with [●] and SQM hereinafter called a “Party”, and collectively, the “Parties”, have agreed on the following purchase and mining usufruct agreement, hereinafter called the “Agreement”:

[1] To be executed as a public deed.

FIRST – BACKGROUND:

1. 1. Exploration Agreement and Promise, and the Incorporation of SCM [●]:

[Translation on the right]

Anexo Dieciséis.Tres /a/	Appendix 16.3/a/

/a/ Por escritura pública otorgada con fecha [●] de [●], en la Notaría de [●], SQM y Key Metals Corporation Chile SpA, en adelante “KM”, celebraron un Contrato de Exploración Minera y Promesa Unilateral de Constitución de Sociedad, en adelante el “Contrato de Exploración y Promesa”.

/b/ Con motivo del ejercicio de la promesa efectuada en virtud del Contrato de Exploración y Promesa se constituyó SCM [●], según consta en escritura pública de fecha [●] otorgada ante el Notario Público de Santiago don [●].

/c/ Según los pactado en el Contrato de Exploración y Promesa, y con motivo de la constitución de la SCM y del aporte en dominio de ciertas concesiones mineras de explotación que efectuó SQM a la SCM, por este acto la SCM, en los términos de este Contrato, constituye un usufructo sobre cada uno de los Derechos Mineros, en favor de SQM.

Uno. Dos. Concesiones Mineras de Explotación.

En el acto de constitución de la SCM, SQM aportó en dominio a la SCM las siguientes concesiones mineras de explotación:

[Insertar concesiones mineras de explotación inscritas a nombre de la SCM]

Uno. Tres. Área.

El área efectiva o de extensión territorial que comprenden las concesiones mineras de explotación singularizadas en la Sección anterior es de aproximadamente [●] hectáreas, ubicada en la Región de Atacama, en adelante el “Área”. Tanto dichas concesiones mineras de explotación como el Área se grafican ilustrativamente en los planos que se adjuntan como Anexo Uno. Tres de este Contrato, el cual se protocoliza con esta fecha en los registros de esta notaría y se entiende formar parte del mismo para todos los efectos a que pueda haber lugar.

/a/ SQM and Key Metals Corporation Chile SpA, hereinafter called “KM”, executed a Mining Exploration Agreement and Unilateral Promise of Incorporation, on [●], [●], at the Notary Office of [●], which was further entered in public records, hereinafter called the “Exploration Agreement and Promise”;

/b/ As promised under the Exploration Agreement and Promise, SCM [●] was incorporated in a public deed executed on [●] before [●], Santiago Notary Public, and

/c/ As agreed in the Exploration Agreement and Promise, and on the occasion of the SCM’s incorporation and the contribution of the ownership of a number of mining claims for exploitation by SQM to the latter, the SCM hereby establishes an ufufruct on each of the Mining Rights in favour of SQM, in the terms herein.

1.2. Mining Claims for Exploitation:

Upon the SCM’s incorporation, SQM contributed thereto the ownership of the following awarded mining claims for exploitation:

[Insert the mining claims for exploitation registered to the SCM]

1.3. Area:

The effective area or territory covered by the mining claims for exploitation identified in the previous section is approximately [●] hectares in the Atacama Region, hereinafter called the “Area”. Both the forenamed mining claims for exploitation and the Area are illustrated on the map enclosed as Appendix 1.3 hereto, which has been entered on this date in the records of these Notary offices, and shall be deemed an integral part hereof for all applicable purposes.

[Translation on the right] [All stamps have been copied and pasted at the client’s request, and translated at the end, as applicable.]

Anexo Dieciséis.Tres /a/	Appendix 16.3/a/

Las señaladas concesiones mineras de explotación han sido referidas en el plano de acuerdo con las coordenadas planas universales transversales de Mercator, referidas en el Datum Provisional Sudamericano La Canoa de fecha mil novecientos cincuenta y seis, Elipsoide de Referencia Internacional de fecha mil novecientos veinticuatro, en base a los vértices de cada uno de ellos.

SEGUNDO: DEFINICIONES, INTERPRETACIÓN Y VENCIMIENTO DE PLAZOS.

Dos. Uno. Definiciones.

Los términos escritos con mayúscula tendrán, para efectos de este Contrato, el significado que en esta Cláusula se señala:

/a/ “Área”: Se define en la Sección Uno. Tres.

/b/ “Contrato”: Significa el presente instrumento.

/c/ “Contrato de Exploración y Promesa”: Se define en la Sección Uno. Uno.

/d/ “Derecho a Renuncia”: Se define en la letra /a/ de la Cláusula Séptima.

/e/ “Derechos Mineros”: Son las concesiones mineras de explotación, aportadas por SQM a la SCM y singularizadas en la Sección Uno. Dos. Asimismo, formarán parte de los Derechos Mineros cualquier solicitud, manifestación, pedimento, concesión minera de exploración y/o de explotación de propiedad de la SCM o que la SCM constituya o adquiera en el Área, ya sea por cuenta propia o a nombre de terceros, sea que reemplacen, prorroguen o no, o se superpongan total o parcialmente a cualquiera de los Derechos Mineros.

/f/ “Derechos Mineros a Abandonar”: Se define en la letra /a/ de la Cláusula Séptima.

/g/ “Día Hábil”: Significa un día que no sea un sábado, domingo u otro día feriado en Chile.

The forenamed mining claims for exploitation have been referenced on the map according to the Mercator universal transverse plane coordinates, as stated in the Provisional South American Datum at La Canoa of 1956, based on their respective vertices in the International Reference Ellipsoid of 1924.

SECOND - DEFINITIONS, INTERPRETATION AND DEADLINES:

2.1. Definitions:

For the purposes hereof, the following words or expressions with initial capitals shall have the meanings respectively provided in this clause:

/a/ “Area” is defined in Section 1.3;

/b/ “Agreement” shall refer to this instrument;

/c/ “Exploration Agreement and Promise” is defined in Section 1.1;

/d/ “Right of Waiver” is defined in Item /a/ of Clause 7;

/e/ “Mining Rights” shall comprise the mining claims for exploitation contributed by SQM to the SCM and described in Section 1.2, as well as any requests, statements of discovery, petitioned mining claim for exploration, and awarded mining claims for exploration or exploitation, owned by the SCM or that it may be awarded or purchase in the Area, for itself or on behalf of any third parties, and that may replace, extend or not, or fully or partly overlap any of the Mining Rights;

/f/ “Mining Rights to be Abandoned” are defined in Item /a/ of Clause 7;

/g/ “Business Day” shall mean any day that is not a Saturday, Sunday or other holiday in Chile;

[Translation on the right]

Anexo Dieciséis.Tres /a/	Appendix 16.3/a/

/h/ “Dólar” o “Dólares”: Significa la moneda denominada dólar de los Estados Unidos de América.

/i/ “Empresa Conectada”: Significa, con respecto a cada Parte, cualquier persona que, directa o indirectamente, controle, sea controlada por o esté bajo común control con dicha otra persona. Para efectos de esta definición, “Control” se debe entender en base a la definición contenida en el artículo 97 de la Ley N°18.045 de Mercado de Valores.

/j/ “KM”: Se define en la letra /a/ de la Sección Uno. Uno.

/k/ “Leyes Anticorrupción”: Se define en la letra /a/ de la Cláusula Novena.

/l/ “Políticas SQM”: Se define en la letra /a/ de la Cláusula Novena.

/m/ “Precio de la Compraventa”: Se define en la letra /a/ de la Cláusula Novena.

/n/ “Prohibición”: Se define en la Sección Cuatro. Doce.

/o/ “Sustancias No Metálicas”: Comprenden e incluyen, entre otras y a título meramente ilustrativo, a aquellas que tienen azufre, sodio, nitrato, potasio, fosfato, yodo, sulfato, borato, carbonato, magnesio y litio en cualquiera de sus formas o compuestos - independientemente de que las mismas se encuentren en minerales, en salmueras o en otros cuerpos o estados- y todos los subproductos y sales asociadas que directa o indirectamente se deriven de dichas sustancias -y que, entre otros, comprenden e incluyen a los subproductos nitrato de sodio, nitrato de potasio, sulfato de sodio, sulfato de potasio, cloruro de potasio, ácido bórico, carbonato de litio y sulfato de litio.

/p/ “Usufructo”: Se define en la Sección Cuatro. Uno.

Dos. Dos. Interpretación.

En este Contrato se entenderá, salvo que el contexto requiera algo distinto, lo siguiente:

/h/ “Dollar”, “Dollars” or “USD” shall refer to dollars of the United States of America;

/i/ “Connected Company”, regarding each Party, shall mean any company directly or indirectly controlling, being controlled or under common control with that other company, and for the purposes of this definition, “Control” must be understood per the definition provided in Article 97 of Law No. 18,045 on stock markets;

/j/ “KM” is defined in Item /a/ of Section 1.1;

/k/ “Anticorruption Laws” are defined in Item /a/ of Clause 9;

/l/ “SQM’s Policies” are defined in Item /a/ of Clause 9;

/m/ “Purchase Price” is defined in Item /a/ of Clause 9;

/n/ “Restriction” is defined in Section 4.12.;

/o/ “Non-Metallic Substances” shall comprise and include, among others and only as examples, any substances containing any forms or compounds of sulphur, sodium, nitrate, potassium, phosphate, iodine, sulphate, borate, carbonate, magnesium or lithium, regardless of they being in ores, brines, or any other bodies or states, and any other by-products and salts directly or indirectly associated with, or derived from, any such substances, covering and including, among others, any sodium or potassium nitrate, sodium or potassium sulphate, potassium chloride, boric acid, lithium carbonate or lithium sulphate by-products, and

/p/ “Usufruct” is defined in Section 4.1.

2.2. Interpretation:

Unless the context required otherwise, the interpretation hereof shall consider:

[Translation on the right]

Anexo Dieciséis.Tres /a/	Appendix 16.3/a/

/a/ los títulos sirven sólo para mayor conveniencia y no afectarán la interpretación de este Contrato;

/b/ a menos que se especifique lo contrario, las referencias a “Cláusulas”, “Secciones”. y “Anexos” constituyen referencias a las cláusulas, secciones, subsecciones y anexos de este Contrato;

/c/ la referencia a plural tendrá el mismo significado que el singular definido precedentemente, y viceversa; y

/d/ la referencia a cualquier documento o convenio, incluyendo este Contrato, debe entenderse que incluye las referencias a tal documento o convenio, según sea modificado, complementado o sustituido de tiempo en tiempo, si tal modificación, complemento o sustitución está específicamente autorizada por este Contrato de conformidad con sus términos, y según sea aplicable, sujeto al cumplimiento de los requisitos contenidos en aquél.

Dos. Tres. Vencimiento de plazos.

En el caso que un plazo venciere un día sábado, domingo o festivo, el plazo se prorrogará hasta el Día Hábil inmediatamente siguiente.

TERCERO: DECLARACIONES.

/a/ La SCM declara que a la fecha del presente instrumento los Derechos Mineros le pertenecen en dominio exclusivo y se encuentran libres de gravámenes, hipotecas, cargas, litigios, prohibiciones de gravar y enajenar u otras restricciones, embargos, medidas precautorias, condiciones resolutorias, derechos preferentes de terceros, regalías voluntarias y convencionales; y que no son objeto de avío, promesa de venta, opciones, regalías convencionales, ventas condicionales o a plazo, ni de ningún otro acto o contrato destinado a transferir el dominio de dichos Derechos Mineros o a darlos en garantía de otras obligaciones, ni de otros impedimentos

/a/ that all titles are only provided by way of convenience and shall not affect the interpretation of this Agreement;

/b/ that, unless otherwise specified, any references to “Clauses”, “Sections” and “Appendices” shall refer to the clauses, sections, subsections hereof, and appendices hereto;

/c/ that any plural forms shall have the same meaning as their previously defined singular forms, and vice versa, and

/d/ that any references to documents or agreements, including this Agreement, shall be understood as also including references to any eventual amendments or addenda thereto, as well as any replacements thereof, provided that such amendments, addenda or replacements were specifically authorized herein, according to the terms hereof, and conditioned to meeting all of the requirements thereunder, as applicable.

2.3. Deadlines:

If a deadline fell on a Saturday, Sunday or holiday, it shall be postponed to the immediately following Business Day.

THIRD - REPRESENTATIONS:

/a/ The SCM hereby represents that, on this date, it is the sole owner of the Mining Rights, which are free of any liens, mortgages, encumbrances, litigations, restrictions to encumber them or dispose thereof, and any other limitations, seizures, precautionary measures, conditions subsequent, third parties’ preferential rights, voluntary or conventional royalties, and that none of them are subject to any financing credits, sale promises, options, conventional royalties [SIC], conditional sales or sales in instalments, or any other acts, contracts or agreements aimed at transferring the ownership thereof or giving them as security of other obligations, or any other impediments

[Translation on the right]

Anexo Dieciséis.Tres /a/	Appendix 16.3/a/

que afecten su libre disposición o la constitución del Usufructo y de la Prohibición. La SCM también declara que se han pagado de manera íntegra y oportuna todas las patentes mineras que amparan los Derechos Mineros.

/b/ La SCM, a solicitud de SQM, se obliga a suscribir todos aquellos instrumentos que puedan ser necesarios para llevar a efecto los fines del presente instrumento, en especial pero no limitado a la inscripción, sub-inscripción y anotación de los mismos en los registros pertinentes.

/c/ Nada de lo señalado en el presente instrumento podrá interpretarse como que crea, sea en forma expresa o implícita, un joint venture o asociación, sociedad minera, sociedad comercial u otra relación societaria de cualquier tipo o que imponga sobre alguna de las Partes algún deber, obligación o responsabilidad de naturaleza societaria o algún deber, obligación o responsabilidad de carácter fiduciario con respecto a la otra Parte concurrente a este acto.

/d/ Este instrumento no modifica, extingue ni limita los derechos que tenga SQM en virtud del Contrato de Exploración y Promesa, de la constitución de la SCM, del Acuerdo de Regalía NSR, Hipoteca y Prohibición, otorgado con esta misma fecha en esta misma Notaría, y de todo contrato o acuerdo entre SQM y KM.

CUARTO: COMPRAVENTA Y CONSTITUCIÓN DE USUFRUCTO.

Cuatro. Uno. Usufructo.

En este acto la SCM vende, cede y transfiere a SQM, quien compra, acepta y adquiere, en los términos que se pactan en este instrumento, y de acuerdo al artículo ciento setenta y uno del Código de Minería, usufructo en favor de SQM sobre los Derechos Mineros, en el cual el uso y goce de los Derechos Mineros se circunscribirá y limitará a las Sustancias No Metálicas affecting the free disposal thereof or the establishment of the Usufruct and Restriction, and that all mining licenses sheltering the Mining Rights have been fully and promptly paid;

/b/ At SQM’s request, the SCM hereby commits to sign any instruments needed to carry out the purposes hereof, especially, but not limited to, the entry, sub-entry and annotation hereof in the relevant registries;

/c/ Nothing herein may be interpreted as tacitly or expressly creating any joint ventures or partnerships, mining or commercial companies, or any other kind of corporate relationships imposing any corporate or trustee duties, obligations or liabilities on either Party in respect of the other, and

/d/ This instrument shall not modify, extinguish or limit any of SQM’s rights under the Exploration Agreement and Promise, the SCM’s Incorporation, or the NSR Royalty, Mortgage and Restriction Agreement executed on this date at these notary offices, or any other contracts or agreements between SQM and KM.

FOURTH - USUFRUCT PURCHASE:

4.1. Usufruct:

The SCM hereby sells, assigns and transfers a usufruct on the Mining Rights to SQM, which in turn purchases, accepts and acquires it, in the terms agreed herein, and, per Article 171 of the Chilean Mining Code, whereby the use and enjoyment of the Mining Rights shall be restricted and limited to the Non-Metallic Substances contained therein, with SQM specially authorized to explore for, mine and remove them as their

[Translation on the right]

Anexo Dieciséis.Tres /a/	Appendix 16.3/a/

contenidas en ellos, facultando especialmente a SQM para explorar y explotarlos y poder retirar las Sustancias No Metálicas ubicadas en ellos como su único dueño, en adelante el “Usufructo”.

Cuatro. Dos. Precio de la Compraventa.

/a/ El precio de la compraventa del Usufructo es la cantidad de cien Dólares, por cada Derecho Minero, resultando un total de [●] Dólares, equivalente a [●] pesos, moneda nacional, en adelante como el “Precio de la Compraventa”, cantidad que SQM paga a la SCM, declarando esta última recibirlos a su entera satisfacción.

/b/ El Precio de la Compraventa y los términos del Usufructo fueron valorizados por SQM y KM al determinar los pagos y precios establecidos en el Contrato de Exploración y Promesa.

Cuatro. Tres. Liberación.

La SCM exime y libera a SQM, quien no tendrá ningún tipo de obligación ni carga al respecto, de:

/a/ la obligación de prestar caución suficiente de conservación y restitución y de hacer inventario solemne, entendiendo -además-por aplicación de lo dispuesto en el artículo ciento setenta y uno del Código de Minería, que la explotación de las Sustancias No Metálicas, hecha conforme a lo dispuesto en el presente instrumento, constituye uso y goce legítimo de los Derechos Mineros, no siendo responsable SQM de la disminución de Sustancias No Metálicas en los Derechos Mineros que a consecuencia de tal explotación sobrevenga;

/b/ efectuar pago adicional al Precio de la Compraventa, ni siquiera por concepto de cargas fructuarias o por lo intereses que se señalan en los artículos setecientos noventa y cinco a setecientos noventa y siete del Código Civil -inclusive-, y sólo será responsable de sus propios hechos y omisiones, y single owner, hereinafter called the “Usufruct”.

4.2. Purchase Price:

/a/ The Usufruct purchase price shall amount to USD 100 per Mining Right, totalling USD [●], equivalent to CLP [●], hereinafter called the “Purchase Price”, which SQM hereby pays to the SCM, and the latter states to have satisfactorily received, and

/b/ The Usufruct Purchase Price and terms were valued by SQM and KM when determining the payments and prices set forth in the Exploration Agreement and Promise.

4.3. Release:

The SCM hereby exempts and releases SQM, which shall not have any kind of obligation or burden in this respect:

/a/ from the obligation of providing sufficient conservation and restitution security, or making a sworn inventory, also understanding that, per the provisions of Article 171 of the Chilean Mining Code, exploiting Non-Metallic Substances, as provided herein, shall be a rightful use and enjoyment of the Mining Rights, and that SQM shall not be liable for any reduction in such Non-Metallic Substances contained therein resulting from this exploitation;

/b/ from making any payments other than the Purchase Price, not even for burdens to the beneficially own property, or for the interests provided in Articles 795 to 797 of the Chilean Civil Code, thus SQM being liable only for its own actions and omissions, and

[Translation on the right]

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/c/ la mantención, protección, amparo, defensa, vigencia, tributos y cargas que graven los Derechos Mineros, siendo éstos obligación y de costo, cuenta y responsabilidad de la SCM.

Cuatro. Cuatro. Vigencia.

/a/ Este Contrato y el Usufructo tendrán una duración de treinta años a contar de la fecha de la presente escritura [o el máximo período que contemple la ley a la fecha del presente instrumento].

/b/ En ningún caso el Usufructo se extinguirá por no ejercerse o no hacerse uso o goce de él.

Cuatro. Cinco. Derechos al término del Usufructo.

Una vez que el Usufructo se extinga, SQM tendrá el derecho, pero no la obligación, asumiendo la SCM la obligación respectiva, de:

/a/ constituir nueva y sucesivamente el Usufructo en los mismos términos que se señala en este Contrato; o

/b/ suscribir con la SCM una compraventa de minerales in situ y adquirir de aquélla, a un valor nominal, fijo y total del equivalente en pesos a cien Dólares, la totalidad de las Sustancias No Metálicas que se pudieren encontrar en los Derechos Mineros, conviniendo un plazo para su extracción por parte de SQM, conforme las necesidades que ésta acredite para tal efecto.

Cuatro. Seis. Prohibición de arrendar.

La SCM no podrá arrendar, entregar el uso o goce de los Derechos Mineros hasta que se extinga el Usufructo o una vez que SQM haya hecho ejercicio de su derecho señalado en la letra /b/ de la Sección Cuatro. Cinco.

Cuatro. Siete. Interferencia con las operaciones de la SCM.

/a/ Si SQM, efectuando sus operaciones en el Área con motivo del Usufructo, interfiere en algún momento con las operaciones de la

/c/ from maintaining, protecting, sheltering or defending the Mining Rights, keeping them valid, or paying any taxes or burdens levied thereon, which shall be all obligations and responsibilities on the SCM’s account, and at its own cost.

4.4. Duration:

/a/ This Agreement and the Usufruct shall be effective for 34 years of the date hereof [or the legally permitted maximum duration as on the date hereof], and

/b/ In no case, shall the Usufruct extinguish for not having been used or enjoyed, or because the right had not been exercised.

4.5. Rights upon the Usufruct Termination:

Upon extinction of the Usufruct, SQM shall have the right, but not the obligation, which shall be undertaken by the SCM:

/a/ of establishing a new and successive Usufructs in the same terms hereunder, or

/b/ of executing an agreement with the SCM to buy minerals in-situ, and buy all the Non-Metallic Substances that may be found in the Mining Rights from the latter, for a nominal, fixed and total price in Chilean pesos equivalent to USD 100, with an agreed term for the extraction thereof by SQM, according to what the latter may prove necessary.

4.6. Lease Prohibition:

The SCM may not rent or lease out, or deliver the use or enjoyment of, the Mining Rights until the Usufruct had extinguished or SQM had exercised its right previously provided in Item /b/ of Section 4.5.

4.7. Interference with the Company’s Operations:

/a/ If while running its operations in the Area by virtue of the Usufruct, SQM interfered with the SCM’s operations at any time, and this

[Translation on the right]

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SCM, la SCM -si fuese afectada- enviará una comunicación por escrito a SQM señalando y demostrando las razones de dicha interferencia para que -en un plazo de al menos treinta Días Hábiles- adecue sus actividades o las suspenda por un periodo no superior a un mes. En dicha comunicación además se indicará el lugar de interferencia y si SQM tiene que hacer retiro de maquinaria u otros materiales.

/b/ En el evento que la SCM desee suspender las actividades de SQM por más de un mes, utilizará el procedimiento que se señala en la Sección Cuatro. Diez sobre “Área de Instalaciones”.

Cuatro. Ocho. Pagos por actividades de SQM.

SQM no pagará monto alguno a la SCM, con motivo de lo expuesto en esta Cláusula, especialmente, pero no limitado al Usufructo -distinto a su precio-, cuestión que es de la esencia de este Contrato.

Cuatro. Nueve. Permisos y autorizaciones.

/a/ SQM obtendrá los permisos y autorizaciones que sean necesarios para sus trabajos de exploración y de explotación en relación con las Sustancias No Metálicas, y cumplir con todas y cada una de las disposiciones legales y reglamentarias vigentes que procedan, en especial con la Ley número diecinueve mil trescientos y sus reglamentos y con la Ley veinte mil quinientos cincuenta y uno y su reglamento. La SCM suscribirá todo instrumento público o privado que sea necesario a objeto de permitir a SQM el ejercicio pleno de los derechos consagrados en esta Cláusula, sujeto a las limitaciones previstas en este Contrato.

/b/ La SCM se obliga a permitir que SQM use y goce, en forma gratuita, los permisos y autorizaciones de que sea titular y que puedan ser útiles para las actividades de SQM.

affected the latter, it shall advise SQM in writing, specifying the reasons of the interference, providing proof thereof, and stating the place or places of interference, and whether or not SQM needed to remove any machines or other materials, so that the latter may, within no less than 30 Business Days, adapt its activities, or suspend them for a period not exceeding one month, and

/b/ In the event that the SCM wished that SQM suspended its activities for longer than one month, it shall follow the procedure provided in Section 4.10 on the “Facility Area”.

4.8. Payments for SQM’s Activities:

SQM shall not make any payments to the SCM in reason of the provisions of this clause, particularly, but not limited to, the Usufruct, other than the price thereof, and this matter shall be deemed an essential element hereof.

4.9. Permits and Authorizations:

/a/ SQM shall obtain all permits and authorizations needed for its exploration or mining works regarding Non-Metallic Substances, and shall abide by all applicable current legal and regulatory provisions, and specifically by Law No. 19,300 and its regulations, and Law No. 20,551 and its regulation, and the SCM shall execute any public or private instruments needed to enable the full exercise all of SQM’s rights under this clause, conditioned to the limitations hereunder, and

/b/ The SCM hereby commits to enable SQM’s gratuitous use and enjoyment of any permits and authorizations held by the former that may be useful for the latter’s activities.

[Translation on the right]

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Cuatro. Diez. Área de Instalaciones.

/a/ Sin perjuicio de otras autorizaciones y permisos que la SCM deba obtener, con el objeto de ocupar parte de la cara superficial de los Derechos Mineros con instalaciones de beneficio, pilas, minas, botaderos, caminos, líneas de transmisión, acueductos, emplazamiento e instalaciones de labores mineras, rajos, ripios e infraestructura en general que eventualmente sean necesarias para la explotación y beneficio de minerales, en adelante el “Área de Instalaciones”, permitirá previamente a SQM explotar, descartar o condenar dicha área de una posible explotación de Sustancias No Metálicas, mediante la aplicación de los procedimientos de general aceptación de la industria. Para ello, la SCM comunicará a SQM de su intención de usar el Área de Instalaciones y le entregará un informe de pre-factibilidad con a lo menos cinco años de anticipación a la fecha en que desea ocupar el Área de Instalaciones.

/b/ En tal evento, dentro del plazo de tres meses contados desde la recepción por parte de SQM de la referida comunicación, SQM podrá optar por:

-i- extraer directamente las Sustancias No Metálicas del Área de las Instalaciones, dentro del plazo de cinco años ya indicado; o

-ii- suspender sus actividades en el Área de Instalaciones para permitir su ocupación, recibiendo a título de indemnización una cantidad correspondiente al valor del margen económico de las Sustancias No Metálicas que se encuentran dentro del Área de Instalaciones, y que SQM no podrá explotar por todo el período que dure la ocupación, vencido el cual podrá continuar sus actividades para beneficiarse de ellos.

/c/ Para establecer el margen se considerarán los siguientes parámetros: reservas afectadas, ley de yodo, ley de

4.10. Facility Area:

/a/ Notwithstanding any other authorizations and permits that it must obtain to occupy a part of the surface of the Mining Rights with process facilities, heaps, piles, mines, dumps, roads, power lines, aqueducts, mine sites and facilities, galleries, overburden and infrastructure in general that may eventually be needed for mining and processing ores, hereinafter called the “Facility Area”, the SCM shall previously allow SQM to exploit Non-Metallic Substances in the stated area, or discard or reject it from any such potential exploitation, by applying procedures generally accepted by the industry, and to that end, the SCM shall advise SQM of its intention to use the Facility Area, and shall deliver a prefeasibility report thereto at least 5 years before the date on which it wished to occupy the Facility Area;

/b/ In such a case, within three months of receiving the forenamed communication, SQM may opt:

i- for directly mining the Non-Metallic Substances in the Facility Area, within the already specified 5 year term, or

-ii- for suspending its activities in the Facility Area to allow its occupation, and receive a compensation in an amount equivalent to the economic margin of the Non-Metallic Substances existing in the Facility Area, which SQM may not mine throughout the entire occupation period, upon which, it may continue its activities to benefit from such substances;

/c/ The following parameters shall be used to determine the margin: the affected reserves; iodine, nitrate and potassium grades; SQM

[Translation on the right] [All stamps have been copied and pasted at the client’s request, and translated at the end, as applicable.]

Anexo Dieciséis.Tres /a/	Appendix 16.3/a/

nitrato, ley de potasio, rendimientos globales de yodo SQM, rendimientos globales de nitrato SQM, rendimientos globales de potasio SQM, factor conversión de potasio igual a uno coma noventa y uno (representa la conversión de una tonelada de potasio en una tonelada de cloruro de potasio), margen operacional yodo -en US$/Kg-: será el promedio obtenido por SQM en su planta “Nueva Victoria” en ventas de yodo directo durante los ciento ochenta días corridos anteriores a la última FECU presentada a aquel en que SQM informe el mismo, margen operacional nitratos de sodio -en US$/TM-: será el promedio obtenido por SQM en las ventas de nitrato de sodio y nitrato de potasio tanto para usos agrícolas como industriales en su planta “Coya Sur” durante los ciento ochenta días corridos anteriores a aquel en que SQM informe el mismo; margen operacional cloruro de potasio -en US$/TM-: será el promedio obtenido por SQM en ventas de cloruro de potasio en su planta “MOP G III”, durante los ciento ochenta días corridos anteriores a aquel en que SQM informe el mismo. Todos los parámetros antes mencionados tendrán que ser consistentes con aquellos incluidos en los informes oficiales de gestión de SQM a su directorio.

/d/ Para cuantificar las Sustancias No Metálicas existentes en el Área de Instalaciones, las Partes encargarán a un tercero independiente la ejecución de un estudio de reservas, el que será ejecutado dentro de un plazo máximo de tres meses.

/e/ Las Partes podrán de mutuo acuerdo modificar uno o más de los parámetros establecidos en esta Sección.

En cuanto a las plantas, y para el caso que alguna de ellas cese sus operaciones o baje sustantivamente su nivel de operaciones, se entiende que SQM usará la referencia de aquellas que las reemplacen como la principal planta asociada a cada uno de los productos indicados.

overall iodine, nitrate and potassium capacities; a 1.91 potassium conversion factor, representing the conversion of one tonne of potassium into one tonne of potassium chloride; the iodine operational margin in USD/kg, which shall be the average margin obtained by SQM at its “Nueva Victoria” plant, from direct iodine sales during a period of 180 calendar days immediately prior to the last filed FECU [Uniform, Coded Statistical Datasheet to be filed by Chilean corporations] in which SQM reported it; the operational margin on sodium nitrates in USD/MT, which shall be the average margin obtained by SQM at its “Coya Sur” plant, from sales of sodium and potassium nitrates for both agricultural and industrial use, during a period of 180 calendar days immediately prior that in which SQM reported it; the operational margin of potassium chloride in USD/MT, which shall be the average margin obtained by SQM at its “MOP G III” plant, from sales of potassium chloride during a period of 180 calendar days immediately before that in which SQM reported it, and all of these parameters shall be mandatorily consistent with those included in the official SQM management reports submitted to the Board of Directors thereof;

/d/ To quantify the Non-Metallic Substances existing in the Facility Area, the Parties shall entrust a study of reserves to an independent third party, to be completed within a maximum period of three months, and

/e/ The Parties may mutually agree on modifying any one or more of the parameters defined in this section.

If SQM stopped, or substantively lowered the level of, operations at any of its plants, the references used shall be those of the plants replacing them as main plants in regard to the specific products.

[Translation on the right]

Anexo Dieciséis.Tres /a/	Appendix 16.3/a/

Cuatro. Once. Instrumentos.

En caso de requerirlo SQM, la SCM procurará el otorgamiento de todos los instrumentos públicos o privados que fueren necesarios para perfeccionar acabadamente la constitución de Usufructo y la compraventa de minerales in situ.

Cuatro. Doce. Prohibición.

La SCM, con el propósito de garantizar a SQM el íntegro y oportuno cumplimiento del Usufructo y de las obligaciones de la SCM pactados en este Contrato, establece y constituye en favor de SQM, quien acepta, una obligación de no gravar, enajenar, prometer gravar o enajenar, disponer o constituir garantías reales o cualquier carga, gravamen, prohibición, regalías o derechos en favor de terceros, ni impedimento o restricción que pudiere afectar o embarazar el libre uso, goce o disposición de cualquiera de los Derechos Mineros o celebrar acto o contrato alguno que pudiera afectarlas, sin autorización escrita de SQM, en adelante como la “Prohibición”. La Prohibición se extenderá de la misma forma que se señala en la Cláusula Quinta.

QUINTO: EXTENSIÓN DEL USUFRUCTO.

Al Usufructo se harán extensivas sin necesidad de pacto expreso y en los mismos términos a los pedimentos, manifestaciones, concesiones de exploración y concesiones de explotación que pudieren llegar a constituirse por la SCM, sea directa o indirectamente por ella, en el Área. A mayor abundamiento, la SCM se obliga a suscribir una escritura pública extendiendo este Contrato sobre tales pedimentos, manifestaciones, concesiones mineras de exploración o de explotación.

4.11. Instruments:

If SQM so required, the Company shall do its best to execute any public or private instruments needed to fully establish the Usufruct and the purchase of minerals in-situ.

4.12. Restriction:

In order to assure SQM of the SCM fully and timely complying with the Usufruct an meeting its obligations hereunder, the SCM hereby establishes a restriction in favour of SQM, which in turn accepts it, consisting in an obligation not to encumber, sell, promise to encumber or sell, dispose of, or establish any real guarantees or any other burdens, charges, restrictions, royalties or rights in favor of third parties, or any impediments or limitations that may affect or hinder the free use, disposal or enjoyment of any of the Mining Rights, and not to sign any contracts or agreements that may affect them, without SQM’s previous written authorization, hereinafter called the “Restriction”. The Restriction shall extend as provided in in Clause 5.

FIFTH - USUFRUCT EXTENSION:

Without needing any express agreements and in the same terms, the Usufruct shall extend to any petitioned mining claims for exploration, statements of Discovery, or mining claims for exploration or exploitation that may be directly or indirectly awarded to the SCM in the Area. Furthermore, the SCM hereby commits to execute the respective notarized and registered documents extending this Agreement to each thereof.

[Translation on the right]

Anexo Dieciséis.Tres /a/	Appendix 16.3 /a/

SEXTO: PROTECCIÓN, AMPARO Y VIGENCIA DE LOS DERECHOS MINEROS.	SIXTH - PROTECTION, SHELTER AND VALIDITY OF THE MINING RIGHTS:

El íntegro y oportuno cumplimiento de las obligaciones de la SCM y de los demás derechos de SQM que se pactan en este Contrato, conlleva para la SCM la necesidad de cumplir también y en forma íntegra y oportuna, de su exclusiva cuenta, costo, riesgo y responsabilidad y en favor de SQM, que acepta, las siguientes obligaciones esenciales y copulativas:

/a/ La SCM pagará, a su costo, cuenta y responsabilidad, todas las patentes mineras de los Derechos Mineros, antes del día treinta de marzo de cada año, y efectuará todas las actuaciones, diligencias y trámites que sean necesarios o pertinentes para la correcta y debida constitución, protección, amparo y vigencia de los Derechos Mineros. Asimismo, la SCM adoptará, a su exclusivo costo, todas las medidas, judiciales y extrajudiciales, que sean necesarias para tales efectos y para defender dicha propiedad minera de cualquier pretensión de terceros. Si la SCM no ejerciere oportunamente, dentro de los plazos legales, la defensa de los Derechos Mineros, SQM podrá, sin que se encuentre obligado a ello, actuar en representación de la SCM en los procesos que se hayan iniciado. Para estos efectos, la SCM otorgará poder judicial a SQM y los costos legales razonables serán asumidos por la SCM. Alternativamente, y sin que se encuentre obligado a ello, SQM podrá participar en los procesos como tercero coadyuvante, a su exclusivo costo.

/b/ La SCM deberá permanentemente mantener los Derechos Mineros libres de todo litigio, embargo, carga, contrato, convenio, acuerdo, transacción, promesa, opción, renuncia, derechos preferentes de terceros, medida precautoria, acción resolutoria, restricción de uso, evicción,

Having to fully and timely meet its obligations and adhere to the rest of SQM’s rights hereunder shall entail that, on its own account and responsibility, and at its own cost and risk, the SCM must also fully and timely meet the following essential and concurrent obligations to SQM, which in turn accepts them:

/a/ At its own cost, and on its own account and responsibility, the SCM shall pay the mining licenses of all the Mining Rights before March 30 of every year, and shall complete all acts, proceedings and paperwork needed or pertinent to properly and duly establish, protect and shelter the Mining Rights, and to keep them valid; at its own cost, shall take any in or out of court actions needed for such purposes or to defend such mining properties from any third-party claims, and if the SCM failed to defend the Mining Rights within the corresponding legal terms, SQM may, but shall not be bound to, represent the SCM in any filed proceedings, for which purposes, the SCM shall grant a power of attorney-at-law to SQM and bear all reasonable legal costs, and alternatively, SQM may, without having to, intervene in such proceeding as an offended party to assist, at its own cost, and

/b/ The SCM must permanently keep the Mining Rights free of any litigations, seizures, charges, contracts, agreements, arrangements, transactions, promises, options, waivers, third-party preferential rights, precautionary measures, actions for cancellation, restrictions of use,

[Translation on the right]

Anexo Dieciséis.Tres /a/	Appendix 16.3 /a/

deudas por concepto de patentes mineras y demás de cualquier tipo, clase o monto y, en general, libres de toda modalidad o caución total o parcial y de tipo o clase alguna que deba o pueda eventual o efectivamente restringir o afectar a las mismas, y realizar todas las diligencias y actuaciones que sean necesarias y conducentes con el propósito de alzar o de liberar a los Derechos Mineros de una cualquiera de las situaciones precedentes que pueda afectar a los mismos y que resulten de acciones de terceros.

SÉPTIMO: DERECHO PREFERENTE PARA LA COMPRA DE LOS DERECHOS MINEROS.

/a/ Previo cumplimiento de los demás requisitos que hayan acordado las Partes, la SCM podrá -directa o indirectamente-abandonar, reducir, desamparar, caducar, renunciar o extinguir en todo o parte los Derechos Mineros, pedimentos, manifestaciones, concesiones mineras de exploración o de explotación que en el futuro solicite, adquiera y/o constituya, que abarquen total o parcialmente el Área, en adelante todos ellos denominados como los “Derechos Mineros a Abandonar” y este derecho denominado como el “Derecho a Renuncia”.

/b/ Para ejercer su Derecho a Renuncia, la SCM previamente deberá informar a SQM por medio de carta certificada enviada al domicilio de esta, su decisión de ejercer su Derecho a Renuncia indicando el nombre del Derecho Minero a Abandonar y sus datos necesarios para individualizarlo, incluyendo, antecedentes de inscripción de dominio, Rol Nacional, y datos del expediente judicial de tramitación, entre otros, ofreciéndole vender el Derecho Minero a Abandonar respectivo. Recibida la carta, SQM tendrá un plazo de treinta días corridos para comunicar, por medio de carta certificada, su decisión de comprar el Derecho Minero a Abandonar encumbrances, unpaid mining licenses and others of any kind or sort or in any amounts, and generally, free of any kind or sort of total or partial payment modalities or sureties owed, or that may potentially or actually restrict or affect them, and take any actions and complete any processes needed and leading to lift any such limitations and release the Mining Rights from any such situations resulting from third parties’ actions.

SEVENTH - PREFERENTIAL RIGHT TO PURCHASE THE MINING RIGHTS:

/a/ Upon meeting the other requirements agreed by the Parties, the SCM may directly or indirectly abandon, reduce, desert, waive or extinguish all or any part of the Mining Rights, petitioned mining claims for exploration, statements of discovery, and mining claims for exploration or exploitation, that it may request, purchase or be awarded in the future in the entirety of any part of the Area, or let any thereof expire, hereinafter collectively called the “Mining Rights to be Abandoned,” and this right referred to as the “Right of Waiver”;

/b/ Before exercising its Right of Waiver, the SCM shall advise SQM of its decision to do so by certified letter sent to the latter’s address, stating the name of the Mining Right or Rights to be Abandoned and the necessary identifying information, including information on the registration of ownership, the property registration number and the court dossier, among others, and offering to sell it or them thereto, and SQM shall have 30 calendar days of receipt thereof to communicate its decision to purchase, also by certified letter, upon which term, if SQM had not replied to the offer to sell, it shall be deemed that it has waived its preferential right of purchase, and

[Translation on the right]

Anexo Dieciséis.Tres /a/	Appendix 16.3 /a/

ofrecido vender. Si SQM no da respuesta al ofrecimiento de venta de SCM dentro del plazo de treinta días corridos, se entenderá que SQM ha renunciado al ejercicio de su derecho de compra, y la SCM podrá ejercer libremente su Derecho a Renuncia, de pleno derecho y sin necesidad de acuerdo adicional alguno de este Pacto y sin que se le genere responsabilidad alguna por el ejercicio de tal derecho.

/c/ En el evento que SQM comunique su intención de ejercer su derecho de compra, deberá indicar en dicha comunicación el día en que las partes deberán concurrir a suscribir el contrato de compraventa, plazo que no podrá exceder de los treinta días corridos contados desde enviada la comunicación por parte de SQM. El contrato de compraventa se otorgará en la misma notaría en la que se otorga el presente instrumento, o aquella que la reemplace y sustituya, y el precio de compraventa será la suma única y total del valor de la patente anual del respectivo Derecho Minero a Abandonar objeto del mismo.

/d/ El contrato de compraventa antes señalado se celebrará pura y simplemente, y él o los Derechos Mineros se venderán como cuerpo cierto, en el estado en que se encuentran al día de la celebración, con todo lo edificado y construido sobre ellos, y demás instalaciones destinadas permanentemente a la investigación, arranque y extracción de sustancias minerales, con todos sus usos, derechos, costumbres, derechos y servidumbres, activas y pasivas y libres de obligación de pago de regalías voluntarias o convencionales, de todo embargo, prohibiciones, condiciones resolutorias, litigios pendientes, de contratos de entrega de minerales o de arriendo, o cualquiera otra clase de actos, derechos reales o personales, gravamen y prohibición, que impidan su libre uso, goce, disposición y entrega.

the SCM may freely exercise its Right of Waiver, by force of law, without needing any additional agreements hereunder and without any liabilities arising from its exercise thereof;

/c/ If SQM communicated its intention to purchase, in the same letter, it shall specify the date for executing the purchase agreement, which may not be more than 30 calendar days thereafter, and must be at the same notary offices as this instrument, or any others that may replace or substitute them, and the total purchase price shall amount to the cost of the annual license corresponding to the purchased Mining Right or Rights to be Abandoned;

/d/ The aforesaid purchase agreement shall be pure and simple, and the Mining Rights shall be sold ad corpus, as they were on the date of execution, with all buildings and constructions thereon, and all other facilities permanently allocated to study, strip and mine mineral substances, with all their uses, rights, customs, active or passive rights of way and easements, and free of any voluntarily or conventional royalty obligations, seizures, restrictions, conditions subsequent, pending litigations, mineral delivery or lease agreements, and any other kind of acts, real or personal rights, liens or limitations that may prevent the free use, enjoyment, disposal and conveyance thereof, and

[Translation on the right]

Anexo Dieciséis.Tres /a/	Appendix 16.3 /a/

/e/ Sin perjuicio de lo anterior, SQM tendrá un derecho preferente para comprar o adquirir el o los Derechos Mineros, en el mismo precio, en los mismos términos y condiciones, que aquellos que ofrezca un tercero a la SCM. La decisión de SQM de comprar se deberá comunicar dentro de sesenta días corridos desde que haya recibido toda la información por parte de la SCM. Esta compraventa se efectuará en los términos señalados en la letra /d/ anterior.

OCTAVO: DEFENSA E INDEMNIDAD.

/a/ La SCM se obliga a defender judicial y extrajudicialmente, indemnizar y liberar de toda responsabilidad a SQM, a sus directores, funcionarios, empleados, agentes y representantes de todos ellos respecto de cualquier reclamo, demanda, acción, perjuicio, sanción, obligación, responsabilidad, pérdida o gastos - incluyendo honorarios y gastos legales- que surjan con motivo de:

-i- las actividades que efectúe, directa o indirectamente a través de sus contratistas, en los Derechos Mineros;

-ii- el incumplimiento real o la imputación de incumplimiento por parte de la SCM -o de sus contratistas- de cualquier ley, ordenanza, reglamento, norma u orden, o disposición del Contrato;

-iii- las lesiones o muerte de cualquier persona -incluidos los empleados de SQM y de la SCM- o los daños o pérdidas de bienes atribuibles directa o indirectamente a la ejecución del Contrato o a las acciones u omisiones de la SCM y/o de sus contratistas; y

-iv- cualquier responsabilidad relacionada con impuestos, contribuciones, derechos, gravámenes y retenciones legales.

/b/ Las obligaciones de liberación, defensa e indemnización que se indican en la presente Cláusula serán exigibles aun cuando dichos daños, gastos, multas, sanciones, etc., hayan

/e/ Notwithstanding the foregoing, SQM shall have a preferential right to purchase or acquire the Mining Rights, at the same price and in the same terms and conditions offered by any third parties to the SCM, with SQM communicating its decision to buy within 60 calendar days of receipt of all of the information from the SCM, and any such purchase agreement being as previously provided in Item /d/.

EIGHTH - DEFENSE AND INDEMNITY:

/a/ The SCM hereby commits to defend SQM in and out of court, and to indemnify and release the latter, its directors, officers, employees, agents, and any representatives thereof, of any responsibilities, in respect of any claims, lawsuits, actions, and for any damages, penalties, obligations, liabilities, losses or expenses, including legal fees and expenses, arising:

-i- from any activities that it performed directly or indirectly through its contractors in the Mining Rights;

-ii- from any actual or claimed infringements to any laws, bylaws, regulations, standards or orders, or breaches of the provisions hereof, by the SCM, or any of its contractors;

-iii- from any personal injuries or death, including those suffered by SQM’s and SCM’s employees, and any property damages or losses directly or indirectly attributable to the implementation hereof, or to any actions or omissions by the SCM or any of its contractors, and

-iv- from any liabilities in regard of taxes, contributions, duties, levies or legal withholdings;

/b/ The obligations of release, defense and indemnity stated in this clause shall be enforceable even when such damages, expenses, fines, penalties, etc. had been fully

[Translation on the right]

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sido causadas total o parcialmente por la Parte indemnizada.

/c/ Si, no obstante lo señalado, SQM resultase obligada a pagar una suma de dinero en virtud de las acciones, demandas, reclamos, procedimientos, sanciones o actuaciones antes referidos, ya sea a título de multa, indemnización de perjuicios, rehabilitación de áreas, programas de cierres de faenas, o por cualquier otra razón, causa o motivo, la SCM estará obligada a pagar o a reembolsar, en su caso, a SQM todas las cantidades que, en virtud de lo expuesto, hubiese sido obligada a pagar.

/d/ Las disposiciones de esta Cláusula y las obligaciones de defensa e indemnización de la SCM contempladas en este instrumento se mantendrán plenamente vigentes incluso después del término del Contrato.

/e/ Los gastos razonables de una eventual defensa legal de SQM serán reembolsados por la SCM en la medida que su presupuesto haya sido aprobado previamente por la SCM, el cual no podrá ser rechazado arbitrariamente.

NOVENO: FUERZA MAYOR O CASO FORTUITO.

/a/ Para efectos del presente Contrato, se entenderá por fuerza mayor o caso fortuito, en adelante “Fuerza Mayor o Caso Fortuito”, el imprevisto a que no es posible resistir, como un naufragio, un terremoto, el apresamiento de enemigos, los actos de autoridad ejercidos por un funcionario público, etc. según se define en el artículo cuarenta y cinco del Código Civil.

/b/ La Parte afectada por el evento de Fuerza Mayor o Caso Fortuito comunicará a la otra Parte en un plazo no mayor a cinco Días Hábiles, la existencia del evento y su fecha de inicio, así como una estimación de su duración y las medidas de mitigación que propone adoptar, todo lo cual será requisito para que, mientras dure tal evento de Fuerza or partly caused by the indemnified Party;

/c/ If despite the foregoing, SQM had to pay any amounts of money in reason of any of the foregoing actions, lawsuits, claims, proceedings, penalties or procedures, as fines, damage compensations, area restorations, site closing programs, or for any other reasons or causes, the SCM shall be bound to pay or reimburse thereto, as applicable, all amounts paid by SQM in such cases;

/d/ The provisions of this clause and the SCM’s obligations of defense and indemnity hereunder shall remain fully effective even after termination hereof, and

/e/ The SCM shall reimburse any reasonable expenses incurred in any potential defense of SQM, to the extent previously approved by the SCM, which may not be arbitrarily denied.

NINTH - FORCE MAJEURE OR UNFORESEEABLE CIRCUMSTANCES:

/a/ For the purposes hereof, force majeure or unforeseeable circumstance, hereinafter called a “Force Majeure or Unforeseeable Circumstance”, shall be understood as any unexpected events that it were not possible to withstand, such as shipwrecks, earthquakes, enemies’ arrests, or acts of authority by public officers, etc., as defined in Article 45 of the Civil Code, and

/b/ The Party affected by a Force Majeure or Unforeseeable Circumstance shall advise the other thereof, within no more than 5 Business Days, stating the start date and estimated duration thereof, and the intended mitigation measures, all of which shall be required for suspending the need to meet any obligations involved while the Force Majeure or

[Translation on the right]

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Mayor o Caso Fortuito, se pueda suspender el cumplimiento de la obligación cuyo cumplimiento es impedido, la cual -en todo caso- se hará exigible una vez que cese tal evento de Fuerza Mayor o Caso Fortuito.

DÉCIMO: ANTICORRUPCIÓN.

/a/ La SCM acuerda dar cumplimiento al Código de Conducta para Socios Comerciales de SQM, a la Política de Cumplimiento Anti Soborno y Corrupción de Sociedad Química y Minera de Chile S.A. y sus empresas relacionadas, en adelante las “Políticas SQM”, y a todas las leyes aplicables, incluyendo leyes anti soborno, sobre lavado de dinero, financiamiento del terrorismo y receptación, contenidas en las leyes de Chile y la Ley de los Estados Unidos sobre Prácticas Corruptas Extranjeras U.S. Foreign Corrupt Practices Act, “FCPA”, en adelante las “Leyes Anticorrupción”.

/b/ La SCM asegurará que los bienes que vienen directa o indirectamente de SQM, o aquellos a los cuales tuvo acceso en virtud de este Contrato, cualquiera sea su naturaleza, no serán usados para propósitos ilegales o como parte de cualquier delito bajo las Leyes Anticorrupción. La SCM declara que no ha hecho ni ha prometido hacer, y acuerda no hacer ni prometer hacer, en relación a este Contrato, ningún pago o transferencia de cualquier cosa de valor, directa o indirectamente, /i/ a cualquier persona que trabaje en calidad oficial para un gobierno, entidad pública (incluyendo empleados de sociedades anónimas de propiedad o controladas por el gobierno) u organización pública internacional; /ii/ a cualquier partido político, funcionario de un partido político o candidato; /iii/ a un intermediario para que éste pague a cualquiera de los anteriores; /iv/ a cualquier funcionario, director, empleado o representante de cualquier cliente efectivo o potencial de SQM; /v/ a cualquier funcionario, director o empleado de SQM o cualquiera de

Unforeseeable Circumstance lasts, which in any case, shall be enforceable again thereafter.

TENTH - ANTICORRUPTION:

/a/ The SCM hereby agrees to abide by the Code of Conduct for SQM’s Commercial Partners, the Anti-Bribery and Anticorruption Compliance Policy of Sociedad Química y Minera de Chile S.A. and its related companies, hereinafter called “SQM’s Policies”, and all applicable provisions against bribery, money laundering, terrorist financing and the receipt of stolen property contained in Chilean laws and the U.S. Foreign Corrupt Practices Act, “FCPA”, hereinafter called the “Anticorruption Laws”;

/b/ The SCM shall ensure that all assets coming directly or indirectly from SQM, or those accessed hereunder, regardless of their nature, are not used for illegal purposes or as a part of any crimes under the Anticorruption Laws, and hereby states that, in connection with this Agreement, it has not made or committed, and agrees not to make or commit, any direct or indirect payments or transfers of anything of value /i/ to any persons working as officials of any governments, international public organizations or public entities, including employees of state owned or controlled corporations; /ii/ to any political parties, officials thereof or candidates; /iii/ to any intermediaries for payment to any of the foregoing; /iv/ to any officials, directors, employees or representatives of any of SQM’s actual or potential clients; /v/ to any of SQM’s officials, directors, employees or related persons, or /vi/ to any other individuals or entities, in violation of the laws of the countries in which such payments or

[Translation on the right]

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sus Personas Relacionadas; o /vi/ a cualquier otra persona o entidad si dicho pago o transferencia infringe las leyes del país en el cual sea hecho, las Políticas SQM o las Leyes Anticorrupción. Es la intención de ambas Partes que no se hagan pagos o transferencias de valor que tengan el objeto efecto de soborno o “coima” o, en general, acciones o usos de bienes o dineros en relación a entidades o funcionarios públicos o privados que constituyan la realización de actos ilegítimos o inadecuados en conformidad con las Políticas SQM, las Leyes Anticorrupción y las leyes aplicables.

/c/ La SCM no estará autorizado bajo ninguna circunstancia, ni bajo la instrucción de SQM o sus empleados o representantes, a realizar cualquiera de las actividades prohibidas por las Políticas SQM, las Leyes Anticorrupción, cualquier otra ley aplicable, ni siquiera bajo pretexto de dar cumplimiento a las instrucciones de SQM o constituir un beneficio para SQM.

/d/ La SCM acuerda adherir en forma íntegra y total a las Políticas de SQM, y declara haber recibido una copia completa de las mismas, las cuales se encuentran disponibles en http://ir.sqm.com.

/e/ La SCM asegura que los empleados bajo su dependencia y cualquier persona que tenga relación con SQM, se abstendrán de ejecutar, en sus relaciones o vínculos con SQM, cualquier acto que sea ilegal, inadecuado o contrario a las conductas establecidas en las Políticas SQM.

/f/ La SCM informará inmediatamente a SQM cualquier situación de la que tome conocimiento que pueda resultar en el uso ilegal de los dineros o bienes de SQM o en una violación de las Políticas SQM o de las Leyes Anticorrupción.

/g/ El incumplimiento de esta Cláusula será considerado un incumplimiento grave, material o esencial de las obligaciones transfers were made, or SQM’s Policies or the Anticorruption Laws, and both Parties hereby intend that no payments or transfers of value be made with an aim at bribery, and generally that, in connection with entities or public or private officials, and no actions be taken or uses made of assets or moneys involving illegitimate or improper acts according to SQM’s Policies, the Anticorruption Laws and all applicable laws;

/c/ The SCM shall not be authorized to do any of the activities forbidden by SQM’s Policies, the Anticorruption Laws, or any other applicable laws, under any circumstances, not even on instructions from SQM, or its employees or representatives, or under the guise of following SQM’s directives or creating benefits for SQM;

/d/ The SCM hereby agrees to fully abide by all of SQM’s Policies, and states that it has received a complete copy thereof, which are also available at http://ir.sqm.com;

/e/ The SCM hereby guarantees that all employees under its authority and any persons related to SQM shall refrain, in their relations or associations with the latter, from doing anything illegal, improper or contrary to the conducts established in SQM’s Policies;

/f/ The SCM shall immediately advise SQM of any situation of which it became aware that may result in any illegal use of SQM’s moneys or assets, or in violations of SQM’s Policies or the Anticorruption Laws, and

/g/ Any breaches of this clause shall be considered gross, material or essential breaches of the obligations hereunder, and

[Translation on the right]

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impuestas por el Contrato y facultará a SQM a ponerle término inmediato, sin responsabilidad para SQM, y la SCM indemnizará y mantendrá a SaQM indemne por cualquier demanda, pérdida o daño que resulte o se relacione a dicho incumplimiento. Todas las denuncias de la SCM podrán realizarse ingresando al portal web externo www.SQM.ethicspoint.com o a través de las líneas de teléfono disponibles de acuerdo con su ubicación, especificadas en dicho portal.

UNDÉCIMO: CONFIDENCIALIDAD.

Once. Uno. Confidencialidad.

Toda la información obtenida en relación con el cumplimiento del Contrato será confidencial y no será entregada a ningún tercero ni al público en general, sin el consentimiento previo y por escrito de la Parte divulgadora.

Once. Dos. Excepciones.

El consentimiento no será requerido en los casos en que se entregue información a:

/a/ una Empresa Conectada, sus directores, trabajadores, consultores, asesores, contratistas o subcontratistas para el cumplimiento de sus funciones o encargos;

/b/ una agencia u organismo federal o estatal, o cuerpo regulatorio, especialmente bolsas de valores, de acuerdo con las leyes o reglamentos pertinentes o con las normas de cualquier índole;

/c/ un tercero que esté interesado en adquirir una participación en la SCM o en una de las Partes, previa suscripción de un acuerdo de confidencialidad; o

/d/ cuando la información de que se trate ya forme parte del dominio público, excepto si fuere por su indebida divulgación por alguna de las Partes.

En los casos indicados en las letras /a/ y /c/ del párrafo anterior, sólo será entregada la información confidencial que el tercero tenga necesidad legítima de conocer para el propósito de cumplir con el objeto de que se shall entitle SQM to immediately terminate this agreement, without any liability for the latter, and the SCM shall hold SQM harmless from, and compensate the latter for, any claims, losses or damages resulting from, or in connection with, any such breaches. The SCM may report any such situations on the external web portal at: www.SQM.ethicspoint.com, or through any of the phone lines available per location, as specified thereon.

ELEVENTH - CONFIDENTIALITY:

11.1. Confidentiality:

Any information obtained in connection with the implementation hereof shall be confidential, and may not be delivered to any third parties or the general public, without the prior written consent of the disclosing Party.

11.2. Exceptions:

This consent shall not be required when delivering information:

/a/ to any Connected Companies, their directors, workers, consultants, advisors, contractors or sub-contractors, so that they may perform their duties or commissions;

/b/ to any federal or state agencies or organizations, or regulatory bodies, especially stock exchanges, per applicable laws, regulations or rules of any kind;

/c/ to any third parties interested in purchasing an interest in the SCM or any of the Parties, upon execution of a confidentiality agreement, or

/d/ when the concerned information is already known by the public, except if it had been unduly disclosed by one of the Parties.

In the cases indicated in Items /a/ and /c/ of the previous paragraph, any such disclosures may only include the specific confidential information that such third parties rightfully needed to know for the purposes stated in the

[Translation on the right]

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señala en dichas letras /a/ y /c/, según corresponda, y sólo si está sujeto a una obligación de confidencialidad y a la prohibición de utilizar dicha información para otro propósito.

Además, en todo evento en el caso de la letra /c/ y en el caso que a los consultores, asesores, contratistas o subcontratistas se les entregue información sobre las reservas, recursos mineros o estratégica sobre los Derechos Mineros, la Parte divulgadora deberá previamente suscribir un acuerdo de confidencialidad con ellos, en el cual el receptor se obligue a no solicitar ni adquirir, directa, indirectamente o a través de terceros, derechos mineros o inmuebles en el Área, obligándose a vendérselos -al precio de diez Dólares por cada derecho- a la SCM para el caso que lo haga, dentro de los diez días corridos siguientes a que así lo requiera la SCM.

Once. Tres. Anuncios y avisos públicos.

En caso de que alguna de las Partes requiera hacer, por ley o regulación aplicable a la que esté sujeta, algún anuncio o aviso público, distinto a los señalados en la letra /b/ de la Sección Catorce. Dos, en relación a las materias contenidas en este Contrato, previamente deberá compartir con la otra Parte un proyecto de comunicado y otorgar a dicha Parte un plazo no menor a siete Días Hábiles para revisarlo y dar sus observaciones, mismas que deberán de ser consideradas por la Parte que tenga la obligación de emitir el anuncio o aviso público siempre que se ajusten a la ley o regulación aplicable a la que esté sujeta.

Once. Cuatro. Vigencia.

Las disposiciones de esta Cláusula se aplicarán durante la vigencia del Contrato, y en caso de que éste termine, se aplicarán también por un plazo de dos años contado desde la terminación del Contrato.

said Items /a/ or /c/, as applicable, and always conditioned to a confidentiality obligation and the restriction to use the information for any other purposes.

Additionally, in all events of Item /c/ involving consultants, advisors, contractors or subcontractors receiving information on reserves, mining resources or strategic data on the Mining Rights, the disclosing Party shall previously sign confidentiality agreements with them, whereby the receivers commit not to request or acquire any mining rights or properties in the Area, directly, indirectly or through any third parties, and having done so, they further promise to sell them to the SCM, at the price of USD 10 per right, within 10 calendar days of the latter so requesting.

11.3. Notices and Public Notices:

Should the law or any applicable regulations to which any of the Parties were subject require that it issued any public notices or announcements on matters hereunder, other than those stated in Item /b/ of Section 14.2, it must previously share a draft release with the other Party and give the latter at least 7 Business Days to examine it and make any comments. The Party having to issue the public notice or announcement must consider all such comments, provided that they adhere to any applicable laws or regulations.

11.4. Survival of this Clause:

The provisions of this clause shall apply throughout the effective term hereof and for two years thereafter in case of termination.

[Translation on the right]

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DUODÉCIMO: CESIÓN, SUCESORES Y CESIONARIOS.

La SCM no podrá vender, ceder, enajenar, transferir, asignar -ni siquiera por división- o de cualquier forma disponer de sus derechos ni novar sus obligaciones que emanan de este Contrato, a menos que según conste por escritura pública haya sido autorizada previa, expresa y específicamente para el caso en particular por SQM.

DÉCIMO TERCERO: AVISOS, COMUNICACIONES, NOTIFICACIONES Y CONTACTOS.

Trece. Uno. Avisos, comunicaciones y notificaciones.

Todos los avisos, comunicaciones o notificaciones que las Partes deban enviar, intercambiar o efectuar en virtud de lo expuesto en este Contrato serán siempre efectuados por escrito. Ellos se harán efectivos y se considerará que han sido entregados:

/a/ Si es entrega por mano: en la fecha de entrega si es efectuada en Día Hábil y durante horas normales de oficina, de lo contrario se entenderá entregada el Día Hábil siguiente;

/b/ Si es por comunicación electrónica: el Día Hábil siguiente al día en que se reciba la comunicación electrónica;

/c/ Si es por correo certificado: el Día Hábil siguiente a su recibo efectivo.

Trece. Dos. Contactos.

Los avisos, comunicaciones o notificaciones se dirigirán a:

/a/ Sociedad Química y Minera de Chile S.A., al señor [●], dirección de correo electrónico [●], con copia al señor [●], dirección de correo electrónico [●], ambos con domicilio en calle El Trovador número cuatro mil doscientos ochenta y cinco, piso seis, Comuna de Las Condes, Región Metropolitana, Chile; o, alternativamente, a la otra persona u otro domicilio que SQM oportunamente informará a la SCM mediante una comunicación escrita que enviará para tal efecto en conformidad con lo expuesto en esta Cláusula; y

TWELFTH - ASSIGNMENT, SUCCESSORS AND ASSIGNEES:

The SCM may not sell, assign, convey, transfer or hand out, not even through division, or in any way dispose of, its rights, or novate its obligations hereunder, unless previously, expressly and specifically authorized by SQM in a notarized and registered document, on a case by case basis.

THIRTEENTH - NOTICES, COMMUNICATIONS, NOTIFICATIONS AND CONTACTS:

13.1. Notices, Communications and Notifications:

All notices, communications and notifications that the Parties must send, exchange or issue hereunder shall always be in writing, and shall be effective and deemed received:

/a/ When delivered by hand: On the date of delivery if it fell on a Business Day and during normal business hours, and otherwise, on the next Business Day;

/b/ When electronically sent: On the Business Day following receipt thereof, and

/c/ When sent by certified mail: On the next Business Day after actual receipt thereof.

13.2. Contacts:

All notices, communications or notifications shall be addressed:

/a/ For Sociedad Química y Minera de Chile S.A., to: [●], e-mail: [●], with copy to [●], e-mail: [●], both with legal address at 4,281, El Trovador, 6th Floor, Las Condes borough, Metropolitan Region, Chile, or alternatively, to any other addressees or addresses that SQM timely communicated to the SCM in writing for such purposes, as provided in this clause, and

[Translation on the right]

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/b/ SCM [●], al señor [●], dirección de correo electrónico [●], domicilio en [●], comuna de [●]; o, alternativamente, a la otra persona u otro domicilio que la SCM oportunamente informará a SQM mediante una comunicación escrita que enviará para tal efecto en conformidad con lo expuesto en esta Cláusula.

DÉCIMO CUARTO: PAGO E IMPUTACIONES EN DÓLARES.

Salvo disposición específica en contrario en el presente Contrato, todos los pagos e imputaciones y demás similares que se efectúen en Dólar en virtud de lo expuesto en este Contrato se calcularán, previamente y para tal efecto, de acuerdo con el valor unitario del Dólar a que se hace referencia en el Título I, Capítulo I, número seis, del Compendio de Normas de Cambios Internacionales del Banco Central de Chile denominado “dólar observado” que aparezca publicado en el Diario Oficial del Día Hábil bancario anterior al día del pago e imputación que proceda y, consiguientemente, se podrán efectuar en pesos moneda nacional.

DÉCIMO QUINTO: PAGO POR TRANSFERENCIA ELECTRÓNICA DE FONDOS.

Los pagos que la SCM efectúe a SQM por medio de transferencia electrónica de fondos se harán a la cuenta bancaria que para tal efecto SQM le comunique. Para todos los efectos legales, el pago se entenderá efectuado el día en que la cantidad correspondiente al mismo se encuentre totalmente disponible en la cuenta de SQM. Será obligación de la SCM enviar a SQM los documentos que den prueba de la transferencia de fondos.

/b/ For the SCM, to: [●], e-mail: [●], with copy to [●], e-mail: [●], both with legal address at [●], [●] borough, or alternatively, to any other addressees or addresses that the SCM timely communicated to SQM in writing for such purposes, per this clause.

FOURTEENTH - PAYMENTS AND CHARGES IN DOLLARS:

Save as specifically provided herein, all payments, charges and the like made in Dollars hereunder shall be previously determined according to the unit value thereof called “observed dollar” and referred to in Title I, Chapter I, Item 6, of the Compendium of Foreign Exchange Regulations of the Central Bank of Chile, as published in the Official Gazette on the bank Business Day before that of the applicable payment and charge, and consequently, shall be made in Chilean pesos, the national currency.

FIFTEENTH - PAYMENT BY ELECTRONIC TRANSFER OF FUNDS:

Any payments by the SCM to SQM via electronic transfer shall be made to the bank account communicated by SQM to the SCM to this end. For all legal purposes, such payments shall be effective on the day when the corresponding amounts were fully available in SQM’s account. It shall be the SCM’s obligation to forward the documents proving each of such transfers of funds to SQM.

[Translation on the right]

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DÉCIMO SEXTO: INVALIDEZ O INEXIGIBILIDAD.

La invalidez o inexigibilidad de una parte o Cláusula de este Contrato no afectarán la validez u obligatoriedad de otra parte o Cláusula del mismo. Toda parte o Cláusula inválida o inexigible se considerará separada de este Contrato; entendiéndose que las Partes negociarán, de buena fe, una modificación a tal Cláusula inválida o inexigible, con el objeto de cumplir con la intención original de las Partes.

DÉCIMO SÉPTIMO: TÉRMINO ACUERDOS ANTERIORES.

Este Contrato deja sin efecto y reemplaza, totalmente y a partir de este mismo momento, todo otro acuerdo, conversación, convenio, carta, e-mail, fax o contrato oral o escrito que SQM y la SCM puedan haber anteriormente suscrito o acordado en cualquier tiempo y con respecto de las demás materias indicadas en este instrumento.

DÉCIMO OCTAVO: MODIFICACIONES A ESTE CONTRATO.

Toda modificación total o parcial a uno cualquiera de los términos o Cláusulas de este Contrato, sólo y únicamente producirá sus efectos en la medida exclusiva de que ella haya sido previamente convenida por escrito por las Partes.

DÉCIMO NOVENO: RENUNCIA.

Si una Parte no insiste en el estricto cumplimiento de alguna disposición del Contrato, o si no ejerce un derecho, acción, reclamo o recurso en caso de su infracción, ello no constituirá una renuncia de una disposición del Contrato, ni limitará el derecho de esa Parte para, posteriormente, hacer cumplir una disposición o ejercer un derecho.

SIXTEENTH - SEVERABILITY:

If any clauses or parts hereof were invalid or unenforceable, the validity or obligatory nature of the remainder of the clauses and parts hereof shall not be affected. Any such invalid or unenforceable clauses or parts shall be deemed separated from this Agreement, in the understanding that the Parties shall, in good faith, negotiate amendments thereto, so that they meet their original intention.

SEVENTEENTH - TERMINATION OF PREVIOUS AGREEMENTS:

This Agreement shall hereon fully annul and replace any other agreements, discussions, contracts, letters, e-mails, faxes, and oral or written contracts, previously executed or agreed at any time by SQM and SCM with regard to the Mining Rights or any other matters hereunder.

EIGHTEENTH - AMENDMENTS:

Any total or partial amendments to any terms or clauses hereof shall only and solely be effective if previously agreed in writing by the Parties.

NINETEENTH - WAIVER:

That a Party did not enforce the strict compliance with any provisions hereof, or did not exercise any rights, actions, claims or resorts in cases of breach, shall neither be a waiver of any such provisions, nor limit that Party’s right to subsequently enforce any of them or exercise any of its rights.

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VIGÉSIMO: RESOLUCIÓN DE CONFLICTOS.

Todas las diferencias, dificultades o conflictos que se susciten entre las Partes, por cualquier motivo y bajo cualquier circunstancia, relacionadas directa o indirectamente con este Contrato, serán sometidas al conocimiento y decisión de los Tribunales Ordinarios de Justicia con competencia en la ciudad de Santiago.

VIGÉSIMO PRIMERO: DOMICILIO Y LEY APLICABLE.

Las Partes, para todos los efectos pertinentes, fijan domicilio especial en la ciudad y comuna de Santiago. Este Contrato se rige y regirá siempre por las leyes de la República de Chile.

VIGÉSIMO SEGUNDO: GASTOS

Veintidós. Uno. Derechos notariales, conservatorios y de archivero judicial.

Todos los derechos notariales, conservatorios y de archivero judicial en que sea necesario incurrir o pagar con motivo de este Contrato, en especial con respecto a su otorgamiento, desistimiento total o parcial – de ser aplicable y autorizado por este Contrato-, término y ejercicio de la Promesa serán siempre pagados totalmente por la SCM a su exclusivo costo. La SCM, a su total y exclusivo costo, dentro del plazo de un mes desde la solicitud de SQM, se obliga a entregar a SQM copia de todas las inscripciones, cancelaciones, anotaciones y certificados que le solicite efectuar con motivo de lo anterior o de los requerimientos registrales al efecto, debidamente pagados por la SCM al Conservador de Minas respectivo.

Veintidós. Dos. Informes de avances y gestiones.

En el caso que la SCM entregue a SQM copia de los requerimientos registrales, en la forma y plazo señalados en la Sección anterior,

TWENTIETH - CONFLICT RESOLUTION:

Any differences, difficulties or conflicts arising between the Parties for any reasons and under any circumstances, whether directly or indirectly relating hereto, shall be submitted for examination and resolution by the ordinary courts of justice with jurisdiction in the city of Santiago.

TWENTY-FIRST - LEGAL ADDRESS AND GOVERNING LAWS:

For all relevant purposes, the Parties hereby set their legal address in the city and borough of Santiago. This Agreement is and shall always be governed by the laws of the Republic of Chile.

TWENTY-SECOND - EXPENSES:

25.1. Notary, Registrar and Court Archivist Fees:

All notary, registrar and court archivist fees incurred or paid in connection with this Agreement, and particularly for the execution, the total or partial waiver hereof, as applicable and authorized herein, and the termination or exercise of the Promise, shall always be fully paid by the SCM, at its own cost. Within one month of SQM’s request and at its own cost, the SCM hereby commits to deliver a copy of all registrations, cancellations, annotations and certificates requested by the latter by virtue of the foregoing, or as needed for registration purposes, duly paid by the SCM to the relevant Mine Registrars.

22.2. Reports on Progress and Paperwork:

If the SCM delivered a copy of the registration requirements to SQM, in the manner and within the term stated in the previous section,

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entregará a SQM todas las inscripciones, cancelaciones y anotaciones que ésta le haya solicitado efectuar según esta Cláusula, dentro de un plazo de quince días corridos, contado desde la recepción de tales antecedentes por parte de la SCM del Conservador de Minas correspondiente. En todo caso, la SCM informará por escrito cada vez que SQM lo requiera y, al menos una vez por mes, los avances y gestiones realizadas ante el Conservador de Minas para la obtención de las inscripciones, cancelaciones y anotaciones referidas.

VIGÉSIMO TERCERO: FACULTAD AL PORTADOR.

Se faculta al portador de copia autorizada de la presente escritura para requerir las inscripciones y anotaciones que procedan en los registros pertinentes del Conservador de Minas respectivo.

PERSONERÍAS.

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Anexo Uno. Tres: Plano

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Se dan copias. DOY FE.

it shall also furnish SQM with all registrations, cancellations and annotations requested by the later per this clause, within 15 calendar days of having received them from the relevant Mine Registrars. In any case, the SCM shall report to SQM in writing, whenever the latter required and at least once a month, on the progress and paperwork completed with the relevant Mine Registrars in order to have the aforesaid registrations, cancellations and annotations entered.

TWENTY-THREE - BEARER AUTHORIZATION:

The bearer of an authenticated copy hereof is hereby authorized to request any pertinent entries and annotations in the relevant Mine Registrars’ books.

POWERS OF ATTORNEY:

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Appendix 1.3: Map

[To be inserted]

Copies have been given. I ATTEST.

/s/ José Miguel Gustavo Berguño Cañas

José Miguel Gustavo Berguño Cañas

For Sociedad Química y Minera de Chile S.A.

/s/ Pablo Andrés Altimiras Ceardi

Pablo Andrés Altimiras Ceardi

For Sociedad Química y Minera de Chile S.A.

/s/ Ignacio Joaquín López Alarcón

Pablo Andrés Altimiras Ceardi

For Sociedad Química y Minera de Chile S.A.

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